UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KELLANOVA

(Exact name of registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KELLANOVA

412 N. Wells Street

Chicago, Illinois 60654

September 26, 2024

To Our Shareowners:

You are cordially invited to attend a special meeting of shareowners (the “Special Meeting”) of Kellanova (which we refer to as “Kellanova,” “the Company,” “we,” “us” or “our”) virtually, to be held at Noon Central Time, on November 1, 2024. The Special Meeting will be conducted via live webcast at www.virtualshareholdermeeting.com/K2024SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting.

On August 13, 2024, Kellanova entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) (a copy of which is attached as Annex A to the accompanying proxy statement) with Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation (“Mars”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Kellanova, with Kellanova surviving as a wholly owned subsidiary of Acquiror (the “Merger”). If the Merger is completed, the holders of the common stock, par value $0.25 per share, of Kellanova (the “Common Stock”), will receive $83.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock that they own immediately prior to the time the Merger becomes effective (the “Effective Time”), other than shares owned (or held in treasury) by Kellanova, shares held, directly or indirectly, by Mars or any of its subsidiaries (including Acquiror and its subsidiaries) or any wholly owned subsidiary of Kellanova immediately prior to the Effective Time, or shares held by a holder or beneficial owner who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law. For more information, please see the section of the accompanying proxy statement entitled “The Merger Agreement.”

At the Special Meeting, you will be asked to consider and vote on:

•	a proposal to adopt and approve the Merger Agreement (the “Merger Proposal”);

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Kellanova’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•

a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Kellanova board of directors (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. After due and careful discussion and consideration, the Board unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners, (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”), (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in the accompanying proxy statement and (v) directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof. Accordingly, the Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into voting agreements (each, a “Voting Agreement”) with each of (1) W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Kellogg Foundation Trust”), (2) certain entities and trusts affiliated with G. Zachary Gund (collectively, the “G. Zachary Gund Entities”) and (3) KeyBank National Association solely in its capacity as trustee of certain trusts affiliated with the Gund family (collectively, the “Gund Trusts” and, each of the Kellogg Foundation Trust, the G. Zachary Gund Entities and the Gund Trusts, a “Voting Agreement Shareowner”) (copies of which are attached as Annexes B, C and D to the accompanying proxy statement, respectively), pursuant to which each Voting Agreement Shareowner agreed, upon the terms and subject to the conditions of its respective Voting Agreement, among other things, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section of the accompanying proxy statement entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, G. Zachary Gund Entities and Gund Trusts, please see the section of the accompanying proxy statement entitled “Certain Beneficial Owners of Common Stock.”

The accompanying proxy statement provides you with more specific information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about Kellanova from the documents Kellanova files with the Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.

Your vote is very important. If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure of any Kellanova shareowner to vote will have the same effect as a vote against the Merger Agreement. If a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Kellanova requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a shareowner of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.

Please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in the accompanying proxy statement.

If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or the accompanying proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Toll-Free: (800) 791-3319

Email: K@dfking.com

Thank you for your cooperation and continued support.

Sincerely,

Steve Cahillane

Chairman, President and Chief Executive Officer

The Merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the Merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED SEPTEMBER 26, 2024 AND IS FIRST BEING MAILED TO SHAREOWNERS OF KELLANOVA ON OR ABOUT SEPTEMBER 26, 2024.

KELLANOVA

412 N. Wells Street

Chicago, Illinois 60654

NOTICE OF SPECIAL MEETING OF SHAREOWNERS

TO BE HELD NOVEMBER 1, 2024

To Our Shareowners:

A special meeting of shareowners (the “Special Meeting”) of Kellanova, a Delaware corporation (which we refer to as “Kellanova,” “the Company,” “we,” “us” or “our”), will be held virtually at Noon Central Time, on November 1, 2024. The Special Meeting will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/K2024SM for the following purposes:

1  Adoption and Approval of the Merger Agreement. To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 13, 2024 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”) by and among Kellanova, Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15 of the Merger Agreement, Mars, Incorporated, a Delaware corporation, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Kellanova, with Kellanova surviving as a wholly owned subsidiary of Acquiror (such merger, the “Merger” and such proposal, the “Merger Proposal”);

2  Advisory Compensation Proposal. To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Kellanova’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3  Adjournment Proposal. To vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Kellanova board of directors (the “Board”), at a meeting duly called and held, has by unanimous vote (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and the holders of the outstanding shares of Kellanova’s common stock, par value $0.25 per share (the “Common Stock” and such holders, the “Kellanova shareowners”); (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL (as defined below); (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement in accordance with the DGCL and to include such recommendation in this proxy statement; and (v) directed that the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by Kellanova shareowners at a meeting thereof. Accordingly, the Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Kellanova will transact no other business at the Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Board. This proxy statement, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the section entitled “The Merger Agreement” beginning on page 83 of this proxy statement for a description of the transactions contemplated by the Merger Agreement.

To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/K2024SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. For purposes of attendance at the Special Meeting, all references in the proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting. If a quorum is present at the Special Meeting, approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to complete the Merger. The failure to vote will have the same effect as a vote against the Merger Proposal. Kellanova shareowners will also be asked to approve the Advisory Compensation Proposal and the Adjournment Proposal. If a quorum is present at the Special Meeting, approvals of the Adjournment Proposal and the Advisory Compensation Proposal (which are not conditions to the consummation of the Merger) each requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting.

A shareowner who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares if the Merger is completed, but only if such shareowner submits a written demand for appraisal to Kellanova prior to the time the vote is taken on the Merger Proposal and strictly complies with the procedures set forth in Section 262 of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 116 of this proxy statement.

The Board has fixed the close of business on September 24, 2024 as the record date (the “Record Date”) for the determination of the Kellanova shareowners entitled to receive notice of, and to virtually vote at, the Special Meeting or any adjournment or postponement thereof. The Kellanova shareowners of record as of the close of business on the Record Date are the only Kellanova shareowners that are entitled to receive notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement thereof unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Regardless of whether there is a quorum, the presiding chairman may adjourn the Special Meeting. For additional information regarding the Special Meeting, please see the section entitled “The Special Meeting of Kellanova’s Shareowners” beginning on page 31 of this proxy statement.

To ensure your shares are represented and voted at the Special Meeting, please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust or other nominee. If you hold your shares in your own name, please submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting and who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.

A list of the names of shareowners entitled to vote at the Special Meeting will be available for a period of at least ten days prior to the Special Meeting. To arrange review of the list of shareowners for any purpose relevant to the Special Meeting, please contact Investor Relations at (269) 961-2800. The shareowner list will also be available during the virtual Special Meeting for examination by shareowners at www.virtualshareholdermeeting.com/K2024SM.

If you have any questions or need assistance voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Toll-Free: (800) 791-3319

Email: K@dfking.com

By Request of the Chair of the Board,

Todd Haigh

Senior Vice President, Chief Legal Officer and Secretary

Chicago, Illinois

September 26, 2024

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE BY (i) TELEPHONE USING THE TOLL-FREE NUMBER ON YOUR PROXY CARD, (ii) VISITING THE INTERNET SITE LISTED ON THE PROXY CARD OR (iii) SUBMITTING YOUR PROXY OR VOTING INSTRUCTION CARD BY MAIL BY USING THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTING INSTRUCTIONS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. Even if you plan to attend the Special Meeting virtually, Kellanova requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the Special Meeting to ensure that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a shareowner of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the Special Meeting.

Please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting virtually. If your shares are held in the name of a broker, bank, trust or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, trust, or other nominee. If you hold your shares in your own name, please submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card, or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Common Stock entitled to vote at the Special Meeting who is virtually present at the Special Meeting may vote, thereby revoking any previous proxy of such shareowner. In addition, a proxy may also be revoked in writing before the Special Meeting in the manner described in this proxy statement.

This proxy statement provides a detailed description of the Merger, the Merger Agreement and the other matters to be considered at the Special Meeting. We urge you to carefully read this proxy statement, including any documents incorporated by reference, and the annexes in their entirety. If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the Adjournment Proposal, the Merger or this proxy statement, would like additional copies of these materials or need help voting your shares of Common Stock, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Toll-Free: (800) 791-3319

Email: K@dfking.com

i

ii

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this proxy statement. This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you as a Kellanova shareowner. To understand the Merger (as defined below) fully and for a more complete description of the terms of the Merger, you should read this entire proxy statement carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 122. Items in this summary include a page reference directing you to a more complete description of those items. In this proxy statement, the terms “Kellanova,” “the Company,” “we,” “our” and “us” refer to Kellanova, its divisions and subsidiaries taken as a whole, unless the context requires otherwise.

The Parties to the Merger (See page 30)

Kellanova

Kellanova is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg’s Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led company, unleashing the full potential of our differentiated brands and our passionate people. Our net sales for 2023 were $13 billion.

Kellanova was incorporated in Delaware in 1922. Our principal executive offices are located at 412 N. Wells Street, Chicago, Illinois 60654 and our telephone number is (269) 961-2000. Our website address is www.kellanova.com.

A detailed description of Kellanova’s business is contained in Kellanova’s Annual Report filed on Form 10-K for the fiscal year ended December 30, 2023, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 122.

Kellanova’s common stock, par value $0.25 per share (“Common Stock”), is listed and traded on The New York Stock Exchange (“NYSE”) under the ticker symbol “K.”

Mars, Incorporated

Mars, Incorporated, a Delaware corporation, which we refer to as “Mars,” is a global, family-owned business, Mars employs over 150,000 associates. With more than $50 billion in annual sales, Mars produces some of the most well-known brands including Ben’s Original™, CESAR®, Cocoavia®, DOVE®, EXTRA®, KIND®, M&M’s®, SNICKERS®, PEDIGREE®, ROYAL CANIN®, and WHISKAS®. Mars has a global network of pet hospitals and diagnostic services – including AniCura, BANFIELD™, BLUEPEARL™, Linnaeus and VCA™ – and it develops programs in genetic health screening and DNA testing. Mars has its executive offices located at 1676 International Drive, Suite 1000, McLean, Virginia 22102.

Acquiror 10VB8, LLC

Acquiror 10VB8, LLC, which we refer to as “Acquiror,” is a Delaware limited liability company and a wholly owned subsidiary of Mars that was formed solely for the purpose of entering into the Merger Agreement (as defined below) and consummating the transactions contemplated by the Merger Agreement.

Merger Sub 10VB8, LLC

Merger Sub 10VB8, LLC, which we refer to as “Merger Sub,” is a Delaware limited liability company and a wholly owned subsidiary of Acquiror that was formed solely for the purpose of entering into the Merger Agreement (as defined below) and consummating the transactions contemplated by the Merger Agreement.

The Special Meeting of Kellanova’s Shareowners (See page 31)

A special meeting of Kellanova (the “Special Meeting”) will be held virtually at www.virtualshareholdermeeting.com/K2024SM, on November 1, 2024, at Noon Central Time. The Special Meeting is being held to consider and vote on the following proposals:

•

to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of August 13, 2024 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Kellanova, Acquiror, Merger Sub, and, solely for purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15, Mars, pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Kellanova, with Kellanova surviving as a wholly owned subsidiary of Acquiror (the “Merger” and such proposal, the “Merger Proposal”);

•

to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Kellanova’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

•

to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, the approval of the Merger Proposal by the requisite holders of Common Stock (“Kellanova shareowners”). Approval of the Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of the parties to complete the Merger.

Only holders of record of outstanding shares of Common Stock as of the close of business on September 24, 2024 (the “Record Date”) are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. Kellanova shareowners may cast one vote for each share of Common Stock owned as of the close of business on the Record Date for each proposal.

As of the close of business on the Record Date, there were 344,684,757 shares of Common Stock issued and outstanding.

If a quorum is present at the Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a Kellanova shareowner’s abstention from voting or the failure of a Kellanova shareowner to vote (including the failure of a Kellanova shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.

Under the Bylaws of Kellanova (as amended, the “Bylaws”), if a quorum is present at the Special Meeting, approval of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Kellanova shareowner who is present in person or represented by proxy at the Special Meeting and who abstains from voting on either the Advisory Compensation Proposal or the Adjournment Proposal, such shareowner’s abstention will be counted in connection with the determination of whether a quorum is present with respect to such proposal and will have the same effect as a vote “AGAINST” such proposal. The failure of a Kellanova shareowner of record who is not present in person or represented by proxy at the Special Meeting to vote on either proposal, as well as the failure of a Kellanova shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to the bank, broker, trust or other nominee, will have no effect on the outcome of either the Advisory Compensation Proposal or the Adjournment Proposal.

The Merger and the Merger Agreement (See page 83)

You are being asked to adopt and approve the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing (as defined below), Merger Sub will merge with and into Kellanova, with Kellanova surviving as a wholly owned subsidiary of Acquiror. The Merger and other transactions contemplated by the Merger Agreement are referred to in this proxy statement as the “transactions” and the closing thereof as the “Closing.” The terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the Merger. Following the Merger, the Common Stock will be delisted from the NYSE, will be deregistered under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and will cease to be publicly traded.

When the Merger is Expected to be Completed (See page 25)

Kellanova and Mars are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Kellanova currently anticipates that the Merger will be completed within the first half of 2025. In order to complete the Merger, Kellanova must obtain the required Kellanova shareowner approval and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), certain other regulatory approvals and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed within the first half of 2025.

Merger Consideration (See page 86)

At the time the Merger becomes effective (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law (“DGCL”)), will be converted into the right to receive $83.50 per share in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”). In addition, in respect of each such share of Common Stock, if Kellanova declares and sets a record date for a dividend as permitted under the Merger Agreement (as further described in the section entitled “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 89), and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, such dividend (and any applicable dividend equivalent rights to the extent any holder of a Kellanova equity award is entitled to such rights under the terms of such equity awards as in effect on the date Kellanova declares the applicable dividend) will be paid as of such record date on the scheduled payment date.

Any shares of Common Stock held by Kellanova as treasury stock immediately prior to the Effective Time will automatically be canceled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Mars, Acquiror or Merger Sub, or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration.

Voting Agreements (See page 107)

Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into voting agreements (each, a “Voting Agreement”), pursuant to which each Voting Agreement Shareowner (as defined below) agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Kellogg Foundation Trust”), certain entities and trusts affiliated with G. Zachary Gund (collectively, the “G. Zachary Gund Entities”) and KeyBank National Association solely in its capacity as trustee of certain trusts affiliated with the Gund family (collectively, the “Gund Trusts”, and, each of the Kellogg Foundation Trust, the G. Zachary Gund Entities and the Gund Trusts, a “Voting Agreement Shareowner”), please see the section entitled “Certain Beneficial Owners of Common Stock” beginning on page 109.

Recommendation of the Board and Its Reasons for the Merger (See page 46)

The Kellanova board of directors (the “Board”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners; (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL; (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in this proxy statement; and (v) directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof. Accordingly, the Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information on the factors considered by the Board in reaching this decision and the recommendation of the Board, please see the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger.”

Opinions of Financial Advisors to Kellanova (See page 54)

Kellanova retained each of Goldman Sachs & Co. LLC (“Goldman Sachs”) and Lazard Frères & Co. LLC (“Lazard”) to act as financial advisors to the Board in connection with the proposed Merger. At the meeting of the Board on August 13, 2024, Goldman Sachs and Lazard each rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based on and subject to various assumptions and limitations described in their respective opinions, the Merger Consideration to be received by the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova as treasury stock, shares held by Mars or any of its subsidiaries (including Acquiror and its subsidiaries), or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time or shares for which a holder properly perfects its appraisal rights under the DGCL) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full texts of the written opinions of Goldman Sachs, dated August 13, 2024, and of Lazard, dated August 13, 2024, which set forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by each of Goldman Sachs and Lazard in rendering its opinion, are attached to this proxy statement as Annex E and Annex F, respectively. You are encouraged to read the opinions carefully and in their entirety. The summary of the opinions of Goldman Sachs and Lazard set forth herein is qualified in its entirety by reference to the full texts of the respective opinions. Goldman Sachs’s and Lazard’s opinion were each rendered for the benefit of the Board, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of such opinion, of the Merger Consideration to such holders of Common Stock. Goldman Sachs’s and Lazard’s opinions did not address any other aspects or implications of the Merger, including the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or the fairness of the amount or nature of the compensation to any officers, directors or employees of Kellanova, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement. Goldman Sachs and Lazard did not express any opinion or recommendation as to how the Kellanova shareowners should vote at the Special Meeting.

Interests of Kellanova’s Directors and Executive Officers in the Merger (See page 71)

In considering the recommendation of the Board that Kellanova shareowners vote to approve the Merger Proposal, Kellanova shareowners should be aware that Kellanova’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Kellanova shareowners generally. These interests include, among others:

•

the treatment of Options, RSUs, PSUs and DSUs (each as defined below) held by directors and executive officers and the treatment of purchase rights under the Kellanova Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”), in each case, under the Merger Agreement;

•

Kellanova’s executive officers participate in the Kellanova Change of Control Severance Policy for Key Executives (the “COC Severance Policy”), which provides for certain severance payments or benefits in the event of a qualifying termination of employment following the completion of the Merger;

•	potential tax “gross-up” payments to mitigate the impact of Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), on our executive officers;

•	the treatment of annual bonuses for the year in which the Effective Time occurs in accordance with the terms of the Merger Agreement; and

•	continued indemnification coverage under a tail directors’ and officers’ liability insurance policy following the Merger, in accordance with the terms of the Merger Agreement.

The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to the Kellanova shareowners. See the section entitled “The Merger— Interests of Kellanova’s Directors and Executive Officers in the Merger.”

Treatment of Kellanova Incentive Awards (See page 85)

Treatment of Options

At the Effective Time, each option to purchase a share of Common Stock (an “Option”) that is outstanding and unexercised as of immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the product of the total number of shares subject to such Option and the excess, if any, of the per share Merger Consideration over the exercise price per share of Common Stock underlying the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be cancelled as of the Effective Time without payment. All Options are currently fully vested. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of Options” beginning on page 85.

Treatment of RSUs

At the Effective Time, each restricted stock unit of Kellanova subject to vesting solely based on service (an “RSU”) that was granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time (including any restricted stock unit granted in 2022 that was originally subject to vesting based on service and performance goals), by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock issuable pursuant to such RSU, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the RSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such RSU, subject to tax withholding. Each RSU granted on or after the date of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will automatically be cancelled and converted into the contractual right to receive a payment in an amount of cash (without interest and subject to applicable tax withholdings) equal to the sum of the per share Merger Consideration multiplied by the total number of shares of Common Stock issuable pursuant to such RSU as of immediately prior to the Effective Time plus all dividend equivalents accrued or credited with respect to such RSU (each, a “Converted RSU Cash Award”). Each Converted RSU Cash Award will generally be subject to the same terms and conditions as applied to such RSU immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding RSU or, if earlier, upon a qualifying termination of employment. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of RSUs” beginning on page 85.

Treatment of PSUs

At the Effective Time, each performance stock unit of Kellanova subject to vesting based on service and performance goals (a “PSU”) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock (i) if the performance period applicable to such PSU ends prior to the Effective Time, issuable pursuant to such PSU assuming maximum level of performance, and (ii) if the performance period applicable to such PSU does not end prior to the Effective Time, issuable pursuant to such PSU at the greater of target or actual level of performance, as determined by Kellanova in good faith. All PSUs will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the PSU (based on the level of vesting as described above) and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such PSU, subject to tax withholding. Holders of PSUs that do not pay out in full at maximum level of performance at the Effective Time will also be entitled to a cash retention payment based on the difference between the value of their PSUs at maximum level of performance and the payment received by such holder at the Effective Time, which will be payable on the last day of the performance period applicable to the corresponding PSU, subject to the holder’s continued employment through such date or, if earlier, upon a qualifying termination of employment. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of PSUs” beginning on page 86.

Treatment of DSUs

At the Effective Time, each deferred stock unit of Kellanova (a “DSU”) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive, at the time specified in the applicable company benefit plan and in accordance with Section 409A of the Code, an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock underlying the DSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such DSU, subject to tax withholding. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of DSUs” beginning on page 86.

Treatment of Employee Stock Purchase Plan

Prior to the Effective Time, Kellanova may, in its discretion, amend the ESPP to freeze all participant payroll deduction elections in effect as of the date of the Merger Agreement under the ESPP, and is required to take all actions necessary to (i) provide that, contingent on the Effective Time: (1) no new purchasing period under the ESPP will commence following the date of the Merger Agreement; (2) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of the date of the Merger Agreement; (3) no individual will commence participation in the ESPP during the period from the date of the Merger Agreement through the Effective Time; (4) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of the scheduled purchase date for such purchasing period and the date that is immediately prior to the Effective Time, (ii) notify each participant that the purchase date for his or her purchase right issued pursuant to the ESPP has been changed and (iii) terminate the ESPP effective as of immediately prior to the Effective Time. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of Employee Stock Purchase Plan” beginning on page 86.

Treatment of Certain Indebtedness (See page 99)

Kellanova will, and will cause its subsidiaries to, deliver all notices and take all other actions reasonably requested by Acquiror that are required to, in accordance with the terms thereof, terminate all commitments outstanding under the 364-Day Credit Agreement, dated as of December 19, 2023, by and among Kellanova, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto (as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “364-Day Credit Agreement”), and the Five-Year Credit Agreement, dated as of December 21, 2021, by and among Kellanova (as successor in interest to the Kellogg Company), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto (as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Five-Year Credit Agreement” and, together with the 364-Day Credit Agreement, the “Credit Agreements”), repay in full all obligations, if any, outstanding thereunder, and facilitate the release of all liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, as of the Effective Time.

Mars, Acquiror or any of their affiliates may, or may request Kellanova to, in which case Kellanova will use its reasonable best efforts, commence as promptly as practicable following receipt of such request, one or more consent solicitations regarding certain proposed amendments to Kellanova’s indentures dated as of March 15, 2001, May 21, 2009 and May 6, 2024 which govern Kellanova’s existing notes (collectively and, in each case, as amended, supplemented or otherwise modified from time to time, the “Indentures”), as reasonably requested by Mars, including to eliminate, waive or amend the change of control provisions and to amend the reporting covenants in such Indentures.

Financing of the Merger (See page 69)

The Merger Agreement does not contain any financing-related closing condition. However, the Merger Agreement does require Acquiror and Mars to undertake to obtain financing on or prior to the Closing in an amount, when taken together with available cash on hand and other sources of funds available to Mars and Acquiror, to consummate the transactions. Acquiror obtained debt financing commitments for the Merger consisting of a bridge loan facility in an aggregate principal amount equal to $29,000,000,000, subject to certain customary mandatory commitment reductions, which will be available to Acquiror on the terms and subject to the conditions set forth in a commitment letter, dated August 13, 2024 (the “Debt Commitment Letter”). The obligations of the lenders to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions.

The Merger Agreement further provides that Kellanova will provide customary cooperation that may be reasonably requested for arranging, obtaining, syndicating and consummating the debt financing for the transaction (or any issuance, sale or offering of debt securities and/or delayed draw term loans, in each case, in lieu thereof as contemplated by the Debt Commitment Letter) or any exchange offer to exchange all or a portion of Kellanova’s outstanding notes for securities of Mars.

Conditions to Consummation of the Merger (See page 101)

Each party’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date (as defined below), or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock;

•	the absence of any order or law that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger (any such order or law, a “Legal Restraint”); and

•

the expiration or termination of the applicable waiting period under the HSR Act, and receipt of all other clearances or approvals under other applicable antitrust, competition, trade regulation or foreign investment laws (collectively, “Antitrust Laws”).

In addition, Acquiror’s and Merger Sub’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date, or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:

•	the accuracy of the representations and warranties of Kellanova (subject to certain materiality and material adverse effect qualifications);

•	Kellanova’s performance and compliance with the covenants and agreements in the Merger Agreement in all material respects;

•	the absence of a material adverse effect relating to Kellanova that is continuing;

•	the delivery of an officer’s certificate, dated as of the Closing Date, by Kellanova certifying the matters of the three preceding bullets;

•

no Burdensome Condition (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Efforts to Complete the Merger; Regulatory Approvals” beginning on page 96) shall have been a condition to receipt of any regulatory approval, there is not in effect at or upon the Closing any order or law resulting, individually or in the aggregate, in a Burdensome Condition and no regulatory approval contains, includes or imposes any Burdensome Condition; and

•

receipt of the Closing Tax Opinion (as defined and discussed further in the section entitled “The Merger Agreement—Other Covenants and Agreements—Tax Matters” beginning on page 99) from Acquiror Tax Counsel (as defined in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 101), provided that receipt of the Closing Tax Opinion from Acquiror Tax Counsel is not a condition to the consummation of the Merger to the extent that Acquiror Tax Counsel determines that it cannot render the Closing Tax Opinion for reasons other than as a result of material changes in law or facts prior to the Closing Date.

Kellanova’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date, or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:

•	the accuracy of the representations and warranties of Acquiror (subject to certain materiality and material adverse effect qualifications);

•	Acquiror’s and Merger Sub’s performance or compliance with the covenants and agreements in the Merger Agreement in all material respects; and

•	the delivery of an officer’s certificate, dated as of the Closing Date, by Acquiror certifying the matters of the two preceding bullets.

No Solicitation of Acquisition Proposals by Kellanova (See page 92)

Except as expressly permitted by the Merger Agreement, Kellanova will, and will cause each of its subsidiaries to and will use its reasonable best efforts to cause its and its subsidiaries’ representatives to (i) immediately cease and terminate any ongoing solicitation, encouragement, discussions or negotiations with any person (other than Mars and its subsidiaries, including Acquiror and their representatives) with respect to a Company Takeover Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Takeover Proposals” beginning on page 92) and (ii) not, directly or indirectly:

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with the intent of inducing the making of, or knowingly encouraging or knowingly facilitating, a Company Takeover Proposal, other than (A) solely in response to an unsolicited inquiry, exclusively to refer the inquiring person to the non-solicitation provisions of the Merger Agreement or (B) upon receipt of a bona fide, unsolicited written Company Takeover Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement solely to the extent necessary to ascertain facts or clarify terms in order for the Board to have sufficient information to assess whether such Company Takeover Proposal is or could reasonably be expected to lead to a Company Superior Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Takeover Proposals” beginning on page 92);

•

approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle with respect to a Company Takeover Proposal (other than to enter into a confidentiality agreement in accordance with the terms of the Merger Agreement);

•

take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the foregoing, if at any time after the date of the Merger Agreement and prior to the approval of the Merger Proposal (but not after), in the event that (i) Kellanova or any of its representatives receives a bona fide unsolicited written Company Takeover Proposal that does not result from a material breach of the non-solicitation provisions of the Merger Agreement and (ii) the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Takeover Proposals” beginning on page 92), Kellanova may, prior to the approval of the Merger Proposal (but not after):

•	furnish information with respect to Kellanova to the party making such Company Takeover Proposal pursuant to an acceptable confidentiality agreement; and

•	engage in discussions or negotiations with such party regarding such Company Takeover Proposal.

If Kellanova receives a Company Takeover Proposal, Kellanova must:

•

as promptly as practicable (and in any event within 48 hours after receipt) notify Acquiror of the receipt of any Company Takeover Proposal or a request for information relating to Kellanova or its subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making such Company Takeover Proposal and a description of the material terms and conditions thereof; and

•

keep Acquiror reasonably informed, on a reasonably current basis, as to the status of the Company Takeover Proposal including any developments, discussions or negotiations in respect thereof (including by as promptly as practicable (and in any event within 48 hours after receipt) providing to Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal).

Termination of the Merger Agreement (See page 103)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by mutual written agreement of Kellanova and Acquiror;

•	by either Kellanova or Acquiror:

•

if the Merger is not consummated on or before August 13, 2025 (the “Outside Date”); provided, that if, on the Outside Date, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified Company Disclosure Schedule (as defined below) and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date will be automatically extended by six months to February 13, 2026; provided, further, that if, on February 13, 2026, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement, have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date will again be extended by six months to August 13, 2026 (however, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if the failure of the Closing to have occurred on or before the Outside Date was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

•	if any Legal Restraint that has become final and nonappealable permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger (however, the party seeking to terminate the Merger Agreement pursuant to this bullet must comply in all material respects with its obligations under the Merger Agreement to contest, appeal and remove such Legal Restraint and the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement (which failure constitutes a material breach of the Merger Agreement)); or

•	if the required approval of the Merger Proposal at the Special Meeting (or at any adjournment or postponement thereof) is not obtained at which a vote was taken on the matter.

•	by Acquiror:

•

if Kellanova has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to Kellanova’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date or any extension thereof as applicable, and (B) 20 business days following Acquiror’s written notice to Kellanova (however, Acquiror will not have the right to terminate the Merger Agreement pursuant to this bullet if Acquiror is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s representations, warranties and covenants)); or

•

(i) at any time following an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Takeover Proposals—The Company Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 94) or (ii) if Kellanova has intentionally and materially breached the non-solicitation provisions of the Merger Agreement (however, in each case, Acquiror’s right to terminate the Merger Agreement pursuant to this bullet will expire upon receipt of approval of the transactions by Kellanova’s shareowners).

•	by Kellanova:

•

if Acquiror or Merger Sub has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s and Merger Sub’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date or any extension thereof as applicable, and (B) 20 business days following Kellanova’s written notice to Acquiror. However, Kellanova will not have the right to terminate the Merger Agreement pursuant to this bullet if Kellanova is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Kellanova’s representations, warranties and covenants); or

•

prior to the receipt of approval of the transactions by Kellanova’s shareowners, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal to the extent permitted by and subject to the terms of the non-solicitation provision in the Merger Agreement, subject to the prior or concurrent payment of the Termination Fee (as defined below) to Acquiror.

Expenses (See page 105)

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions will be paid by the party incurring or required to incur such expenses.

Termination Fee (See page 104)

If the Merger Agreement is terminated in specified circumstances, Kellanova will be required to pay or cause to be paid to Acquiror a termination fee of $800,000,000 (the “Termination Fee”). Acquiror would be entitled to receive the Termination Fee from Kellanova if the Merger Agreement is terminated:

•

by Acquiror, because Kellanova has made an Adverse Recommendation Change or is in material breach of the non-solicitation provisions of the Merger Agreement giving rise to Acquiror’s right to terminate the Merger Agreement;

•

by Kellanova, prior to the receipt of approval of the transactions by Kellanova’s shareowners, subject to compliance with specified non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal; or

•

under certain specified circumstances (as described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 104), including if within 12 months of such termination, Kellanova consummates or enters into a definitive agreement with respect to an acquisition proposal for more than 50% of Common Stock or consolidated assets, or assets from which 50% or more of the consolidated revenues or earnings of Kellanova are derived.

These triggers for the Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement—Termination Fee” beginning on page 104.

Reverse Termination Fee (See page 105)

If the Merger Agreement is terminated in specified circumstances, Acquiror will be required to pay or cause to be paid to Kellanova a termination fee of $1,250,000,000 (the “Reverse Termination Fee”). Kellanova would be entitled to receive the Reverse Termination Fee from Acquiror if either Acquiror or Kellanova terminates the Merger Agreement:

•

because of a failure of the Closing to occur by the Outside Date or any extension thereof as applicable, and at such time any of the closing conditions related to (i) the absence of a Legal Restraint (solely as a result of a Legal Restraint in respect of an Antitrust Law issued or entered after the date of the Merger Agreement), (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified section of the disclosure schedule delivered by Kellanova to Acquiror immediately prior to the execution of the Merger Agreement (the “Company Disclosure Schedule”) and (iii) the absence of a Burdensome Condition have not been fulfilled (or waived to the extent permissible under applicable law), but all other closing conditions either have been waived or fulfilled or would be fulfilled if the closing of the Merger were to occur on such date; or

•

because any Legal Restraint in respect of an Antitrust Law issued or entered after the date of the Merger Agreement has become final and non-appealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

These triggers for the Reverse Termination Fee are subject to additional conditions or qualifications, which are described in greater detail in the section entitled “The Merger Agreement—Reverse Termination Fee” beginning on page 105.

U.S. Federal Income Tax Considerations (See page 78)

The receipt of cash by U.S. holders (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 78) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.

Any gain realized by a non-U.S. holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 78) pursuant to the Merger generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Regulatory Matters (See page 81)

The completion of the Merger is subject to:

•

any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or been terminated;

•

each other clearance or approval under any Antitrust Law in the jurisdiction set forth in the specified section of the Company Disclosure Schedule shall have been obtained (or deemed obtained) or their respective authority concluded no jurisdiction; and

•

no governmental authority of competent jurisdiction has entered any order that remains in effect and no law has been adopted or is effective, in each case, that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice (“Antitrust Division”) and the Federal Trade Commission (the “FTC”) and statutory waiting period requirements have been satisfied. Following the filing by Kellanova and Acquiror of their respective Notification and Report Forms, the waiting period under the HSR Act is expected to expire thirty days later unless earlier terminated or extended by the issuance of a request for additional information and documentary material (a “Second Request”) to the parties by the FTC or the Antitrust Division prior to that time. If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the Antitrust Laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.

Beneficial Ownership (See page 109)

At the close of business on September 3, 2024, Kellanova’s directors and current executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 4,745,073 shares of Common Stock, collectively representing approximately 1.4% of the shares of Common Stock outstanding on that date. Kellanova currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal (if necessary). For more information regarding the security ownership of Kellanova directors and executive officers, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, (1) the Kellogg Foundation Trust has agreed to vote 50,830,838 shares of Common Stock, representing 14.78% of the issued and outstanding Common Stock as of August 9, 2024 (less any shares of Common Stock sold pursuant to the Kellogg Foundation Trust’s existing 10b5-1 trading plan), and any shares of Common Stock acquired by the Kellogg Foundation Trust thereafter, (2) the G. Zachary Gund Entities have agreed to vote 1,644,365 shares of Common Stock, representing 0.48% of the issued and outstanding Common Stock as of August 9, 2024, and any shares of Common Stock acquired by the G. Zachary Gund Entities thereafter and (3) the Gund Trusts have agreed to vote 18,327,318 shares of Common Stock, representing 5.40% of the issued and outstanding Common Stock as of August 9, 2024, and any shares of Common Stock acquired by the Gund Trusts thereafter, in each case, in favor of the Merger Proposal at the Special Meeting. For a more complete discussion of the Voting Agreements, please see the section entitled “The Voting Agreements.”

Stock Exchange Delisting; Deregistration (See page 71)

Prior to the Effective Time, Kellanova will, and will cause its subsidiaries to, reasonably cooperate with Acquiror and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to cause the delisting of the Common Stock from the NYSE by Kellanova, as the surviving corporation in the Merger (“Surviving Corporation”), as promptly as practicable after the Effective Time and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after such delisting.

Litigation Related to the Merger (See page 80)

Lawsuits arising out of the Merger may be filed in the future. In addition, Kellanova has received demand letters on behalf of purported shareowners alleging that Kellanova’s preliminary proxy statement, filed September 11, 2024, misrepresents and/or omits certain purportedly material information relating to Kellanova’s financial projections, the financial analyses performed by Kellanova’s financial advisors, potential conflicts of interest involving such financial advisors and Kellanova insiders and the negotiation process in connection with the Merger.

Kellanova cannot predict the outcome of the demand letters or any lawsuits or other demand letters it may receive. Kellanova believes the claims asserted in the demand letters are without merit. Lawsuits and additional demand letters arising out of the Merger may also be filed or received in the future. If additional similar demand letters or lawsuits are filed or received, absent new or significantly different allegations, Kellanova will not necessarily disclose such lawsuits or additional demand letters.

Appraisal Rights (See page 116)

Under the DGCL, a holder or beneficial owner of Common Stock who does not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of its shares of Common Stock as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) if the Merger is completed, but only if such holder or beneficial owner strictly complies with the procedures set forth in Section 262 of the DGCL (“Section 262”). This appraisal amount could be more than, the same as or less than the Merger Consideration. Any holder or beneficial owner of Common Stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the Merger Proposal at the Special Meeting and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262, the text of which can be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Market Price of the Common Stock

The Merger Consideration represents a premium of approximately 44% to Kellanova’s unaffected 30-trading day volume weighted average price and a premium of approximately 33% to Kellanova’s unaffected 52-week high as of August 2, 2024. On September 25, 2024, which is the latest practicable trading day before this proxy statement was printed, the closing price of a share of Common Stock on the NYSE was $80.59. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.

Additional Information

You can find more information about Kellanova in the periodic reports and other information we file with the Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the Special Meeting and the Merger. They may not include all the information that is important to Kellanova shareowners. Kellanova shareowners should carefully read this entire proxy statement, including the annexes and the other documents referred to herein and incorporated by reference.

Q:	Why am I receiving this proxy statement?

A:

You are receiving this proxy statement because Kellanova has agreed to be acquired pursuant to an all-cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Kellanova, the separate corporate existence of Merger Sub will cease and Kellanova will continue as the Surviving Corporation as a wholly owned subsidiary of Acquiror. The Merger Agreement governs the terms of the Merger of Merger Sub and Kellanova and is attached to this proxy statement as Annex A. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting.

In order to complete the Merger, among other things, Kellanova shareowners must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety together with any documents incorporated by reference and the annexes, contains important information about the Special Meeting, the Merger and other matters.

Q:	What will happen in the Merger?

A:

The Merger Agreement sets forth the terms and conditions of the proposed Merger. Under the Merger Agreement, Merger Sub will merge with and into Kellanova, the separate corporate existence of Merger Sub will cease and Kellanova will continue as the Surviving Corporation and a wholly owned subsidiary of Acquiror. The Merger Agreement is attached to this proxy statement as Annex A. For a more complete discussion of the proposed Merger, its effects and the other transactions contemplated by the Merger Agreement, please see the section entitled “The Merger.”

Q:	What are Kellanova shareowners being asked to vote on?

A:

Kellanova is holding the Special Meeting to vote on the Merger Proposal, pursuant to which each outstanding share of Common Stock will be cancelled and converted into the right to receive the Merger Consideration, other than shares owned (or held in treasury) by Kellanova as treasury stock, shares held, directly or indirectly, by Mars or any of its subsidiaries (including Acquiror and its subsidiaries) or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time, or shares held or beneficially owned by a holder or beneficial owner that properly perfects its appraisal rights under the DGCL. Kellanova shareowners will also be asked to approve the Advisory Compensation Proposal (on a non-binding, advisory basis) and the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Common Stock that you own. The approval of the Merger Proposal is a condition to the obligations of Mars and Kellanova to complete the Merger.

Q:	How important is my vote as a Kellanova shareowner?

A:

Your vote “FOR” each proposal presented at the Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The Merger cannot be completed without the approval of the Merger Proposal by the Kellanova shareowners.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?

A:

The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be represented at the Special Meeting in person or by proxy in order to constitute a quorum. Virtual attendance by shareowners of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. The inspector of election appointed for the Special Meeting will determine whether a quorum is present. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum.

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting.

If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

If a quorum is present, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote thereon. Accordingly, a Kellanova shareowner’s abstention from voting or the failure of a Kellanova shareowner to vote (including the failure of a Kellanova shareowner who holds shares in “street name” through a bank, broker, trust or other nominee to give any voting instructions to that bank, broker, trust or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.

If a quorum is present, approval of each of the Adjournment Proposal and the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock as of the Record Date entitled to vote thereon and present in person or represented by proxy at the Special Meeting. Accordingly, with respect to a Kellanova shareowner who is present in person or represented by proxy at the Special Meeting, such shareowner’s abstention from voting on either the Advisory Compensation Proposal or the Adjournment Proposal will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal or the Adjournment Proposal. Regardless of whether there is a quorum, the presiding chairman may adjourn the Special Meeting.

As of the close of business on the Record Date, there were 344,684,757 shares of Common Stock issued and outstanding.

Q:	How can I attend the Special Meeting?

A:

Kellanova shareowners as of the Record Date may attend, vote and submit questions virtually at the Special Meeting (or any adjournment or postponement thereof) by logging in at www.virtualshareholdermeeting.com/K2024SM. To log in, Kellanova shareowners (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Kellanova shareowner or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Are there any Kellanova shareowners who have already committed to voting in favor of any of the proposals at the Special Meeting?

A:

Yes. Contemporaneously and in connection with the execution of the Merger Agreement, Acquiror entered into the Voting Agreements with the Voting Agreement Shareowners, pursuant to which each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, G. Zachary Gund Entities and Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Q:	What will Kellanova shareowners receive if the Merger is completed?

A:

If the Merger is completed, shares of Common Stock outstanding at the Effective Time will automatically be cancelled and converted into right to receive the Merger Consideration of $83.50 per share in cash without interest and subject to any applicable withholding taxes, unless the holder or beneficial owner of such shares properly perfects its appraisal rights under the DGCL. Notwithstanding the foregoing, any shares of Common Stock held by Kellanova as treasury stock immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held by Mars or any of its subsidiaries (including Acquiror and its subsidiaries), or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration. You will not be entitled to receive shares in the Surviving Corporation, Acquiror or Mars.

For more information regarding the Merger Consideration to be received by Kellanova shareowners if the Merger is completed, please see the section entitled “The Merger Agreement—Effect of the Merger on the Common Stock” beginning on page 84.

Q:	What will happen to the Company Options, Company Restricted Stock Units, Company Performance Stock Units and Company Deferred Stock Units that I hold?

A:	Treatment of Options

At the Effective Time, each Option that is outstanding and unexercised as of immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the product of the total number of shares of Common Stock subject to such Option and the excess, if any, of the per share Merger Consideration over the exercise price per share of Common Stock underlying the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be canceled as of the Effective Time without payment. All Options are currently fully vested. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of Options.”

Treatment of RSUs

At the Effective Time, each RSU that was granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time (including any restricted stock unit granted in 2022 that was originally subject to vesting based on service and performance goals), by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock issuable pursuant to such RSU, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the RSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such RSU, subject to tax withholding. Each RSU granted on or after the date of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will automatically be cancelled and converted into a Converted RSU Cash Award equal to the per share Merger Consideration with respect to such RSU, plus all dividend equivalents accrued or credited with respect to such RSU. Each Converted RSU Cash Award will generally be subject to the same terms and conditions as applied to such RSU immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding RSU or, if earlier, upon a qualifying termination of employment. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of RSUs.”

Treatment of PSUs

At the Effective Time, each PSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock (i) if the performance period applicable to such PSU ends prior to the Effective Time, issuable pursuant to such PSU assuming maximum level of performance, and (ii) if the performance period applicable to such PSU does not end prior to the Effective Time, issuable pursuant to such PSU at the greater of target or actual level of performance, as determined by Kellanova in good faith. All PSUs will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the PSU (based on the level of vesting as described above) and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such PSU, subject to tax withholding. Holders of PSUs that do not pay out in full at maximum level of performance at the Effective Time will also be entitled to a cash retention payment based on the difference between the value of their PSUs at maximum level of performance and the payment received by such holder at the Effective Time, which will be payable on the last day of the performance period applicable to the corresponding PSU, subject to the holder’s continued employment through such date or, if earlier, upon a qualifying termination of employment. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of PSUs.”

Treatment of DSUs

At the Effective Time, each DSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive, at the time specified in the applicable company benefit plan and in accordance with Section 409A of the Code, an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock underlying the DSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such DSU, subject to tax withholding. For more information, see the section entitled “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of DSUs.”

Q:	Will I be able to continue participating in the ESPP?

A:

Prior to the Effective Time, Kellanova may, in its discretion, amend the ESPP to freeze all participant payroll deduction elections in effect as of the date of the Merger Agreement under the ESPP, and is required to take all actions necessary to (i) provide that, contingent on the Effective Time: (1) no new purchasing period under the ESPP will commence following the date of the Merger Agreement; (2) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of the date of the Merger Agreement; (3) no individual will commence participation in the ESPP during the period from the date of the Merger Agreement through the Effective Time; (4) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of the scheduled purchase date for such purchasing period and the date that is immediately prior to the Effective Time, (ii) notify each participant that the purchase date for his or her purchase right issued pursuant to the ESPP has been changed and (iii) terminate the ESPP effective as of immediately prior to the Effective Time. For more information, see the section entitles “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of Employee Stock Purchase Plan.”

Q:	How does the Board recommend that I vote at the Special Meeting?

A:

The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. For additional information regarding the recommendation of the Board, please see the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger.”

Q:	Who is entitled to vote at the Special Meeting?

A:

All holders of shares of Common Stock who held shares at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each such holder of Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting or any adjournment or postponement thereof for each share of Common Stock that such holder owned of record as of the close of business on the Record Date. Please see the section entitled “The Special Meeting of Kellanova’s Shareowners—Voting at the Special Meeting” for instructions on how to vote your shares without attending the Special Meeting.

Q:	What is a proxy?

A:

A shareowner’s legal designation of another person to vote shares of such shareowner’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the Special Meeting?

A:

Each Kellanova shareowner is entitled to one vote for each share of Common Stock held of record as of the close of business on the Record Date for each matter properly brought before the Special Meeting or any adjournment or postponement thereof. As of the close of business on the Record Date, there were 344,684,757 outstanding shares of Common Stock.

Q:	What happens if the Merger is not completed?

A:

If the requisite Kellanova shareowners do not approve the Merger Proposal or if the Merger is not completed for any other reason, Kellanova shareowners will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Kellanova expects that its management will operate Kellanova’s business in a manner similar to that in which it is being operated today and Kellanova will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, the Common Stock will continue to be registered under the Exchange Act and Kellanova shareowners will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock. Under certain circumstances, if the Merger is not completed, Kellanova may be obligated to pay to Acquiror the Termination Fee. Please see the section of entitled “The Merger Agreement—Termination Fee.”

Q:	What conditions must be satisfied to complete the Merger?

A:

In addition to the approval of the Merger Proposal, the Merger is subject to the satisfaction or waiver of various other conditions, including (i) the absence of a Legal Restraint, (ii) the expiration or termination of the applicable waiting period under the HSR Act, and receipt of all other clearances or approvals under other specified antitrust, competition, trade regulation and foreign investment laws, (iii) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality and material adverse effect qualifications) and compliance with the covenants and agreements in the Merger Agreement in all material respects by the parties to the Merger Agreement, (iv) in the case of Acquiror and Merger Sub, the absence of a material adverse effect relating to Kellanova that is continuing and (v) in the case of Acquiror and Merger Sub, receipt of the Closing Tax Opinion (as defined and discussed further in the section entitled “The Merger Agreement—Other Covenants and Agreements—Tax Matters” beginning on page 99) from Acquiror Tax Counsel (as defined in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 101), provided that receipt of the Closing Tax Opinion from Acquiror Tax Counsel is not a condition to the consummation of the Merger to the extent that Acquiror Tax Counsel determines that it cannot render the Closing Tax Opinion for reasons other than as a result of material changes in law or facts prior to the Closing Date. For a more complete summary of the conditions that must be satisfied or waived (in accordance with the terms of the Merger Agreement) prior to the completion of the Merger, see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.”

Q:	What effects will the Merger have on Kellanova?

A:

Our Common Stock is currently registered under the Exchange Act, and it is quoted on the NYSE under the symbol “K.” As a result of the Merger, Kellanova will cease to be a publicly traded company and will become a wholly owned subsidiary of Acquiror. Following the consummation of the Merger, our Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and Kellanova will no longer be required to file periodic reports with the SEC with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.

Q:	How does the Merger Consideration compare to the market price of our Common Stock prior to the announcement of Kellanova’s entry into the Merger Agreement?

A:

The Merger Consideration of $83.50 per share in cash represents a premium of approximately 44% to Kellanova’s unaffected 30-trading day volume weighted average price and a premium of approximately 33% to Kellanova’s unaffected 52-week high as of August 2, 2024.

Q:	How can I vote my shares and participate at the Special Meeting?

A:

We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. If you are a Kellanova shareowner of record as of the close of business on the Record Date, you may submit your proxy before the Special Meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;

•	Internet: visit the website shown on your proxy card to vote via the Internet; or

•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Kellanova shareowner of record as of the close of business on the Record Date, you may also cast your vote virtually at the Special Meeting by attending the Special Meeting virtually at www.virtualshareholdermeeting.com/K2024SM. If you decide to attend the Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The Special Meeting will begin promptly at Noon Central Time, on November 1, 2024. Kellanova encourages its shareowners to access the meeting prior to the start time, leaving ample time for check-in.

Please follow the instructions as outlined in this proxy statement. Even if you plan to attend the Special Meeting virtually, Kellanova requests that you complete, sign, date and return your proxy in advance as described below so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:

Whether you hold your shares directly as a shareowner of record of Kellanova or beneficially in “street name,” as of the close of business on the Record Date, you may direct your vote by proxy without attending the Special Meeting. You can submit your proxy by mail, over the Internet or by telephone by following the instructions provided on the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trust or other nominee. Additional information on voting procedures can be found in the section entitled “The Special Meeting of Kellanova’s Shareowners.”

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held virtually at www.virtualshareholdermeeting.com/K2024SM, on November 1, 2024, at Noon Central Time. Online access will begin at 11:45 a.m. Central Time, and Kellanova encourages its shareowners to access the meeting prior to the start time, leaving ample time for check-in. Even if you plan to attend the Special Meeting virtually, Kellanova requests that you complete, sign, date and return your proxy in advance as described above so that your shares will be represented and voted at the Special Meeting if you later decide not to or become unable to attend the Special Meeting.

Q:	What is the difference between holding shares as a shareowner of record and as a beneficial owner of shares held in “street name”?

A:

If your shares are held in “street name” in a stock brokerage account or by a broker, bank, trust or other nominee, you must provide your bank, broker, trust or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank, trust or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Kellanova or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust or other nominee.

Q:	What if my shares of Common Stock are held in “street name” by my bank, broker, trust or other nominee?

A:

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank, trust or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and such broker, bank, trust or nominee does not have discretionary voting power on such proposal. Because brokers, banks, trusts and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting.

If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker, trust or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker, trust or other nominee regarding the voting of your shares.

The effect of not instructing your bank, broker, trust or other nominee how you wish to vote your shares on any of the proposals will be the same as a vote “AGAINST” the Merger Proposal and will not have any effect on the outcome of the Adjournment Proposal or the Advisory Compensation Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Merger Proposal, the resulting broker non-vote will have the same effect as voting “AGAINST” the Merger Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Advisory Compensation Proposal, the resulting broker non-vote will not have any effect on the outcome of Advisory Compensation Proposal.

If you instruct your bank, broker, trust or other nominee on how you wish to vote your shares on some proposals but not the Adjournment Proposal, the resulting broker non-vote will not have any effect on the outcome of Adjournment Proposal.

Q:	What should I do if I receive more than one set of voting materials for the Special Meeting?

A:

If you hold shares of Common Stock in “street name” and also directly in your name as a shareowner of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may submit your proxy by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

“Street Name” Holders. For shares held in “street name” through a bank, broker, trust or other nominee, you should follow the procedures provided by your bank, broker, trust or other nominee to vote your shares.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the Merger is completed, you will receive a letter of transmittal and related materials from the payment agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank, trust or other nominee, you may receive instructions from your broker, bank, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificate is—how will I get the Merger Consideration for my shares?

A:

If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow to receive the Merger Consideration, including, in the case of holders of stock certificates, if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificate(s). Kellanova may also require that you provide a customary indemnity agreement to Kellanova in order to cover any potential loss.

Q:	If a shareowner gives a proxy, how are the shares of Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Common Stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

Q:	How will my shares of Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Can I change my vote of shares of Common Stock after I have submitted my proxy?

A:	Yes. Any shareowner of record as of the close of business on the Record Date giving a proxy has the right to revoke it before the proxy is voted at the Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Kellanova’s Secretary; or

•	attending the Special Meeting virtually and voting.

Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Kellanova’s Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. Execution or revocation of a proxy will not in any way affect your right to attend the Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Kellanova

Attn: Office of the Secretary

412 N. Wells Street,

Chicago, Illinois 60654

For more information, please see the section entitled “The Special Meeting of Kellanova’s Shareowners—Revocation of Proxies.”

Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, trust or other nominee?

A:

If your shares are held in the name of a bank, broker, trust or other nominee and you previously provided voting instructions to your bank, broker, trust or other nominee, you should follow the instructions provided by your bank, broker, trust or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results for the Special Meeting will be announced at the Special Meeting. In addition, within four business days of the Special Meeting, Kellanova intends to file the final voting results of the Special Meeting with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to appraisal rights?

A:

Yes. Under Section 262 of the DGCL, a shareowner who does not vote in favor of the Merger Proposal will be entitled to seek appraisal of its shares if such shareowner takes certain actions and certain criteria are satisfied. For more information, see the section entitled “Appraisal Rights.” A copy of Section 262 of the DGCL may be a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of the officers or directors of Kellanova have interests in the Merger that may differ from or be in addition to my interests as a Kellanova shareowner?

A:

Yes. In considering the recommendation of the Board that Kellanova shareowners vote to approve the Merger Proposal, Kellanova shareowners should be aware that Kellanova’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Kellanova shareowners generally. The Board was aware of these interests and considered, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to Kellanova’s shareowners. See the section entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger.”

Q:	Why am I being asked to vote on the Advisory Compensation Proposal?

A:

The SEC rules require Kellanova to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Kellanova’s named executive officers in connection with the Merger. Approval of the Advisory Compensation Proposal is not required to complete the Merger. Accordingly, because Kellanova is contractually obligated to pay the compensation, if the Merger Proposal is adopted by Kellanova shareowners and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory, non-binding vote.

Q:	What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q:	When is the Merger expected to be completed?

A:

Kellanova and Mars are working to be in a position to complete the Merger as quickly as possible after the Special Meeting. Kellanova currently anticipates that the Merger will be completed in the first half of 2025. In order to complete the merger, we must obtain the required Kellanova shareowner approval, approval under the HSR Act and certain other regulatory approvals, and a number of other closing conditions under the Merger Agreement must be satisfied or waived. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” Accordingly, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the first half of 2025.

Q:	What are the United States federal income tax considerations of the Merger for Kellanova shareowners?

A:

The receipt of cash by U.S. holders (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations”) in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor. Any gain realized by a non-U.S. holder (as defined in the section entitled “The Merger—U.S. Federal Income Tax Considerations”) pursuant to the Merger generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States. For a more detailed summary of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger—U.S. Federal Income Tax Considerations” beginning on page 78 of this proxy statement.

This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Common Stock should consult their tax advisors as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Q:	What should I do now?

A:

You should read this proxy statement carefully and in its entirety, including the annexes and documents incorporated by reference, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareowners reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareowner continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:	Who will solicit and bear the cost of soliciting votes for the Special Meeting?

A:

Kellanova will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Kellanova has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Special Meeting. Kellanova may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about Kellanova?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 122.

Q:	Whom do I call if I have questions about the Special Meeting or the Merger?

A:

If you have more questions about the Special Meeting or the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact the Investor Relations Department, Kellanova, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellanova.com.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Certain statements and information in this proxy statement and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, including statements regarding the Merger, shareowner and regulatory approvals, the expected timetable for completing the Merger and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature and convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Kellanova’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.

The forward-looking statements contained in this document speak only as of the date of this proxy statement and are largely based on Kellanova’s expectations for the future, which reflect certain estimates and assumptions made by Kellanova management, and Kellanova undertakes no obligation to update or revise any forward-looking statements made herein, except as required by law. These estimates and assumptions reflect Kellanova’s best judgment based on currently known market conditions, operating trends and other factors. Although Kellanova believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Kellanova’s control. As such, Kellanova management’s assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Kellanova’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

These cautionary statements qualify all forward-looking statements attributable to Kellanova, or persons acting on Kellanova’s behalf. Kellanova management cautions you that the forward-looking statements contained in this proxy statement are not guarantees of future performance, and Kellanova cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Kellanova can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

•	failure to obtain the required vote of Kellanova’s shareowners in connection with the Merger;

•

the risk that Mars or Kellanova may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Merger or cause the parties to abandon the Merger;

•	the risk that a condition to Closing may not be satisfied or waived;

•	the length of time necessary to consummate the Merger, which may be longer than anticipated for various reasons, and the risk that the Merger may not be completed at all;

•	the financial performance of Kellanova through the completion of the Merger;

•	the risk that the Merger disrupts Kellanova’s current operations and plans;

•	the risks related to the disruption of management’s attention from ongoing operations due to the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement;

•	limitations placed on Kellanova’s ability to operate its business under the Merger Agreement, which may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	competitive responses to the Merger;

•	the occurrence of any event that could give rise to the termination of the Merger Agreement, including under circumstances that require Kellanova to pay Acquiror the Termination Fee;

•	the risk that shareowner litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

•

the effect of the announcement or pendency of the Merger on Kellanova’s ability to retain and hire key personnel and other employees or Kellanova’s business relationships (including customers and suppliers), operating results and business generally;

•	the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s Common Stock, credit ratings or operating results;

•	risks related to our indebtedness and continued availability of capital and financing and rating agency actions;

•	general macroeconomic conditions and further deterioration or a protracted extension of current macroeconomic challenges;

•	other business effects, including the effects of industry, market, economic or regulatory conditions; and

•

the other factors that are described from time to time in Kellanova’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 30, 2023. See the section entitled “Where You Can Find More Information” for documents incorporated by reference into this proxy statement.

THE PARTIES TO THE MERGER

Kellanova

Kellanova is a leader in global snacking, international cereal and noodles, and North America frozen foods with a legacy stretching back more than 100 years. Powered by differentiated brands including Pringles®, Cheez-It®, Pop-Tarts®, Kellogg’s Rice Krispies Treats®, RXBAR®, Eggo®, MorningStar Farms®, Special K®, Coco Pops®, and more, Kellanova’s vision is to become the world’s best-performing snacks-led company, unleashing the full potential of our differentiated brands and our passionate people. Our net sales for 2023 were $13 billion.

A detailed description of Kellanova’s business is contained in Kellanova’s Annual Report filed on Form 10-K for the fiscal year ended December 30, 2023, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 122.

The Common Stock is listed and traded on the NYSE under the ticker symbol “K.” Kellanova has its executive offices located at 412 N. Wells Street, Chicago, IL 60654.

Mars, Incorporated

Mars, Incorporated, a Delaware corporation, which we refer to as “Mars,” is a global, family-owned business, Mars employs over 150,000 associates. With more than $50 billion in annual sales, Mars produces some of the most well-known brands including Ben’s Original™, CESAR®, Cocoavia®, DOVE®, EXTRA®, KIND®, M&M’s®, SNICKERS®, PEDIGREE®, ROYAL CANIN®, and WHISKAS®. Mars has a global network of pet hospitals and diagnostic services – including AniCura, BANFIELD™, BLUEPEARL™, Linnaeus and VCA™ – and it develops programs in genetic health screening and DNA testing. Mars has its executive offices located at 1676 International Drive, Suite 1000, McLean, Virginia 22102.

Acquiror 10VB8, LLC

Acquiror 10VB8, LLC, which we refer to as Acquiror, is a Delaware limited liability company and a subsidiary of Mars.

Merger Sub 10VB8, LLC

Merger Sub 10VB8, LLC, which we refer to as Merger Sub, is a Delaware limited liability company and a wholly owned subsidiary of Acquiror that was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING OF KELLANOVA’S SHAREOWNERS

General

This proxy statement is first being mailed on or about September 26, 2024 and constitutes notice of the Special Meeting in conformity with the requirements of the DGCL and the Bylaws.

This proxy statement is being provided to Kellanova shareowners as part of a solicitation of proxies by the Board for use at the Special Meeting and at any adjournment or postponement of the Special Meeting. Kellanova shareowners are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The Special Meeting will be held virtually on November 1, 2024, at Noon Central Time. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/K2024SM, where Kellanova shareowners will be able to participate and vote online. This proxy statement is first being furnished to Kellanova shareowners on or about September 26, 2024. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person,” “in person” or “attend” will mean virtually present at or to attend virtually the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, Kellanova shareowners will be asked to consider and vote on the following:

•	the Merger Proposal;

•	the Advisory Compensation Proposal; and

•	the Adjournment Proposal.

Kellanova will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof. This proxy statement, including the Merger Agreement attached hereto as Annex A, contains further information with respect to these matters.

Recommendation of the Board

The Board has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners; (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL; (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in this proxy statement; and (v) directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof. A description of factors considered by the Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger” beginning on page 46.

The Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal at the Special Meeting.

Kellanova shareowners’ approval of Merger Proposal is a condition for the Merger to occur. If Kellanova shareowners fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Shareowners Entitled to Vote

Only holders of record of outstanding shares of Common Stock as of the close of business on September 24, 2024, the Record Date for the Special Meeting, will be entitled to notice of, and to virtually vote at, the Special Meeting and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, 344,684,757 shares of Common Stock were issued and outstanding.

Holders of Common Stock are entitled to one vote for each share of Common Stock they own at the close of business on the Record Date.

A list of the names of shareowners entitled to vote at the Special Meeting will be available for a period of at least ten days prior to the Special Meeting. To arrange review of the list of shareowners for any purpose relevant to the Special Meeting, please contact Investor Relations at (269) 961-2800. The shareowner list will also be available during the virtual Special Meeting for examination by shareowners at www.virtualshareholdermeeting.com/K2024SM.

Quorum; Adjournment

The presence at the Special Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or represented by proxy will constitute a quorum with respect to a proposal. As a result, with respect to any proposal, there must be a majority of all of our outstanding shares of Common Stock represented by proxy or by shareowners present at the Special Meeting in order to have a quorum with respect to such proposal. Virtual attendance by Kellanova shareowners of record at the Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting.

Abstentions are counted as present at the Special Meeting for purposes of determining whether a quorum exists. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum, and will be voted on any proposal for which you provide instructions.

Failure of a quorum to be represented at the Special Meeting may result in an adjournment of the Special Meeting and may subject Kellanova to additional expense. Even if a quorum is present, the Special Meeting may also be adjourned one or more times in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the Adjournment Proposal. In addition, the Special Meeting may be postponed by the presiding chairman.

Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareowners and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each shareowner of record entitled to vote at the meeting. If, after any adjournment, a new record date for Kellanova shareowners entitled to vote is fixed for any adjourned meeting, the Board must fix a record date for notice of any adjourned meeting in accordance with the DGCL and provide a new notice of any adjourned meeting to each shareowner of record entitled to vote at the meeting. In addition, the Special Meeting could be postponed before it commences.

If the Special Meeting is adjourned or postponed one or more times for the purpose of soliciting additional votes, Kellanova shareowners who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Special Meeting.

Required Vote

Approval of Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date. Accordingly, if a quorum is present in person or represented by proxy at the Special Meeting, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the Voting Agreements, each Voting Agreement Shareowner agreed, upon the terms and subject to the conditions of its respective Voting Agreement, among other things, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, G. Zachary Gund Entities and Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Approval of Advisory Compensation Proposal

If a quorum is present at the Special Meeting, the approval of the Advisory Compensation Proposal, on an advisory, non-binding basis, requires the affirmative vote of a majority of shares of Common Stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Advisory Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

Approval of Adjournment Proposal

If a quorum is present at the Special Meeting, the approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of Common Stock present, in person or represented by proxy. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

The Merger is conditioned on, among other things, the approval of the Merger Proposal at the Special Meeting. The Advisory Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement and are not conditions to the consummation of the Merger.

Abstentions and Broker Non-Votes

An abstention occurs when a shareowner attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be treated as present for purposes of determining the presence of a quorum. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the Board’s recommendation with respect to each proposal and consequently will be voted “FOR” each of (i) the Merger Proposal, (ii) the Advisory Compensation Proposal, and (iii) the Adjournment Proposal.

Broker non-votes are shares held by a broker, bank, trust or other nominee that are present in person or represented by proxy and entitled to vote at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals to be presented at the Special Meeting, if a beneficial owner of shares of the Company’s Common Stock held in “street name” does not give voting instructions to the broker, bank, trust or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy and entitled to vote at the Special Meeting. If you provide voting instructions to your broker, bank, trust or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will not be treated as present or entitled to vote for the purposes of determining a quorum on any proposal for which you fail to provide instructions, and will not be voted on any such proposal, but will be treated as present and entitled to vote for the purposes of determining a quorum and will be voted on any proposal for which you provide instructions.

Failure to Vote

If you are a Kellanova shareowner of record and you do not sign and return your proxy card or submit your proxy over the Internet, by telephone or at the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting, and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal, a failure of record owners to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal. A failure of record owners who are not present in person or represented by proxy at the Special Meeting to vote, or a failure of beneficial owners to instruct their bank, broker, trust or other nominee to vote, will have no effect on the outcome of either of the Advisory Compensation Proposal or the Adjournment Proposal. All abstentions from voting will have the same effect as a vote “AGAINST” the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.

If you are a Kellanova shareowner of record and you sign, date and return your proxy card and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Voting by Kellanova’s Directors and Executive Officers

At the close of business on September 3, 2024, Kellanova’s directors and current executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately 4,745,073 shares of Common Stock, collectively representing approximately 1.4% of the shares of Common Stock outstanding on that date. Directors and executive officers of Kellanova have informed Kellanova that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of the directors and executive officers are obligated to do so, except as noted below. As noted above, pursuant to the Voting Agreements, and subject to the terms and conditions thereof, each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, G. Zachary Gund Entities and Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

Voting at the Special Meeting

The Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Special Meeting will be held on November 1, 2024 at Noon Central Time. To participate in the Special Meeting and submit questions during the Special Meeting, visit www.virtualshareholdermeeting.com/K2024SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at 11:45 a.m. Central Time. Please allow time for online check-in procedures. The virtual shareowner meeting format uses technology designed to increase shareowner access, save Kellanova and Kellanova shareowners time and money, and provide Kellanova shareowners rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Kellanova provides shareowners with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although Kellanova offers four different voting methods, Kellanova encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Special Meeting.

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To Submit a Proxy to Vote over the Internet or by Telephone: You may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you choose to submit your vote via proxy over the Internet or by telephone, you must do so prior to 11:59 p.m. Eastern Time on October 31, 2024.

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To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage-paid envelope provided. If you sign and return your proxy card without indicating how you want your shares of Common Stock to be voted with regard to a particular proposal, your shares of Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Special Meeting and cannot be voted.

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To Vote Virtually at the Special Meeting: To vote virtually at the Special Meeting to be held on November 1, 2024 at Noon Central Time, visit www.virtualshareholdermeeting.com/K2024SM and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at 11:45 a.m. Central Time, on November 1, 2024. If your shares are held by your bank, broker, trust or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker, trust or other nominee seeking instruction from you as to how your shares should be voted. If you are a Kellanova shareowner of record and you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the shareowner of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to the start of the Special Meeting or otherwise timely delivering a valid, later-dated proxy;

•	timely delivering a written notice that you are revoking your proxy to Kellanova’s Secretary; or

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attending the Special Meeting and voting. Your virtual attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Kellanova’s Secretary before your proxy is exercised or unless you vote your shares in person at the Special Meeting. If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker, trust or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Board is soliciting your proxy in connection with the Special Meeting, and Kellanova will bear the cost of soliciting such proxies, including the costs of printing and filing this proxy statement. Kellanova has retained D.F. King & Co., Inc. as proxy solicitor to assist with the solicitation of proxies in connection with the Special Meeting. Kellanova estimates it will pay D.F. King & Co., Inc. a fee of approximately $25,000, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Kellanova’s directors, officers and employees, without additional compensation.

Tabulation of Votes

Broadridge Financial Solutions, Inc. will tabulate the votes at the Special Meeting.

Householding of Special Meeting Materials

Each registered Kellanova shareowner will receive one copy of this proxy statement per account, regardless of whether you have the same address as another shareowner of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareowners sharing the same address by delivering a single proxy statement or a single notice addressed to those shareowners. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowners. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Kellanova will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any Kellanova shareowner residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Investor Relations Department, Kellanova, P.O. Box 3599, Battle Creek, MI 49016-3599, or contact Investor Relations by telephone at (269) 961-2800 or by email at investor.relations@kellanova.com.

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact the Investor Relations Department, Kellanova, P.O. Box 3599, Battle Creek, MI 49016-3599 or by email at investor.relations@kellanova.com.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Special Meeting, please contact Kellanova’s proxy solicitation agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Toll-Free: (800) 791-3319

Email: K@dfking.com

THE MERGER (PROPOSAL 1)

The discussion of the Merger and the Merger Agreement in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the Merger Agreement carefully in its entirety.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation of, or among, the Board, representatives of Kellanova, Mars or their respective advisors and other parties.

The Board, together with Kellanova senior management, regularly reviews and assesses Kellanova’s financial performance and long-term strategic plans and objectives in light of developments in Kellanova’s business, the industry in which it operates, and economic, market and industry conditions generally. These reviews and assessments have included, among other things, consideration of various potential opportunities for dispositions, acquisitions, business combinations and separations with the goal of enhancing shareowner value. In June 2022, as a result of these regular reviews, Kellanova announced a plan to separate its North American cereal business, via a tax-free spin-off, resulting in the creation of a new independent public company, which spin-off was completed in October 2023 (the “Spin Transaction”).

On May 31, 2024, at the unsolicited request of Mr. Poul Weihrauch, Chief Executive Officer of Mars, Mr. Steven Cahillane, Chairman, President and Chief Executive Officer of Kellanova, and Mr. Weihrauch met for lunch at the Chicago office of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to Mars. During this lunch, Mr. Weihrauch expressed Mars’ interest in a combination transaction with Kellanova and indicated that he would be sending a letter shortly detailing Mars’ interest in Kellanova. Also on May 31, 2024, following this meeting, Mr. Weihrauch, on behalf of Mars, sent Mr. Cahillane an unsolicited, non-binding offer letter to acquire all of the issued and outstanding shares of Common Stock for $77.00 per share in cash (the “May Offer”). The May Offer included a priority due diligence request list, requested a four-week timeline for Mars to complete its due diligence review of Kellanova and indicated that certain banks had already reviewed Mars’ proposed acquisition and were prepared to provide fully committed financing for the proposed acquisition, subject to finalization of Mars’ due diligence and other transaction terms. Mr. Cahillane indicated to Mr. Weihrauch that he would share the May Offer with the Board.

On June 5, 2024, the Board held a special meeting by videoconference. Members of Kellanova’s senior management and representatives of each of Goldman Sachs and Kirkland & Ellis LLP (“Kirkland”), outside legal counsel to Kellanova, were also in attendance. At that meeting, Mr. Cahillane discussed with the Board the May Offer, which had been provided to the Board in advance of the meeting. Also at that meeting, representatives of Goldman Sachs delivered a presentation that outlined the financial profile of Kellanova and Goldman Sachs’ preliminary financial analysis with respect to the May Offer. Representatives of Kirkland then reviewed with the Board its fiduciary duties under Delaware law and discussed certain legal considerations for the Board in connection with a potential acquisition transaction, including, among other things, the importance of confidentiality, guidance in responding to unsolicited acquisition inquiries and potential approaches to conducting a market check. Following discussion at the meeting, the Board determined to decline the May Offer because the Board believed that it undervalued Kellanova and the Board believed that management of Kellanova would deliver on its strategic plan for fiscal years 2025 through 2027 (the “Strategic Plan”), which contained financial projections prepared by Kellanova management which reflected the actual results of the first quarter of fiscal year 2024 and projections for the remainder of fiscal year 2024 and fiscal years 2025 through 2027 and was reviewed during the meeting, which would result in greater value to Kellanova shareowners than the May Offer.

On June 6, 2024, Mr. Cahillane sent Mr. Weihrauch a letter which indicated that the Board did not support the May Offer. This letter noted that the Board was confident in its ability to deliver results consistent with Kellanova management’s strategic plan and that doing so would result in a valuation for Kellanova in excess of the May Offer.

On June 10, 2024, Mr. Cahillane and Mr. Weihrauch met in-person at the Chicago office of Skadden to discuss the May Offer. Mr. Cahillane informed Mr. Weihrauch that the Board believed the May Offer undervalued Kellanova, that the Board was confident in Kellanova’s future prospects as a standalone public company and that the Board had decided to decline the May Offer.

On June 14, 2024, representatives of Citigroup Global Markets Inc. (“Citi”), Mars’ financial advisor, and Goldman Sachs connected to discuss the May Offer. Goldman Sachs reiterated Kellanova’s confidence in executing its strategic plan and indicated that the Company was not willing to provide access to diligence based on the May Offer.

On June 21, 2024, Mr. Weihrauch sent Mr. Cahillane a revised non-binding offer letter (the “June Offer”). The June Offer reiterated Mars’ interest in acquiring Kellanova and increased Mars’ proposal to acquire Kellanova from $77.00 per share of Common Stock in cash to $80.00 per share of Common Stock in cash. The June Offer did not include any new terms from the May Offer and again requested information regarding Kellanova for purposes of Mars’ due diligence. Mr. Cahillane indicated to Mr. Weihrauch that he would share the June Offer with the Board.

On June 26, 2024, the Board held a special meeting by videoconference. Members of Kellanova’s senior management and representatives of each of Goldman Sachs and Kirkland were also in attendance. At that meeting, Mr. Cahillane discussed with the Board the June Offer, a copy of which had been provided to the Board in advance of the meeting, and the increased valuation of $80.00 per share of Common Stock in cash. Also at that meeting, representatives from Goldman Sachs delivered a presentation that outlined, among other things, Goldman Sachs’ preliminary financial analysis of the June Offer. After discussion at that meeting, the Board determined that the June Offer’s increased valuation of $80.00 per share of Common Stock in cash still undervalued Kellanova. The Board reaffirmed its confidence that Kellanova’s management would be able to deliver business results consistent with the Strategic Plan and that the value created on a standalone basis would exceed the proposal in the June Offer. However, the Board authorized Kellanova’s management to provide Mars with limited financial due diligence information in order to enable Mars to increase its proposal to acquire Kellanova, including the Strategic Plan.

On June 28, 2024, Mr. Cahillane sent Mr. Weihrauch a letter which indicated that the Board did not support the June Offer. This letter also informed Mr. Weihrauch of the Board’s decision to provide Mars with limited financial due diligence information and provided further detail on the reasons the Board did not support the June Offer, which related in part to Mars’ valuation methodology and related use of certain financial metrics in arriving at the June Offer.

Also on June 28, 2024, representatives of Citi and Goldman Sachs connected to discuss Kellanova’s response to the June Offer and next steps, including access to diligence and potential management discussions.

Also on June 28, 2024, at the direction of Kellanova management, representatives of Goldman Sachs sent representatives of Citi a draft confidentiality agreement. On July 4, 2024, Kellanova entered into the confidentiality agreement with Mars, which contained customary nondisclosure and nonuse provisions, as well as a customary standstill provision containing standard fall-away rights.

On July 6, 2024, Mars and its advisors were provided with access to a virtual data room containing limited financial due diligence information regarding Kellanova, including the Strategic Plan. Thereafter and through the date of the Merger Agreement, Mars engaged in an extensive review of the virtual data room.

On July 16, 2024, Kellanova management contacted representatives of Lazard and informed Lazard of Mars’ interest in a strategic transaction with Kellanova. Kellanova management requested that representatives of

Lazard attend the next regularly scheduled board meeting, during which the Board, Kellanova management and representatives of each of Goldman Sachs and Kirkland intended to discuss the potential transaction with Mars.

On July 17, 2024, the Board formally engaged Goldman Sachs as Kellanova’s financial advisor in connection with a potential acquisition transaction. The Board selected Goldman Sachs as its financial advisor based on Goldman Sachs’ qualifications, expertise and reputation and its familiarity and knowledge of Kellanova’s business and affairs, including acting as financial advisor in connection with the Spin Transaction, and the industries in which it operates.

On July 22, 2024, representatives of each of Goldman Sachs and Citi and members of Kellanova’s senior management and Mars’ senior management held a meeting at the New York offices of Skadden to discuss Kellanova’s business, financials and performance and various aspects of Kellanova’s Strategic Plan, including, among other topics, the growth drivers for Kellanova’s businesses by region, the key levers of margin expansion by region and the components of gross margin expansion, Kellanova’s capital investment plans and other diligence topics.

On July 23, 2024, Mr. Weihrauch sent Mr. Cahillane a revised non-binding offer letter (the “July 23 Offer”). The July 23 Offer reiterated Mars’ interest in acquiring Kellanova and increased Mars’ proposal to acquire Kellanova from $80.00 per share of Common Stock in cash to $82.00 per share of Common Stock in cash. Attached to the July 23 Offer was an initial draft of the Merger Agreement. The initial draft of the Merger Agreement contemplated, among other things, that the Gund family and the Kellogg Foundation Trust would enter into voting agreements concurrently with Kellanova’s and Mars’ entry into the Merger Agreement, a reverse termination fee in an amount to be determined, payable by Mars in certain circumstances, a termination fee in an amount to be determined, payable by Kellanova in certain circumstances, an outside date of 12 months from signing, subject to one automatic six-month extension to obtain required regulatory approvals, a regulatory efforts covenant requiring both Kellanova and Mars to use their reasonable best efforts to obtain required regulatory approvals, subject to a “Burdensome Condition” standard (which, among other things, would not require Mars to divest Kellanova assets that generated more than a to be determined amount of revenue in the 12-month period ending as of December 31, 2023, applicable to such regulatory efforts), that Kellanova would be restricted from declaring or paying any dividend on its Common Stock and a non-solicitation provision that prohibited Kellanova from soliciting or participating in discussions with third parties regarding takeover proposals, subject to certain customary exceptions for potential superior proposals.

On July 24, 2024, Goldman Sachs delivered a relationship disclosure letter, which was dated as of July 24, 2024, to members of Kellanova’s senior management, who then submitted the relationship disclosure letter to the Board on July 25, 2024.

On July 25, 2024, the Board held a regularly scheduled Board meeting, with members of Kellanova’s senior management and representatives of each of Goldman Sachs, Kirkland and Lazard in attendance. At that meeting, representatives from Goldman Sachs delivered a presentation to the Board that, among other things, summarized the offer history in selected precedent transactions, provided an illustrative analysis of the ability of other potential strategic acquirors to provide Kellanova with an offer exceeding the July 23 Offer, and outlined Goldman Sachs’ preliminary financial analysis of the July 23 Offer based on the financial projections contained in the Strategic Plan, which had been updated by Kellanova management to reflect the actual results of the first and second quarters of fiscal year 2024 and projections for the remainder of fiscal year 2024 and fiscal years 2025 through 2027 (the “Financial Projections”). The Strategic Plan was provided to the Board in advance of the meeting. The Board, Kellanova management and representatives of Goldman Sachs discussed in detail the Financial Projections in the Strategic Plan (for additional information with respect to the financial projections, see the section of this proxy statement entitled “The Merger—Certain Unaudited Forecasted Financial Information”). Also at that meeting, representatives of Kirkland provided an overview of potential approaches to a market check, as well as a detailed discussion of key terms and conditions in the initial draft of the Merger Agreement provided by Mars, including the non-solicitation provision, efforts to obtain regulatory approvals, the circumstances in which Kellanova would be required to pay a termination fee to Mars, the circumstances in which Mars would be required to pay a reverse termination fee to Kellanova, the treatment of Kellanova’s employees, including with respect to outstanding Kellanova equity awards and covenants regarding employee benefits, and the voting agreements contemplated in the initial draft of the Merger Agreement that the Gund family and the Kellogg Foundation Trust would enter into concurrently with Kellanova’s and Mars’ entry into the Merger Agreement. Following discussion at that meeting, the Board determined that it did not support the July 23 Offer because it still undervalued Kellanova, but that the Board may be receptive to discussing a potential transaction at an increased valuation.

On July 26, 2024, the Board continued its regularly scheduled meeting. Members of Kellanova’s senior management and representatives of each of Goldman Sachs, Kirkland and Lazard were also in attendance. At that meeting, the Board further discussed the July 23 Offer, potential responses to Mars and the potential timeline for the proposed transaction. Also at that meeting, the Board discussed with Kellanova’s senior management and representatives of each of Goldman Sachs, Kirkland and Lazard the other potential counterparties that may be interested in pursuing a transaction to acquire Kellanova, the risks and benefits of conducting an outreach to potential counterparties, the likelihood that other potential counterparties could provide an offer that would be superior to the value likely to be obtained from Mars and the risks and uncertainties that each of those potential counterparties might face in pursuing an acquisition of Kellanova, including, among other things, in seeking regulatory approvals. The representatives of each of Kirkland and Goldman Sachs and the Board also discussed the possibility of an interloper emerging following execution of a transaction with Mars, the ability of the Board to engage with such an interloper if Kellanova were to pursue an acquisition transaction with Mars and the risk of Mars terminating its offer and discussions with Kellanova if Kellanova were to engage in discussions with other potential acquirors. Following discussion at that meeting, the Board determined that Kellanova should not contact other potential counterparties at such time and authorized Mr. Cahillane to convey the Board’s determination not to support the July 23 Offer to Mr. Weihrauch and to make a request to Mr. Weihrauch that Mars increase the valuation of Kellanova from its July 23 Offer, and to indicate that, if Mars provided a valuation closer to $85.00, Kellanova would be willing to engage in negotiations with Mars for an acquisition transaction reflecting such increased valuation.

Later on July 26, 2024, Mr. Cahillane called Mr. Weihrauch to convey that the Board did not support the July 23 Offer, but that the Board would be willing to consider pursuing an acquisition transaction at a valuation closer to $85.00 per share of Common Stock in cash. Mr. Weihrauch told Mr. Cahillane that Mars would not provide an offer at $85.00 per share, and that Mars would terminate its discussions with Kellanova regarding the potential acquisition transaction and pursue other strategic alternatives that Mars had already identified rather than transact at that valuation. Mr. Weihrauch indicated that he would discuss this matter further with the broader Mars team.

On July 30, 2024, Mr. Weihrauch called Mr. Cahillane and verbally offered, on behalf of Mars, to acquire all of the issued and outstanding shares of Kellanova for $83.50 per share in cash (the “July 30 Offer”). Also on July 30, 2024, Mr. Cahillane called Mr. Weihrauch and confirmed that the Board would proceed on the basis of the July 30 Offer, subject to negotiation of a definitive agreement and final approval by the Board.

Later on July 30, 2024, representatives of Kirkland sent Skadden an initial draft of a separate “clean team” agreement, pursuant to which it was agreed that certain information of Kellanova would only be shared with a specified subset of the representatives of Mars and under supervision of outside legal counsel. Kellanova and Mars executed the clean team agreement on August 3, 2024.

On July 31, 2024, representatives of each of Kirkland and Skadden held a virtual meeting to discuss, among other things, the scope and requirements of Mars’ remaining due diligence investigation. Representatives of Citi sent Goldman Sachs a list of due diligence information requests. From July 31, 2024 through the date of the Merger Agreement, Mars and its advisors were provided with additional due diligence information regarding Kellanova in the virtual data room.

Also on July 31, 2024, representatives of Skadden sent Kirkland an initial draft of the voting agreement to be entered into by the Gund family and the Kellogg Foundation Trust concurrently with Kellanova’s and Mars’ entry into the Merger Agreement.

On August 2, 2024, following discussions with Kellanova’s management, as authorized by Mr. Cahillane, on key provisions and issues in the initial draft Merger Agreement, representatives of Kirkland sent Skadden a revised draft of the Merger Agreement which, among other things, contemplated that a monthly ticking fee would be payable by Mars in the event that the proposed transaction did not close by the end of 2024, that Kellanova would be permitted to declare and pay regular quarterly cash dividends on its Common Stock, that a lower termination fee would be payable by Kellanova if Kellanova were to terminate the Merger Agreement to accept a superior proposal within thirty days of the execution of the Merger Agreement, provided specific deadlines by which both Mars and Kellanova would need to make any regulatory filings and proposed that Mars and Kellanova would jointly control the strategy and decision making with respect to obtaining required regulatory approvals.

On August 3, 2024, representatives of Lazard submitted a relationship disclosure letter, which was dated as of August 3, 2024, to representatives of Kirkland, who shared the relationship disclosure letter with Kellanova on August 3, 2024, who then subsequently submitted the relationship disclosure letter to the Board on August 13, 2024.

On August 4, 2024, the Board formally engaged Lazard as Kellanova’s financial advisor, in addition to Goldman Sachs, in connection with a potential acquisition transaction. The Board selected Lazard as its financial advisor based on Lazard’s qualifications, expertise and reputation and its familiarity with and knowledge of the industries in which Kellanova operates.

Also on August 4, 2024, Reuters published an article reporting that Mars was exploring a potential acquisition of Kellanova (the “August 4 Reuters Article”). The August 4 Reuters Article did not speculate on the consideration to be paid to holders of Common Stock.

On August 5, 2024, representatives of Skadden sent Kirkland a revised draft of the Merger Agreement which, among other things, removed each of the monthly ticking fee, the two-tier termination fee, the specific deadlines by which filings would need to be made for required regulatory approvals and the joint control over strategy and decision making with respect to obtaining required regulatory approval proposed in Kirkland’s August 2 draft, and proposed that Mars would have sole control over the strategy and decision making with respect to obtaining required regulatory approvals and a $900 million termination fee payable by Kellanova in certain circumstances and a $900 million termination fee payable by Mars in certain circumstances if regulatory approvals for the transaction are not received.

Between August 5, 2024 and August 9, 2024, a representative of Mars conducted in-person site visits at Kellanova’s facilities in Battle Creek, Michigan, Wyoming, Michigan, Grand Rapids, Michigan, Jackson, Tennessee, Kutno, Poland, and Wrexham, United Kingdom.

Between August 6, 2024 and August 8, 2024, representatives of Mars and its advisors participated in numerous diligence calls with members of Kellanova’s management and its advisors regarding business, tax, intellectual property, labor and employee and general legal matters.

On August 6, 2024, the members of the Board’s Compensation and Talent Management Committee (the “Compensation and Talent Management Committee”) held a special meeting by videoconference to discuss compensation related matters in connection with the potential transaction with Mars, with members of Kellanova senior management and representatives of Kirkland in attendance. The Compensation and Talent Management Committee provided guidance to the representatives of Kirkland on the various employee matters issues in the draft Merger Agreement and instructed Kellanova’s management and Kirkland to continue negotiating such terms.

On August 7, 2024, representatives of Kirkland sent Cleary Gottlieb Steen & Hamilton LLP, counsel to the Kellogg Foundation Trust, the initial draft of the voting agreement.

On August 8, 2024, following discussions with Kellanova’s management on key issues raised in Skadden’s August 5 draft of the Merger Agreement, representatives of Kirkland sent Skadden a revised draft of the Merger Agreement which, among other things, reinserted each of the monthly ticking fee, the specific deadlines by which filings would need to be made for required regulatory approvals, and joint control over strategy and decision making with respect to obtaining required regulatory approvals and proposed a $600 million termination fee payable by Kellanova in certain circumstances and a $1.5 billion reverse termination fee payable by Mars in certain circumstances.

Also on August 8, 2024, Mr. Cahillane received an unsolicited call from the Chief Executive Officer of Party A, informing Mr. Cahillane that Party A was interested in pursuing an acquisition transaction with Kellanova. Mr. Cahillane informed the Chief Executive Officer of Party A that Party A should submit any offer it proposed to make to the Board as soon as possible. The Chief Executive Officer of Party A informed Mr. Cahillane that he would need to convene the board of directors of Party A and that he understood the timing. The Chief Executive Officer of Party A did not provide any further details on the potential acquisition transaction between Party A and Kellanova at that time and did not provide any indication of Party A’s views as to the value of Kellanova. On the same date, Mr. Cahillane informed the Board of the unsolicited call from Party A.

Also on August 8, 2024, representatives of Goldman Sachs received an unsolicited call from a member of senior management of Party B. The member of senior management of Party B indicated that Party B was interested in pursuing a strategic transaction with respect to certain parts of Kellanova’s business, but that it would not be interested in pursuing a transaction to acquire Kellanova at that time.

Also on August 8, 2024, representatives of Goldman Sachs received an unsolicited call from the President and Chief Executive Officer of Party C. The President and Chief Executive Officer of Party C expressed interest in Party C pursuing a strategic transaction with Kellanova, but that Party C would not be interested in pursuing an acquisition of the entirety of Kellanova. The President and Chief Executive Officer of Party C expressed interest in acquiring portions of Kellanova’s business in the event that Kellanova needed to divest assets in order to complete an acquisition transaction for the entirety of Kellanova’s business with another counterparty.

On the same date, representatives of Goldman Sachs informed the Board of the unsolicited calls from Party B and Party C.

On August 9, 2024, Mr. Cahillane and Mr. Weihrauch had a telephone conversation regarding the status of negotiations between the parties. In the course of this conversation, Mr. Cahillane informed Mr. Weihrauch that Kellanova had received inbound interest from another party potentially interested in exploring an acquisition of Kellanova. Later that day, representatives of Citi called representatives of Goldman Sachs and further discussed the inbound interest received by Kellanova regarding an acquisition transaction following the August 4 Reuters Article. The representatives of Citi indicated to representatives of Goldman Sachs that Mars would terminate negotiations of the potential transaction with Kellanova if Mars determined that such negotiations had slowed down as a result of Kellanova engaging with other potential acquirors.

Also on August 9, 2024, representatives of Skadden sent Kirkland a revised draft of the Merger Agreement. The draft, among other things, removed the monthly ticking fee, included a proposal that Mars would not be required to undertake divestitures of Kellanova assets that generated more than $500 million of revenue in the 12-month period ending as of December 31, 2023, provided that Mars would have sole control over strategy and decision making with respect to obtaining required regulatory approvals, and did not provide a proposal on the amount of the termination fee to be paid by Kellanova in certain circumstances or the reverse termination to be paid by Mars in certain circumstances. On August 10, 2024, representatives of Skadden conveyed that Mars’ position was that the termination fee to be paid by Kellanova in certain circumstances would be $900 million and that the reverse termination fee to be paid by Mars in certain circumstances would be $1.1 billion.

Also on August 9, 2024, representatives of Kirkland sent Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to certain entities and trusts affiliated with the Gund family, the initial draft of the voting agreement.

Also on August 9, 2024, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), debt financing counsel to Mars, sent Kirkland an initial draft of the Debt Commitment Letter.

On August 10, 2024, the Board held a special meeting by videoconference to discuss the status of negotiations with Mars. Representatives of each of Goldman Sachs, Kirkland and Lazard were also in attendance. At that meeting, the Board discussed the unsolicited outreach from Party A, Party B and Party C and determined that none of Party A, Party B or Party C would be reasonably likely or able to pursue an acquisition transaction with Kellanova at a valuation greater than the valuation offered by Mars and that any such acquisition transaction would likely involve greater regulatory uncertainty than an acquisition transaction with Mars. Also at that meeting, representatives of Kirkland delivered a presentation reviewing the Board’s duties and responsibilities in connection with the potential transaction with Mars, including, among other things, the fiduciary duties owed by the Board under Delaware law and other legal considerations and obligations applicable in acquisition transactions involving public companies. Also at that meeting, representatives of Kirkland delivered a comprehensive presentation on the status of the draft Merger Agreement, including on key provisions such as the regulatory efforts covenant and the details of the “Burdensome Condition” standard applicable to such regulatory efforts, the proposed outside date for the potential transaction, the termination fees payable by Mars or Kellanova in the various circumstances in which the Merger Agreement could be terminated, the instances in which Kellanova could terminate the Merger Agreement in response to an unsolicited superior proposal from another potential acquiror, the conditions to closing of the Merger, and employee matters, including the treatment of Kellanova’s equity awards and retention of key Kellanova employees. Following discussion regarding the open points in the Merger Agreement, the Board instructed management and Kellanova’s advisors to convey to Mars and its advisors the Board’s positions on these remaining issues, including that the Board believed a ticking fee was appropriate if closing did not occur in 2024, that Mars’ obligation to divest Kellanova assets should be subject to a $750 million cap, that the termination fee to be paid by Kellanova in certain circumstances should be $750 million and that the reverse termination fee to be paid by Mars in certain circumstances should be $1.3 billion. Also at that meeting, representatives of Goldman Sachs reviewed with the Board Goldman Sachs’s preliminary financial analysis of Kellanova. Also at that meeting, representatives of Lazard reviewed with the Board Lazard’s preliminary financial analysis of Kellanova.

Between August 10, 2024 and August 11, 2024, representatives of Kirkland and members of Kellanova’s management held several calls to discuss key open issues in Skadden’s August 9 draft of the Merger Agreement and Kellanova’s responses to such key issues. Following such discussions, on August 11, 2024, representatives of Kirkland sent representatives of Skadden a revised draft of the Merger Agreement. The revised draft of the Merger Agreement contemplated, among other things, (i) a monthly ticking fee payable in addition to the $83.50 per share of Common Stock for each month that elapsed after December 31, 2024 in which the closing of the Merger had not occurred, (ii) specific deadlines by which any required filings for any required regulatory approvals must be made, (iii) with respect to the “Burdensome Condition” standard, that Mars would not be required to divest Kellanova assets that generated more than $750 million of revenue in 12-month period ending as of December 31, 2023, (iv) a $750 million termination fee payable by Kellanova upon termination of the Merger Agreement in certain circumstances and a $1.3 billion reverse termination fee payable by Mars upon termination of the Merger Agreement in certain circumstances and (v) the treatment of Kellanova’s existing equity awards and changes to covenants providing for the maintenance of Kellanova employee benefits following the closing of the Merger.

Also on August 11, 2024, the Chief Executive Officer of Party A sent an e-mail to Mr. Cahillane indicating that Party A would not be able to meet the timeline that Mr. Cahillane expressed during the August 8 call. The Chief Executive Officer of Party A indicated that Party A would be able to offer a compelling proposal and requested access to due diligence information and additional time to convene Party A’s board of directors in order to submit a formal proposal.

Also on August 11, 2024, Mr. Weihrauch called Mr. Cahillane and inquired about Mr. Cahillane’s discussions with Party A with respect to a potential acquisition transaction. Mr. Cahillane informed Mr. Weihrauch that the Chief Executive Officer of Party A asked for additional time to submit a formal proposal and that in response to this request, Mr. Cahillane told the Chief Executive Officer of Party A that it would need to proceed on an expedited timeline if Party A desired to pursue an acquisition transaction with Kellanova. Mr. Cahillane reiterated Kellanova’s interest in pursuing an acquisition transaction with Mars and indicated that Kellanova’s advisors had relayed all of the Board’s key issues with the Merger Agreement to Mars’ advisors.

Also on August 11, 2024, representatives of Skadden sent Kirkland a revised draft of the Merger Agreement. Among other things, the revised draft of the Merger Agreement (i) removed the monthly ticking fee proposed in Kirkland’s August 11 draft of the Merger Agreement, (ii) removed the specific deadlines by which any required filings for any required regulatory approvals must be made as proposed in Kirkland’s August 11 draft, (iii) accepted the “Burdensome Condition” divestiture cap proposed in Kirkland’s August 11 draft, (iv) proposed an $850 million termination fee payable by Kellanova upon termination of the Merger Agreement in certain circumstances and a $1.2 billion reverse termination fee payable by Mars upon termination of the Merger Agreement in certain circumstances, (v) rejected the treatment of certain Kellanova equity awards as set forth in Kirkland’s August 11 draft and (vi) accepted most of the changes to certain covenants relating to employee benefits and compensation following the closing of the Merger.

Also on August 11, 2024, representatives of Simpson Thacher sent Kirkland a revised draft of the Debt Commitment Letter.

On August 12, 2024, representatives of each of Goldman Sachs and Kirkland and members of senior management of Kellanova held a virtual meeting to discuss Skadden’s August 11 draft of the Merger Agreement and the key open items in the draft Merger Agreement as well as Kellanova’s responses to the key open items. Following this discussion, on August 12, 2024, representatives of Kirkland sent Skadden an e-mail outlining Kellanova’s proposals on the remaining key open items in the Merger Agreement. This proposal (i) included a monthly ticking fee of $0.14 payable in addition to the $83.50 per share of Common Stock for each month that elapses after March 31, 2025 in which the closing of the Merger has not occurred, (ii) included an $800 million termination fee payable by Kellanova upon termination of the Merger Agreement in certain circumstances, (iii) included a $1.25 billion reverse termination fee payable by Mars upon termination of the Merger Agreement in certain circumstances, (iv) accepted Mars’ proposed treatment of certain Kellanova equity awards as set forth in Skadden’s August 11 draft of the Merger Agreement and (v) proposed the changes to covenants relating to employee benefits and compensation following the closing of the Merger that Skadden did not accept in Skadden’s August 11 draft of the Merger Agreement.

Also on August 12, 2024, representatives of Goldman Sachs communicated Kellanova’s proposal to Citi by e-mail. Representatives of Citi indicated to Goldman Sachs that Kellanova’s proposal had been conveyed to Mars’ board of directors during a meeting of Mars’ board of directors.

Also on August 12, 2024, representatives of Skadden sent Kirkland a counterproposal on the key open items in the draft Merger Agreement. This proposal, among other things, (i) rejected the monthly ticking fee proposed in Kellanova’s August 12 proposal, (ii) accepted the $800 million termination fee payable by Kellanova upon termination of the Merger Agreement in certain circumstances, and (iii) accepted the $1.25 billion reverse termination fee payable by Mars upon termination of the Merger Agreement in certain circumstances.

Also on August 12, 2024, Mr. Cahillane called Mr. Weihrauch to discuss the remaining open points in the draft Merger Agreement. Mr. Weihrauch indicated to Mr. Cahillane that Mars would not accept any form of a ticking fee. Thereafter, on August 12, 2024, Mr. Cahillane, representatives of each of Goldman Sachs and Kirkland and members of the senior management of Kellanova held a virtual meeting to discuss Mr. Cahillane’s earlier call with Mr. Weihrauch on the key open points in the draft Merger Agreement.

Also on August 12, 2024, representatives of Skadden sent Kirkland a revised counterproposal. The counterproposal continued to reject the monthly ticking fee and accepted several of the remaining open employee-related matters.

Also on August 12, 2024, representatives of Simpson Thacher sent Kirkland a revised draft of the Debt Commitment Letter.

On August 13, 2024, Mr. Cahillane, representatives of each of Goldman Sachs and Kirkland, and members of the senior management of Kellanova held a virtual meeting to discuss Mars’ August 12 revised counterproposal on the key open points in the draft Merger Agreement. Mr. Cahillane noted that, based on his discussion with Mr. Weihrauch, Mars would not be willing to accept any form of a ticking fee and that Mr. Cahillane believed that the terms of Mars’ August 12 revised counterproposal were “best and final”. Following discussion, Mr. Cahillane authorized Kirkland to finalize the Merger Agreement with Skadden.

Also on August 13, 2024, representatives of Skadden and representatives of Kirkland held a virtual meeting to negotiate and finalize the open points in the draft Merger Agreement.

Also on August 13, 2024, representatives of Simpson Thacher sent Kirkland a revised draft of the Debt Commitment Letter.

Also on August 13, 2024, representatives of Kirkland sent representatives of Skadden a revised draft of the Merger Agreement following Kirkland’s discussions with Mr. Cahillane and members of senior management of Kellanova. The revised draft of the Merger Agreement removed the ticking fee and accepted the remaining open employee-related matters as contemplated in Mars’ August 12 revised counterproposal.

Also on August 13, 2024, the Board held a special meeting by videoconference. Members of Kellanova’s senior management and representatives of each of Goldman Sachs, Kirkland and Lazard were also in attendance. The proposed final form of the Merger Agreement was provided to the Board in advance of the meeting. At that meeting, Mr. Cahillane provided an update to the Board on his discussions with the Chief Executive Officer of Party A, and discussed, among other things, the risk of waiting for Party A to submit a proposal to acquire Kellanova given the message relayed by representatives of Citi to Goldman Sachs that Mars would terminate negotiations if Mars determined that Kellanova had slowed negotiations to engage other potential acquirors.

Also at that meeting, representatives of Kirkland provided an update on the final terms of the Merger Agreement, including a comprehensive review of the resolution of key open items, including, among other things, the removal of the proposed monthly ticking fee, the $800 million termination fee payable by Kellanova in certain circumstances, the $1.25 billion reverse termination fee payable by Mars in certain circumstances, the conditions to closing, and various employee matters.

Also at that meeting, representatives of Goldman Sachs reviewed with the Board its financial analysis of the Merger Consideration, and rendered its opinion to the Board to the effect that, as of August 13, 2024, and based upon and subject to the assumptions, limitations, qualifications and other matters considered as described in its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) pursuant to the Merger Agreement was fair from a financial point of view to such holders. Goldman Sachs’ opinion is more fully described in the section of this proxy statement entitled “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Goldman Sachs & Co. LLC.” Also at that meeting, representatives of Lazard reviewed with the Board its financial analysis of the Merger Consideration, and rendered its opinion to the Board to the effect that, as of August 13, 2024, and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) in the Merger was fair, from a financial point of view, to such holders. Lazard’s opinion is more fully described in the section of this proxy statement entitled “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Lazard Frères & Co. LLC.”

Also at that meeting, following discussion and consideration of the Merger Agreement and the other transactions contemplated by the Merger Agreement (including the factors described in the section entitled “The Merger—Recommendation of the Board and Its Reasons for the Merger”), the members of the Board unanimously: (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners; (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL; (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in this proxy statement; and (v) directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof.

Later that same night on August 13, 2024, Kellanova and Mars executed the Merger Agreement and Mars delivered an executed Debt Commitment Letter. Also that same night on August 13, 2024, Mars executed and delivered voting agreements with each of the Kellogg Foundation Trust and certain entities and trusts affiliated with the Gund family.

On the morning of August 14, 2024, prior to the commencement of trading of Common Stock on the NYSE, Kellanova and Mars issued a joint press release announcing the Merger.

Recommendation of the Board and Its Reasons for the Merger

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger that may be different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Proposal be approved by the Kellanova shareowners. See the section entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger” beginning on page 71.

By unanimous vote, the Board, at a special meeting held on August 13, 2024 and after careful consideration at this and prior Board meetings, among other things:

•	determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners;

•

determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL;

•

approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement;

•

resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in this proxy statement; and

•	directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof.

Accordingly, the Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal at the Special Meeting.

In reaching its determination and recommendation, the Board consulted with representatives of Kellanova management, its legal advisor, Kirkland, and its financial advisors, Goldman Sachs and Lazard, as further described in the section entitled “The Mergers—Background of the Merger”. The Board considered a number of factors when evaluating the Merger Agreement. The Board considered these factors as a whole and without assigning relative weights to each such factor, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations with respect to the Merger Agreement. The factors supporting the Board’s determination and recommendation included (which factors are not necessarily presented in order of relative importance):

•

the current and historical market prices, volatility and trading information with respect to shares of Common Stock, including the fact that the Merger Consideration of $83.50 per share to be received by Kellanova shareowners in the Merger represents a premium of:

•

approximately 33% over the closing price per share as of August 2, 2024, the last full trading day prior to Reuters’ published article reporting that Mars was exploring an acquisition of Kellanova (the “Unaffected Date”);

•	approximately 33% over the highest closing per share price for the 52-week trading period prior to the Unaffected Date;

•	approximately 44% over the 30-day trading period volume weighted average price (“VWAP”) prior to the Unaffected Date;

•	approximately 42% over the 90-day trading period VWAP prior to the Unaffected Date;

•

the current and prospective business environment in which Kellanova operates, including economic, market and industry conditions generally, the current competitive environment in the snack food industry, and the likely effect of these factors on Kellanova and the execution of Kellanova’s plans as a standalone public company;

•

the fact that the price of $83.50 per share in cash payable in the Merger provides certainty, immediate value and liquidity to Kellanova shareowners at a compelling value, while eliminating the risks, uncertainties and potentially longer timeline for realizing equivalent value from Kellanova continuing as a standalone company;

•

the belief that, if Kellanova did not enter into the Merger Agreement, there could be a considerable period of time before the trading price per share of Common Stock would reach and sustain the per share Merger Consideration of $83.50 (even assuming full realization of the management projections);

•

the belief that the potential values, benefits, risks and uncertainties facing Kellanova shareowners associated with possible strategic alternatives to the Merger (including possible alternative business combinations and scenarios involving the possibility of remaining a standalone publicly traded company), and the timing, risks and likelihood of accomplishing such alternatives, taking into account the Board’s belief that there were likely no other potential strategic acquirors or other parties that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Mars and that potential transactions with such other potential strategic acquirors or other parties would likely involve greater regulatory uncertainty than the Merger (including based on the inquiries from potential acquirors following the release of the Reuters article on August 4, 2024 speculating about a potential strategic transaction involving Kellanova, as more fully described under the section of this proxy statement entitled “The Merger—Background of the Merger”);

•

the potential risk of losing the favorable opportunity with Mars in the event Kellanova pursued a higher price or in the event Kellanova sought to pursue discussions with other third parties who may be interested in pursuing a strategic transaction with Kellanova prior to entry into the Merger Agreement and the potential negative effect that such a process might have on Kellanova’s business;

•

the fact that, the Board and Kellanova’s senior management, in coordination with Kellanova’s outside legal and financial advisors, vigorously negotiated on an arms-length basis with Mars with respect to price and other terms and conditions in the Merger Agreement, resulting in an increase in Mars’ offer price per share from the beginning of the process to the end of the negotiations, and the belief that, after these negotiations, $83.50 per share of Common Stock was the highest price that Mars was willing to pay as of the date of execution of the Merger Agreement and the terms of the Merger Agreement include the most favorable terms to Kellanova, in the aggregate, to which Mars would be willing to agree and taken as a whole, and the fact that, the comprehensive terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights and fees of the parties, as finally negotiated, are reasonable and customary;

•

the financial analysis of the Merger Consideration reviewed by representatives of Goldman Sachs with the Board as well as the oral opinion of Goldman Sachs rendered to the Board on August 13, 2024, which was subsequently confirmed by delivery of a written opinion dated August 13, 2024, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and other matters considered as described in its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described under “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Goldman Sachs & Co. LLC”;

•

the financial analysis of the Merger Consideration reviewed by representatives of Lazard with the Board as well as the oral opinion of Lazard rendered to the Board on August 13, 2024, which was subsequently confirmed by delivery of a written opinion dated August 13, 2024, that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) in the Merger was fair, from a financial point of view, to such holders, as more fully described under “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Lazard Frères & Co. LLC”;

•	the fact that Kellanova has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course prior to the consummation of the Merger;

•

the fact that the Merger Agreement permits Kellanova to continue to pay to its shareowners regular quarterly dividends during the pendency of the Merger, subject to certain maximum amounts per quarter;

•

the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement, including the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions, Mars’ strong commitment to use its reasonable best efforts to promptly take all actions and do all things necessary to obtain all clearances, authorizations, consents, orders and approvals of all governmental entities necessary for the performance of its obligations pursuant to the Merger Agreement (subject to a Burdensome Condition standard, as more fully described under “The Merger Agreement—Other Covenants and Agreements—Efforts to Complete the Merger; Regulatory Approvals”), and the absence of a requirement for approval by Mars’ stockholders;

•

the commitment made by Mars to use its reasonable best efforts to avoid or eliminate impediments under any Antitrust Law or trade regulation law that may be asserted by any governmental entity so as to enable the parties to the Merger Agreement to close the Merger as promptly as practicable (subject to the specified thresholds and limitations of the Burdensome Condition standard set forth in the Merger Agreement), including a commitment to contest and defend through litigation any claim asserted in court by any governmental entity in order to avoid entry of, or have vacated or terminated, any decree, order or judgment that would prevent closing of the Merger;

•

the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of Kellanova’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) qualification;

•

the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $800 million (which the Board believed was reasonable and customary under the circumstances and would not unduly deter any other party that might be interested in acquiring Kellanova);

•

the fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to (i) the failure to obtain required regulatory approvals and clearances, or (ii) the entry of, and continued effectiveness of, an order by a governmental entity or adoption or effectiveness of a law (in each case solely in respect of the HSR Act or any foreign investment law) that prohibits, enjoins or makes illegal the consummation of the Merger, or (iii) a Burdensome Condition that is a condition to receipt of any regulatory approval, or a regulatory approval containing, including or imposing a Burdensome Condition, or a law or order in effect at closing of the Merger resulting in a Burdensome Condition, Mars will be required to pay Kellanova a termination fee of $1.25 billion (which the Board believed was reasonable under the circumstances);

•	the Outside Date of August 13, 2025 (subject to two automatic 6-month extensions under certain circumstances), which the Board believed to be sufficient time to complete the Merger;

•

the availability of statutory appraisal rights to Kellanova shareowners who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under Section 262 of the DGCL;

•	the fact that the consummation of the Merger is subject to the approval of Kellanova shareowners, who will have the opportunity to adopt or reject the Merger Agreement;

•

the fact that the Merger Agreement was unanimously approved by the Board, which is comprised of a majority of independent directors who are not employees of Kellanova or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•

the fact that the Merger is not subject to a financing condition and that Mars has represented that it or Acquiror will, as of the closing of the Merger, have available sufficient funds sufficient to pay the amounts required to be paid under the Merger Agreement;

•

the guaranty of Acquiror’s and Merger Sub’s obligations under the Merger Agreement by Mars pursuant to the Merger Agreement, which provides substantial assurance that Acquiror and Merger Sub will perform their obligations under the Merger Agreement and increases closing certainty for Kellanova;

•

the fact that the Kellogg Foundation Trust, certain entities affiliated with G. Zachary Gund and certain trusts affiliated with the Gund family, who collectively held approximately 20.66% of the total outstanding shares of Common Stock as of August 13, 2024, agreed to enter into voting agreements to vote their shares in favor of the Merger;

•	the fact that the Merger does not require the approval of Mars’ stockholders, with the attendant risks associated with such vote;

•	Kellanova’s rights to seek specific performance of Mars’, Acquiror’s and Merger Sub’s obligations to cause the Merger to occur and to prevent other breaches of the Merger Agreement; and

•

the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Mars, including Mars’ prior track record of completing large and complex acquisitions.

In the course of its deliberations, the Board also considered and balanced against the potentially positive factors, a number of uncertainties, risks and other potentially negative factors, including, among other things, the following (which factors are not necessarily presented in order of relative importance):

•

the fact that Kellanova shareowners will not have the ability to participate in any future growth potential or benefit from any future increase in the value of Kellanova as, following the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Kellanova will be a private company;

•

the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on Kellanova’s business, operations, financial results and stock price;

•

the potential negative effects of the public announcement of the Merger on Kellanova’s sales, operating results, and stock price, its ability to retain key personnel, and its relationships with vendors, customers, and employees;

•

the restrictions on the conduct of Kellanova’s business prior to the completion of the Merger, requiring Kellanova to conduct its business in the ordinary course and preventing Kellanova from taking certain specified actions, subject to specific limitations, all of which may delay or prevent Kellanova from undertaking business opportunities pending completion of the Merger;

•

the fact that, subject to certain limited exceptions, during the term of the Merger Agreement, Kellanova is prohibited from soliciting any inquiry or proposal with respect to a competing proposal for Kellanova;

•

the costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the time and effort of Kellanova management required to complete the Merger, which may disrupt its business operations and may have a negative effect on its financial results;

•	the conditions to the obligations of Acquiror to complete the Merger and the right of Acquiror to terminate the Merger Agreement under certain circumstances;

•	the risk that Kellanova shareowners may not approve the Merger;

•	the fact that completion of the Merger requires regulatory approvals, which could subject the Merger to delays and the risk that the required regulatory approvals may not be obtained at all;

•

the fact that, in the event the Merger Agreement is terminated prior to the consummation of the Merger in certain circumstances relating to the failure of antitrust clearance to be obtained, Mars will be required to pay Kellanova a termination fee of $1.25 billion, which may not be sufficient to compensate Kellanova for losses suffered as a result of the termination of the Merger Agreement under such circumstances;

•	the risk of litigation arising from Kellanova shareowners in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;

•

the fact that the Merger Consideration consists of cash and will generally be taxable for U.S. federal income tax purposes, as more fully described in the section entitled “The Merger—U.S. Federal Income Tax Considerations”;

•

the interests that certain Kellanova directors and executive officers may have with respect to the Merger, which interests may be different from, or in addition to their interests as Kellanova shareowners generally, as described in the section of this proxy statement entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger”; and

•

other risks and uncertainties of the nature identified in the section of this proxy statement captioned “Forward-Looking Statements” and in Kellanova’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in Kellanova’s Annual Report on Form 10-K for the year ended December 30, 2023. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger Agreement and the transactions contemplated thereby were outweighed by the positive factors and potential benefits associated with the Merger Agreement and the transactions contemplated thereby that supported its determination and recommendation. Accordingly, the Board unanimously determined that it was fair to, and in the best interests of Kellanova and its shareowners to enter into the Merger Agreement.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but is meant to include material factors considered by the Board. The Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information available to it, including discussions with Kellanova’s senior management and outside legal and financial advisors. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 28. Accordingly, the Board unanimously recommends that Kellanova shareowners vote “FOR” the Merger Proposal.

Certain Unaudited Forecasted Financial Information

Although Kellanova historically has provided guidance as to its projected financial and operational results for its then-current fiscal year, Kellanova does not otherwise, as a matter of course, make long-term projections as to future performance available to the public, given, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.

As part of the Board’s regular process for evaluating Kellanova’s business, strategic and financial position, Kellanova management prepared a customary long-range plan that was presented to the Board. The long-range plan contains certain non-public, unaudited, stand-alone financial projections for Kellanova (the “Financial Projections”). The Financial Projections were authorized for use by Kellanova’s financial advisors for purposes of their financial analyses and opinions summarized under the sections of this proxy statement titled “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Goldman Sachs & Co. LLC” and “The Merger—Opinions of Financial Advisors to Kellanova—Opinion of Lazard Frères & Co. LLC.”

The Financial Projections were not prepared with a view toward public disclosure, and accordingly, do not necessarily comply with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles (“GAAP”), and may not be prepared on a basis consistent with projections the Company has otherwise disclosed publicly. The Financial Projections included in this document have been prepared by, and are the responsibility of, Kellanova’s management. Kellanova’s independent auditor has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Financial Projections, and, accordingly, Kellanova’s independent auditor does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Kellanova’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

The Financial Projections summarized below are included solely to provide Kellanova shareowners access to financial projections that were made available to the Board, Goldman Sachs and Lazard in connection with the proposed Merger, and are not included in this proxy statement to influence a Kellanova shareowner’s decision as to whether to vote to adopt the Merger Agreement or for any other purpose. None of Kellanova, the Board, Goldman Sachs, Lazard, Mars or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Financial Projections or the ultimate performance of Kellanova relative to the Financial Projections. The inclusion of the summary of the Financial Projections in this proxy statement does not constitute an admission or representation of Kellanova, the Board, Goldman Sachs, Lazard, Mars or any of their respective affiliates, advisors or other representatives that the Financial Projections or the information contained therein are material. The inclusion of the summary of the Financial Projections in this proxy statement should not be regarded as an indication that Kellanova or anyone who receives the Financial Projections then considered, or now considers, the Financial Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. In the view of Kellanova’s management, the Financial Projections were prepared on a reasonable basis, reflected the best estimates and judgments available to Kellanova’s management at the time and presented, to the best of Kellanova’s management’s knowledge and belief, the expected course of action and Kellanova’s expected future financial performance as of the date such information was prepared.

The Financial Projections summarized below, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive, regulatory, financial market conditions, as well as matters specific to Kellanova’s business, in each case as of the date the Financial Projections were prepared, all of which are difficult or impossible to predict and many of which are beyond Kellanova’s control. In addition, the Financial Projections reflect assumptions that are subject to change and are susceptible to multiple interpretations based on actual results, revised prospects for Kellanova’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Financial Projections were prepared. Accordingly, actual results will differ, and may differ materially, from those contained in the Financial Projections, and therefore, the Financial Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. The Financial Projections cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year.

The Financial Projections include the following assumptions and estimates, and reflect the 53rd week in Kellanova’s fiscal year 2025:

•	organic-basis net sales growth rates of nearly 4% in each fiscal year from 2025 through 2027;

•	adjusted operating profit growth rates of 8% in fiscal year 2025 (aided by the 53rd week), 5% in fiscal year 2026 and 7% in fiscal year 2027;

•	adjusted operating margins ranging from 15% in fiscal year 2025 to 16% in fiscal year 2027;

•	adjusted EBITDA margins ranging from 18% in fiscal year 2025 to 19% in fiscal year 2027;

•	adjusted earnings per share growth of 8% in fiscal year 2025, 7% in fiscal year 2026 and 9% in fiscal year 2027; and

•	free cash flow growth rates of 7% in fiscal year 2025, 8% in fiscal year 2026 and 7% in fiscal year 2027.

The Financial Projections assume no business expansions from mergers and acquisitions or alternative business models. In addition, the Financial Projections do not take into account any circumstances, transactions or events occurring after the date on which the Financial Projections were prepared and do not give effect to any changes or expenses incurred after the date on which they were made, including as a result of the Merger or any effects of the Merger (including any failure of the Merger to be completed).

Except as required by applicable securities laws, Kellanova does not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date on which the Financial Projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error. There can be no assurance that the financial results in the Financial Projections will be realized, or that future actual financial results will not materially vary from those estimated in the Financial Projections. In light of the foregoing, and the uncertainties inherent in the Financial Projections, Kellanova shareowners are cautioned not to place undue, if any, reliance on the Financial Projections. The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Kellanova in its public filings with the SEC.

Important factors that may affect actual results and the achievability of the Financial Projections include, but are not limited to: regulatory actions at the federal, state and local level, changes in consumer food preferences or purchasing behaviors, general economic conditions, including foreign exchange rates, input cost inflation and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; competition; and those risks and uncertainties described in Kellanova’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. See also the section entitled “Cautionary Statement Concerning Forward-Looking Information” in this proxy statement.

Certain of the measures included in the Financial Projections are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures provided to a financial advisor are excluded from the SEC’s rules concerning non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Board in connection with its consideration of the Merger Agreement or by Goldman Sachs or Lazard for purposes of their financial analyses. Accordingly, Kellanova has not provided a reconciliation of any financial measures included in the Financial Projections.

The following table is a summary of the Financial Projections:

	Fiscal Year
($ in millions other than per share amounts)	2024E	2025E	2026E	2027E
Net Sales	$12,782	$13,366	$13,670	$14,098
Adjusted Operating Profit(1)	$1,865	$2,016	$2,120	$2,273
Adjusted EBITDA(1)	$2,235	$2,401	$2,553	$2,741
Adjusted Net Income(1)	$1,281	$1,361	$1,439	$1,550
Net Operating Profit After Tax	$1,322	$1,506	$1,595	$1,705
Free Cash Flow(2)	$1,050	$1,119	$1,208	$1,289
Unlevered Free Cash Flow(3)	$1,102	$1,348	$1,359	$1,533
Adjusted Earnings Per Share(1)	$3.70	$3.99	$4.26	$4.63

(1)

Adjusted Operating Profit, Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures, each calculated in accordance with GAAP and adjusted to exclude the effect of restructuring programs, costs of the Spin Transaction, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, a gain on interest rate swaps and other costs impacting comparability. Adjusted EBITDA is a non-GAAP financial measure which represents earnings before interest, taxes and depreciation and amortization and adjusted in the same manner described in the foregoing sentence.

(2)	Free Cash Flow is a non-GAAP financial measure, defined as net cash provided by operating activities reduced by expenditures for property additions.
(3)

Unlevered Free Cash Flow is a non-GAAP financial measure equal to Net Operating Profit After Tax plus depreciation & amortization, less capital expenditures, plus/minus the change in working capital and other balance sheet items, plus/minus other non-cash items.

Opinions of Financial Advisors to Kellanova

The Company engaged each of Goldman Sachs and Lazard to act as its financial advisors in connection with the Merger.

Opinion of Goldman Sachs & Co. LLC

At a special meeting of the Board held to evaluate the Merger, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated August 13, 2024, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ written opinion, the Merger Consideration to be paid to the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs to the Board, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in rendering its opinion, is attached as Annex E to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to shareowners and Annual Reports on Form 10-K of Kellanova for the fiscal year ended December 30, 2023, December 31, 2022 and January 1, 2022, respectively;

•	the registration statement on Form 10, as amended, of WK Kellogg Co in connection with its spin-off from Kellanova;

•	certain interim reports to shareowners and Quarterly Reports on Form 10-Q of Kellanova;

•	certain other communications from Kellanova to its shareowners;

•	certain publicly available research analyst reports for Kellanova; and

•

certain internal financial analyses and forecasts for Kellanova prepared by its management (referred to as the “Financial Projections” and which are summarized in the section entitled “The Merger—Certain Unaudited Forecasted Financial Information” beginning on page 51), as approved for Goldman Sachs’ use by Kellanova.

Goldman Sachs also held discussions with members of the senior management of Kellanova regarding their assessment of the past and current business operations, financial condition and future prospects of Kellanova; reviewed the reported price and trading activity for Common Stock; compared certain financial and stock market information for Kellanova with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the food industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Board that the Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Kellanova. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Kellanova or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion did not address the underlying business decision of Kellanova to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to Kellanova; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), as of the date of its opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any Merger Consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Kellanova; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Kellanova, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which Common Stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on Kellanova, Acquiror, Mars or the Merger, or as to the impact of the Merger on the solvency or viability of Kellanova, Acquiror or Mars or the ability of Kellanova, Acquiror or Mars to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analysis

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 12, 2024, the last trading day before the date on which the Board approved the Merger, and is not necessarily indicative of current market conditions.

Implied Premia and Multiple Analyses

Goldman Sachs calculated the $83.50 in cash per share to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement in relation to:

•	the closing price per share of Common Stock of $62.98 on August 2, 2024, the last trading day before media reports of a potential transaction with Mars became public;

•	the highest trading price for the shares of Common Stock of $62.98 over the 52-week period ended August 2, 2024 (the “52-week high”);

•	the volume weighted average price for the shares of Common Stock of $58.09 over the thirty-day period ended August 2, 2024 (the “30-day VWAP”); and

•	the volume weighted average price for the shares of Common Stock of $58.69 over the ninety-day period ended August 2, 2024 (the “90-day VWAP”).

The results of these calculations are as follows:

Reference Price Per Share	Implied Premium Represented by $83.50 Per Share
Closing Price as of August 2, 2024 of $62.98	33%
52-week high of $62.98 (undisturbed)	33%
30-day VWAP of $58.09 (undisturbed)	44%
90-day VWAP of $58.69 (undisturbed)	42%

Goldman Sachs calculated the implied equity value of Kellanova by multiplying the $83.50 per share of Merger Consideration to be paid pursuant to the Merger Agreement by the number of fully diluted outstanding shares of Common Stock as of August 12, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, using the treasury stock method. Goldman Sachs then calculated the implied enterprise value for Kellanova by adding to Kellanova’s implied equity value the amount of Kellanova’s adjusted net debt (including financial net debt and adjustments for noncontrolling interest, investments in unconsolidated entities and factored receivables) as of June 30, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova.

Using that information, Goldman Sachs calculated the following with respect to Kellanova:

•	Kellanova’s implied enterprise value as a multiple of the EBITDA of Kellanova for the twelve month period ended June 30, 2024, as provided by Kellanova’s management; and

•	Kellanova’s implied enterprise value as a multiple of the EBITDA of Kellanova for fiscal years 2024, 2025, and 2026, in each case as reflected in the Projections.

The results of these calculations were as follows:

Multiples
Implied Enterprise Value as a Multiple of:
Q2 2024 LTM EBITDA	16.4x
FY2024E EBITDA	16.0x
FY2025E EBITDA	14.9x
FY2026E EBITDA	14.0x

Illustrative Discounted Cash Flow Analysis

Using the Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Kellanova to derive a range of illustrative equity values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 6.00% to 7.00%, reflecting estimates of Kellanova’s weighted average cost of capital, Goldman Sachs discounted to present value, as of June 30, 2024, (i) estimates of unlevered free cash flow for Kellanova for the period from July 1, 2024 to December 31, 2027, as reflected in the Projections, and (ii) a range of illustrative terminal values for Kellanova, which were calculated by applying a range of EV/LTM EBITDA multiples ranging from 12.0x to 14.0x, to an estimate of adjusted EBITDA to be generated by Kellanova in calendar year 2027, as reflected in the Projections (which analysis implied perpetuity growth rates ranging from 1.0% to 2.6%). The range of EV/LTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Kellanova and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Kellanova’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Kellanova, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived a range of illustrative enterprise values for Kellanova by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Kellanova the amount of Kellanova’s adjusted net debt (including financial net debt and adjustments for noncontrolling interest, investments in unconsolidated entities and factored receivables) as of June 30, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, to derive a range of illustrative equity values for Kellanova. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock as of August 12, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, using the treasury stock method, to derive a range of illustrative equity values per share of Common Stock of $68.42 to $83.82.

Illustrative Present Value of Future Share Price Analysis

Using the Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value of Kellanova as of December 31 for each of the calendar years 2024 through 2026, by applying a range of illustrative EV/NTM EBITDA multiples of 11.5x to 14.5x to estimates of Kellanova’s one-year forward adjusted EBITDA as of December 31 for each of the calendar years 2024 through 2026, respectively. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Kellanova and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.”

Goldman Sachs then subtracted the amount of Kellanova’s adjusted net debt (including financial net debt and adjustments for noncontrolling interest, investments in unconsolidated entities and factored receivables) as of June 30, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, from the respective implied enterprise values in order to derive a range of illustrative equity values for Kellanova as of December 31 for each of the calendar years 2024 through 2026. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Common Stock for each of the calendar years 2024 through 2026, calculated using information provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, to derive a range of implied future values per share of Common Stock (excluding dividends). Goldman Sachs then added the cumulative dividends per Common Stock expected to be paid to holders of Common Stock through the end of each of calendar years 2024 through 2026, using the Projections, to derive a range of implied future values per share of Common Stock (including dividends). By applying an illustrative discount rate of 6.9%, reflecting an estimate of Kellanova’s cost of equity, and using a mid-year convention, Goldman Sachs discounted to present value as of June 30, 2024 both the theoretical future values per share of Common Stock it derived for Kellanova and the estimated dividends to be paid per share of Common Stock through the end of each of calendar years 2024 through 2026. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Kellanova, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied equity values per share of Common Stock of $60.93 to $90.01.

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in selected all-cash or cash-and-stock acquisition transaction announced during the period from January 1, 2008 through August 12, 2024 involving U.S. publicly traded target companies with a transaction value equal to or greater than $20 billion where the buyer is not a financial buyer. Using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile average premia of the price paid in the observed transactions relative to the target’s last undisturbed closing share price prior to announcement of the respective transaction and the target’s 52-week high closing share price. The following table presents the results of this analysis:

Precedent Premia Paid	Undisturbed Share Price	52-Week High Share Price

Median	27%	13%

25th Percentile	14%	7%

75th Percentile	32%	23%

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied (i) with respect to the precedent premia paid relative to undisturbed share price, a reference range of illustrative premia of 14% to 32%, and (ii) with respect to the precedent premia paid relative to 52-week high share price, a reference range of illustrative premia of 7% to 23%, in each case to the undisturbed and 52-week high closing price of Common Stock on August 2, 2024 of $62.98. This analysis resulted in a range of implied equity values per share of Common Stock of (i) with respect to the precedent premia paid relative to undisturbed share price, $71.80 to $83.13, and (ii) with respect to the precedent premia paid relative to 52-week high share price, $67.39 to $77.47.

Precedent Transaction Multiples

Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the food industry since 2008. For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied EV/FY1 (or next fiscal year) EBITDA of the applicable target company based on the total Merger Consideration paid in the transaction as a multiple of the target company’s FY1 EBITDA based on the closest available broker estimate at the time each such selected transaction was announced. While none of the companies that participated in the selected transactions are directly comparable to Kellanova, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Kellanova’s results, industry size and product profile.

The following table presents the results of this analysis:

Food Selected Precedent Transactions
Announcement Date	Target	Acquiror	EV/FY1 EBITDA

Sept 2023	Hostess Brands, Inc.	J. M. Smucker Co.	17.2x

June 2018	Pinnacle Foods	Conagra Brands, Inc.	15.9x

Dec 2017	Snyder’s-Lance, Inc.	Campbell Soup Company	19.6x

Sept 2017	Bob Evans Farms, Inc.	Post Holdings, Inc.	15.1x

Feb 2017	Mead Johnson Nutrition Company	Reckitt Benckiser Group plc	18.9x

July 2016	The WhiteWave Foods Co.	Danone S.A.	21.5x

Mar 2015	Kraft Foods Group	H.J. Heinz Holding Corporation	15.5x

July 2014	The Hillshire Brands Company	Tyson Foods, Inc.	16.2x

Feb 2013	H.J. Heinz Company	Berkshire Hathaway and 3G Capital	13.4x

Food Selected Precedent Transactions
Announcement Date	Target	Acquiror	EV/FY1 EBITDA

Jan 2010	Cadbury plc	Kraft Foods Group	12.1x
Apr 2008	Wm. Wrigley Jr. Company	Mars, Incorporated	17.6x
Median			16.2x

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment and experience, Goldman Sachs selected a reference range of EV/FY1 EBITDA multiples of 12.1x to 21.5x and applied such range to Kellanova’s FY1 EBITDA, as provided by the management of Kellanova, to derive a range of implied enterprise values for Kellanova. Goldman Sachs then subtracted from the range of implied enterprise values the amount of Kellanova’s adjusted net debt (including financial net debt and adjustments for noncontrolling interest, investments in unconsolidated entities and factored receivables) as of June 30, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, to derive a range of illustrative equity values for Kellanova. Goldman Sachs divided the results by the number of fully diluted outstanding shares of Common Stock as of August 12, 2024, as provided by the management of Kellanova and approved for Goldman Sachs’ use by Kellanova, using the treasury stock method, to derive a range of implied equity values per share of Common Stock of $58.81 to $118.63.

Selected Publicly Traded Companies Trading Multiples

For reference purposes only, Goldman Sachs reviewed and compared certain financial information of Kellanova to corresponding publicly available financial information and valuation multiples for the following publicly traded companies in the food industry, which are referred to in this section as the “selected companies”:

Snacking

•	The Hershey Company

•	Mondelēz International, Inc.

•	PepsiCo, Inc.

Center of Store

•	The Campbell Soup Company

•	Conagra Brands, Inc.

•	General Mills, Inc.

•	The J.M. Smucker Company

•	The Kraft Heinz Company

Although none of the selected companies are directly comparable to Kellanova, the selected companies were chosen because they are publicly traded companies in the food industry with certain operations or financial characteristics that, for purposes of analysis, may be considered similar to certain operations or financial characteristics of Kellanova.

Goldman Sachs also calculated and compared various financial multiples and ratios based on financial and trading data as of August 12, 2024, using information Goldman Sachs obtained from public filings. With respect to the selected companies, Goldman Sachs calculated among other metrics, EV/NTM EBITDA multiples.

The results of these calculations are summarized as follows:

Selected Companies	EV /NTM EBITDA Multiple
Median – Snacking	14.8x
Median – Center of Store	9.9x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Kellanova or the Merger.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL). These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Kellanova, Mars, Acquiror, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between Kellanova and Mars and was approved by the Board. Goldman Sachs provided advice to Kellanova during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Kellanova or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex E.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Kellanova, Mars, affiliates of the Kellogg Foundation Trust, a significant shareowner of the Kellanova, any of their respective affiliates and third parties or any currency or commodity that may be involved in the Merger. Goldman Sachs acted as a financial advisor to Kellanova in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Kellanova and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Kellanova in the spin-off of WK Kellogg Co from Kellanova completed on October 2, 2023. During the two-year period ended August 13, 2024, Goldman Sachs Investment Banking had not been engaged by Mars, Acquiror or their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Kellanova, Mars, the Kellogg Foundation Trust and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

The Board selected Goldman Sachs as a financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated July 17, 2024, Kellanova engaged Goldman Sachs to act as a financial advisor in connection with its review of strategic alternatives, including with respect to the Merger. The engagement letter between Kellanova and Goldman Sachs provides for a transaction fee of approximately $93.2 million upon the completion of the Merger, $5 million of which was payable upon the announcement of the Merger. In addition, Kellanova has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Lazard Frères & Co. LLC

Kellanova retained Lazard as its financial advisor in connection with the Merger. In connection with Lazard’s engagement, Kellanova requested that Lazard evaluate the fairness, from a financial point of view, to holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), of the Merger Consideration to be paid to such holders in the Merger. On August 13, 2024, at a meeting of the Board, Lazard rendered to the Board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated August 13, 2024, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) in the Merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated August 13, 2024, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex F to this proxy statement and is incorporated herein by reference in its entirety. The summary of the written opinion of Lazard, dated August 13, 2024, set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex F. You are encouraged to read Lazard’s opinion and the summary contained in this proxy statement carefully and in their entirety. Lazard’s engagement and its opinion were for the benefit of the Board (in its capacity as such) and Lazard’s opinion was rendered to the Board in connection with its evaluation of the Merger and addressed only the fairness, as of the date of the opinion, from a financial point of view, to holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) of the Merger Consideration to be paid to such holders in the Merger. Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which Kellanova might engage or the merits of the underlying decision by Kellanova to engage in the Merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any shareowner as to how such shareowner should vote or act with respect to the Merger or any matter relating thereto.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of a draft, dated August 13, 2024, of the Merger Agreement;

•	reviewed certain publicly available historical business and financial information relating to Kellanova;

•	reviewed various financial forecasts and other data provided to Lazard by Kellanova relating to the business of Kellanova;

•	held discussions with members of the senior management of Kellanova with respect to the business and prospects of Kellanova;

•	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of Kellanova;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of Kellanova;

•	reviewed historical stock prices and trading volumes of Common Stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Kellanova or concerning the solvency or fair value of Kellanova, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of Kellanova, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Kellanova. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.

Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard further noted that volatility in the credit, commodities and financial markets may have an effect on Kellanova or the Merger and Lazard did not express an opinion as to the effects of such volatility on Kellanova or the Merger. Lazard did not express any opinion as to the price at which shares of Common Stock may trade at any time subsequent to the announcement of the Merger. In connection with its engagement, Lazard was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction with Kellanova. In addition, Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which Kellanova might engage or the merits of the underlying decision by Kellanova to engage in the Merger.

In rendering its opinion, Lazard assumed, with the consent of Kellanova, that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions. Representatives of Kellanova advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of Kellanova, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Merger would not have an adverse effect on Kellanova or the Merger. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor does Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Kellanova obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Merger Consideration to the extent expressly specified in the opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by the Merger, including, without limitation, the Voting Agreements. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration or otherwise.

Summary of Lazard Financial Analysis

The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The summary of Lazard’s financial analyses and reviews provided below is not a complete description of the financial analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Selecting portions of the financial analyses described below, without considering the financial analyses described below as a whole, could create an incomplete view of the financial analyses and reviews underlying Lazard’s opinion.

In arriving at its opinion, Lazard considered the results of its financial analyses and did not attribute any particular weight to any factor or financial analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its financial analyses. For purposes of its financial analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Kellanova. No company, business or transaction used in Lazard’s financial analyses and reviewed as a comparison is identical to Kellanova, or the Merger and related transactions contemplated by the Merger Agreement, and an evaluation of the results of those financial analyses and reviews is not entirely mathematical.

Rather, the financial analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the Merger, public trading or other values of the companies, businesses or transactions used in Lazard’s financial analyses and reviews. The estimates contained in Lazard’s financial analyses and reviews and the ranges of values resulting from any particular financial analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s financial analyses and reviews. In addition, financial analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s financial analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s financial analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s financial analyses and reviews. Considering the data in the tables below without considering the full narrative description of the financial analyses and reviews, including the methodologies and assumptions underlying the financial analyses and reviews, could create a misleading or incomplete view of Lazard’s financial analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 12, 2024, the last trading day before the date of Lazard’s opinion, and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Using the Financial Projections, Lazard performed a discounted cash flow analysis of Kellanova.

A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future cash flows. A company’s “estimated future cash flows” are its projected unlevered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.

For purposes of this analysis, Lazard calculated a range of enterprise values for Kellanova by discounting to present value, utilizing discount rates ranging from 6.25% to 6.75%, chosen by Lazard based upon its analysis of the weighted average cost of capital of Kellanova (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies and market risk) and using the mid-year convention, (i) the estimated after-tax unlevered free cash flows to be generated by Kellanova from June 30, 2024 through end of calendar year 2027; and (ii) a range of terminal values for Kellanova.

The terminal values were derived by applying a perpetuity growth rate range of 1.50% to 2.00% to the estimated unlevered free cash flow to be generated by Kellanova. The perpetuity growth rates were estimated by Lazard based on its professional judgment and experience, taking into account the Financial Projections.

Lazard then subtracted Kellanova’s net debt, factored accounts receivable, and noncontrolling interests, and added Kellanova’s investments in unconsolidated entities, in each case as of June 29, 2024 and based on information provided by Kellanova, to the range of enterprise values, to derive a range of total equity values for Kellanova. Lazard then calculated a range of implied equity values per share of Common Stock by dividing such total equity values of Kellanova by the number of fully diluted shares of Common Stock (determined using the treasury stock method), as calculated based on information provided by Kellanova with respect to dilutive securities outstanding as of August 12, 2024. The results of this analysis implied an equity value per share range of $69.60 to $79.10, rounded to the nearest $0.10.

Selected Publicly Traded Companies Analysis

Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiple and market trading data related to selected publicly traded snacking and diversified grocery companies (referred to in this section as the “selected companies”), the operations of which Lazard believed, based on its professional judgment and experience, to be generally relevant for purposes of this analysis. Lazard compared such information for the selected companies to the corresponding information for Kellanova.

The selected companies for this analysis were as follows:

Snacking

•	PepsiCo, Inc.

•	Mondelēz International, Inc.

•	The Hershey Company

Diversified Grocery

•	The Kraft Heinz Company

•	General Mills, Inc.

•	Conagra Brands, Inc.

•	Campbell Soup Company

•	The J.M. Smucker Company

•	Post Holdings, Inc

None of the selected companies is directly comparable to Kellanova and certain of these companies may have characteristics that are materially different from those of Kellanova. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Kellanova and the selected companies that could affect the public trading values of each company are also relevant.

For each of the selected companies, Lazard reviewed and compared, among other things, (i) the enterprise value of the selected company (defined as equity market capitalization plus total debt and factored accounts receivable, plus preferred equity and noncontrolling interest, less investments in unconsolidated entities, less cash and cash equivalents) as of August 12, 2024, as a multiple of such selected company’s estimated Adjusted EBITDA (defined as estimated earnings before interest, taxes, depreciation and amortization, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), prepared by equity research analysts and compiled by FactSet, for calendar year 2025 and (ii) price per share as of August 12, 2024 as a multiple of Adjusted EPS (defined as diluted earnings per share, adjusted, as applicable, for non-recurring items and any other adjustments, as appropriate), prepared by equity research analysts and compiled by FactSet for calendar year 2025. The results of this analysis are summarized in the following table:

Benchmark	High	Low	Mean	Median

Snacking

2025E Adjusted EBITDA	14.9x	14.3x	14.5x	14.5x
2025E Adjusted EPS	21.1x	19.2x	19.9x	19.6x

Diversified Grocery

2025E Adjusted EBITDA	12.1x	9.1x	10.0x	9.4x
2025E Adjusted EPS	17.1x	10.8x	13.2x	12.9x

Based on its experience and professional judgment, after taking into account, among other things, such observed multiples, Lazard selected and applied a range of multiples of enterprise value / Adjusted EBITDA of 11.00x – 13.50x to Kellanova’s estimated Adjusted EBITDA for 2025, based on the Financial Projections. Based on this range of implied enterprise values and Kellanova’s net debt, factored accounts receivable, investments in unconsolidated entities and noncontrolling interests, in each case as of June 29, 2024 and based on information provided by Kellanova, and the number of fully diluted outstanding shares of Common Stock (determined using the treasury stock method), based on information provided by Kellanova with respect to dilutive securities outstanding as of August 12, 2024,this analysis indicated an equity value reference range per share of $57.20 to $73.80, rounded to the nearest $0.10. In addition, based on its experience and professional judgment, after taking into account, among other things, such observed multiples, Lazard selected and applied a range of multiples of price / Adjusted EPS of 14.00x – 19.00x to Kellanova’s estimated Adjusted EPS for fiscal year 2025, based on the Financial Projections. This analysis indicated an equity value reference range per share of $55.90 to $75.70, rounded to the nearest $0.10.

Selected Precedent Transactions Analysis

Using public filings and other publicly available information, Lazard reviewed and analyzed selected precedent transactions that Lazard viewed as generally relevant in evaluating the Merger. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to companies in the selected transactions and compared such information to the corresponding information for the Merger.

Specifically, Lazard reviewed eleven acquisition transactions in the food industry announced since July 2014, that Lazard believed, based on its experience and its professional judgment, to be generally relevant for the purpose of this analysis. These transactions are listed below.

Announcement Date	Acquiror	Target

September 2023	The J.M. Smucker Company	Hostess Brands, Inc.

August 2023	Campbell Soup Company	Sovos Brands, Inc.

April 2021	Nestlé S.A.	The Bountiful Company

February 2021	Hormel Foods Corporation	Planters® (snacking portfolio of The Kraft Heinz Company)

June 2018	Conagra Brands, Inc.	Pinnacle Foods Inc.

December 2017	Campbell Soup Company	Snyder’s-Lance, Inc.

December 2017	KKR	Unilever Spreads business

July 2017	McCormick & Company Inc.	Reckitt Benckiser Group plc’s Food Division

December 2015	JAB Holding Company / Mondelēz International, Inc.	Keurig Green Mountain

March 2015	H.J. Heinz Company	Kraft Foods Group, Inc.

July 2014	Tyson Foods, Inc.	The Hillshire Brands Company

None of the target companies in the selected transactions is directly comparable to Kellanova and none of the selected transactions is directly comparable to the Merger, and certain of these selected transactions and target companies may have characteristics that are materially different from those of the Merger and Kellanova. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the transaction and that qualitative judgments concerning differences between the terms of the Merger and the business, financial and operating characteristics and prospects of Kellanova and the selected transactions and target companies that could affect the transaction multiples and transaction values of each selected transaction and target company are also relevant.

For each of the selected transactions, Lazard calculated the transaction value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt and factored accounts receivable, plus preferred equity and noncontrolling interest, less investments in unconsolidated entities, less cash and cash equivalents), based on information in public filings, press releases and investor relations documents, as a multiple of the last twelve-month Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction, which Lazard refers to as “LTM Adjusted EBITDA”.

The financial data for the selected transactions and target companies were based on public filings and other publicly available information. The results of this analysis are summarized in the following table:

Benchmark	25th Percentile	Median	Mean	75th Percentile

EV / LTM Adjusted EBITDA	15.1x	16.7x	16.5x	18.9x

Based on its professional judgment after taking into account, among other things, such observed multiples for each of the selected transactions, Lazard selected an enterprise value / Adjusted LTM EBITDA multiple reference range of 15.50x – 17.50x and applied this multiple reference range to Kellanova’s estimated LTM Adjusted EBITDA as of June 29, 2024 and subtracted from it Kellanova’s net debt, factored accounts receivable, and noncontrolling interests, and added to it Kellanova’s investments in unconsolidated entities, in each case on June 29, 2024 and based on information provided by Kellanova, and divided by the number of fully diluted outstanding shares of Common Stock (determined using the treasury stock method), based on information provided by Kellanova with respect to dilutive securities outstanding as of August 12, 2024. The results of this analysis implied an equity value per share range of $78.10 to $90.20, rounded to the nearest $0.10.

Other Analysis

The analyses and data described below were presented to the Board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

Premia Paid Analysis

Using information from public filings and other publicly available information, Lazard analyzed the premia paid for all-cash selected acquisitions of publicly-traded companies in the food industry announced since January 1, 2009 with a total enterprise value over $20 billion involving a U.S. target. For each of the precedent transactions, Lazard calculated the implied premia as a percentage based on the amount by which the per share consideration in each transaction exceeded the target company’s 20-day volume-weighted average price prior to the relevant transaction.

Based on its professional judgment and experience, Lazard then applied a range of per share price premia of approximately 20.00% to 35.00%, respectively, to the closing share price of Common Stock on August 2, 2024, the last trading day before press rumors of a potential transaction, of $62.98, to calculate an implied equity value per share range of $75.60 to $85.10, rounded to the nearest $0.10.

Research Analyst Price Targets

Lazard reviewed selected equity research analyst price targets based on published, publicly available Wall Street equity research reports. Lazard observed that such price targets ranged from $56.07 per share to $68.22 per share, discounted one year at Kellanova’s cost of equity of 7.0%.

Post-Separation High/Low Trading Prices

Lazard reviewed the range of trading prices of shares of Common Stock for the period since the completion of the separation of Kellanova’s North American cereal business, WK Kellogg Co, on October 2, 2023. Lazard observed that, during such period, the closing prices of the shares of Common Stock ranged from $48.62 per share to $62.98 per share.

Miscellaneous

In connection with Lazard’s services as financial advisor to Kellanova in connection with the Merger, Kellanova agreed to pay Lazard a fee for such services of $10 million, payable upon the consummation of the Merger, of which $2 million became payable upon delivery of the fairness opinion. In addition, Kellanova has agreed to reimburse certain of Lazard’s expenses arising, and to indemnify Lazard against certain liabilities that may arise, out of Lazard’s engagement. In the two-year period prior to the date of Lazard’s opinion, other than this engagement, Lazard has not been engaged to provide financial advisory services to Kellanova. Lazard in the past has provided certain investment banking services to Mars, including, during in the two-year period prior to the date of Lazard’s opinion, having advised Mars with respect to certain acquisitions by Mars, for which Lazard has received compensation of approximately $17 million.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for corporate and other purposes. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Kellanova, Mars and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Kellanova, Mars and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Kellanova and Mars determined the Merger Consideration through arm’s-length negotiations, and the Board approved such Merger Consideration. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, to holders of Common Stock (other than shares owned (or held in treasury) by Kellanova, shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and shares for which a holder or beneficial owner properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), of the Merger Consideration to be paid to such holders. Lazard did not recommend any specific consideration to the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the Merger.

Lazard’s opinion was one of many factors considered by the Board, as discussed further in “—Recommendation of the Board and Its Reasons for the Merger.” Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of the Board with respect to the Merger Consideration or of whether the Board would have been willing to recommend a different transaction or determine that a different consideration was fair.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as a financial advisor to the Board after considering Lazard’s qualifications, independence, expertise, international reputation, knowledge of the snacking and diversified grocery industries and experience acting as financial advisor in connection with similar partnership and strategic transactions.

Financing of the Merger

The Merger Agreement does not contain any financing-related closing condition. However, the Merger Agreement does require Acquiror and Mars to undertake to obtain financing on or prior to the Closing in an amount, when taken together with available cash on hand and other sources of funds available to Mars and Acquiror, to consummate the transactions. Acquiror obtained debt financing commitments for the Merger consisting of a bridge loan facility in an aggregate principal amount equal to $29,000,000,000, subject to certain customary mandatory commitment reductions, which will be available to Acquiror on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the lenders to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions.

The Merger Agreement further provides that Kellanova will provide customary cooperation that may be reasonably requested for arranging, obtaining, syndicating and consummating the debt financing for the transaction (or any issuance, sale or offering of debt securities and/or delayed draw term loans, in each case, in lieu thereof as contemplated by the Debt Commitment Letter) or any exchange offer to exchange all or a portion of Kellanova’s outstanding notes for securities of Mars.

Certain Effects of the Merger

If the Merger Proposal receives the required approvals of Kellanova shareowners described elsewhere in this proxy statement and the other conditions to the Closing of the Merger are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into Kellanova upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, Kellanova will continue to exist following the Merger as a wholly owned subsidiary of Acquiror.

Kellanova’s Restated Certificate of Incorporation, dated September 29, 2023, and as amended on April 29, 2024 (the “Certificate of Incorporation”) and the Bylaws will be amended and restated as a result of the Merger to the forms attached as Exhibit A and Exhibit B to Annex A to this proxy statement, respectively (collectively, the “Surviving Corporation Organizational Documents”), which include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to the Company Indemnified Parties (as defined in the section entitled “The Merger Agreement—Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation” beginning on page 83 with respect to acts or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and the Bylaws as of August 13, 2024).

Following the Merger, all Common Stock will be beneficially owned by Mars, and none of the holders of Common Stock as of immediately prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a shareowner of, Kellanova, the Surviving Corporation, Acquiror or Mars. As a result, the holders of Common Stock as of immediately prior to the Merger will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Common Stock. Following the Merger, Mars will benefit from any increase in Kellanova’s value and also will bear the risk of any decrease in Kellanova’s value.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned (or held in treasury) by Kellanova, shares held, directly or indirectly, by Mars or any of its subsidiaries (including Acquiror and its subsidiaries) or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time, or shares held by a holder or beneficial owner who properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL), will be converted into the right to receive the Merger Consideration. Any shares of Common Stock held by Kellanova as treasury stock immediately prior to the Effective Time will automatically be cancelled and retired and not be entitled to receive the Merger Consideration, and any shares of Common Stock held, directly or indirectly, by Mars or any of its subsidiaries (including Acquiror and its subsidiaries), or any wholly owned subsidiary of Kellanova, immediately prior to the Effective Time will remain outstanding and will not be converted into the right to receive the Merger Consideration.

For information regarding the effects of the Merger on Kellanova’s outstanding equity awards and the ESPP, please see the sections entitled “The Merger Agreement —Treatment of Kellanova Incentive Awards—Treatment of Options,” “The Merger Agreement —Treatment of Kellanova Incentive Awards—Treatment of RSUs,” “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of PSUs,” “The Merger Agreement—Treatment of Kellanova Incentive Awards—Treatment of DSUs,” and “The Merger—Treatment of Kellanova Incentive Awards—Treatment of Employee Stock Purchase Plan.”

The Common Stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “K.” Following the consummation of the Merger, shares of Common Stock will no longer be traded on the NYSE or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the Exchange Act, Kellanova will no longer be required to furnish information to the Kellanova shareowners and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareowners’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to Kellanova. Mars will become the beneficiary of the cost savings associated with Kellanova no longer being subject to the reporting requirements under the federal securities laws.

Effects on Kellanova if the Merger Is Not Completed

In the event that the Merger Proposal does not receive the required approvals of Kellanova shareowners described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, Kellanova’s shareowners will not receive any Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Kellanova expects that its management will operate Kellanova’s business in a manner similar to that in which it is being operated today and Kellanova will remain an independent public company, the Common Stock will continue to be listed and traded on the NYSE, Common Stock will continue to be registered under the Exchange Act and Kellanova shareowners will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock.

If the Merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of Common Stock may decline to the extent that the current market price of Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to Kellanova will be offered or that the business, operations, financial condition, earnings or prospects of Kellanova will not be adversely impacted or that Kellanova shareowners will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances Kellanova is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section entitled “The Merger Agreement—Termination.”

Under certain circumstances, if the Merger is not completed, Kellanova may be obligated to pay to Acquiror the Termination Fee. Please see the section entitled “The Merger Agreement—Termination Fee.”

Interests of Kellanova’s Directors and Executive Officers in the Merger

Kellanova’s directors and executive officers may have interests in the Merger that are in addition to, or different from, the interests of other shareowners, including the treatment of Options, RSUs, PSUs and DSUs, participation in the ESPP, certain severance benefits pursuant to the COC Severance Policy, potential gross-up payments to mitigate the impact of excise taxes imposed under Section 4999 of the Code, annual bonus payments under Kellanova’s Annual Incentive Plan (the “AIP”) and continued indemnification coverage. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Advisory Compensation Proposal to Kellanova shareowners. These interests are described in further detail below.

Treatment of Options

In connection with the completion of the Merger and subject to the terms of the Merger Agreement, at the Effective Time, each Option that is outstanding and unexercised as of immediately prior to the Effective

Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive, in accordance with the terms of the Merger Agreement, an amount in cash, without interest, equal to the product of the total number of shares of Common Stock subject to such Option and the excess, if any, of the per share Merger Consideration over the per share exercise price of the Option. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be cancelled as of the Effective Time without payment. All Options are currently fully vested.

Treatment of RSUs

In connection with the completion of the Merger and subject to the terms of the Merger Agreement, at the Effective Time, each RSU that is outstanding immediately prior to the Effective Time and that was granted prior to August 13, 2024 will be deemed fully vested and will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the RSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such RSU. At the Effective Time, each RSU that is outstanding immediately prior to the Effective Time and that was granted on or after August 13, 2024 will be cancelled and converted into a Converted RSU Cash Award equal to the per share Merger Consideration with respect to such RSU plus all dividend equivalents accrued or credited with respect to such RSU, which will otherwise remain subject to the same terms and conditions, including vesting provisions, that applied immediately prior to the Effective Time. If any holder of a Converted RSU Cash Award experiences a qualifying termination of employment or service on or following the Effective Time (other than a resignation by our executive officers for “good reason” (as defined in the COC Severance Policy)), the Converted RSU Cash Award will vest in full and be paid shortly following the holder’s termination date, provided that the holder executes and does not revoke a release of claims in favor of the surviving corporation and its affiliates.

Additionally, in accordance with the terms of the Merger Agreement and the COC Severance Policy, if our current executive officers resign for good reason following the Effective Time, their Converted RSU Cash Award (if any) will vest pro rata based on the number of days the executive officer was employed during the original vesting period, provided that the executive officer executes and does not revoke a release of claims in favor of the surviving corporation and its affiliates.

Treatment of PSUs

In connection with the completion of the Merger and subject to the terms of the Merger Agreement, at the Effective Time, each PSU that is outstanding as of immediately prior to the Effective Time will be deemed vested (i) if the applicable performance period has ended prior to the Effective Time, assuming maximum level of performance, or (ii) if the applicable performance period has not ended prior to the Effective Time, based on the greater of target and actual performance, and will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of (A) the product of (1) the total number of shares of Common Stock subject to such PSU (as determined in accordance with clause (i) or (ii) above, as applicable) and (2) the per share Merger Consideration and (B) all dividend equivalents accrued or credited with respect to such PSU (such total cash amount, the “PSU Cash Payment”). Additionally, each holder of a PSU that does not pay out in full at maximum level of performance upon the Effective Time will receive an additional cash retention payment equal to the difference of the value of their PSUs at maximum level of performance (inclusive of all accrued or credited dividend equivalents with respect to such PSUs) and the payment received by such holder at the Effective Time (such difference, the “Converted PSU Cash Award”), which will be paid on the last day of the performance period applicable to the corresponding PSU, subject to the holder’s continued employment or, if earlier, upon the holder’s termination of employment without cause or, with respect to any individual who is a participant in the COC Severance Policy (including our executive officers), resignation for good reason, provided that the holder executes and does not revoke a release of claims in favor of the surviving corporation and its affiliates.

Treatment of DSUs

At the Effective Time, each DSU that is outstanding as of immediately prior to the Effective Time will be converted into the right of the holder thereof to receive, at the time specified in the applicable company benefit plan and in accordance with Section 409A of the Code, an amount in cash, without interest, equal to the per share Merger Consideration and all dividend equivalents accrued or credited with respect to such DSU.

Value of Unvested Equity Awards Held by Executive Officers and Non-Employee Directors

The estimated aggregate value of unvested equity awards held by our executive officers, including our named executive officers and including such persons who have served as an executive officer since January 1, 2023, that would become vested in connection with the Merger, assuming the Merger closed on September 3, 2024 (the “Equity Awards Cutoff Date”) or, immediately thereafter, the executive officer’s termination of employment by Kellanova without cause (as defined in the COC Severance Policy) or a resignation by the executive officer for good reason, is approximately $160,430,179. This value does not include any additional equity awards that may be granted after the Equity Awards Cutoff Date. This value is calculated by multiplying the number of shares underlying such awards by the per share Merger Consideration (assuming maximum performance for PSUs, other than for Mr. Hood’s PSUs, which remained eligible to vest on a pro rata basis following his retirement and are assumed to pro rata vest at target upon the Effective Time for purposes of this disclosure) and include all dividend equivalents accrued or credited with respect to such awards. Our non-employee directors (including such persons who have served in such capacity since January 1, 2023) do not hold any unvested equity awards.

For the estimated value of unvested equity awards for each of our named executive officers individually, see the section entitled “The Merger—Summary of Potential Transaction Payments to Named Executive Officers” below.

Treatment of Employee Stock Purchase Plan

Prior to the Effective Time, Kellanova may amend the ESPP to freeze all participant payroll deduction elections in effect as of August 13, 2024. In addition, Kellanova has taken or will take all actions necessary to provide that, contingent on the Effective Time, (i) no new purchasing period under the ESPP will commence following August 13, 2024, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of August 13, 2024, (iii) no individual will commence participation in the ESPP after August 13, 2024 and prior to the Effective Time and (iv) each outstanding purchase right issued pursuant to the ESPP will be fully exercised on the earlier of the scheduled purchase date for such purchasing period (September 30, 2024) and the date immediately prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Common Stock returned to the participant) (the “Final Purchase Date”). Kellanova will notify each participant at least 10 days before the Final Purchase Date and terminate the ESPP effective as of immediately prior to the Effective Time.

COC Severance Policy

All of our executive officers participate in the COC Severance Policy. The COC Severance Policy provides for enhanced severance benefits in the event that a participant’s employment is terminated without “cause” (other than due to death or disability) or the participant resigns for “good reason”, in each case, within two years following a “change of control” of Kellanova (each as defined in the COC Severance Policy), or if the participant demonstrates that such termination is initiated by a third party that has taken steps reasonably calculated to effect a change of control or is in connection with or in anticipation of a change of control (each such termination, a “COC Termination”). In the event of a COC Termination, our executive officers will be entitled to receive the following severance payments and benefits, subject to their execution and non-revocation of a release of claims and compliance with certain restrictive covenants:

•

a lump sum payment equal to two times the sum of the executive officer’s (i) “Annual Base Salary” (calculated as the annualized amount of the executive officer’s highest monthly salary during the one-year period prior to the change of control, or any time after the change of control) and (ii) “Target Annual Bonus” (calculated by multiplying the executive officer’s target annual bonus percentage under the Kellanova Annual Incentive Plan by the Annual Base Salary);

•

prorated Target Annual Bonus for the year in which the termination date occurs (the “COC Severance Policy Prorated Bonus”) (unless a greater amount is due under the terms of the Merger Agreement, as described below in the section entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger—Annual Bonuses”);

•

any compensation previously deferred by the executive officer (together with any accrued interest or earnings thereon), accrued but unpaid vacation pay and the excess of the actuarial equivalent of the benefits under any qualified defined benefit or other retirement plans and any excess or supplemental retirement plans that the executive officer would have received if the executive officer remained employed with Kellanova for an additional two years post-termination over the actuarial equivalent of the actual benefits paid or payable to the executive officer under such plans on the actual termination date;

•

continued welfare benefit plan coverage for the executive officer and/or the executive officer’s family for up to the greater of two years and such longer period as may be provided under the applicable Kellanova plan, which coverage shall be no less favorable, in the aggregate, than the more favorable of (i) the most favorable applicable plans in effect at any time during the 120-day period prior to the change of control and (ii) the applicable plans as in effect generally at any time after the change of control for peer executives of Kellanova, with such two years to count as service credit for eligibility purposes of the executive officer’s retiree benefits (if any) under such health any welfare plans;

•

two years’ continued employment credit for purposes of vesting and exercisability of equity awards, which provision will be superseded by the terms and conditions of the Merger Agreement that apply to outstanding equity awards; and

•	outplacement services until the second taxable year following the taxable year in which the termination occurred, with the scope and provider to be selected the executive officer.

The COC Severance Policy conditions the above severance payments and benefits on the executive officer’s compliance with an employee non-solicitation covenant (for up to one year following termination) and a perpetual mutual non-disparagement covenant.

The COC Severance Policy also contains a “best net” cutback provision, pursuant to which any of the severance benefits under the COC Severance Policy that constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) will either be (i) provided in full or (ii) reduced to $1.00 less than the amount that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts results in the greater amount of benefits to the executive officer on an after-tax basis, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

The Merger will constitute a “change of control” under the COC Severance Policy. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to Kellanova’s named executive officers, see the table below entitled “Named Executive Officer Merger-Related Compensation.”

Section 280G Gross-Ups

In connection with the Merger, if Kellanova, after consultation with Acquiror, reasonably believes that any executive officer (and any other “disqualified individual” within the meaning of Section 280G of the Code) may receive or be entitled to receive excess parachute payments after taking certain actions to mitigate the impact of Section 4999 of the Code, Kellanova may indemnify such individual on an after-tax basis for any Excise Tax, up to an aggregate limit of $50,000,000 if the Effective Time occurs in 2024 or $25,000,000 if the Effective Time occurs after 2024.

Annual Bonuses

Pursuant to the Merger Agreement, either Acquiror or the surviving corporation will pay to each executive officer, consistent with the payment for employees who are not executive officers, a prorated annual bonus in respect of the year in which the Effective Time occurs (such bonus, the “Closing Year Bonus”), at the greater of (i) target performance and (ii) actual performance extrapolated through the end of the applicable calendar year based on actual performance through the Effective Time, as determined in good faith by the Compensation and Talent Management Committee (the “C&T Committee”) of the Board prior to the Effective Time in accordance with the terms of the Merger Agreement. The Closing Year Bonus will be paid at the same time that annual bonuses would have been paid absent the Merger, subject to the applicable executive officer’s continued employment with the successor corporation or its affiliates though the applicable payment date, or, if earlier, the executive officer’s termination (i) by the surviving corporation without “cause”, (ii) due to death or disability or (iii) by such executive officer for “good reason” (as defined in the COC Severance Policy) (each such termination, a “Qualifying Termination”), provided that the terminated executive officer executes and does not revoke a release of claims in favor of the surviving corporation and its affiliates. If an executive officer experiences a Qualifying Termination, the executive officer will be entitled to receive the greater of (A) the Closing Year Bonus, payable at the same time that the annual bonus would have been paid absent the Merger, and (B) the COC Severance Policy Prorated Bonus (as defined in the section entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger—COC Severance Policy”).

Agreements with Acquiror Following the Merger

As of the date of this proxy statement, none of Kellanova’s executive officers has entered into any new agreement, arrangement or understanding with Acquiror or any of its affiliates regarding the terms and conditions of compensation, incentive pay or employment with the Company after the Merger. Although no agreements have been entered into at this time with any of Kellanova’s executive officers, prior to or following the completion of the Merger, they may enter into new agreements and/or amendments to existing employment or compensation arrangements with Acquiror or one of its affiliates regarding their employment with the surviving corporation after the Merger.

Summary of Potential Transaction Payments to Named Executive Officers

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Merger that Kellanova’s named executive officers could receive in connection with the Merger, as described more fully above in the section entitled “The Merger—Interests of Kellanova’s Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time occurs on the Equity Awards Cutoff Date, which is the assumed date of Closing of the Merger solely for purposes of the disclosures in this section, (ii) a per share Merger Consideration amount equal to $83.50 per share of Common Stock, (iii) none of the named executive officers receives any additional equity awards following the Equity Awards Cutoff Date, (iv) the PSU Cash Payment is made upon the Effective Time at the target level of performance, (v) each named executive officer experiences a COC Termination or a Qualifying Termination at or immediately following the Effective Time (assuming that the Effective Time occurs on the Equity Awards Cutoff Date) in a manner that entitles them to the maximum benefit available under the COC

Severance Policy and/or the Merger Agreement, (vi) the Annual Base Salary and Target Annual Bonus for purposes of the COC Severance Policy are equal to the then-current annual base salary rate and target annual bonus amount, respectively, for each named executive officer as of the Equity Awards Cutoff Date, (vii) the golden parachute rules under Section 280G of the Code do not limit the payments to the named executive officer pursuant to the “best net” provision described above and (viii) each of the named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive all payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers, if any, may materially differ from the amounts set forth below.

Named Executive Officer Merger-Related Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Steven A. Cahillane	$8,513,578	$66,164,385	$91,024	$16,218,989	$90,987,976
Amit Banati	$4,111,348	$19,660,682	$91,798	$5,093,267	$28,957,095
David Lawlor(5)	$2,843,692	$11,324,267	$122,643	—	$14,290,602
Shumit Kapoor(6)	$2,991,469	$11,732,547	$90,627	—	$14,814,643
Christopher M. Hood(7)	—	$1,335,249	—	—	$1,335,249
Gary Pilnick(8)	—	$3,872,474	—	—	$3,872,474

(1)

Amounts shown reflect the estimated lump sum cash severance payments pursuant to the COC Severance Policy and the Merger Agreement, payable in the event the named executive officer experiences a COC Termination as described above. These amounts are “double-trigger” benefits and include: (i) two times the sum of each named executive officer’s Annual Base Salary (defined as the annualized amount of the such named executive officer’s highest monthly salary during one year prior to the change of control, or any time after the change of control) and such named executive officer’s Target Annual Bonus (calculated based on the Annual Base Salary); and (ii) the greater of the COC Severance Policy Prorated Bonus and the Closing Year Bonus, which, for purposes of this disclosure, has been assumed to be equal to the prorated target annual bonus based on the named executive officer’s annual base salary rate in effect as of the Equity Awards Cutoff Date; and (iii) any accrued but unpaid vacation pay, as set forth below:

Name	Cash Severance ($)	Prorated Target Annual Bonus ($)	Accrued but Unpaid Vacation ($)
Steven A. Cahillane	$7,020,000	$1,467,616	$25,962
Amit Banati	$3,500,000	$594,521	$16,827
David Lawlor	$2,451,546	$382,663	$9,483
Shumit Kapoor	$2,559,106	$399,452	$32,911

(2)

Amounts shown reflect the potential value that each named executive officer could receive in connection with accelerated vesting and cancellation and cash-out of unvested RSUs and PSUs (including both the PSU Cash Payments and the Converted PSU Cash Awards), including all dividend equivalents accrued or credited with respect thereto, as a result of the Merger. All Options held by the named executive officers are fully vested, and, accordingly, no amounts are reflected for vested Options. No DSUs are subject to vesting, and, accordingly the payout of Mr. Cahillane’s DSUs of $1,295,570 upon his termination of employment is not reflected in the table. These amounts are “single-trigger” benefits, except for the Converted PSU Cash Awards which are “double-trigger” benefits and become accelerated in full upon a termination without cause or resignation for good reason occurring between the Effective Time and the original payment date. The PSU Cash Payment amount set forth below for Mr. Hood reflects a prorated PSU amount assumed at target, with the proration calculated based on his May 1, 2024 retirement date. The table below does not include outstanding RSUs held by Mr. Hood that are currently vested but have not yet settled in accordance with their terms. The estimated amount of each such payment is set forth in the table below:

Name	RSUs ($)	PSU Cash Payments ($)	Converted PSU Cash Awards ($)
Steven A. Cahillane	$24,301,105	$20,931,640	$20,931,640
Amit Banati	$7,229,508	$6,215,587	$6,215,587
David Lawlor	$4,588,797	$3,367,735	$3,367,735
Shumit Kapoor	$3,983,263	$3,874,642	$3,874,642
Christopher M. Hood	—	$1,335,249	—
Gary Pilnick	$3,872,474	—	—

(3)

Amounts shown reflect (i) the estimated cost of continued health benefit plan coverage provided pursuant to the COC Severance Policy (ii) the estimated cost of outplacement services provided pursuant to the COC Severance Policy, and (iii) the estimated cost of other continued benefits for the named executive officer under the COC Severance Policy, including the annual cost for Kellanova-paid death benefits, financial planning and physical exams. These amounts are “double-trigger” benefits, as set forth below:

Name	Continued Health Benefit Coverage ($)	Outplacement Services ($)	Other Benefits ($)
Steven A. Cahillane	$31,800	$11,138	$48,086
Amit Banati	$34,500	$11,138	$46,160
David Lawlor	$10,800	$11,138	$100,705
Shumit Kapoor	$28,000	$11,138	$51,489

(4)

Amounts shown reflect the estimated gross-up payments in respect of any Excise Tax for each named executive officer following a resignation from employment for “good reason” upon the Closing, which are reduced based on a reasonable estimated value for the named executive officer to not compete for the one-year period following the Closing. The portion of these amounts that relates to the amounts set forth in the “Equity” column (except for such amounts relating to Converted PSU Cash Awards) is a “single-trigger” benefit and the portion of these amounts that relates to the amounts set forth in the “Cash” column, the “Perquisites/Benefits” column and Converted PSU Cash Awards is a “double-trigger” benefit.

(5)

Mr. Lawlor is employed in Ireland and is paid in Euro. In calculating the U.S. dollar equivalent, we used a conversion rate of 1.1043 based on the exchange rate as of the Equity Awards Cutoff Date. We have not included in the table a negative change of approximately -$20,000, which is an estimated amount reflecting the change to Mr. Lawlor’s retirement benefit and is negative because the present value reflects mortality between September 3, 2024, and his unreduced retirement age.

(6)

Mr. Kapoor is employed in Singapore and is paid in Singapore dollars. In calculating the U.S. dollar equivalent, we used a conversion rate of 0.7651 based on the exchange rate as of the Equity Awards Cutoff Date.

(7)	Mr. Hood retired from Kellanova on May 1, 2024 and is no longer actively employed with Kellanova.
(8)

In connection with the completion of the spin-off of WK Kellogg Co on October 2, 2023, Mr. Pilnick ceased serving as Kellanova’s Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co.

Indemnification, Exculpation and Insurance

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of the Company Indemnified Parties, as provided in the organizational documents of Kellanova or its subsidiaries existing as of the date of the Merger

Agreement or any indemnification agreements existing as of such date will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years from and after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of the Company Indemnified Parties except to the extent required by applicable law. From and after the Effective Time, Acquiror will cause the Surviving Corporation and its subsidiaries to honor these obligations.

For more information, see section entitled “The Merger Agreement—Other Covenants and Agreements—Indemnification, Exculpation and Insurance.”

U.S. Federal Income Tax Considerations

The following discussion summarizes the U.S. federal income tax considerations generally applicable to U.S. and non-U.S. holders (as defined below) who exchange Common Stock for cash pursuant to the Merger. This discussion applies only to holders of Common Stock who hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, which we refer to as the “Code” (generally, an asset held for investment). This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the “Treasury Regulations,” and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This summary is not binding on the Internal Revenue Service, which we refer to as the “IRS,” or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is for U.S. federal income tax purposes (i) a citizen or an individual who is a resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used herein, the term “non-U.S. holder” means a beneficial owner of Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

This summary is not a complete description of all of the U.S. federal income tax considerations relating to the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Common Stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, “controlled foreign corporations” or “passive foreign investment companies,” financial institutions, dealers in securities, insurance companies, tax-exempt entities (including private foundations), mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former citizens or long-term residents of the United States, holders who acquired Common Stock pursuant to the exercise of an employee stock Option or right or otherwise as compensation, holders who hold Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment, and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of Common Stock at any time during the five-year period ending on the date of the consummation of the Merger. Also, this summary does not address U.S. federal income tax considerations applicable to a holder of Common Stock who exercises appraisal rights under DGCL. In addition, no information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any state, local, or non-U.S. tax laws that may be applicable to a holder. This summary does not address the tax consequences of any transaction other than the Merger.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to them in their specific circumstances.

The tax consequences of the Merger will depend on a holder’s specific situation. Holders of Common Stock should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Tax Consequences to U.S. holders

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the Merger and (ii) the U.S. holder’s adjusted tax basis in its Common Stock exchanged therefor.

If a U.S. holder acquired shares of Common Stock by purchasing them, the U.S. holder’s adjusted tax basis in its shares will generally equal the amount the U.S. holder paid for the relevant shares. If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

Information Reporting and Backup Withholding

Payments of cash to a U.S. holder of Common Stock pursuant to the Merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations) are exempt from backup withholding.

To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should return a properly completed and executed IRS Form W-9 included with the letter of transmittal, certifying that such holder is a United States person, that the taxpayer identification number provided in the IRS Form W-9 is correct, and that such holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Tax Consequences to non-U.S. holders

Any gain realized by non-U.S. holders pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

(i)

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is also attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder, and, if the non-U.S. holder is a corporation, such corporation may be subject to a branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

(ii)

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the Merger.

Information Reporting and Backup Withholding

Payments of cash to a non-U.S. holder of Common Stock pursuant to the Merger will be subject to information reporting and, in certain circumstances, backup withholding, unless such non-U.S. holder provides the paying agent with a properly executed applicable IRS Form W-8 (or any appropriate successor or replacement forms) certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the taxing authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

The discussion set forth above is included for general information purposes only and is not a complete analysis or discussion of all potential tax consequences relevant to holders of Common Stock. Holders of Common Stock are strongly urged to consult their tax advisors with respect to the tax consequences of the Merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Litigation Related to the Merger

Lawsuits arising out of the Merger may be filed in the future. In addition, Kellanova has received demand letters on behalf of purported shareowners alleging that Kellanova’s preliminary proxy statement, filed September 11, 2024, misrepresents and/or omits certain purportedly material information relating to Kellanova’s financial projections, the financial analyses performed by Kellanova’s financial advisors, potential conflicts of interest involving such financial advisors and Kellanova insiders and the negotiation process in connection with the Merger.

Kellanova cannot predict the outcome of the demand letters or any lawsuits or other demand letters it may receive. Kellanova believes the claims asserted in the demand letters are without merit. Lawsuits and additional demand letters arising out of the Merger may also be filed or received in the future. If additional similar demand letters or lawsuits are filed or received, absent new or significantly different allegations, Kellanova will not necessarily disclose such lawsuits or additional demand letters.

Regulatory Approvals

The completion of the Merger is subject to:

•

any applicable waiting period (and any extension thereof, including under any agreement between a party and a governmental authority agreeing not to consummate the Merger prior to a certain date) under the HSR Act relating to the consummation of the Merger having expired or been terminated;

•

each other clearance or approval under any Antitrust Law in the jurisdiction set forth in the specified section of the Company Disclosure Schedule, which jurisdictions include, in respect of competition and antitrust laws, Brazil, Canada, Chile, the Common Market for Eastern and Southern Africa, Costa Rica, Egypt, the European Union, India, Japan, Kuwait, Mexico, Nigeria, Saudi Arabia, Serbia, South Africa, South Korea, Turkey and Ukraine and may include others, in respect of foreign investment laws, Austria, Belgium, France, Italy and Romania and may include others and, in respect of trade regulation laws, the European Union under the Foreign Subsidies Regulation; and

•

(i) no governmental authority of competent jurisdiction has entered any order that remains in effect and no law has been adopted or is effective, in each case, that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger or (ii) no legal proceeding has been brought by a governmental authority that remains pending and that seeks an order that would impose a Legal Restraint.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. Following the filing by Kellanova and Acquiror of their respective Notification and Report Forms, the waiting period under the HSR Act is expected to expire thirty days later unless earlier terminated or extended by the issuance of a Second Request. If the Antitrust Division or FTC issue a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the Antitrust Laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.

Required Vote of Shareowners

Approval of the Merger Proposal is a condition to completion of the Merger.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the Adjournment Proposal. Accordingly, a Kellanova shareowner may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal, and vice versa.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. A failure to vote (including a failure to instruct your bank, broker, trust or other nominee to vote) or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the Voting Agreement and subject to the terms and conditions thereof, each Voting Agreement Shareowner agreed, among other things, subject to the terms and conditions of its respective Voting Agreement, to vote all of the shares of Common Stock held by it in favor of the Merger Proposal at the Special Meeting. For more information, please see the section entitled “The Voting Agreements.” For more information regarding the security ownership of the Kellogg Foundation Trust, G. Zachary Gund Entities and Gund Trusts, please see the section entitled “Certain Beneficial Owners of Common Stock.”

The Board, after due and careful discussion and consideration, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Kellanova and Kellanova shareowners; (ii) determined that it is in the best interests of Kellanova and Kellanova shareowners, and declared it advisable, to enter into, and adopted, the Merger Agreement providing for the Merger, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL; (iii) approved and authorized the execution and delivery of the Merger Agreement, the performance of Kellanova’s covenants and other obligations thereunder and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (iv) resolved to recommend that Kellanova shareowners vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, in accordance with the DGCL and to include such recommendation in this proxy statement; and (v) directed that the adoption of the Merger Agreement be submitted for consideration by Kellanova shareowners at a meeting thereof.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

THE MERGER AGREEMENT

Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete, may not contain all of the information about the Merger Agreement that is important to you, and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Kellanova or modify or supplement any factual disclosures about Kellanova in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Kellanova. The Merger Agreement contains representations and warranties by, and covenants of, Kellanova, Acquiror and Merger Sub (and solely in connection with (i) providing a guaranty of Acquiror’s and Merger Sub’s obligations under the Merger Agreement and (ii) undertakings with respect to compliance with the confidentiality agreement and to obtain financing and regulatory approvals, Mars) that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being modified and qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Kellanova’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Kellanova, Acquiror, Merger Sub or Mars.

Additional information about Kellanova may be found elsewhere in this proxy statement and Kellanova’s other public filings. See the section entitled “Where You Can Find More Information” beginning on page 122.

Structure of the Merger; Certificate of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation

At the Effective Time, Merger Sub will merge with and into Kellanova and the separate corporate existence of Merger Sub will cease. Kellanova will be the Surviving Corporation in the Merger and will continue its corporate existence as a wholly owned subsidiary of Acquiror. At the Effective Time, all of the property, rights, privileges, powers and franchises of Kellanova and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of Kellanova and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”). At the Effective Time, the Certificate of Incorporation and Bylaws of Kellanova will be amended and restated as a result of the Merger in the forms attached as Exhibit A and Exhibit B to Annex A to this proxy statement, respectively. The Surviving Corporation Organizational Documents include provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable to any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of the Merger Agreement, a director or officer of Kellanova (in each case, when acting in such capacity), which we collectively refer to as the “Company Indemnified Parties,” with respect to actions or omissions occurring at or prior to the Effective Time as those contained in the Certificate of Incorporation and Bylaws of Kellanova as of immediately prior to the Effective Time.

Subject to applicable law, the managers of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Kellanova immediately prior to the Effective Time, or such other individuals designated by Acquiror as of the Effective Time, will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

When the Merger Becomes Effective; Closing and Effective Time

The Closing of the Merger will take place at the offices of Skadden at One Manhattan West, New York, New York 10001 at 10:00 a.m., New York City time, on the third business day (or other date agreed upon in writing by the parties) after the satisfaction or, if permissible, waiver of the last of the closing conditions set forth in the Merger Agreement (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing of the Merger, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing of the Merger), unless another time, date or place is agreed to in writing by Kellanova and Acquiror (such date, the “Closing Date”).

On the Closing Date, the parties will cause a certificate of merger with regard to the Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and DLLCA. The Merger will become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as will be agreed upon by Kellanova and Acquiror and specified in such certificate of merger.

Effect of the Merger on the Common Stock

As of the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (a) shares owned (or held in treasury) by Kellanova, (b) shares owned by any of Kellanova’s wholly owned subsidiaries, Mars, Acquiror or Merger Sub (or any other subsidiary of Mars) and (c) shares for which a holder or beneficial owner properly perfects its appraisal rights under the DGCL) will be canceled and automatically converted into the right to receive the Merger Consideration, without interest, and subject to any applicable withholding taxes. In addition, in respect of each such share of Common Stock, if Kellanova declares and sets a record date for a dividend as permitted under the Merger Agreement (as further described in the section entitled “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 89), and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, such dividend (and any applicable dividend equivalent rights to the extent any holder of a Kellanova equity award is entitled to such rights under the terms of such equity awards as in effect on the date Kellanova declares the applicable dividend) will be paid to the holders of record as of such record date on the scheduled payment date.

As of the Effective Time, each share of Common Stock owned or held in treasury by Kellanova immediately prior to the Effective Time will be automatically canceled and no consideration will be delivered in exchange thereafter.

As of the Effective Time, each share of Common Stock that is owned by any direct or indirect wholly owned subsidiary of Kellanova or by Mars or any of its subsidiaries (including Acquiror and its subsidiaries) immediately prior to the Effective Time will remain outstanding at the Effective Time and will not be converted into the right to receive the Merger Consideration.

Shares of Common Stock issued and outstanding immediately prior to the Effective Time with respect to which a Kellanova shareowner did not vote in favor of the adoption of the Merger Agreement (or consent thereto in writing) and is entitled to demand and has properly made a demand for appraisal and who does not thereafter fail to perfect or otherwise effectively waive, withdraw or otherwise lose such shareowner’s right to appraisal in accordance with Section 262, will not be converted into the right to receive the Merger Consideration, but instead at the Effective Time will be automatically canceled and converted into the right to receive payment of such amounts as are payable in accordance with Section 262.

As of the Effective Time, each common interest issued by Merger Sub and outstanding will be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

Withholding Rights

Each of Kellanova, Acquiror, Merger Sub, the Surviving Corporation and the payment agent for the Merger Consideration will be entitled to deduct and withhold from the amounts that would otherwise be payable under the terms of the Merger Agreement any amounts that may be required to be deducted or withheld with respect to the making of such payment under any applicable tax law, and any amounts so deducted or withheld and that, if required, are paid over to the applicable governmental entity will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of Kellanova Incentive Awards

Treatment of Options

At the Effective Time, each Option that is outstanding and unexercised as of immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the product of the total number of shares of Common Stock subject to such Option and the excess, if any, of the per share Merger Consideration over the exercise price per share of Common Stock underlying the Option, subject to tax withholding. Any Option with a per share exercise price equal to or greater than the per share Merger Consideration will be canceled as of the Effective Time without payment. All Options are currently fully vested.

Treatment of RSUs

At the Effective Time, each RSU that was granted prior to the date of the Merger Agreement and that is outstanding immediately prior to the Effective Time (including any restricted stock unit granted in 2022 that was originally subject to vesting based on service and performance goals), by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock issuable pursuant to such RSU, will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the RSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such RSU, subject to tax withholding. Each RSU granted on or after the date of the Merger Agreement that is outstanding and unvested immediately prior to the Effective Time will automatically be cancelled and converted into the contractual right to receive a payment in an amount of cash (without interest and subject to applicable tax withholdings) equal to a Converted RSU Cash Award. Each Converted RSU Cash Award will generally be subject to the same terms and conditions as applied to such RSU immediately prior to the Effective Time and will become payable in accordance with the original vesting schedule applicable to the corresponding RSU or, if earlier, upon a qualifying termination of employment.

Treatment of PSUs

At the Effective Time, each PSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will be deemed fully vested as to the number of shares of Common Stock (i) if the performance period applicable to such PSU ends prior to the Effective Time, issuable pursuant to such PSU assuming maximum level of performance, and (ii) if the performance period applicable to such PSU does not end prior to the Effective Time, issuable pursuant to such PSU at the greater of target or actual level of performance, as determined by Kellanova in good faith . All PSUs will cease to be outstanding and will be converted into the right to receive an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock issuable pursuant to the PSU (based on the level of vesting as described above) and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such PSU, subject to tax withholding. Holders of PSUs that do not pay out in full at maximum level of performance at the Effective Time will also be entitled to a cash retention payment based on the difference between the value of their PSUs at maximum level of performance and the payment received by such holder at the Effective Time, which will be payable on the last day of the performance period applicable to the corresponding PSU, subject to the holder’s continued employment through such date or, if earlier, upon a qualifying termination of employment.

Treatment of DSUs

At the Effective Time, each DSU that is outstanding immediately prior to the Effective Time, by virtue of the Merger, will cease to be outstanding and will be converted into the right to receive, at the time specified in the applicable company benefit plan and in accordance with Section 409A of the Code, an amount in cash, without interest, equal to the sum of the product of such number of shares of Common Stock underlying the DSU and the per share Merger Consideration, plus all dividend equivalents accrued or credited with respect to such DSU, subject to tax withholding.

Treatment of Employee Stock Purchase Plan

Prior to the Effective Time, Kellanova may, in its discretion, amend the ESPP to freeze all participant payroll deduction elections in effect as of the date of the Merger Agreement under the ESPP, and is required to take all actions necessary to (i) provide that, contingent on the Effective Time: (1) no new purchasing period under the ESPP will commence following the date of the Merger Agreement; (2) there will be no increase in the amount of participants’ payroll deduction elections under the ESPP and no contributions other than previously elected payroll deductions during the current offering period from those in effect as of the date of the Merger Agreement; (3) no individual will commence participation in the ESPP during the period from the date of the Merger Agreement through the Effective Time; (4) each purchase right issued pursuant to the ESPP will be fully exercised on the earlier of the scheduled purchase date for such purchasing period and the date that is immediately prior to the Effective Time, (ii) notify each participant that the purchase date for his or her purchase right issued pursuant to the ESPP has been changed and (iii)  terminate the ESPP effective as of immediately prior to the Effective Time.

Payment for Common Stock in the Merger

Prior to the Effective Time, Acquiror will appoint a payment agent reasonably acceptable to Kellanova. At or prior to the Effective Time, Acquiror will deposit with, or will make or cause to be made available to, the payment agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to the Merger Agreement. As promptly as reasonably practicable after the Effective Time (and in any event within three business days of the Closing Date), Acquiror will cause the payment agent to send to each holder of a certificate that immediately prior to the Effective Time represented shares of Common Stock (each, a “Certificate”) that were converted into the right to receive the Merger Consideration a letter of transmittal and instructions for use.

Upon surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the payment agent together with the letter of transmittal, duly completed and validly executed, the holder of such Certificate will be entitled to receive the Merger Consideration (less applicable withholding taxes) in exchange for each share of Common Stock formerly represented by such Certificate. No interest will be paid or will accrue on the cash payable upon the surrender or transfer of such Certificate.

As promptly as practicable following the Effective Time, the payment agent will issue and deliver the Merger Consideration to each holder of book-entry shares that immediately prior to the Effective Time represented shares of Common Stock that were converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, and the book-entry shares will be canceled, and unless reasonably requested by the payment agent, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the payment agent. No interest will be paid or accrue on the cash payable in respect of any book-entry share.

Representations and Warranties

The Merger Agreement contains representations and warranties of Kellanova, Acquiror, Merger Sub and, solely in connection with providing a guaranty of Acquiror’s and Merger Sub’s obligations under the Merger Agreement, Mars.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” qualification with respect to Kellanova or an “Acquiror Material Adverse Effect” qualification with respect to Acquiror and Merger Sub. For purposes of the Merger Agreement, a “Company Material Adverse Effect” with respect to Kellanova means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that is materially adverse to the business, properties, results of operations or condition (financial or otherwise) of Kellanova and its subsidiaries, taken as a whole; provided, however, that a “Company Material Adverse Effect” will not be deemed to include the impact of:

(i)	changes in GAAP (or authoritative interpretation or enforcement thereof) after the date of the Merger Agreement;

(ii)	changes in laws (or authoritative interpretation or enforcement thereof) after the date of the Merger Agreement;

(iii)

changes in global, national or regional political conditions (including cyber-attacks, acts of terrorism or sabotage, the outbreak of war or other armed hostilities or the escalation of any of the foregoing) after the date of the Merger Agreement;

(iv)	any epidemics or pandemics (including COVID-19) and any hurricane, flood, tornado, earthquake or other natural disaster;

(v)	actions or omissions required of Kellanova or any of its subsidiaries by the Merger Agreement or any action or omission taken at the written request of Acquiror;

(vi)

(A) the negotiation, execution, announcement or existence of the Merger Agreement or the Merger, including the announcement of the identity of Acquiror (provided that the forgoing will not apply to certain representations or warranties related to (x) required governmental filings, consents and approvals, (y) conflicts or violations under contracts, organizational documents and laws and (z) acceleration or triggering of certain employee benefits, in each case, to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the transactions), or (B) any communication by Acquiror or any of its affiliates regarding plans or proposals, with respect to Kellanova and its subsidiaries, in the case of each of the foregoing clauses (A) and (B), including the impact thereof on the relationships, contractual or otherwise, of Kellanova and its subsidiaries with customers, suppliers, lenders, lessors, business partners and employees (including any employee attrition);

(vii)	any breach of the Merger Agreement by Acquiror or Merger Sub;

(viii)

any change, in and of itself, in the trading price or volume of Common Stock or the failure, in and of itself, to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (provided, that the underlying causes of such change or failure may be taken into account in determining the existence of a “Company Material Adverse Effect”);

(ix)

changes in the global securities, credit or other financial markets, or in general economic, business or market conditions, including any disruptions thereof or any change in prevailing interest rates, after the date of the Merger Agreement; or

(x)

conditions generally affecting the U.S. or any foreign economy (in which Kellanova and its subsidiaries operate) or the industries in which Kellanova and its subsidiaries operate (including changes to commodity prices).

However, with respect to the matters described in (i), (ii), (iii), (iv), (ix) and (x) above, such impact will be taken into account to the extent that the effects of the change are disproportionately adverse to the business, properties, results of operations or condition (financial or otherwise) of Kellanova and its subsidiaries, taken as a whole, as compared to other companies in the industries in which Kellanova and its subsidiaries operate.

For the purpose of the Merger Agreement, an “Acquiror Material Adverse Effect” with respect to Acquiror and Merger Sub means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that prevents, materially delays or materially impairs the ability of Acquiror or Merger Sub to consummate the transactions.

Subject to certain exceptions in the Merger Agreement, Company Disclosure Schedule and certain of Kellanova’s public filings with the SEC filed after January 1, 2021 and made publicly available prior to the date of the Merger Agreement, the Merger Agreement contains representations and warranties of Kellanova as to, among other things:

•	organization, good standing and qualification to do business;

•	capital stock;

•	corporate authority, and consents and approvals relating to the execution, delivery and performance of the Merger Agreement;

•	reports, forms, documents and financial statements of Kellanova required by the SEC;

•	establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

•	absence of undisclosed liabilities;

•	compliance with applicable laws and possession of permits necessary for the lawful operation of Kellanova and its subsidiaries’ businesses;

•	compliance with sanctions and export control laws;

•	absence of investigations or reviews pending or threatened by any governmental entity and orders of or before any governmental entity;

•	certain details with respect to litigation against Kellanova or its subsidiaries;

•	compliance with applicable environmental laws and certain details with respect to other environmental matters;

•	certain details with respect to Kellanova’s employee benefit plans, employee relations and labor matters;

•

absence of certain events or changes in the businesses of Kellanova and its subsidiaries, including that there has not been a “Company Material Adverse Effect,” from December 31, 2023 through the date of the Merger Agreement;

•	accuracy and completion of the information supplied by Kellanova for inclusion in this proxy statement;

•	certain details pertaining to Kellanova’s and its subsidiaries’ tax returns, filings and other tax matters;

•	certain details pertaining to Kellanova’s and its subsidiaries’ intellectual property;

•	certain details pertaining to Kellanova’s and its subsidiaries’ privacy and data protection practices;

•	certain details pertaining to the real estate owned and leased by Kellanova or its subsidiaries;

•	insurance;

•	certain details pertaining to Kellanova’s and its subsidiaries’ material contracts;

•	certain details pertaining to Kellanova’s top suppliers and customers;

•	opinions of Kellanova’s financial advisors;

•	absence of broker’s and finder’s fees other than those described in the Merger Agreement; and

•	certain actions in respect of potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Certificate of Incorporation or Bylaws.

Subject to certain exceptions in the Merger Agreement, the Merger Agreement also contains representations and warranties of Acquiror and Merger Sub as to, among other things:

•	organization and good standing;

•	corporate authority, and consents and approvals relating to the execution, delivery and performance of the Merger Agreement;

•	accuracy and completion of the information supplied by Acquiror and Merger Sub for inclusion in this proxy statement;

•	availability of financing necessary to consummate the transactions;

•	ownership, business and operations of Merger Sub;

•	absence of litigation in connection with the Merger Agreement or the Merger;

•	absence of ownership of Common Stock by Mars, Acquiror, Merger Sub and certain related parties as of the date of the Merger Agreement;

•	solvency of the Surviving Corporation; and

•	ability to deliver, and the accuracy of, an opinion of counsel as to certain tax matters.

Conduct of Business Pending the Merger

The Merger Agreement provides that, during the period commencing on the signing of the Merger Agreement and ending on the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable law, (ii) as expressly required by the Merger Agreement, (iii) as set forth in the Company Disclosure Schedule, (iv) any action taken reasonably and in good faith in response to COVID-19 or COVID-19 measures or any other similar public health outbreak or (v) with the prior written consent of Acquiror (which will not be unreasonably withheld, conditioned or delayed), Kellanova will, and will cause each of its subsidiaries to, (x) use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice, and (y) use commercially reasonable efforts to maintain and preserve substantially intact its business organization, and preserve existing relationships with key employees, persons having significant business dealings with Kellanova or any of its subsidiaries and any governmental entity that has jurisdiction over Kellanova or its subsidiaries.

Further, the Merger Agreement also provides that, from the signing date of the Merger Agreement through the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable law, (ii) as expressly required by the Merger Agreement, (iii) as set forth in the Company Disclosure Schedule or (iv) with the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed; provided, that Acquiror will be permitted, in its sole discretion, to withhold, condition or delay its consent with respect to the matters described in (xi) below), Kellanova will not, and will cause its subsidiaries not to, among other things (and no action by Kellanova or its subsidiaries with respect to the following matters would constitute a breach of the preceding paragraph unless it would be a breach of this paragraph):

(i)

amend Kellanova’s or its subsidiaries’ organizational documents except for amendments to its subsidiaries’ organizational documents that would not reasonably be expected to materially and adversely affect Acquiror or any of its subsidiaries;

(ii)

split, combine or reclassify any of its capital stock, repurchase (or redeem, purchase or otherwise acquire) any shares of capital stock or make, declare or pay dividends or distributions thereon, subject to limited exceptions including payment of regular quarterly cash dividends declared and paid as set forth in the Company Disclosure Schedule;

(iii)

issue, sell or grant any right to acquire additional shares of capital stock, subject to limited exceptions including in connection with (i) the settlement or exercise, as applicable, of equity awards, (ii) purchases pursuant to the ESPP and (iii) benefit plans in effect as of the date of the Merger Agreement;

(iv)	enter into a voting agreement or adopt a shareholder rights plan;

(v)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(vi)

incur or guarantee indebtedness, subject to limited exceptions including (i) borrowings under any credit facility in place as of the date of the Merger Agreement or replacements thereof up to $200 million in the aggregate, (ii) issuances of letters of credit under any credit facility in place as of the date of the Merger Agreement or replacements thereof up to $100 million in the aggregate, (iii) borrowings under any commercial paper program up to $600 million and (iv) indebtedness for borrowed money incurred in the ordinary course consistent with past practice among Kellanova and its subsidiaries or among Kellanova’s subsidiaries;

(vii)	incur any liens, except for permitted liens;

(viii)

redeem, repurchase or prepay indebtedness (except for (I) any repayments and prepayments under Kellanova’s credit facilities or (II) working capital lines of credit in the ordinary course of business consistent with past practice);

(ix)	dispose of material intellectual property rights, properties or assets, subject to limited exceptions, other than in the ordinary course of business consistent with past practice;

(x)

cancel, release or assign any indebtedness owed to it or material claims held by it against any other person in excess of $10 million in the aggregate, other than in the ordinary course of business consistent with past practice;

(xi)

Acquire any person or business (excluding any acquisitions of supplies and inventory in the ordinary course of business consistent with past practice), make any material investment in any other person (other than ordinary course investments in subsidiaries of Kellanova), make any loans or advances to any other person (subject to limited ordinary course exceptions) or enter into any new material line of business, other than in the ordinary course of business consistent with past practice;

(xii)	make any capital expenditures in excess of the aggregate amounts set forth in the Company Disclosure Schedule;

(xiii)

other than in the ordinary course of business consistent with past practice, enter into a new material contract or any other contract with consideration paid or payable by Kellanova or any of its subsidiaries of more than $25 million in fiscal year 2023 or any fiscal year thereafter or terminate, amend (other than by renewing on terms not materially different) or waive a right in a manner material and adverse to Kellanova and its subsidiaries under an existing material contract (or amend any contract such that it would constitute a material contract);

(xiv)

enter into any contract that contains, or amend an existing contract such that it would contain, terms that would be binding on Acquiror and its affiliates (other than Kellanova and its subsidiaries) after giving effect to the Merger and that would materially restrict their ability to compete in any business or with any person or in any geographic area or buy and sell products and services from or to any person, which restrictions in each case would, to Kellanova’s knowledge, be material and adverse to Mars and its subsidiaries;

(xv)

except as required by applicable law or pursuant to the requirements of any written agreements or benefit plans in existence as of the date of the Merger Agreement or as set forth in the Company Disclosure Schedule, (i) increase the compensation or benefits payable or that become payable to any current or former employee or other service provider, (ii) grant any increase in severance or termination pay to any current or former employee or other service provider or pay or award, or commit to pay or award, any bonuses or incentive compensation (including equity and equity-based awards) to any current or former employee or other service provider, (iii) grant or award, or commit to grant or award, any equity or equity-based awards or incentives (including any Options, RSUs, DSUs or PSUs) to any current or former employee or other service provider, (iv) amend any existing written employment agreement or offer letter with any current or former employee or other service provider, (v) amend or enter into any employment agreement or offer letter, (vi) establish, adopt, enter into, amend, renew or terminate any collective bargaining agreement or benefit plan, (vii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee or other service provider, (viii) amend the funding policy or contribution rate of any benefit plan or change any underlying actuarial assumptions used to calculate accrued benefit liabilities or benefits payable under any benefit plan, except as may be required by GAAP or applicable law, (ix) waive or amend any restrictive covenant, (x) terminate the employment or service of any employee or other service provider other than for cause or (xi) hire any person who would be an employee or other service provider.

(xvi)	materially change its financial accounting principles, practices or methods, other than as required by GAAP or applicable law;

(xvii)

settle litigation subject to limited exceptions, including in the ordinary course consistent with past practice or involving amounts to be paid by Kellanova (net of insurance proceeds and indemnity or similar payments) in settlement of $10 million or less;

(xviii)	engage in certain tax-related actions;

(xix)

other than in the ordinary course of business consistent with past practice, abandon or fail to take any actions necessary to maintain any of its rights in any of Kellanova’s material intellectual property;

(xx)	other than in the ordinary course of business consistent with past practice, make or forgive any loans to any employees, officers or directors of Kellanova or any of its subsidiaries;

(xxi)	close any plant or facility;

(xxii)

take any action or cause any registration statement to be declared effective by the SEC or issue, sell, transfer or offer to sell or transfer any securities pursuant to a registration statement (other than pursuant to any registration statement on form S-8 or pursuant to the Kellanova Direct Stock Purchase and Dividend Reinvestment Plan pursuant to the registration statement on form S-3); or

(xxiii)	authorize, offer to any third party, agree or commit to take any of the above actions.

Other Covenants and Agreements

Non-Solicitation; Takeover Proposals

Except as expressly permitted by the Merger Agreement, Kellanova will, and will cause each of its subsidiaries, and will use its reasonable best efforts to cause its and its subsidiaries’ representatives (i) to immediately cease and terminate any ongoing solicitation, encouragement, discussions or negotiations with any person (other than Mars and its subsidiaries, including Acquiror and their respective representatives) with respect to a Company Takeover Proposal (as defined below) and (ii) not, directly or indirectly:

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with the intent of inducing the making of, or knowingly encouraging or knowingly facilitating, a Company Takeover Proposal, other than (A) solely in response to an unsolicited inquiry to refer the inquiring person to the non-solicitation provisions of the Merger Agreement and to limit its communication exclusively to such referral or (B) upon receipt of a bona fide, unsolicited written Company Takeover Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement solely to the extent necessary to ascertain facts or clarify terms in order for the Board to have sufficient information to determine whether such Company Takeover Proposal is or could reasonably be expected to lead to a Company Superior Proposal (as defined below);

•

approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal (other than to enter into a confidentiality agreement in accordance with the terms of the Merger Agreement);

•

take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal; or

•	resolve or agree to do any of the foregoing.

Under the Merger Agreement, a “Company Takeover Proposal” means any proposal or offer from any person (other than Mars or any of its subsidiaries) with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (i) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving Kellanova or any of its subsidiaries that if consummated would result in any person (or the stockholders of such person) beneficially owning 20% or more of the outstanding Common Stock or securities representing 20% or more of the voting power of Kellanova, (ii) any acquisition of 20% or more of the outstanding Common Stock (or securities representing 20% or more of the voting power of Kellanova), (iii) any acquisition (including the acquisition of stock of any subsidiary of Kellanova) of assets or businesses of Kellanova or its subsidiaries, including pursuant to a joint venture, representing 20% or more of the consolidated assets, revenues or net income of Kellanova, (iv) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock (or securities representing 20% or more of the voting power of Kellanova) or (v) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Common Stock (or voting power of securities of Kellanova other than Common Stock) involved is 20% or more.

Receipt of Company Takeover Proposal

If (i) at any time after the date of the Merger Agreement and prior to the receipt of approval of the transactions by Kellanova’s shareowners (but not after), Kellanova or any of its representatives receives a bona fide, unsolicited written Company Takeover Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement and (ii) the Board determines, in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal (as defined below), then Kellanova and its representatives may, prior to the time of receipt of approval of the transactions by Kellanova’s shareowners, but not after:

•

furnish, pursuant to a confidentiality agreement that contains provisions that are no less favorable to Kellanova than the confidentiality agreement between Kellanova and Mars, information with respect to Kellanova to the party making such Company Takeover Proposal and its representatives; provided, that, to the extent permitted by law, Kellanova must substantially concurrently provide to Acquiror any such information that is non-public; and

•	engage in discussions or negotiations with such party regarding such Company Takeover Proposal.

Under the Merger Agreement, a “Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (i) that if consummated would result in a third party (or the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Common Stock or more than 50% of the assets of Kellanova and its subsidiaries, taken as a whole, and (ii) that the Board determines in good faith (in accordance with the Merger Agreement), after consultation with its outside financial advisors and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions, and after giving effect to any changes to the Merger Agreement proposed by Acquiror in response to such Company Takeover Proposal (in accordance with the Merger Agreement) and all other financial, legal, regulatory, tax and other aspects of such Company Takeover Proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Board deems relevant, is more favorable from a financial standpoint to Kellanova shareowners than the Merger.

Notice of Company Takeover Proposal

Under the terms of the Merger Agreement, Kellanova must (i) as promptly as practicable (and in any event within 48 hours after receipt) notify Acquiror of the receipt of any Company Takeover Proposal or a request for information relating to Kellanova or its subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making such Company Takeover Proposal and a description of the material terms and conditions thereof and (ii) keep Acquiror reasonably informed, on a reasonably current basis, as to the status of the Company Takeover Proposal including any developments, discussions or negotiations and providing to Acquiror a description of any changes to the material terms and conditions in respect thereof.

The Company Recommendation; Adverse Recommendation Change; Fiduciary Exception

As described above in the section of this proxy statement entitled “The Merger —Recommendation of the Board and Its Reasons for the Merger,” and subject to the provisions described below, the Board has unanimously made the recommendation that Kellanova shareowners vote “FOR” the proposal to approve the adoption of the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, which unanimous recommendation we refer to as the “Company Recommendation.” The Merger Agreement provides that the Board will not effect an “Adverse Recommendation Change” (as described below) except as defined below.

Under the Merger Agreement, generally, the Board may not: (i) (A) fail to include the Company Recommendation in this proxy statement; (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Acquiror, the Company Recommendation; or (C) adopt, approve or recommend to Kellanova shareowners, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to Kellanova shareowners, a Company Takeover Proposal (any action described in (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit Kellanova or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any such Company Takeover Proposal (other than a confidentiality agreement entered into in accordance with the Merger Agreement).

The Board may, prior to receipt of approval of the transactions by Kellanova’s shareowners (but not after):

•

with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement, make an Adverse Recommendation Change or cause Kellanova to terminate the Merger Agreement in order to substantially concurrently with such termination enter into a definitive agreement relating to such Company Takeover Proposal if and only if, prior to taking either such action, (i) Kellanova has complied, in all material respects, with its obligations under the non-solicitation provision of the Merger Agreement (including the notice obligations to Acquiror described below), (ii) the Board has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that the Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law; and

•

make an Adverse Recommendation Change in response to a “Company Intervening Event” which is defined as any fact, circumstance, occurrence, event, development, change or condition or combination thereof (other than (x) the fact that Kellanova meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, any changes after the date of the Merger Agreement in the market price or trading volume of Common Stock (provided that the underlying causes of such fact, to the extent not otherwise excluded from this definition of “Company Intervening Event,” may be taken into account in determining the existence of a Company Intervening Event), or (y) any reasonably foreseeable consequence of the announcement of the Merger Agreement) that was not known to or reasonably expected by the Board as of or prior to the date of the Merger Agreement (or if known or reasonably expected, the consequences of which were not reasonably foreseeable as of or prior to the date of the Merger Agreement) and is unrelated to any Company Takeover Proposal or expected receipt of a Company Takeover Proposal, which we refer to as an “Intervening Event Recommendation Change,” if (i) Kellanova has complied, in all material respects, with its obligations under the non-solicitation provisions of the Merger Agreement (including the notice obligations to Acquiror described below) and (ii) the Board has determined, in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Prior to making any such Adverse Recommendation Change, effecting any such termination or making any such Intervening Event Recommendation Change, (i) Kellanova must give Acquiror at least five business days’ prior notice of its intention to do so, the reasons therefor, and certain information related thereto, (ii) Kellanova must negotiate in good faith with Acquiror and its representatives to enable Acquiror to propose revisions to the terms of the Merger Agreement, and (iii) the Board must consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by Acquiror (and not revoked) and determine in good faith after consultation with its outside financial advisors and outside legal counsel, either that the Company Takeover Proposal continues to constitute a Company Takeover Proposal if the revisions proposed by Acquiror were to be given effect, or that the failure to make an Intervening Event Recommendation Change would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, as the case may be. Further, in the event of any change to the financial terms or other material terms of such Company Takeover Proposal, Kellanova must give a new notice to Acquiror consistent with that described in clause (i) above and a new notice period under clause (i) above will commence, except that the five business day notice period will instead be the longer of three business days and the period remaining under the original notice period immediately prior to the delivery of such additional notice. Kellanova is not permitted to terminate the Merger Agreement under these provisions with respect to a Company Superior Proposal unless Kellanova pays Acquiror the Termination Fee (which is described in more detail in the section entitled “—Termination Fee” beginning on page 104) prior to or concurrently with such termination.

Access to Information

Subject to certain exceptions and limitations, Kellanova will, and will cause its subsidiaries to (i) afford Acquiror and its representatives reasonable access during normal business hours, upon reasonable advance notice, to Kellanova’s and its subsidiaries’ personnel, properties, contracts, commitments, books and records (including tax returns), and (ii) make available to Acquiror such other available information concerning its business, properties and personnel as Acquiror may reasonably request for the purpose of consummating the transactions, reasonable integration planning or filing any tax return required to be filed in connection with or the result of the transactions and will instruct Kellanova’s (and its subsidiaries’) independent accountants to provide access to their work papers and such other information (including tax returns and drafts of any U.S. federal income tax returns or other material state or non-U.S. income tax returns) as Acquiror may reasonably request. Kellanova will not be required to provide access to or make available, in each case of (i) and (ii) above, to any person any information if (x) doing so would, in Kellanova’s and its outside counsel’s reasonable judgment, violate any law or contract or give rise to a material risk of jeopardizing the attorney-client privilege, or result in the disclosure of any trade secrets; provided, that Kellanova informs Acquiror of the general nature of such information and reasonably cooperates with Acquiror to share the information in such a manner that would not result in the violation of law or contract or loss or waiver of such privilege or the disclosure of any trade secret, or (y) such documents or information are reasonably pertinent to any adverse legal proceeding between Kellanova and its affiliates, on the one hand, and Mars and its affiliate, on the other hand. Any access or investigation must be conducted so as not to interfere unreasonably with the business and operations of Kellanova or any of its subsidiaries and will not extend to or include any sampling or testing of environmental media. No investigation by Acquiror or its representatives will affect or be deemed to modify or waive the representations and warranties of Kellanova set forth in the Merger Agreement.

Except as prohibited by law, prior to the Closing Kellanova will, and will cause its subsidiaries and their respective representatives to, use commercially reasonable efforts to (i) as promptly as reasonably practicable after the date of the Merger Agreement provide to Acquiror any contract of Kellanova and its subsidiaries for the procurement of goods and services with consideration payable by Kellanova or any its subsidiaries of more than $25 million in the twelve months ended August 1, 2024 or in any single fiscal year thereafter as may be reasonably requested by Acquiror, (ii) as promptly as reasonably practicable after the date of the Merger Agreement, provide to Acquiror a copy of the primary loan agreement, credit agreement, note, debenture, bond or indenture, in each case, as in effect on the date of the Merger Agreement, pursuant to which any indebtedness for borrowed money of Kellanova or any of its subsidiaries may be incurred or is outstanding with a principal amount then-outstanding or commitments thereunder that is individually greater than $100 million as of the date of the Merger Agreement, in each case, to the extent not previously provided to Acquiror prior to the date of the Merger Agreement and (iii) cooperate with any reasonable due diligence request and process regarding such contracts as reasonably requested by Acquiror as contemplated by the previous paragraph.

Indemnification, Exculpation and Insurance

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses in favor of the Company Indemnified Parties, as provided in the organizational documents of Kellanova or its subsidiaries existing as of the date of the Merger Agreement or any indemnification agreements existing as of such date will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years from and after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of the Company Indemnified Parties except to the extent required by applicable law. From and after the Effective Time, Acquiror will cause the Surviving Corporation and its subsidiaries to honor these obligations.

Prior to the Effective Time, at Kellanova’s option, Kellanova will, or, if Kellanova does not, Acquiror will cause the Surviving Corporation to, obtain and fully pay the premium for the non-cancelable extension of the Kellanova’s existing directors’ and officers’ insurance policies and Kellanova’s existing fiduciary liability insurance policies with respect to acts or omissions occurring at or prior to the Effective Time and for a claims reporting or discovery period of at least six years from and after the Effective Time; provided that Kellanova (or the Surviving Corporation) will not pay an amount for such new insurance in excess of 300% of the aggregate annual premium currently paid by Kellanova for such policies. If such policies have been obtained by either Kellanova or the Surviving Corporation prior to or as of the Effective Time, Acquiror will cause such policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If such policies are not obtained as of the Effective Time, then the Surviving Corporation is required to maintain in effect, for a period of not less than six years, Kellanova’s current directors’ and officers’ fiduciary liability insurance policies or a comparable policy, subject to certain limitations and minimum standards.

Efforts to Complete the Merger; Regulatory Approvals

The Merger Agreement provides that Kellanova, Acquiror and Merger Sub will (and will cause their respective affiliates to, if applicable) each use their respective reasonable best efforts to:

•

promptly submit all notifications to and obtain all clearances, authorizations, consents, orders and approvals of all governmental entities that may be, or become necessary for execution and delivery of, and the performance of obligations pursuant to, the Merger Agreement;

•	cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, orders and approvals; and

•

provide any other information any governmental entity may reasonably request in connection with the Merger Agreement (including requests for additional information or materials under the Antitrust Laws) as promptly as reasonably practicable.

Under the Merger Agreement, each party is required to (i) promptly, and in no event later than the date that is 10 business days after the date of the Merger Agreement (or such other date determined by Acquiror reasonably and in good faith), make its respective filings pursuant to the HSR Act and (ii) as promptly as practicable, make its respective filings and notifications (initially in draft form where customary), if any, under any other applicable Antitrust Law, and, in each case, to supply to the appropriate governmental entities as promptly as practicable any additional information and documentary materials as may be requested.

Acquiror and Kellanova (if requested by Acquiror) have agreed to use their respective reasonable best efforts to avoid or eliminate any impediment under any Antitrust Law that may be asserted by any antitrust or competition governmental entity, so as to enable the parties to close the Merger as promptly as practicable, including (subject to the next paragraph):

•

proposing, negotiating, committing to and effecting, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to the Merger Agreement;

•

entering into such other arrangements as are necessary or advisable to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, that would prevent the consummation of the Merger; and

•

contesting and defending on the merits any claim asserted by a governmental entity in order to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would prevent the Closing.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until required information and materials are furnished to the Antitrust Division and the FTC and statutory waiting period requirements have been satisfied. Following the filing by Kellanova and Acquiror of their respective Notification and Report Forms, the waiting period under the HSR Act is expected to expire on thirty days later unless earlier terminated or extended by the issuance of a Second Request to the parties by the FTC or the Antitrust Division prior to that time. If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Merger will be extended for an additional period of 30 calendar days following both parties’ substantial compliance with that request unless earlier terminated by the FTC or the Antitrust Division. After that time, the waiting period may be extended only by court order or with the consent of the parties. At any time before or after the consummation of any such transactions, the FTC or the Antitrust Division could take such action under the Antitrust Laws of the United States as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger.

Acquiror and Kellanova have agreed that Acquiror will control and direct the parties’ filings (including filing timing), strategies, processes, negotiation of settlements (if any) and related proceedings to obtain regulatory approvals (and Acquiror shall consult with and consider in good faith Kellanova’s views with regard thereto).

However, none of Mars, Acquiror, Merger Sub or any other subsidiary of Mars will be required to, and Kellanova and its subsidiaries will not without the prior written consent of Mars, take any action, or commit to take any action, or agree to any condition or limitation contemplated in the antitrust covenant of the Merger Agreement (i) that is not conditioned upon the consummation of the Merger, (ii) with respect to any of Mars’, Acquiror’s or their respective subsidiaries operations, divisions, businesses, product lines, contracts, licenses, relationships, contractual rights or obligations, customers or assets or (iii) that would result in, or would be reasonably likely to result in, the sale, divestiture or disposition of assets, properties or businesses of Kellanova or any of its subsidiaries and/or the termination of any business (in any jurisdictions(s)) of Kellanova or any of its subsidiaries that generated more than $750 million of annual consolidated revenues of Kellanova and its subsidiaries during the 12-month period ending as of December 31, 2023 (each of (i), (ii) or (iii), a “Burdensome Condition”).

Mars, Kellanova and their respective subsidiaries (including Acquiror and Merger Sub) have agreed not to, prior to the Closing, acquire, or agree to acquire, any businesses, assets or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay the obtaining of necessary regulatory approvals.

Employee Matters

For a period of at least 12 months following the Effective Time (or, if earlier, the date of termination of the applicable continuing employee), Acquiror or the Surviving Corporation must provide each employee of Kellanova or any of its subsidiaries who continues as of the Effective Time to be employed by Acquiror, the Surviving Corporation or any affiliate (which we refer to herein as “continuing employees”) with (i) at least the same level of base salary or hourly wage rate and target annual short-term cash incentive opportunities at rates that, in each case, were provided to such continuing employee immediately prior to the Effective Time, (ii) employee benefits (including employee car, transit and housing allowances provided in the ordinary course of business consistent with past practice, employee leave policies and arrangements, post-retirement medical benefits and 401(k) matching and contribution levels, but excluding all cash and equity incentive compensation, benefits under an ESPP, executive corporate aircraft policy, severance, defined benefit pension plans and change in control, retention or other similar non-reoccurring compensation arrangements) that are substantially comparable in the aggregate to those provided to such continuing employee by Kellanova and any of its subsidiaries immediately prior to the Effective Time (subject to the exclusions described above), (iii) no less favorable severance payments and benefits and garden leave and/or notice requirements (excluding any treatment in respect of equity awards granted after the Closing) to those that would have been provided to such continuing employee prior to the Effective Time consistent with the terms of the applicable benefit plan (provided that the calculation of such severance benefits including certain employee allowances is taken into account in a manner that is consistent with past practices prior to the Closing) and (iv) no less favorable target long-term incentive opportunities to those provided to such continuing employee by Kellanova or any of its subsidiaries immediately prior to the Effective Time.

To the extent unpaid as of the Closing Date, in respect of each Kellanova employee’s annual bonus for the calendar year prior to the calendar year in which the Closing occurs (referred to herein as the “prior year annual bonus”), Acquiror will, or will cause the Surviving Corporation to, pay to each continuing employee such prior year annual bonus in the ordinary course consistent with past practice for paying prior year annual bonuses (including for employees who experience an involuntary termination without “cause” following the end of the applicable calendar year but prior to the applicable payment date). In respect of each continuing employee’s annual bonus for the calendar year in which the Closing occurs (referred to herein as the “closing year annual bonus”), Acquiror will, or will cause the Surviving Corporation to, pay to each continuing employee such closing year annual bonus in an amount no less than the product obtained by multiplying (1) such continuing employee’s full bonus entitlement under the applicable benefit plan, assuming the greater of (A) target performance for all company performance goals, and (B) actual performance, extrapolated through the end of the applicable calendar year based on actual performance through the Closing Date, as determined in good faith by the Compensation and Talent Management Committee of the Board prior to the Closing Date, by (2) a fraction, the numerator of which equals the number of days that have elapsed from the first day of the calendar year in which the Closing occurs through the Closing Date and the denominator of which equals the total number of calendar days in such calendar year. The closing year annual bonus payment will be payable at the same time that annual bonuses would have been paid absent the Merger, subject to the continuing employee’s continued employment with Kellanova or its affiliates though the applicable payment date, unless the continuing employee’s employment is terminated due to an early qualifying termination. If any continuing employee experiences a qualifying termination of employment prior to the payment of his or her closing year annual bonus, such terminated continuing employee will be entitled to receive his or her closing year annual bonus, payable at the same time that the annual bonus would have been paid absent the qualifying termination of employment or, if greater, the payment that such continuing employee would otherwise be entitled in respect of the closing year annual bonus under the severance benefits protections described in the first paragraph of this section, subject to execution of a general release of claims.

At the Effective Time, each continuing employee will be given service credit for all purposes, including for eligibility to participate, benefit levels and eligibility for vesting under Acquiror employee benefit plans with respect to his or her length of service with Kellanova (and its subsidiaries and predecessors) prior to the Closing, provided that in no event will any continuing employee be given service credit that would result in the duplication of benefits and no service credit will be recognized with respect to benefit accruals under any defined benefit pension plan or for any purpose under any post-employment health or welfare benefit plan.

After the Effective Time, Acquiror will use its reasonable best efforts to cause each continuing employee to be immediately eligible to participate in all Acquiror benefit plans to the extent coverage under such benefit plans replaces coverage under a comparable benefit plan of Kellanova in which such continuing employee participated immediately before the Effective Time and, for purposes of each Acquiror benefit plan providing medical, dental, pharmaceutical and/or vision benefits to any continuing employee and his or her covered dependents, cause all pre-existing condition limitations, exclusions, waiting periods and actively at work requirements of such Acquiror benefit plan to be waived to the extent such limitations, exclusions, waiting periods and actively at work requirements were waived or satisfied under the comparable benefit plan of Kellanova and recognize any eligible expenses incurred under a benefit plan of Kellanova during the portion of the plan year prior to the date such continuing employee becomes eligible to participate in such Acquiror’s benefit plan to be taken into account under such Acquiror benefit plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements for the applicable plan year as if such amounts had been paid in accordance with such benefit plan of Kellanova.

With respect to continuing employees covered by a collective bargaining agreement, the terms and conditions of employment for those continuing employees will be governed by the applicable collective bargaining agreement until the expiration, modification or termination of such collective bargaining agreement in accordance with its terms or applicable law.

Company Special Meeting

Kellanova has agreed to duly give notice of, convene and hold a meeting of Kellanova shareowners for the purpose of voting upon the Merger Proposal as promptly as practicable following resolution of any SEC comments with respect to this proxy statement (which Kellanova was required to use its reasonable best efforts to file within 30 days of the date of the Merger Agreement). Subject to certain exceptions permitting a delay, Kellanova must hold a meeting of Kellanova shareowners for the purpose of voting on the Merger Proposal on or around the 20th business day following the commencement of the mailing of this proxy statement to Kellanova shareowners.

Tax Matters

At the Closing, Kellanova and Acquiror will each use their respective reasonable best efforts to obtain an opinion of Acquiror Tax Counsel (as defined in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger”) addressed to Acquiror to the effect that, based upon certain facts, assumptions and representations, and subject to certain qualifications and limitations, for U.S. federal income tax purposes, the Merger will not affect the qualification of (i) the Contribution and Distribution, each as defined in the Separation and Distribution Agreement, dated as of September 29, 2023, by and between Kellanova and WK Kellogg Co (the “Separation and Distribution Agreement”), as qualifying for non-recognition of gain or loss to Kellanova pursuant to Sections 368, 355 and 361 of the Code, and (ii) the Distribution (as defined in the Separation and Distribution Agreement) as qualifying for non-recognition of income, gain, or loss to Kellanova’s shareowners pursuant to Section 355 of the Code, except to the extent of cash received in lieu of fractional shares (referred to as the “Closing Tax Opinion”).

Treatment of Certain Indebtedness

Kellanova will, and will cause its subsidiaries to, deliver all notices and take all other actions reasonably requested by Acquiror that are required to, in accordance with the terms thereof, terminate all commitments outstanding under the Credit Agreements, repay in full all obligations, if any, outstanding thereunder, and facilitate the release of all liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, as of the Effective Time.

Mars, Acquiror or any of their affiliates may, or may request Kellanova to, in which case Kellanova will use its reasonable best efforts, commence as promptly as practicable following receipt of such request, one or more consent solicitations regarding certain proposed amendments to the Indentures as reasonably requested by Mars, including to eliminate, waive or amend the change of control provisions and to amend the reporting covenants in the Indentures. Upon receipt of the requisite consents, Kellanova will execute a supplemental indenture to each applicable Indenture reflecting the terms of such consent solicitation.

Kellanova will, and will cause its subsidiaries to, and will use reasonable best efforts to cause its and its subsidiaries’ respective representatives to, use its and their respective reasonable best efforts to provide all cooperation reasonably requested by Mars or Acquiror in connection with the commencement and conduct of any consent solicitation described in the preceding paragraph, or any exchange offer to exchange all or a portion of Kellanova’s outstanding notes for securities of Mars, including assistance with the preparation of one or more offering memorandums, offers to purchase and consent solicitation statements, letters of transmittal and consents (if required) and press releases. Any documents (including all amendments or supplements thereto) and all mailings to the holders of Kellanova’s notes in connection with any such consent solicitation conducted by Kellanova will be subject to the prior review of, and comment by, Kellanova and Acquiror and shall be reasonably acceptable in form and substance to each of them. If at any time prior to the completion of any such exchange offer, any information should be discovered by Acquiror or Kellanova that Acquiror or Kellanova reasonably believes should be set forth in an amendment or supplement to the documentation relating thereto, so that such documentation shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information will promptly notify the other parties, and an appropriate amendment or supplement prepared by Acquiror (or at the reasonable request of Acquiror, prepared by Kellanova) describing such information (which amendment or supplement shall be reasonably satisfactory in form and substance to Acquiror) will be disseminated to the holders of the applicable Kellanova notes.

At or prior to the Effective Time, Acquiror will provide (or cause to be provided) to Kellanova funds in an amount equal to the consent fee payable in connection with any consent solicitation pursuant to the foregoing. Acquiror will, promptly upon written request by Kellanova, (i) reimburse Kellanova for all reasonable and documented out-of-pocket costs and expenses incurred by Kellanova or any of its subsidiaries in connection with the cooperation of Kellanova and its subsidiaries and (ii) indemnify, defend and hold harmless Kellanova and its subsidiaries and their respective representatives from any liability arising out of the contemplated financing transactions and any information used in connection therewith (subject to certain customary exceptions).

Financing Covenants and Obligations

Kellanova will use its reasonable best efforts, and will cause its subsidiaries to use their respective reasonable best efforts, to provide, and Kellanova and its subsidiaries will use their respective reasonable best efforts to cause each of their respective representatives to provide, at Acquiror’s sole cost and expense, to Mars, Acquiror and its affiliates all customary cooperation that may be reasonably requested by Mars or Acquiror (including reasonable requests of the debt financing sources) to assist Mars, Acquiror and its affiliates in arranging, obtaining, syndicating and consummating debt financing for the transaction (or any issuance, sale or offering of debt securities and/or delayed draw term loans, in each case, in lieu thereof) or any exchange offer to exchange all or a portion of Kellanova’s outstanding notes for securities of Mars. Mars and Acquiror may share confidential information with respect to the businesses of Kellanova and its subsidiaries with the debt financing sources in connection with any marketing efforts for the financing.

Acquiror will, promptly upon written request by Kellanova, (i) reimburse Kellanova for all reasonable and documented out-of-pocket costs and expenses incurred by Kellanova and its subsidiaries and its and their respective representatives in connection with the foregoing paragraph and (ii) indemnify, defend and hold harmless Kellanova and its subsidiaries and their respective representatives against any liability or arising out of the arrangement of such financing or providing any of the information utilized in connection therewith (subject to certain customary exceptions).

Each of Acquiror and Mars will, and will cause their applicable subsidiaries to, use reasonable best efforts to obtain financing on or prior to the Closing in an amount, when taken together with available cash on hand and other sources of funds available to Mars and Acquiror, to consummate the transactions. Acquiror will keep Kellanova informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange such financing. If all or any portion of such financing becomes unavailable, Acquiror shall (i) notify as soon as reasonably practicable (and in any event within three business days) to Kellanova of such event and (ii) use its reasonable best efforts to obtain, on or prior to the Closing, the alternative financing from the same or alternative sources, which may include one or more of a loan financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient when taken together with available cash on hand and other sources of funds available to Mars and Acquiror, to consummate the transactions; provided that in no event will the “reasonable best efforts” of Mars, Acquiror or any of their subsidiaries be deemed or construed to require, Mars, Acquiror or any such subsidiary to seek or accept such alternative financing on terms materially less favorable in the aggregate than the terms and conditions described in the Debt Commitment Letter, as determined in the reasonable judgement of Acquiror.

Certain Additional Covenants

The Merger Agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, covenants relating to regulatory filings and approvals (which are described in the section entitled “The Merger (Proposal 1)—Regulatory Approvals” beginning on page 81), reporting requirements under Section 16 of the Exchange Act, certain takeover matters, coordination with respect to litigation relating to the Merger, public announcements with respect to the transactions and notification regarding certain matters.

Conditions to Consummation of the Merger

Each party’s obligation to effect the Merger is subject to the fulfillment on or prior to the Closing Date, or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock;

•	the absence of any Legal Restraint; and

•	the expiration or termination of the applicable waiting period under the HSR Act, and receipt of all other clearances or approvals under other applicable Antitrust Laws.

The obligations of Acquiror and Merger Sub to consummate the Merger are also subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following conditions:

•	the representations and warranties of Kellanova:

•

regarding the capital structure of Kellanova being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period), except for any de minimis inaccuracies;

•

regarding certain aspects of Kellanova’s organization, good standing and qualification to do business, capital stock, corporate authority relative to the Merger Agreement and no violation thereof (with limited exceptions), opinions of Kellanova’s financial advisors, absence of broker’s and finder’s fees other than those described in the Merger Agreement and certain actions in respect of potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Certificate of Incorporation or Bylaws shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date;

•	regarding the absence of a “Company Material Adverse Effect” and certain other changes or events, being true and correct at and as of the date of the Merger Agreement; and

•

other than the representations and warranties described in the bullets above, being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period), other than for failures to be so true and correct (without regard to materiality, “Company Material Adverse Effect” and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a “Company Material Adverse Effect.”

•	Kellanova having performed or complied with in all material respects all covenants required by the Merger Agreement to be performed or complied with by it prior to the Closing;

•	no “Company Material Adverse Effect” having arisen or occurred following the date of the Merger Agreement that is continuing;

•

Acquiror’s receipt of a certificate of Kellanova, dated as of the Closing Date, signed by its chief executive officer or another senior officer certifying the satisfaction of the foregoing three conditions;

•

(i) no Burdensome Condition has been a condition to receipt of any regulatory approval, (ii) there is not in effect at or upon the Closing any order or law resulting, individually or in the aggregate, in a Burdensome Condition and (iii) no regulatory approval contains, includes or imposes any Burdensome Condition; and

•

Acquiror’s receipt of the Closing Tax Opinion from Skadden, or, if Skadden is unable, or declines, to deliver the Closing Tax Opinion, from Kirkland & Ellis LLP (either, the “Acquiror Tax Counsel”), provided that Acquiror’s receipt of the Closing Tax Opinion from Acquiror Tax Counsel is not a condition to the consummation of the Merger to the extent that Acquiror Tax Counsel determines that it cannot render the Closing Tax Opinion for reasons other than as a result of material changes in law or facts prior to the Closing Date.

Kellanova’s obligation to effect the Merger is subject to the fulfillment at or prior to the Closing Date or waiver (to the extent not prohibited under applicable law) at Closing, of each of the following additional conditions:

•	the representations and warranties of Acquiror and Merger Sub:

•

regarding corporate existence and good standing, corporate authority relative to the Merger Agreement, and no violation thereof (with limited exceptions), being true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties made as of a particular date or period need to be true and correct only as of such date or period); and

•

other than the representations and warranties described in the bullet above, being true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, “Acquiror Material Adverse Effect” and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, reasonably be expected to have an “Acquiror Material Adverse Effect”;

•	Acquiror and Merger Sub having performed or complied with in all material respects all covenants required by the Merger Agreement to be performed or complied with by it prior to the Closing Date; and

•

Kellanova’s receipt of a certificate of Acquiror, dated as of the Closing Date, signed by its chief executive officer or another senior officer certifying the satisfaction of the foregoing two conditions.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	by mutual written agreement of Kellanova and Acquiror;

•	by either Kellanova or Acquiror:

•

if the Merger is not consummated on or before the Outside Date; provided that if, on the Outside Date, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified Company Disclosure Schedule and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date will be automatically extended by six months to February 13, 2026; provided, further, that if, on February 13, 2026, the conditions to the Closing set forth in the Merger Agreement relating to (i) the absence of a Legal Restraint, (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition (in the case of each of clauses (i) through (iii), as it relates to an Antitrust Law) are not fulfilled but all other conditions to the Closing set forth in the Merger Agreement have been waived or fulfilled (other than those conditions that by their terms cannot be satisfied prior to the Closing, but which conditions would be satisfied if the Closing occurred on such date), then the Outside Date will again be extended by six months to August 13, 2026. However, the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if the failure of the Closing to have occurred on or before the Outside Date was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•

if any Legal Restraint that has become final and non-appealable permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger. However, the party seeking to terminate the Merger Agreement pursuant to this bullet must comply in all material respects with its obligations under the Merger Agreement to contest, appeal and remove such Legal Restraint and the right to terminate the Merger Agreement pursuant to this bullet will not be available to any party if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement (which failure constitutes a material breach of the Merger Agreement); or

•	if the required approval of the Merger Proposal at the Special Meeting (or any adjournment or postponement thereof) is not obtained at which a vote was taken on the matter.

•	by Acquiror:

•

if Kellanova has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to Kellanova’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured before the earlier of (A) the Outside Date or any extension thereof as applicable, and (B) 20 business days following Acquiror’s written notice to Kellanova. However, Acquiror will not have the right to terminate the Merger Agreement pursuant to this bullet if Acquiror is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s or Merger Sub’s representations and warranties or covenants); or

•

(i) at any time following an Adverse Recommendation Change; or (ii) if Kellanova has intentionally and materially breached the non-solicitation provisions of the Merger Agreement. However, in each case, Acquiror’s right to terminate the Merger Agreement pursuant to this bullet will expire upon receipt of approval of the transactions by Kellanova’s shareowners.

•	by Kellanova:

•

if Acquiror or Merger Sub has (i) breached any representation, warranty, covenant or other agreement contained in the Merger Agreement, which breach would result in the failure to satisfy the closing conditions relating to Acquiror’s and Merger Sub’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date, or any extension thereof as applicable, and (B) 20 business days following Kellanova’s written notice to Acquiror. However, Kellanova will not have the right to terminate the Merger Agreement pursuant to this bullet if Kellanova is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement (which breach would result in the failure to meet the closing conditions relating to Kellanova’s representations, warranties and covenants); or

•

prior to the receipt of approval of the transactions by Kellanova’s shareowners, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal to the extent permitted by and subject to the terms of the non-solicitation provision in the Merger Agreement, subject to the prior or concurrent payment of the Termination Fee to Acquiror.

Termination Fee

If the Merger Agreement is terminated in specified circumstances, Kellanova will be required to pay or cause to be paid to Acquiror a Termination Fee of $800,000,000.

Acquiror would be entitled to receive the Termination Fee from Kellanova if the Merger Agreement is terminated:

•

(i) (A) by either Acquiror or Kellanova because (1) the Closing has not occurred by the Outside Date or any extension thereof as applicable, and approval of the transactions by Kellanova’s shareowners has not been obtained, (B) Acquiror or Kellanova terminates the Merger Agreement as a result of a failure to obtain approval of the transactions by Kellanova’s shareowners at the Special Meeting (or any adjournment or postponement thereof) at which a vote was taken on the matter or (C) Acquiror terminates the Merger Agreement because (1) Kellanova has breached a representation, warranty, covenant or other agreement in the Merger Agreement (other than an intentional and material breach of the non-solicitation provisions of the Merger Agreement), which breach would result in the failure to satisfy the closing conditions relating to Kellanova’s representations and warranties or covenants and (ii) such breach is not curable or, if curable, is not cured by the earlier of (A) the Outside Date or any extension thereof as applicable, and (B) 20 business days following Acquiror’s written notice to Kellanova, (iii) any person has made or publicly made known (since the date of the Merger Agreement) a Company Takeover Proposal and not (A) if publicly made, publicly withdrawn such proposal or (B) if made privately, withdrawn such proposal in writing and in good faith, in either case, prior to the date of the Merger Agreement or the Special Meeting, as applicable, and (iv) at any time on or prior to the first anniversary of such termination, Kellanova or any of its subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal (provided, that references in the definition of a “Company Takeover Proposal” as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Non-Solicitation; Takeover Proposals” beginning on page 92 to 20% are deemed to be 50%);

•

by Acquiror, because Kellanova has made an Adverse Recommendation Change or is in material breach of the non-solicitation provisions of the Merger Agreement giving rise to Acquiror’s right to terminate the Merger Agreement; or

•

by Kellanova, prior to the receipt of approval of the transactions by Kellanova’s shareowners, subject to compliance with certain non-solicitation provisions of the Merger Agreement, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal.

Reverse Termination Fee

If the Merger Agreement is terminated in specified circumstances, Acquiror will be required to pay or cause to be paid to Kellanova a Reverse Termination Fee of $1,250,000,000. Kellanova would be entitled to receive the Reverse Termination Fee from Acquiror if the Merger Agreement is terminated by either Acquiror or Kellanova:

•

because of a failure of the Closing to occur by the Outside Date or any extension thereof as applicable, and at such time any of the closing conditions related to (i) the absence of a Legal Restraint (solely as a result of a Legal Restraint in respect of an Antitrust Law issued or entered after the date of the Merger Agreement), (ii) the expiration of the waiting period applicable to the Merger under the HSR Act and the receipt of the clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on the specified section of the Company Disclosure Schedule and (iii) the absence of a Burdensome Condition have not been fulfilled (or waived to the extent permissible under applicable law), but all other closing conditions either have been waived or fulfilled or would be fulfilled if the closing of the Merger were to occur on such date; or

•

because any Legal Restraint in respect of an Antitrust Law issued or entered after the date of the Merger Agreement has become final and non-appealable that permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger.

Expenses

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions will be paid by the party incurring or required to incur such expenses.

Specific Performance; Remedies

In addition to any other remedy that may be available to any of the parties, including monetary damages, each of Kellanova, Acquiror and Merger Sub is generally entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Amendment; Waiver

At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by Kellanova, Acquiror and Merger Sub; provided, that, without the further approval of Kellanova shareowners and the sole member of Merger Sub, no amendment or waiver will be made or given after the receipt of approval of the transactions by Kellanova’s shareowners that requires the approval of Kellanova shareowners or the sole member of Merger Sub under Delaware law unless such required further approval is obtained.

At any time prior to the Effective Time, either Kellanova, on the one hand, or Acquiror and Merger Sub, on the other hand, may, to the extent not prohibited by applicable law and except as otherwise set forth in the Merger Agreement:

•

extend the time for performance of any of the obligations or other acts of Acquiror or Merger Sub (in the case of an extension by Kellanova) or of Kellanova (in the case of an extension by Acquiror and Merger Sub);

•	waive any inaccuracies in the representations and warranties made to such party; and

•	waive compliance with any of the agreements or conditions for such party’s benefit.

Governing Law and Jurisdiction

The Merger Agreement is governed by Delaware law. Kellanova, Acquiror and Merger Sub have agreed (i) to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, with respect to any dispute arising out of, relating to or in connection with the Merger Agreement or the transactions, (ii) not to attempt to deny or defeat personal jurisdiction in any such court, (iii) not to bring any such action in any other court and (iv) not to plead or claim such courts are an inconvenient forum.

Guarantee

Mars, in order to induce Kellanova to execute and deliver the Merger Agreement, has absolutely, unconditionally and irrevocably guaranteed the covenants, agreements and other obligations of Acquiror and Merger Sub, including the due, punctual and full payment and performance of Acquiror’s and Merger Sub’s obligations under the Merger Agreement, subject to limitations on Acquiror’s and Merger Sub’s obligations provided in the Merger Agreement.

THE VOTING AGREEMENTS

The following description sets forth the material provisions of the Voting Agreements, but it does not purport to describe all of the terms of the Voting Agreements. The full texts of the Voting Agreements are attached to this proxy statement as Annexes B, C and D and incorporated herein by reference. You are urged to read the Voting Agreements in their entirety.

Concurrently with the execution of the Merger Agreement on August 13, 2024 Acquiror entered into a Voting Agreement with the Kellogg Foundation Trust pursuant to which the Kellogg Foundation Trust, among other things, is:

•

required to vote or cause to be voted: (1) in favor of the Merger Proposal and in favor of any other transactions or matters expressly contemplated by the Merger Agreement; (2) against approval of any proposal, including any Company Takeover Proposal, made in opposition to, or in competition or inconsistent with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; (3) against any other action, agreement or transaction that is intended, or that would reasonably be expected, to materially impede, interfere with, delay, postpose, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or performance of his, her or its obligations under the Voting Agreement; and (4) against any action, proposal, transaction or agreement that would, or would reasonably be expected to, result in a breach in any material respect of any covenant, representation or warranty of any other obligation or agreement of Kellanova contained in the Merger Agreement or of himself, herself or itself contained in the Voting Agreement;

•

prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the Voting Agreements, including sales pursuant to the Kellogg Foundation Trust’s existing 10b5-1 trading plan;

•

prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (2) initiating a shareowners’ vote with respect to a Company Takeover Proposal or (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Kellanova with respect to a Company Takeover Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.

In addition, pursuant to the Voting Agreement, the Kellogg Foundation Trust revoked all previous proxies granted and agreed, under certain circumstances, to grant an irrevocable proxy to Acquiror and appoint Acquiror or its designee as its attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote or cause to be voted (including by proxy or written consent) with respect to all of its shares of Common Stock on the matters and in the manner specified above.

The Voting Agreement with the Kellogg Foundation Trust will terminate upon the earliest to occur of (i) a termination of the Merger Agreement, (ii) any amendment of the Merger Agreement that has certain adverse effects to the Kellogg Foundation Trust (including a reduction in the per share consideration), (iii) the mutual written consent of Acquiror and the Kellogg Foundation Trust and (iv) the receipt of approval of the transactions by the Kellanova shareowners.

Concurrently with the execution of the Merger Agreement on August 13, 2024 Acquiror also entered into Voting Agreements with the G. Zachary Gund Entities and Gund Trusts, pursuant to which the G. Zachary Gund Entities and Gund Trusts, among other things, are:

•	required to vote or cause to be voted: (1) in favor of the Merger Proposal and in favor of any other transactions or matters expressly contemplated by the Merger Agreement; (2) against approval of any proposal, including any Company Takeover Proposal, made in opposition to, or in competition or inconsistent with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; (3) against any other action, agreement or transaction that is intended, or that would reasonably be expected, to materially impede, interfere with, delay, postpose, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or performance of his, her or its obligations under the Voting Agreement; (4) against any action, proposal, transaction or agreement that would, or would reasonably be expected to, result in a breach in any material respect of any covenant, representation or warranty of any other obligation or agreement of Kellanova contained in the Merger Agreement or of himself, herself or itself contained in the Voting Agreement; and (5) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•	prohibited from transferring his, her or its shares of Common Stock, subject to limited exceptions described in the Voting Agreements;

•

prohibited from (1) soliciting proxies or becoming a participant in a solicitation in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (2) initiating a shareowners’ vote with respect to a Company Takeover Proposal or (3) becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Kellanova with respect to a Company Takeover Proposal; and

•	prohibited from exercising any appraisal or dissent rights in connection with the Merger.

In addition, pursuant to the Voting Agreements, the G. Zachary Gund Entities and Gund Trusts each irrevocably granted a proxy appointing Acquiror or its designee as its attorney-in-fact and proxy, with full power of substitution and resubstitution, to vote or cause to be voted (including by proxy or written consent) with respect to all of its shares of Common Stock on the matters and in the manner specified above.

The Voting Agreements with the G. Zachary Gund Entities and Gund Trusts will terminate upon the earliest to occur of (i) a termination of the Merger Agreement, (ii) any amendment of the Merger Agreement that has the effect of reducing the per share Merger Consideration, (iii) an Adverse Recommendation Change, (iv) the mutual written consent of Acquiror and the applicable Voting Agreement Shareowner and (v) the receipt of approval of the transactions by the Kellanova shareowners.

Pursuant to the Voting Agreements and subject to the terms and conditions thereof, (1) the Kellogg Foundation Trust has agreed to vote 50,830,838 shares of Common Stock, representing 14.78% of the issued and outstanding Common Stock as of August 9, 2024 (less any shares of Common Stock sold pursuant to the Kellogg Foundation Trust’s existing 10b5-1 trading plan), and any shares of Common Stock acquired by the Kellogg Foundation Trust thereafter, (2) the G. Zachary Gund Entities have agreed to vote 1,644,365 shares of Common Stock, representing 0.48% of the issued and outstanding Common Stock as of August 9, 2024, and any shares of Common Stock acquired by the G. Zachary Gund Entities thereafter and (3) the Gund Trusts have agreed to vote 18,327,318 shares of Common Stock, representing 5.40% of the issued and outstanding Common Stock as of August 9, 2024, and any shares of Common Stock acquired by the Gund Trusts thereafter, in each case, in favor of the Merger Proposal at the Special Meeting. In the aggregate, pursuant to the Voting Agreements, holders of at least 20.66% of the issued and outstanding Common Stock as of August 9, 2024 have agreed to vote in favor of the Merger Proposal.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information known to Kellanova regarding the beneficial ownership of Common Stock as of September 3, 2024:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of Kellanova’s current named executive officers and directors; and

•	all officers and directors of Kellanova, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days of a specified date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Kellanova believes that each person listed above has sole voting and investment power with respect to such shares of Common Stock or Common Stock beneficially owned by them.

The beneficial ownership of Common Stock is based on 344,667,063 shares of Common Stock issued and outstanding as of September 3, 2024.

Five Percent Holders

The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our Common Stock.

Name	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned
W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	57,375,129	(2)	16.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	32,150,331	(3)	9.3%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,982,413	(4)	8.7%
KeyCorp 127 Public Square Cleveland, OH 44114-1306	20,027,982	(5)	5.8%
Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	19,737,958	(6)	5.7%

(1)

According to a Schedule 13G/A filed with the SEC on February 8, 2024, as modified by a Form 4 filed on August 28, 2024, Kellogg Foundation Trust shares voting and investment power with the W.K. Kellogg Foundation with respect to 50,597,438 shares of Kellanova, or 14.7% of our outstanding shares on September 3, 2024. As of December 30, 2023, the trustees of Kellogg Foundation Trust were Steve Cahillane, Richard Tsoumas, La June Montgomery Tabron and Northern Trust Company. The W.K. Kellogg

Foundation, a Michigan charitable corporation, is the sole beneficiary of Kellogg Foundation Trust. Under the agreement governing Kellogg Foundation Trust (the “Foundation Agreement”), at least one trustee of Kellogg Foundation Trust must be a member of the W.K. Kellogg Foundation’s Board, and one member of our Board must be a trustee of Kellogg Foundation Trust. The Foundation Agreement provides if a majority of the trustees of Kellogg Foundation Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellanova stock, the Kellogg Foundation Trust has the power to direct the voting of such stock. With certain limitations, the Foundation Agreement also provides that the Kellogg Foundation Trust has the power to approve successor trustees, and to remove any trustee of Kellogg Foundation Trust. The shares of Kellanova owned directly by Mr. Cahillane and Ms. Montgomery Tabron are disclosed in the table below.
(2)

According to a Schedule 13G/A filed with the SEC on February 13, 2024, Northern Trust Corporation has sole voting power for 607,451 shares, shared voting power for 56,754,641 shares (including those shares beneficially owned by Kellogg Foundation Trust), sole investment power for 2,669,193 shares and shared investment power for 54,223,992 shares (including those shares beneficially owned by Kellogg Foundation Trust). Northern Trust Corporation, as parent holding company for The Northern Trust Company, as trustee of Kellogg Foundation Trust, shares voting and investment power with respect to the shares owned by the Kellogg Foundation Trust, which shares are reflected in Northern Trust Corporation’s totals above. Each of Mr. Cahillane, Ms. Montgomery Tabron and Mr. Tsoumas disclaims beneficial ownership over Kellanova stock owned by the Kellogg Foundation Trust. The remaining shares not owned by the Kellogg Foundation Trust that are disclosed in the table above represent shares beneficially owned by Northern Trust Corporation and The Northern Trust Company unrelated to the Kellogg Foundation Trust.

(3)

According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power for 0 shares, shared voting power for 345,062 shares, sole investment power for 30,969,415 shares and shared investment power for 1,180,916 shares.

(4)	According to a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power for 27,510,611 shares and sole investment power for 29,982,413 shares.
(5)

According to a Schedule 13G/A filed with the SEC on January 8, 2024, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (6) below, as well as other trusts, has sole voting power for 70,955 shares, shared voting power for 5,417 shares, sole investment power for 19,994,948 shares and shared investment power for 29,964 shares.

(6)

According to a Schedule 13D filed with the SEC on August 20, 2024, Gordon Gund has sole voting power for 19,546,089 shares, shared voting power for 191,869 shares, sole investment power for 0 shares and shared investment power for 191,869 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.

Officer and Director Stock Ownership

The following table shows the number of shares of our Common Stock beneficially owned as of September 3, 2024, by each director, each named executive officer and all directors and executive officers as a group.

Name	Shares(1)	Stock Options(2)	Deferred Stock Units(3)	Number of Shares Beneficially Owned(4)	Percent of Shares Beneficially Owned
Non-NEO Directors
Stephanie Burns	31,961	—	11,754	43,715	*
Carter Cast	21,756	—	—	21,756	*
Rod Gillum	16,774	—	7,253	24,026	*
Zack Gund(5)	1,481,885	—	21,003	1,502,888	*
Donald Knauss	57,325	—	—	57,325	*
Mary Laschinger	36,906	—	20,285	57,191	*

Name	Shares(1)	Stock Options(2)	Deferred Stock Units(3)	Number of Shares Beneficially Owned(4)	Percent of Shares Beneficially Owned
Erica Mann	16,758	—	—	16,758	*
La June Montgomery Tabron(6)	31,938	—	—	31,938	*
Mike Schlotman	11,504	—	—	11,504	*
Carolyn Tastad	26,153	—	—	26,153	*
Named Executive Officers
Steve Cahillane(6)	359,248	1,155,697	14,786	1,529,731	*
Amit Banati	111,796	277,774	—	389,570	*
Chris Hood(7)	122,416	408,594	—	531,010	*
Gary Pilnick(8)	305	379,403	—	379,708	*
David Lawlor	50,801	136,447	—	187,248	*
Shumit Kapoor	33,156	29,542	—	62,698	*
All Directors and current executive officers as a group (22 persons)(9)	2,498,581	2,171,411	75,080	4,745,073	1.4%

*	Less than 1%
(1)

Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes (i) restricted stock units that vested within 60 days of September 3, 2024; and (ii) the following number of shares held in the Kellanova Grantor Trust for directors and executives related to the annual grants of deferred shares for non-employee directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 31,876 shares; Mr. Cast, 21,716 shares; Mr. Gillum, 16,728 shares; Mr. Zack Gund, 29,292 shares; Mr. Knauss, 57,209 shares; Ms. Laschinger, 36,790 shares; Ms. Mann, 16,728 shares; Ms. Montgomery Tabron, 31,876 shares; Mr. Schlotman 11,486 shares; Ms. Tastad 26,103 shares; and all directors as a group, 279,805 shares

(2)	Represents options that were exercisable on September 3, 2024.
(3)

Represents the number of common stock units held under our deferred compensation plans as of September 3, 2024. For additional information, refer to “2023 Director Compensation and Benefits — Elective Deferral” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Discontinued / Frozen Plans — Executive Deferral Program” of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 4, 2024.

(4)	None of the shares listed have been pledged as collateral.
(5)

Includes: (i) 34,296 shares held by a trust for the benefit of Mr. Gund and certain members of his family, of which Mr. Gund is one of several trustees; (ii) 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain members of Mr. Gund’s family, of which a family member of Mr. Gund’s is the trustee of the trust and Mr. Gund is the manager of the limited liability company; and (iii) 1,409,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Gund may have voting and dispositive power over all such shares. Mr. Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(6)

Does not include shares owned by Kellogg Foundation Trust, as to which Mr. Cahillane and Ms. Montgomery Tabron, as trustees of Kellogg Foundation Trust as of the date of this table disclaim beneficial ownership, or shares as to which Kellogg Foundation Trust or Kellogg Foundation have a current beneficial interest.

(7)

Mr. Hood retired from Kellanova on May 1, 2024. Accordingly, the number of shares reported as beneficially owned by Mr. Hood is based solely on Kellanova’s records and information provided to Kellanova by Mr. Hood.

(8)

In connection with the completion of the spin-off of WK Kellogg Co on October 2, 2023, Mr. Pilnick ceased serving as Kellanova’s Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co. Accordingly, the number of shares reported as beneficially owned by Mr. Pilnick is based solely on Kellanova’s records information provided to Kellanova by Mr. Pilnick.

(9)

Includes 34,296 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,409,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 359,834 shares held jointly with spouse, of which the applicable Director and his wife share voting and investment power; 277,774 Options held through a trust in which an officer or a family member are beneficiary; 1,206 shares held in our Savings & Investment Plans; and 111,796 shares held through a trust in which the officer or a family member are a beneficiary.

THE ADVISORY COMPENSATION PROPOSAL (PROPOSAL 2)

Pursuant to Section 14A of the Exchange Act, Kellanova is asking Kellanova shareowners to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to Kellanova’s named executive officers in connection with the Merger as described in the section entitled “The Merger—Summary of Potential Transaction Payments to Named Executive Officers” beginning on page 75 of this proxy statement. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on Kellanova, Mars, Acquiror or Merger Sub. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Merger-related compensation will be payable to Kellanova’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.

Required Vote of Shareowners

The Board unanimously recommends that Kellanova shareowners vote “FOR” the Advisory Compensation Proposal. Under the Bylaws, if a quorum is present, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for shareowners of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Advisory Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Adjournment Proposal. Accordingly, a Kellanova shareowner may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the Adjournment Proposal, and vice versa.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL (PROPOSAL 3)

The Special Meeting may be adjourned one or more times to another time and place, if any, including if necessary, to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this proxy statement is timely provided to Kellanova shareowners. Kellanova is asking its shareowners to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Special Meeting to solicit additional proxies if a quorum is not present, there are not sufficient votes to approve the Merger Proposal, or to ensure that any supplement or amendment to this proxy statement is timely provided to Kellanova shareowners.

Required Vote of Shareowners

The Board unanimously recommends that Kellanova shareowners vote “FOR” the Adjournment Proposal, if necessary.

Under the Bylaws, if a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, for shareowners of record who are not present in person or represented by proxy at the Special Meeting and for beneficial owners who fail to instruct their bank, broker, trust or other nominee to vote on any proposal, a failure to vote will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal. The vote on the Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a Kellanova shareowner may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal, and vice versa.

THE BOARD ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

APPRAISAL RIGHTS

If the Merger is consummated, a holder or beneficial owner of Common Stock who does not vote in favor of the Merger Proposal and who properly demands appraisal of its shares of Common Stock, who does not effectively withdraw its demand or waive or lose the right to appraisal, and who otherwise complies with the requirements for perfecting and preserving appraisal rights, will be entitled to seek appraisal of his, her or its shares in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder or beneficial owner of Common Stock exercise its appraisal rights under Section 262.

Under Section 262, a holder or beneficial owner of shares of Common Stock who (1) does not vote in favor of the Merger Proposal; (2) continuously is the record holder or beneficial owner, of such shares from the date of the making of the demand through the effective date of the Merger; and (3) otherwise follows the procedures set forth in Section 262, may be entitled to have its shares of Common Stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid, if any, on the amount determined to be fair value, as determined by the Delaware Court of Chancery. The “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery may be more than, the same as, or less than the per share consideration that shareowners are otherwise entitled to receive under the Merger Agreement.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of shareowners, the corporation, not less than 20 days prior to the meeting, must notify each of its shareowners (including beneficial owners of shares of Common Stock) entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 or information directing the shareowners to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes notice to holders and beneficial owners of Common Stock that appraisal rights are available in connection with the Merger, and the full text of Section 262 a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 is incorporated herein by reference. In connection with the Merger, any holder or beneficial owner of shares of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or beneficial owner’s right to do so, should review Section 262 carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder or beneficial owner of Common Stock who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company encourages a shareowner considering exercising such rights to seek the advice of legal counsel.

A holder or beneficial owner of shares of Common Stock wishing to exercise the right to seek an appraisal of its shares of Common Stock must do ALL of the following:

•	such person must not vote or submit a proxy in favor of the Merger Proposal;

•	such person must deliver to Kellanova a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting;

•	such person must continuously hold the shares of Common Stock from the date of making the demand through the effective date of the Merger (a holder or beneficial owner of Common Stock will lose appraisal rights if the holder or beneficial owner of Common Stock transfers the shares before the effective date of the Merger); and

•

such person, or another holder or beneficial owner of Common Stock that has duly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the holder or beneficial owner of Common Stock’s obligation to initiate all necessary action to perfect his, her or its appraisal rights in respect of his, her or its shares of Common Stock within the time prescribed in Section 262.

•

if such person is a beneficial owner of Common Stock, they must additionally include in their written demand for appraisal information that reasonably identifies the holder of record of the shares for which the demand is made, documentary evidence of such beneficial owner’s beneficial ownership of Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below).

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, a holder or beneficial owner of Common Stock who votes by proxy and who wishes to exercise appraisal rights must vote against or abstain from voting on the Merger Proposal or not vote their shares.

Filing Written Demand

Any holder or beneficial owner of shares of Common Stock wishing to exercise appraisal rights must deliver to Kellanova, before the vote on the Merger Proposal at the Special Meeting at which the Merger Proposal will be submitted to the shareowners, a written demand for the appraisal of such person’s shares of Common Stock. A holder or beneficial owner of shares of Common Stock exercising appraisal rights must hold or own, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold or own, as applicable, beneficially or of record, the shares through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will result in the shareowner’s loss of appraisal rights and will nullify any previously delivered written demand for appraisal. Therefore, a shareowner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A shareowner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in a loss of appraisal rights.

In the case of a written demand for appraisal made by a holder of record, the demand must reasonably inform us of the identity of the holder and that the holder intends thereby to demand an appraisal of such shareowner’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Kellanova

412 N. Wells Street

Chicago, Illinois 60654

Attn: Office of the Secretary

At any time within 60 days of the effective date of the Merger, any person entitled to appraisal rights who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Kellanova a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the shareowner will be entitled to receive only the appraised value of his, her or its shares of Common Stock determined in any such appraisal proceeding, which value may be more than, the same as, or less than the Merger Consideration.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder or beneficial owner of shares of Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by any person other than the Surviving Corporation, demanding a determination of the fair value of the shares of Common Stock held by all dissenting holders and beneficial owners entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any person who desires to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock within the time and in the manner prescribed in Section 262. The failure of a person file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon request given in writing, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Proposal and with respect to which Kellanova has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate shareowner holding such shares for purposes of this aggregate number). The Surviving Corporation must give this statement to the requesting shareowner within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the Surviving Corporation. After notice is provided to the applicable persons, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder.

The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. In addition, because the Common Stock is publicly listed on the NYSE (and we do not expect this to change prior to the Merger), the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders or beneficial owners of shares of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of such shares entitled to appraisal rights exceeds 1% of the outstanding shares of Common Stock or (y) the value of consideration provided in the merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will appraise the shares of Common Stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the proceeding, the Delaware Court of Chancery will determine the “fair value” of the Common Stock as of the effective date of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the Surviving Corporation to the shareowners entitled to receive the same, upon such terms and conditions as the Delaware Court of Chancery shall order. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the Surviving Corporation may pay to each shareowner entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

A shareowner considering seeking appraisal should be aware that the fair value of its shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the consideration it would receive pursuant to the Merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the Merger Consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Kellanova believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and shareowners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Kellanova nor Mars anticipate offering more than the Merger Consideration to any shareowner exercising appraisal rights, and each of Kellanova and Mars reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each shareowner seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon application of a shareowner, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a shareowner in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any shareowner who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, the shareowner’s shares of Common Stock will be deemed to have been converted at the effective date of the Merger into the right to receive the Merger Consideration. A shareowner will fail to perfect, or effectively lose or withdraw, the holder’s or beneficial owner’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger or if the shareowner delivers to the Surviving Corporation a written withdrawal of the holder’s or beneficial owner’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262 within 60 days of the effective date of the Merger or thereafter with the written approval of Kellanova.

From and after the effective date of the Merger, no shareowner who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the shareowner’s shares of Common Stock, if any, payable to shareowners as of a time prior to the effective date of the Merger. If no petition for an appraisal is filed, or if the shareowner delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such shareowner to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any shareowner who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a shareowner’s statutory appraisal rights. In view of the complexity of Section 262, any shareowner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

DEADLINE FOR RECEIPT OF SHAREOWNER PROPOSALS FOR FUTURE ANNUAL MEETING

Kellanova held its 2024 annual meeting of shareowners (the “2024 Annual Meeting”) on April 26, 2024. Kellanova will only hold an annual meeting of shareowners in 2025 if the Merger is not completed before such meeting. If the Merger is not completed, Kellanova shareowners may submit proposals for consideration at the Kellanova 2025 annual meeting of shareowners (the “2025 Annual Meeting”).

Shareowner Proposals or Director Nominees for the 2025 Annual Meeting

If Kellanova holds the 2025 Annual Meeting, shareowner proposals submitted for inclusion in our Proxy Statement for the 2025 Annual Meeting must be received by us no later than November 4, 2024. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 4, 2024 and not later than December 4, 2024, and must meet certain other requirements specified in our Bylaws.

Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2025 Annual Meeting

If Kellanova holds the 2025 Annual Meeting, shareowner nominations of director candidates for inclusion in our proxy materials for the 2025 Annual Meeting must be received by us not earlier than October 5, 2024 and not later than November 4, 2024. Any such nomination must meet the other requirements set forth in our Bylaws.

In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of director nominees, other than Kellanova’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Office of the Secretary at our principal executive offices no later than February 25, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from April 26, 2025, then written notice must be provided by the later of the 60th day prior to the date of the 2025 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us.

A copy of the provisions of our Bylaws governing the notice requirements set forth above may be obtained by contacting the Investor Relations Department at Kellanova, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellanova.com.

FOR MORE INFORMATION REGARDING SHAREOWNER PROPOSALS FOR THE 2025 ANNUAL MEETING, SEE SECTIONS “SHAREOWNER PROPOSALS OR DIRECTOR NOMINEES FOR THE 2025 ANNUAL MEETING” AND “SHAREOWNER NOMINATION OF DIRECTOR CANDIDATES FOR INCLUSION IN PROXY STATEMENT FOR 2025 ANNUAL MEETING” OF KELLANOVA’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON MARCH 4, 2024.

WHERE YOU CAN FIND MORE INFORMATION

Kellanova files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. Kellanova’s public filings are available to the public free of charge on the website maintained by the SEC at www.sec.gov and may also be obtained through other document retrieval services. Information contained on Kellanova’s website or connected thereto does not constitute a part of this proxy statement.

The SEC allows Kellanova to “incorporate by reference” information into this proxy statement. This means that Kellanova can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that Kellanova later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.

Kellanova also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•

Annual Report on Form 10-K for the fiscal years ended December 30, 2023, filed with the SEC on February  20, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 4, 2024, incorporated by reference therein).

•

Quarterly Reports on Form 10-Q for the quarterly period ended March 30, 2024, filed with the SEC on May 2, 2024, and Form 10-Q for the quarterly period ended June 29, 2024, filed with the SEC on August 1, 2024.

•

Current Reports on Form 8-K filed with the SEC on January 12, 2024, February  8, 2024, February  22, 2024, May  1, 2024, May  9, 2024, May  16, 2024 and August 14, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address indicated above or from Kellanova by requesting them in writing or by telephone at the following address and telephone number:

Kellanova

P.O. Box 3599

Battle Creek, MI 49016-3599

(269) 961-2800

Attn: Investor Relations Department

These documents are available from Kellanova without charge, excluding any exhibits to them, and the proxy materials will also be posted at https://materials.proxyvote.com/487836. You can also find information about Kellanova at its Internet website at www.kellanova.com. Information contained on this website does not constitute a part of this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by Kellanova or any other person.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

KELLANOVA,

ACQUIROR 10VB8, LLC,

MERGER SUB 10VB8, LLC

and (solely for the purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15)

MARS, INCORPORATED

Dated as of August 13, 2024

A-i

A-ii

EXHIBITS AND SCHEDULES

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 13, 2024, is by and among Kellanova, a Delaware corporation (the “Company”), Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and direct or indirect wholly owned Subsidiary of Acquiror (“Merger Sub”), and, solely for the purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15, Mars, Incorporated, a Delaware corporation (“Parent”). Parent (solely for the purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15), Acquiror, Merger Sub and the Company are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions contained herein, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation;

WHEREAS, in connection with the Merger (as defined below), each outstanding share of common stock, par value $0.25 per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Effective Time (as defined below) (other than any Canceled Shares, any Dissenting Shares and any Remainder Shares (each as defined below)) will be automatically converted into the right to receive the Merger Consideration (as defined below) upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and Limited Liability Company Act of the State of Delaware (the “DLLCA”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”), after due and careful consideration, and in consultation with the Company’s legal and financial advisors, has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (b) approved, authorized, adopted and declared advisable this Agreement, the Merger and other transactions contemplated hereby and (c) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Recommendation”) and to include such recommendation in the Proxy Statement;

WHEREAS, the board of managers of Acquiror (the “Acquiror Board of Managers”) has unanimously approved the Merger and authorized (a) the execution and delivery by Acquiror of this Agreement, (b) the performance by Acquiror of its covenants and agreements contained herein and (c) the consummation of the Merger upon the terms and subject to the conditions contained herein;

WHEREAS, the board of managers of Merger Sub has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein; (b) determined that this Agreement and the Merger are fair to, advisable and in the best interests of Merger Sub and its sole member; (c) resolved to submit this Agreement to the sole member of Merger Sub for its approval of the adoption hereof; and (d) resolved to recommend the adoption of this Agreement by the sole member of Merger Sub;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent, Acquiror and Merger Sub to enter into this Agreement, each of the W.K. Kellogg Foundation Trust, Gordon Gund and Zachary Gund (and certain family members and other affiliated entities of such persons that are stockholders of the Company) is entering into a voting agreement with Acquiror (each, a “Voting Agreement”), pursuant to which such person is agreeing to vote all of the shares of Company Common

Stock beneficially owned by it in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, at the Company Special Meeting (as defined below); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Specified Definitions. As used in this Agreement:

“2025 Notes” means the 1.250% Euro Notes due 2025 issued by the Company.

“2026 Notes” means the 3.250% U.S. Dollar Notes due 2026 issued by the Company.

“2027 Notes” means the 3.400% U.S. Dollar Notes due 2027 issued by the Company.

“2028 Notes” means the 4.300% U.S. Dollar Notes due 2028 issued by the Company.

“2029 Notes” means the 0.500% Euro Notes due 2029 issued by the Company.

“2030 Notes” means the 2.100% U.S. Dollar Notes due 2030 issued by the Company.

“2031 Debentures” means the 7.450% U.S. Dollar Debentures due 2031 issued by the Company.

“2033 Notes” means the 5.250% U.S. Dollar Notes due 2033 issued by the Company.

“2034 Notes” means the 3.750% Euro Notes due 2034 issued by the Company.

“2046 Debentures” means the 4.500% U.S. Dollar Debentures due 2046 issued by the Company.

“2054 Notes” means the 5.750% U.S. Dollar Notes due 2054 issued by the Company.

“364-Day Credit Facility” means that certain 364-Day Credit Agreement, dated as of December 19, 2023, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto, as amended, restated, amended and restated, refinanced, supplemented or otherwise modified, replaced or refinanced from time to time.

“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable (other than in any immaterial and non-substantive respect) to the Company than those that are contained in the Confidentiality Agreement (including standstill restrictions, except that such agreement need not contain any restriction that would prohibit the counterparty from making a Company Takeover Proposal or acquiring the Company pursuant to such Company Takeover Proposal as contemplated by this Agreement) and that does not prohibit the Company from providing to Acquiror the information required to be provided pursuant to Section 6.3.

“Acquiror Closing Tax Opinion Representation Letter” means a representation letter substantially in the form of the Acquiror Signing Tax Opinion Representation Letter with such changes, updates or refinements, agreed to by Acquiror and Acquiror Tax Counsel, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by Acquiror, dated and effective as of the Closing Date, delivered to Acquiror Tax Counsel as a condition to, and in connection with, the issuance of the Closing Tax Opinion.

“Acquiror Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that prevents, materially delays or materially impairs the ability of Acquiror or Merger Sub to consummate the Merger or the other transactions contemplated by this Agreement.

“Acquiror Signing Tax Opinion Representation Letter” means the representation letter executed by Acquiror prior to the execution of this Agreement, dated and effective as of the date hereof, and delivered to Acquiror Tax Counsel as a condition to, and in connection with, the issuance of the Signing Tax Opinion.

“Acquiror Tax Counsel” means Skadden, Arps, Slate, Meagher and Flom LLP (or, if Skadden, Arps, Slate, Meagher and Flom LLP is unable, or declines, to deliver the Closing Tax Opinion, Kirkland & Ellis LLP).

“Affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests or other ownership interests, by Contract or otherwise.

“Antitrust Laws” means (i) any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act and Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings in the European Union; and (ii) any Foreign Investment Law.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York, or Governmental Entities in the State of Delaware are authorized or required by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020.

“Closing Tax Opinion Representation Letters” means the Company Closing Tax Opinion Representation Letter and the Acquiror Closing Tax Opinion Representation Letter.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commercially Available Software” shall mean any computer software which is off-the-shelf, generally commercially available pursuant to shrink wrap, click through or other non-negotiable licensing terms, used by the Company or any of its Subsidiaries with little or no configuration.

“Company Associate” means each Named Executive Officer and any other employee of the Company or its Subsidiaries with a title of vice president or above.

“Company Benefit Plan” means each compensation and/or employee benefit plan, program, scheme, policy, practice, agreement or other arrangement, including any pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, employment, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plan, medical, retiree medical, vision, dental or other health plan, life insurance plan, and each other compensatory or employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any Subsidiary, or to which the Company or any of its ERISA Affiliates contributes or is obligated to contribute on behalf of any current or former officer, employee, director or individual consultant (or their respective beneficiaries) of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any current or contingent Liability; provided that in no event shall a Company Benefit Plan include any arrangement operated by a Governmental Entity to which the Company or any Subsidiary is required to contribute under applicable Law.

“Company Closing Tax Opinion Representation Letter” means a representation letter substantially in the form of the Company Signing Tax Opinion Representation Letter, with such changes, updates or refinements, agreed to by the Company and Acquiror Tax Counsel, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing, to be executed by the Company, dated and effective as of the Closing Date, delivered to Acquiror Tax Counsel as a condition to, and in connection with, the issuance of the Closing Tax Opinion.

“Company Credit Agreements” means (a) the 364-Day Credit Facility and (b) the Five-Year Credit Facility.

“Company Deferred Stock Unit” means any deferred share of Company Common Stock (whether or not vested) under any Company Benefit Plan that is outstanding as of immediately prior to the Effective Time and is credited in the form of units representing the fair market value of shares of Company Common Stock and is ultimately paid in shares of Company Common Stock.

“Company ESPP” means the Amended and Restated 2002 Employee Stock Purchase Plan.

“Company Fundamental Representations” means the representations and warranties made pursuant to Section 4.1(a) (Organization) (first sentence only), Section 4.1(b) (Organization) (with respect to the Company Organizational Documents only), Section 4.2 (Capital Stock) (other than Section 4.2(a) and, in the case of Section 4.2(d), with respect to Subsidiaries that are not material to the Company), Section 4.3 (Corporate Authority Relative to this Agreement; No Violation) (other than Section 4.3(d)(i) and Section 4.3(d)(iii)), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Finders or Brokers) and Section 4.22 (State Takeover Statutes).

“Company Indentures” means (i) the Indenture, dated as of March 15, 2001, between the Company and BNY Midwest Trust Company, as trustee, as supplemented by the Supplemental Indenture, dated as of March 29, 2001, between the Company and BNY Midwest Trust Company, as trustee, (ii) the Indenture, dated as of May 21, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee and (iii) the Indenture, dated as of May 6, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Intervening Event” means any fact, circumstance, occurrence, event, development, change or condition or combination thereof that (a) was not known to or reasonably expected by the Company Board of Directors as of or prior to the date of this Agreement (or if known or reasonably expected, the consequences of which were not reasonably foreseeable as of or prior to the date of this Agreement) and (b) does not relate to any Company Takeover Proposal or expected receipt of a Company Takeover Proposal; provided, however, that in no event shall any of the following constitute, or be taken into account in determining the existence of, a Company Intervening Event: (x) the fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock (provided that the underlying causes of such fact, to the extent not otherwise excluded from this definition of “Company Intervening Event,” may be taken into account in determining the existence of a Company Intervening Event) or (y) the reasonably foreseeable consequences of the announcement of this Agreement.

“Company Material Adverse Effect” means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing that is materially adverse to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided that “Company Material Adverse Effect” shall not be deemed to include any fact, change, circumstance, event, occurrence, condition or development (in each case, by itself or when aggregated) relating to, resulting from or arising out of (i) changes after the date hereof in GAAP (or authoritative interpretation or enforcement thereof), (ii) changes after the date hereof in Laws (or authoritative interpretation or enforcement thereof), (iii) changes after the date hereof in global, national or regional political conditions (including cyber-attacks, acts of terrorism or sabotage, the outbreak of war or other armed hostilities or the escalation of any of the foregoing), (iv) any epidemics or pandemics (including COVID-19) and any hurricane, flood, tornado, earthquake or other natural disaster, (v) actions or omissions required of the Company or any of the Company’s Subsidiaries by this Agreement or any action or omission taken at the written request of Acquiror, (vi) (A) the negotiation, execution, announcement or existence of this Agreement or the Merger, including the announcement of the identity of Acquiror (provided, that this clause (vi)(A) shall not apply to any representation or warranty in Section 4.3(c), Section 4.3(d) or Section 4.11(j) to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby), or (B) any communication by Acquiror or any of its Affiliates regarding plans or proposals with respect to the Company and its Subsidiaries, in the case of each of foregoing clauses (A) and (B), including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees (including any employee attrition), (vii) any breach of this Agreement by Acquiror or Merger Sub, (viii) any change, in and of itself, in the trading price or volume of the Company Common Stock or the failure, in and of itself, to meet internal or external budgets, forecasts, projections or predictions or analysts’ expectations or projections for any future period (provided, that the underlying causes of such change or failure may be taken into account in determining the existence of a Company Material Adverse Effect), (ix) changes after the date hereof in the global securities, credit or other financial markets or in general economic, business or market conditions, including any disruption thereof or any change in prevailing interest rates, or (x) conditions generally affecting the U.S. or any foreign economy (in which the Company and its Subsidiaries operate) or the industries in which the Company and its Subsidiaries operate (including changes to commodity prices); except, with respect to clauses (i), (ii), (iii), (iv), (ix) and (x) of this definition, to the extent that the effects of such change are disproportionately adverse to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.

“Company Notes” means, collectively, (i) the 2025 Notes, (ii) the 2026 Notes, (iii) the 2027 Notes, (iv) the 2028 Notes, (v) the 2029 Notes, (vi) the 2030 Notes, (vii) the 2031 Debentures, (viii) the 2033 Notes, (ix) the 2034 Notes, (x) the 2046 Debentures, and (xi) the 2054 Notes.

“Company Option” means any option to purchase Company Common Stock granted under any Company Stock Plan that is not a Company Stock Purchase Plan.

“Company Performance Stock Unit” means any restricted stock unit subject to vesting based on service and performance goals granted under any Company Stock Plan, payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock.

“Company Registrations” means all Patent Rights and all registrations and applications for Trademarks, Copyrights, Internet domain names and social media addresses that constitute Company Intellectual Property.

“Company Restricted Stock Unit” means any restricted stock unit subject to vesting solely based on service (and not on performance) granted under any Company Stock Plan other than a Company Deferred Stock Unit, payable in shares of Company Common Stock, or whose value is determined with reference to the value of shares of Company Common Stock, including any restricted stock unit granted in 2022 that was originally subject to vesting based on service and performance goals.

“Company Signing Tax Opinion Representation Letter” means the representation letter executed by the Company prior to the execution of this Agreement, dated and effective as of the date hereof, and delivered to Acquiror Tax Counsel as a condition to, and in connection with, the issuance of the Signing Tax Opinion.

“Company Stock Plans” means, collectively, the Company Stock Purchase Plans, the Company’s 2009 Non-Employee Director Stock Plan, the Company’s 2013 Long-Term Incentive Plan, the Company’s 2017 Long-Term Incentive Plan and the Company’s 2022 Long-Term Incentive Plan, in each case, as amended.

“Company Stock Purchase Plans” means, collectively, the Company ESPP, the Company’s Share Incentive Plan, the Company’s Employee Share Ownership Plan, the Company’s discounted share purchase plan maintained for the benefit of service providers in Belgium and a share purchase plan maintained for the benefit of service providers in France, in each case, as amended.

“Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (a) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the outstanding Company Common Stock or more than fifty percent (50%) of the assets of the Company and its Subsidiaries, taken as a whole, and (b) that the Company Board of Directors determines in good faith (in accordance with Section 6.3(f)), after consultation with its outside financial advisor and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by this Agreement, and after giving effect to any changes to this Agreement proposed by Acquiror in response to such Company Takeover Proposal (in accordance with Section 6.3(f)) and all other financial, legal, regulatory, Tax and other aspects of such proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Company Board of Directors deems relevant, is more favorable from a financial standpoint to the stockholders of the Company than the Merger.

“Company Takeover Proposal” means any proposal or offer from any person (other than Parent or any of its direct or indirect Subsidiaries), with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (a) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries that if consummated would result in any person (or the stockholders of such person) beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (b) any acquisition of twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (c) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Company, (d) any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is twenty percent (20%) or more.

“Contract” (including, its correlative meaning, “Contractual”) means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

“Contribution” has the meaning specified in the Separation and Distribution Agreement.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“COVID-19 Measures” means quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses, or recommendations of, or promulgated by, any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19.

“Debt Financing Sources” means the entities that are party to the Debt Financing Commitment Letter and any other entity (other than, in each case, Acquiror or any of its Affiliates) that has committed to provide, underwrite or arrange or act as an administrative or facility agent in respect of all or any part of the Financing (or any credit facilities or debt securities being issued in lieu of any portion of the Financing) in connection with the Merger or other transactions contemplated by this Agreement, including any arranger, agent, lender, initial purchaser, underwriter or investor that is a party to any commitment letter, engagement letter, joinder agreement, purchase agreement, indenture, credit agreement or other definitive agreement entered into pursuant thereto or relating thereto, together with its Affiliates, and its and their respective officers, directors, employees, agents, Representatives, members, managers, general or limited partners, shareholders, controlling persons, and their respective successors and assigns.

“Distribution” has the meaning specified in the Separation and Distribution Agreement.

“Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials).

“ERISA” means the Employee Retirement Income and Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Five-Year Credit Facility” means that certain Five-Year Credit Agreement, dated as of December 21, 2021, by and among the Company (as successor in interest to Kellogg Company), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties from time to time party thereto, as amended, restated, amended and restated, refinanced, supplemented or otherwise modified, replaced or refinanced from time to time.

“Foreign Investment Law” means any applicable Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional applicable Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.

“Governmental Entity” means any U.S. federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, regulatory authority, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO.

“Hazardous Materials” means (i) any material, substance, chemical, or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law or (B) can form the basis of any liability under any Environmental Law relating to pollution, waste, or the environment, in each case due to its hazardous, toxic, dangerous or deleterious properties or characteristics; and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, and toxic mold.

“Indebtedness” means, with respect to any person, without duplication, as of the date of determination, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding obligations of such person incurred in the ordinary course of business consistent with past practice), (d) all lease obligations of such person that are required to be capitalized in accordance with GAAP as in effect on the date hereof on the books and records of such person, (e) all Indebtedness of others (excluding the Company and any of its Subsidiaries) secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (f) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangements (valued at the termination value thereof), (g) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon and not repaid or reimbursed, and (h) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than the Company and any of its Subsidiaries.

“Intellectual Property” means all forms of intellectual property and intellectual property rights subsisting anywhere in the world, whether registered or unregistered, including the following: (a) patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (“Patent Rights”); (b) trademarks and service marks, logos, trade dress, corporate names and doing business designations, including all goodwill therein, and all registrations and applications for registration of the foregoing (“Trademarks”); (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors, and all works of authorship (“Copyrights”); (d) Internet domain names and social media addresses; (e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, formulas, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (f) other proprietary rights relating to any of the foregoing.

“Inventory” shall mean, collectively, all finished goods, raw materials, packaging supplies and work-in-process owned by the Company or any of its Subsidiaries.

“IRS Ruling” has the meaning specified in the Tax Matters Agreement.

“knowledge” means, (i) with respect to the Company and its Subsidiaries, the actual knowledge, after reasonable due inquiry, of the individuals listed on Section 1.1(A)(i) of the Company Disclosure Schedule and (ii) with respect to Acquiror and Merger Sub, the actual knowledge, after reasonable due inquiry, of the individuals listed on Section 1.1(A)(ii) of the Company Disclosure Schedule.

“Laws” means all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, Orders, injunctions, decrees or agency requirements of Governmental Entities.

“Legal Proceeding” means any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, inquiry or action.

“Liability” means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Licensed IP” means Intellectual Property licensed or otherwise granted to the Company or any of its Subsidiaries by any third party, other than licenses in or to Commercially Available Software.

“Liens” means all liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

“made available” means, with respect to any information, document or material, that such information, document or material was (a) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a Company SEC Document) after January 1, 2021, and prior to the date hereof or (b) made available on or prior to 12:00 p.m. New York time on August 13, 2024 for review by Acquiror or its Representatives in the electronic data site established on behalf of the Company and to which Acquiror and certain of its Representatives have been given access in connection with the transactions contemplated by this Agreement or otherwise.

“Named Executive Officers” means the principal executive officer, the principal financial officer and the next three most highly paid executive officers of the Company as of the end of the most recently completed fiscal year, based on total compensation as determined under Rule 402 of Regulation S-K under the Securities Act.

“NYSE” means the New York Stock Exchange.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement of, with or by a Governmental Entity, whether civil, criminal or administrative and whether formal or informal.

“Permitted Lien” means (a) any Lien for Taxes not yet due and payable or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to Liabilities that are not yet due and payable or, if due, are not delinquent for greater than thirty (30) days or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (c) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building, fire, health and Environmental Laws and similar regulations, which do not materially affect the use of the properties or the assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, social security and other similar legislation, (e) Liens relating to intercompany borrowings among a person and its direct or indirect Subsidiaries, (f) purchase money Liens securing payments under capital lease arrangements, (g) other than with respect to Company Owned Real Property or Company Leased Real Property, Liens arising under, and the other terms and conditions set forth in, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and containing terms consistent with arm’s length transactions of a similar type, (h) non-exclusive licenses to Intellectual Property granted in the ordinary course of business consistent with past practice, (i) Liens specifically identified, reflected in, reserved against or otherwise disclosed in the Company Financial Statements, (j) any right, interest, title or Lien of a landlord or sublandlord of any Company Leased Real Property or in the property being leased, provided any such Lien relates to the fee interest (and not the leasehold interest) of a Company

Leased Real Property, (k) easements, covenants, conditions, restrictions and other similar matters of record affecting title to any Company Owned Real Property or Company Leased Real Property which do not materially impair the use of the properties or the assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (l) Liens securing Indebtedness that is secured as of the date of this Agreement (and any refinancing Indebtedness thereof incurred in accordance with this Agreement) and Liens securing any working capital lines of credit and cash pooling arrangements.

“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Proxy Statement” means the proxy statement of the Company related to the solicitation of votes in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, at the Company Special Meeting.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the migration of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Representatives” means, with respect to any person, such person’s Subsidiaries and such person’s and its Subsidiaries’ respective directors, officers, employees, agents, attorneys, accountants, financial advisors, investment bankers and other representatives.

“Request for Additional Information or Documentary Material” means any request or demand for the production, delivery or disclosure of documents, information or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Governmental Entity under any applicable Antitrust Law relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so-called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the Department of Justice or the United States Federal Trade Commission.

“Reserved Terms” means the following terms related to any Consent Solicitation: the choice of one or more series of Company Notes to be made subject to such Consent Solicitation, the price and conditionality of such Consent Solicitation, all timing elements of such Consent Solicitation, the proposed amendments to the applicable Company Indentures in such Consent Solicitation, the choice of the solicitation agents or other agents to be retained in connection with such Consent Solicitation and their compensation arrangements, any termination of such Consent Solicitation and all amendments and modifications with respect to the foregoing from time to time.

“Restricted Person” means any person identified on the U.S. Department of Commerce’s Entity List, Denied Persons List, Unverified List or Military End User List, or the U.S. Department of State’s Debarred List.

“Restrictive Covenant” means any agreement or obligation restricting or limiting the ability of a Company Associate to solicit or hire any employee of the Company or its Subsidiaries, solicit or conduct business with any business counterparty of the Company or its Subsidiaries or compete with the Company or its Subsidiaries.

“Sanctioned Jurisdiction” means a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia).

“Sanctioned Person” means any person subject to Sanctions, including as a result of being (a) listed in any list of sanctioned persons, including those maintained by the United States (including the Department of the Treasury’s Office of Foreign Assets Control and the Department of State), the United Nations Security Council, the United Kingdom, or the European Union; (b) located, organized, or resident in a Sanctioned Jurisdiction; or (c) directly or indirectly owned fifty percent (50%) or more or controlled, individually or in the aggregate, by one or more persons described in the foregoing clauses (a) and/or (b).

“Sanctions” means the economic, trade or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by any Sanctions Authority.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic or financial sanctions and trade embargoes, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, and the United Kingdom or (c) anti-boycott measures.

“Sanctions Authority” means the United States government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State); the Government of Canada (including Global Affairs Canada, the Minister of Foreign Affairs, Public Safety Canada and the Department of Justice Canada), the United Nations Security Council; the European Union, any European Union member state; and the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 336(e) Election” has the meaning specified in the Tax Matters Agreement.

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement, dated as of September 29, 2023, by and between the Company and SpinCo.

“Separation Transactions” means the Contribution, the Distribution, and all other transactions listed on Schedule A to the Tax Matters Agreement to the extent intended to be treated as transactions qualifying in whole or in part under Section 355 and/or Section 368(a)(1)(D) of the Code.

“Signing Tax Opinion Representation Letters” means the Company Signing Tax Opinion Representation Letter and the Acquiror Signing Tax Opinion Representation Letter.

“SpinCo” means WK Kellogg Co.

“SRO” means any self-regulatory organization of any nature, including any United States or foreign securities exchange, futures exchange, commodities exchange or contract market and any advertising or industry self-regulatory organization.

“Subsidiaries” means, with respect to any Party, any corporation, partnership, joint venture or other legal entity of which such Party (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other equity interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Tax” (including, its correlative meaning “Taxes”) means all federal, state, local or foreign tax, custom, impost, levy, duty, fee or other assessment or charge of any nature whatsoever imposed by any Governmental

Entity (including any income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, premium, license, recording, occupation, environmental, abandoned or unclaimed property, real or personal property and estimated tax, alternative or add-on minimum tax, customs duty or other tax), together with any interest, penalties, fines or additions imposed with respect thereto.

“Tax-Free Status of the Transactions” has the meaning specified in the Tax Matters Agreement.

“Tax Materials” has the meaning specified in the Tax Matters Agreement.

“Tax Matters Agreement” means that certain Tax Matters Agreement, dated as of September 29, 2023, by and between the Company and SpinCo.

“Tax Return” means any return, report, information return, claim for refund, election, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed, or supplied or required to be supplied, with respect to Taxes, including any amendments thereof.

“Top Customers” means the largest ten (10) customers of the Company and its Subsidiaries, taken as a whole, based on dollar value of sales to such customers by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended December 30, 2023.

“Top Suppliers” means the largest ten (10) suppliers of products or services to the Company and its Subsidiaries, taken as a whole, based on expenditures of the Company and its Subsidiaries, taken as a whole, during the twelve (12) month period ended March 30, 2024.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Willful Breach” means a breach that is the result of a willful or intentional act or failure to act by a person that would, or reasonably would be expected to, result in a material breach of this Agreement.

Section 1.2 Defined Terms. The following terms are defined in this Agreement in the sections indicated below:

Acquiror	Preamble
Acquiror 401(k) Plan	Section 6.4(f)
Acquiror Approvals	Section 5.2(b)
Acquiror Benefit Plans	Section 6.4(d)
Acquiror Board of Managers	Recitals
Adverse Recommendation Change	Section 6.3(e)
Agreement	Preamble
Book-Entry Shares	Section 3.1(a)(i)
Broker Fees	Section 4.21
Burdensome Condition	Section 6.5(b)
Canceled Shares	Section 3.1(a)(ii)
Capitalization Date	Section 4.2(a)
Certificate	Section 3.1(a)(i)
Certificate of Merger	Section 2.3
Chosen Courts	Section 9.5(a)
Clean Room Agreement	Section 6.2(d)
Clearance Date	Section 6.6(a)

Closing	Section 2.2
Closing Date	Section 2.2
Closing Tax Opinion	Section 7.2(f)
Closing Year Annual Bonus	Section 6.4(c)
Closing Year Annual Bonus Payment	Section 6.4(c)
Collective Bargaining Agreement	4.11(n)
Company	Preamble
Company Acquisition Agreement	Section 6.3(e)
Company Approvals	Section 4.3(c)
Company Board of Directors	Recitals
Company Bylaws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Common Stock	Recitals
Company Disclosure Schedule	Article IV
Company Financial Statements	Section 4.4(b)
Company Indemnified Parties	Section 6.9(a)
Company Intervening Event Recommendation Change	Section 6.3(g)
Company Leased Real Property	Section 4.16
Company Material Contract	Section 4.19(a)(viii)
Company Non-Union 401(k) Plans	Section 6.4(f)
Company Organizational Documents	Section 4.1(b)
Company Owned Real Property	Section 4.16
Company Permits	Section 4.7(b)
Company Real Property Leases	Section 4.16
Company Recommendation	Recitals
Company SEC Documents	Section 4.4(a)
Company Securities	Section 4.2(b)
Company Shares	Recitals
Company Special Meeting	Section 6.6(b)
Company Stockholder Approval	Section 4.3(b)
Company Subsidiary Organizational Documents	Section 4.1(b)
Company Takeover Transaction	Section 8.3(a)
Confidentiality Agreement	Section 6.2(d)
Consent Solicitation	Section 6.14(b)
Continuing Employee	Section 6.4(a)
D&O Insurance	Section 6.9(c)
Debt Financing	Section 5.4
Debt Financing Commitment Letter	Section 5.4
Debt Financing Letters	Section 5.4
Definitive Agreements	Section 6.18(a)
Delaware Secretary	Section 2.3
DGCL	Recitals
DGCL 262	Section 3.1(b)
Dispositions	Section 6.1(a)(vi)
Dissenting Shares	Section 3.1(b)
DLLCA	Recitals
DSU Cash Payment	Section 3.3(d)
Early Good Leaver Termination	Section 6.4(c)
Effective Time	Section 2.3
Employee Allowances	Section 6.4(a)
Exchange Act	Section 4.3(c)
Exchange Offer	Section 6.14(c)

Fee Letter	Section 5.4
Final Purchase Date	Section 3.3(f)
Financing	Section 6.13(a)
GAAP	Section 4.4(b)
Guaranteed Obligations	Section 9.15(a)
Guaranty	Section 9.15(a)
HSR Act	Section 4.3(c)
IRS	Section 4.11(a)
Legal Restraint	Section 7.1(b)
Letter of Transmittal	Section 3.2(c)
Merger	Section 2.1
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Merger Sub Common Interests	Section 3.1(a)(iv)
Multiemployer Plan	Section 4.11(d)
Option Cash Payment	Section 3.3(a)
Outside Date	Section 8.1(b)
Parent	Preamble
Parties	Preamble
Party	Preamble
Payment Agent	Section 3.2(a)
Payment Fund	Section 3.2(b)
Payoff Letters	Section 6.14(a)
PBGC	Section 4.11(e)
Prior Year Annual Bonus	Section 6.4(c)
Prohibited Modifications	Section 6.18(b)
PSU Cash Payment	Section 3.3(c)
Qualified Plan	Section 4.11(c)
Regulatory Approvals	Section 7.1(c)
Regulatory Filings and Consents	Section 4.3(c)
Remainder Shares	Section 3.1(a)(iii)
Required Amount	Section 5.4
Reverse Termination Fee	Section 8.3(e)
RSU Cash Payment	Section 3.3(b)
Sarbanes-Oxley Act	Section 4.4(a)
Securities Act	Section 4.3(c)
Signing Tax Opinion	Section 5.9(d)
Surviving Corporation	Section 2.1
Termination Fee	Section 8.3(d)
Title IV Plan	Section 4.11(e)
Voting Agreement	Recitals

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly owned direct or indirect Subsidiary of Acquiror. The Merger shall have the effects provided in this Agreement and as specified in the DGCL and DLLCA.

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10018 at 10:00 a.m., New York City time, on the third (3rd) Business Day (or other date agreed in writing by the Parties) after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or, if permissible, waived (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing), unless another time, date or place is agreed upon in writing by the Company and Acquiror. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as provided under the DGCL and DLLCA and make any other filings, recordings or publications required to be made by the Company, Merger Sub or Acquiror under the DGCL and DLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary or on such later date and time as shall be agreed upon by the Company and Acquiror and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation, all as provided under the DGCL and DLLCA.

Section 2.5 Organizational Documents of the Surviving Corporation. Subject to Section 6.9, at the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit A;

(b) the bylaws of the Surviving Corporation shall be amended and restated to conform to Exhibit B; and

(c) the name of the Surviving Corporation shall be “Kellanova”.

Section 2.6 Officers and Directors of the Surviving Corporation. Subject to applicable Law, the managers of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time, or such other individuals designated by Acquiror as of the Effective Time, shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or Merger Sub Common Interests (as defined below):

(i) Conversion of Company Common Stock. Subject to Section 3.1(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares, Dissenting Shares, and Remainder Shares) shall be automatically converted into the right to receive $83.50, in cash, without interest (the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock (including all uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions declared in accordance with the terms of Section 6.1 with a record date prior to the Effective Time to which holders of Company Common Stock as of such record date become entitled and that remain unpaid as of the Effective Time upon the surrender or conversion of such shares of Company Common Stock in accordance with Section 3.2, without interest.

(ii) Cancellation of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist (the “Canceled Shares”), and no consideration shall be delivered in exchange therefor.

(iii) Certain Parent and Subsidiary Owned Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect wholly owned Subsidiary of the Company or by Parent or any of its Subsidiaries (including Acquiror and its Subsidiaries) shall remain outstanding at the Effective Time (“Remainder Shares”) and shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(a)(i).

(iv) Treatment of Merger Sub Common Interests. At the Effective Time, each common interest issued by Merger Sub and outstanding (“Merger Sub Common Interests”) shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Shares of Dissenting Stockholders. Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record or beneficial owner who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“DGCL 262”, and any such shares meeting the requirement of this sentence, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall be converted into the right to receive payment of such amounts as are payable in accordance with DGCL 262 (it being understood and acknowledged that, at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares to the extent afforded by DGCL 262); provided that if any such holder or beneficial owner shall fail to perfect or otherwise shall effectively waive, withdraw or otherwise lose the right to payment of the fair value of such Dissenting Shares under DGCL 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration as provided in Section 3.1(a)(i). The Company shall give prompt written notice to Acquiror of any demands received by the Company for fair value of any Company Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to DGCL 262 and any alleged appraisal rights, and Acquiror shall have the opportunity to participate in, and direct all negotiations and proceedings with respect to, such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

(c) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(d) Dividends Declared Prior to Closing. Acquiror acknowledges and agrees on its behalf and on behalf of the Surviving Corporation that if prior to the Closing Date, the Company has declared and set a record date for a dividend permitted by this Agreement, and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, that such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company equity award was entitled to such rights under the terms of a Company equity award as in effect on the date the Company declared the applicable dividend) shall be paid to holders of record as of such record date on the scheduled payment date.

Section 3.2 Exchange of Certificates.

(a) Appointment of Payment Agent. Prior to the Effective Time, Acquiror shall appoint a bank or trust company to act as payment agent (the “Payment Agent”), the identity and terms of appointment of which to be reasonably acceptable to the Company for the payment of the Merger Consideration in the Merger and shall enter into an agreement relating to the Payment Agent’s responsibilities under this Agreement.

(b) Deposit of Merger Consideration. At or prior to the Effective Time, Acquiror shall make or cause to be made available to the Payment Agent cash sufficient to pay the aggregate Merger Consideration payable in the Merger at such time as is necessary for the payment to holders of Company Common Stock (the “Payment Fund”). The Payment Agent shall invest any cash included in the Payment Fund as directed by Acquiror; provided, however, that (i) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Acquiror shall promptly provide, or cause to be provided, additional funds to the Payment Agent for the benefit of the holders of the Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest or other income resulting from such investments shall be paid to Acquiror or its designee, upon demand. Acquiror shall cause the Payment Fund to be (i) held for the benefit of the holders of the Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1. The Payment Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

(c) Exchange Procedures. As promptly as reasonably practicable after the Effective Time and in any event within three (3) Business Days of the Closing Date, Acquiror shall cause the Payment Agent to mail to each holder of a Certificate that immediately prior to the Effective Time represented shares of Company Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.2(d)) to the Payment Agent and shall be in customary form and have such other provisions as Acquiror and the Company shall reasonably agree) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration.

(d) Surrender of Certificates. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof as provided in this Section 3.2(d) or Section 3.2(i)) to the Payment Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Payment Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates have been converted pursuant to this Agreement promptly following the later to occur of (i) the Effective Time or (ii) the Payment Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of the Payment Agent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(e) Book-Entry Shares. As promptly as practicable following the Effective Time, the Payment Agent shall issue and deliver the Merger Consideration to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Company Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration, and the Book-Entry Shares shall be canceled, and unless reasonably requested by the Payment Agent, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Payment Agent. No interest shall be paid or shall accrue on the cash payable in respect of any Book-Entry Share.

(f) No Further Ownership Rights in Company Common Stock. The cash paid in accordance with the terms of this Article III in respect of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock (subject to DGCL 262). From and after the Effective Time, all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration (subject to DGCL 262) and any dividends or other distributions declared in accordance with the terms of Section 6.1 with a record date prior to the Effective Time to which holders of shares of Company Common Stock as of such record date become entitled and that remain unpaid as of the Effective Time into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.1(b) or 3.2(d), as applicable, in each case without interest or duplication. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock converted pursuant to this Agreement are presented to the Surviving Corporation, Acquiror or the Payment Agent for any reason, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to DGCL 262 in the case of Dissenting Shares.

(g) Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Acquiror or a Subsidiary of Acquiror designated by Acquiror, upon written demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration without any interest thereon. Any portion of the aggregate Merger Consideration made available to the Payment Agent pursuant to Section 3.2(b) to pay for Company Shares for which appraisal rights have been perfected shall be delivered to Acquiror promptly (and in any event within two (2) Business Days) following Acquiror’s demand to the Payment Agent therefor.

(h) No Liability. None of Acquiror, the Company, Merger Sub, the Payment Agent or any of their respective Affiliates shall be liable to any person in respect of any portion of the Payment Fund or portion of the aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any other provision of this Agreement notwithstanding, any portion of the aggregate Merger Consideration that remains undistributed to the holders of Certificates and Book-Entry Shares as of the second anniversary of the Effective Time (or immediately prior to such earlier date on which the aggregate Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror or the Payment Agent, the making by such person of an indemnity in such amount as Acquiror or the Payment Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Payment Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(g), Acquiror) shall deliver or cause to be delivered, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to such shares of Company Common Stock represented by such Certificate.

Section 3.3 Company Incentive Awards.

(a) The Company shall take all action necessary so that, at the Effective Time, each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (whether vested or unvested and whether subject to service-based or performance-based vesting conditions), by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Option or any other person, (i) shall be deemed to be fully vested (including with respect to any performance-based vesting requirements), (ii) shall be converted into the right of the holder to receive from Acquiror or its applicable Affiliate an amount, in cash, without interest, equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Option after giving effect to clause (i) of this Section 3.3(a) and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Company Option (the “Option Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company Options shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment in accordance with this Section 3.3(a). For the avoidance of doubt, in the event that the per share exercise price of any Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled as of the Effective Time without payment therefor and shall have no further force or effect and the applicable holder shall cease to have any rights with respect thereto, and the Company shall take all such action necessary to effect such treatment.

(b) Except as otherwise provided in Section 3.3(b) of the Company Disclosure Schedule, the Company shall take all action necessary so that, at the Effective Time, each Company Restricted Stock Unit that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Restricted Stock Unit or any other person, (i) shall be deemed to be fully vested as to the number of shares of Company Common Stock issuable pursuant to such Company Restricted Stock Unit, (ii) shall be converted into the right of the holder thereof to receive from Acquiror or its applicable Affiliate an amount, in cash, without interest, equal to the sum of (A) the product of (I) such number of shares of Company Common Stock referenced in clause (i) of this Section 3.3(b) and (II) the Merger Consideration and (B) all dividend equivalents accrued or credited with respect to such Company Restricted Stock Units (collectively, the “RSU Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the RSU Cash Payment in accordance with this Section 3.3(b).

(c) The Company shall take all action necessary so that, at the Effective Time, each Company Performance Stock Unit that is outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Performance Stock Unit or any other person, (i) shall be deemed vested with the number of shares of Company Common Stock issuable pursuant to such Company Performance Stock Unit determined in accordance with Section 3.3(c) of the Company Disclosure Schedule, (ii) shall be converted into the right of the holder thereof to receive from Acquiror or its applicable Affiliate in accordance with Section 3.3(c) of the Company Disclosure Schedule an amount, in cash, without interest, equal to the sum of (A) the product of (I) such number of shares of Company Common Stock referenced in clause (i) of this Section 3.3(c) and (II) the Merger Consideration and (B) all dividend equivalents accrued or credited with respect to such Company Performance Stock Units (collectively, the “PSU Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company Performance Stock Unit shall cease to have any rights with respect thereto, except the right to receive the PSU Cash Payment in accordance with this Section 3.3(c).

(d) The Company shall take all action necessary so that, at the Effective Time, all Company Deferred Stock Units, by virtue of the Merger and without any action on the part of the Company, Acquiror, Parent, Merger Sub, the holders of such Company Deferred Stock Unit or any other person, (i) shall be converted into the right of the holder thereof to receive from Acquiror or its applicable Affiliate at the time specified in the applicable Company Benefit Plan and in accordance with Section 409A of the Code, an amount, in cash, without interest, equal to the sum of (X) the product of (A) such number of shares of Company Common Stock underlying the Deferred Stock Units and (B) the Merger Consideration and (Y) all dividend equivalents accrued or credited with respect to such Company Deferred Stock Units (collectively, the “DSU Cash Payment”) and (ii) from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Company Deferred Stock Units shall cease to have any rights with respect thereto, except the right to receive the DSU Cash Payment in accordance with this Section 3.3(d).

(e) Except as otherwise required under the terms of the applicable award agreement or as necessary to avoid the imposition of any additional Taxes or penalties with respect to awards under the Company Stock Plans pursuant to Section 409A of the Code, Acquiror or its applicable Affiliates shall cause the Company to make all payments, subject to Section 3.5, required to be made by Acquiror or its applicable Affiliates under this Section 3.3 as soon as reasonably practicable following the Effective Time, but no later than the first regularly scheduled payroll date that is at least five (5) Business Days after the Effective Time; provided that any such amounts shall be paid without interest.

(f) Prior to the Effective Time, the Company (1) may, in its discretion, amend the Company ESPP to freeze all participant payroll deduction elections in effect as of the date of this Agreement under the Company ESPP, and (2) shall take all actions necessary pursuant to the terms of the Company ESPP and applicable Law to, contingent on the Effective Time, (i) provide that (A) no new Purchasing Period (as defined in the Company ESPP) will be commenced following the date of this Agreement under the

Company ESPP, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Purchasing Period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (D) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the “Final Purchase Date,” which shall be the earlier of (x) the scheduled purchase date for such Purchasing Period and (y) the date immediately prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Company Common Stock returned to the participant), (ii) notify each participant in writing, at least ten (10) days before the Final Purchase Date, that the purchase date for his or her purchase right issued pursuant to the Company ESPP has been changed to the Final Purchase Date and (iii) terminate the Company ESPP effective as of immediately prior to the Effective Time.

(g) Prior to the Effective Time, the Company Board of Directors (or, if appropriate, any duly authorized committee thereof administering the Company Stock Plans) shall adopt such resolutions, provide any required notice, obtain any required holder written consents and take such other actions as may be required to provide for the treatment set forth in this Section 3.3 in respect of the Company Options, the Company Restricted Stock Units, the Company Performance Stock Units, the Company Deferred Stock Units and the Company ESPP, in each case, effective upon the Effective Time; provided that the foregoing actions shall be subject to Acquiror’s prior review.

Section 3.4 Further Assurances.

(a) If at any time before or after the Effective Time, Acquiror or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Acquiror, Merger Sub, the Company and the Surviving Corporation and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement; provided, however, that this Section 3.4(a) shall not be interpreted to require any person to take any action or omit from taking any action that it is not required to take pursuant to the terms of Section 6.5.

(b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.

Section 3.5 Withholding Rights. Each of the Company, Acquiror, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amounts otherwise payable pursuant to this Article III, such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable Tax Law. Any amounts so deducted or withheld, and, if required, paid over to the applicable Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company SEC Documents filed after January 1, 2021, and publicly available prior to the date hereof where the relevance of the information to a particular representation is reasonably apparent on its face (excluding any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature) or (b) the disclosure schedule delivered by the Company to Acquiror immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (provided, that disclosure in any section or subsection of the Company Disclosure Schedule shall apply only to the corresponding section or subsection of this Agreement except to the extent that the relevance of such disclosure to another section or subsection of this Agreement is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Schedule shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company represents and warrants to Acquiror and Merger Sub as follows:

Section 4.1 Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in all material respects. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Acquiror prior to the date of this Agreement a true and complete copy of the Company’s Restated Certificate of Incorporation, dated September 29, 2023, and as amended on April 29, 2024 (as so amended, the “Company Certificate”) and Bylaws (the “Company Bylaws”) (together, the “Company Organizational Documents”), in each case, as amended and in effect through the date hereof. The Company Organizational Documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company that would be required to be identified in the Company’s Annual Report on Form 10-K pursuant to Section 601(b)(21) of Regulation S-K of the SEC (collectively, the “Company Subsidiary Organizational Documents”) are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions, except, in the case of the Company’s Subsidiaries, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2 Capital Stock.

(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock. At the close of business on August 9, 2024 (the “Capitalization Date”): (i) 343,946,955 shares of Company Common Stock were issued and outstanding; (ii) 77,576,516 shares of Company Common Stock were held by the Company or any of its Subsidiaries in its or their treasury; (iii) 7,614,029 shares of Company Common Stock were underlying outstanding and unexercised Company Options; (iv) 3,051,168 shares of Company Common Stock were underlying Company Restricted Stock Units; (v) 3,263,867 shares of Company Common Stock were underlying Company Performance Stock Units

(assuming performance is calculated at the maximum level of performance); (vi) 354,852 shares of Company Common Stock were underlying Company Deferred Stock Units; and (vii) 1,087,726 shares of Company Common Stock remain available for future issuance under the Company ESPP. Except as set forth in the preceding sentence, at the close of business on the Capitalization Date, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding. From and after the Capitalization Date until and including the date hereof the Company (A) has not issued any shares of its capital stock (other than pursuant to the Company ESPP or in respect of the valid exercise of Company Options or upon the valid settlement of Company Restricted Stock Units, Company Performance Stock Units or Company Deferred Stock Units), (B) has not granted any options, warrants, restricted stock, restricted stock units or stock appreciation rights or entered into any other agreements or commitments to issue any shares of its capital stock or (C) granted any other awards in respect of any shares of its capital stock and has not split, combined or reclassified any of its shares of capital stock. All of the outstanding Company Shares are, and all Company Shares that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote.

(b) The Company will make available to Acquiror, within fifteen (15) Business Days of this Agreement, a true, correct and complete list, as of the Capitalization Date, of (i) the name or employee identification number of each holder of Company Options, Company Restricted Stock Units, Company Performance Stock Units and Company Deferred Stock Units, (ii) the Company Stock Plan under which such Company Option, Company Restricted Stock Unit, Company Performance Stock Unit or Company Deferred Stock Unit was granted, (iii) the number of outstanding Company Options, Company Restricted Stock Units, Company Performance Stock Units and Company Deferred Stock Units held by such holder (at maximum levels of performance), (iv) the grant date of each such Company Option, Company Restricted Stock Unit, Company Performance Stock Unit and Company Deferred Stock Unit, (v) the number of Company Shares such holder is entitled to receive upon the exercise of each Company Option and the corresponding exercise price and (vi) the expiration date of each Company Option. Each Company Option has been granted with an exercise price no less than the fair market value of the underlying Company Shares as of the date of such grant. Except for the Company Options, Company Restricted Stock Units, Company Performance Stock Units, Company Deferred Stock Units and the Company Stock Purchase Plans, and except for changes since the Capitalization Date resulting from (x) the exercise of Company Options outstanding on such date, (y) the vesting and settlement of the Company Restricted Stock Units or Company Performance Stock Units outstanding on such date and (z) the issuance of shares under the Company Stock Purchase Plans, there are no outstanding (A) shares of capital stock, voting securities, other ownership interests or other securities of the Company or any of its Subsidiaries, in each case, convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company or any of its Subsidiaries, (B) options, warrants, rights or other agreements, obligations or commitments requiring the Company or any of its Subsidiaries to issue any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company or any of its Subsidiaries (or, in each case, the economic equivalent thereof), (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or any of its Subsidiaries or (D) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or voting securities of, or other ownership interests in, the Company (the items in clauses (A), (B), (C) and (D), collectively with the capital stock of the Company or any of its Subsidiaries, being referred to collectively as “Company Securities”).

(c) Except pursuant this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company and its Subsidiaries have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” laws.

(d) All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized, and to the extent the following concepts are applicable thereto, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws). None of the Company or any of its Subsidiaries, directly or indirectly, owns any interest in any other person other than the Company’s Subsidiaries.

Section 4.3 Corporate Authority Relative to this Agreement; No Violation.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger have been duly and validly authorized by the Company Board of Directors and, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary, no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of the Merger. The Company Board of Directors has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approved, authorized, adopted and declared advisable this Agreement, the Merger and other transactions contemplated hereby, including the Merger and (iii) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the transactions contemplated hereby.

(b) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of Company capital stock that is necessary under applicable Law and the Company Organizational Documents to approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger, for the Company to engage in the transactions contemplated by this Agreement and to consummate the Merger.

(c) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the filing of the Proxy Statement and any amendments or supplements thereto with the SEC, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (v) applicable state securities and “blue sky” laws, (vi) the rules and regulations of NYSE, (vii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any other requisite clearances or approvals under any other applicable Antitrust Laws, (viii) the Company Stockholder Approval and (ix) the approvals set forth in Section 4.3(c) of the Company Disclosure Schedule (collectively, the “Company Approvals”), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity (the “Regulatory Filings and Consents”) is necessary, under applicable Law, for the consummation by the Company of the Merger, except for such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger or that, if not obtained or made, have not had and would not reasonably be expected to (x) have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement.

(d) The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) result in any loss, suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, adverse modification or acceleration of any obligation or to the loss of a benefit under any Company Material Contract, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or Company Subsidiary Organizational Documents or (iii) conflict with or violate any applicable Laws except, in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations or Liens as has not had and would not reasonably be expected to (x) have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement.

Section 4.4 Reports and Financial Statements.

(a) The Company has timely filed or otherwise transmitted all forms, documents and reports required to be filed or otherwise so transmitted, as applicable, by it with the SEC (including under the Securities Act and the Exchange Act) since January 1, 2021 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the “Company SEC Documents”) and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), (i) the Company SEC Documents complied in all material respects with the requirements (A) of the Securities Act, (B) the Exchange Act and (C) the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and, in each case, the applicable rules and regulations promulgated thereunder and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since January 1, 2021, has been, required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with the applicable listing and corporate governance rules of NYSE.

(b) The consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and their consolidated income, results of operations, changes in financial position and cash flows and stockholders’ equity for the respective periods then ended, all in accordance with U.S. generally accepted accounting principles (“GAAP”), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act, as applicable. No financial statements of any person other than the Company and its consolidated Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2021, and to the date of this Agreement, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy, promulgations by the Financial Accounting Standards Board or applicable Law.

(c) Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the SEC).

Section 4.5 Internal Controls and Procedures.

(a) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed, and since January 1, 2021, have been reasonably designed, to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(b) Since January 1, 2021, the Company’s principal executive officer and principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act). The Company has made available to Acquiror all disclosures described in this Section 4.5(b) made by management to the Company’s auditors and audit committee from January 1, 2021, to the date hereof.

(c) Since January 1, 2021, neither the Company nor any of its Subsidiaries has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

Section 4.6 No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) of the type required to be (x) disclosed in the liabilities column of a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or (y) reflected, reserved against or expressly disclosed in any notes or schedules thereto prepared in accordance with GAAP, except for (a) Liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (including Liabilities reflected, reserved against or expressly disclosed in any notes or schedules thereto), (b) Liabilities that are reflected or reserved against on the unaudited consolidated balance sheet of the Company and its Subsidiaries included in its Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2024 (including Liabilities reflected, reserved against or expressly disclosed in any notes or schedules thereto), (c) Liabilities incurred in the ordinary course of business consistent with past practice since June 29, 2024, (d) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby and (e) Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.7 Compliance with Law; Permits.

(a) The Company and its Subsidiaries are, and since January 1, 2021, have been, in compliance with all applicable Laws, except where such non-compliance has not had and would not reasonably be expected to (x) have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2021, neither the Company nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of the Company, oral notice from any Governmental Entity regarding any actual or alleged failure by the Company, any Company Benefit Plan or any fiduciary of any Company Benefit Plan to comply with any Law or (ii) provided any notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any Law.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) hold, and have at all times since January 1, 2021, held, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of, or issued by, all applicable Governmental Entities necessary for the lawful operation of the businesses of the Company and its Subsidiaries as is currently being conducted, including the research, development, manufacture, distribution, marketing, storage, transportation, use or sale of the products of the Company or its Subsidiaries (the “Company Permits”), (ii) have paid all fees and assessments due and payable in connection therewith, (iii) are in compliance in all respects with the terms and requirements of all Company Permits and (iv) the consummation of the Merger and compliance with the provisions of this Agreement will not result in any loss, suspension, limitation or impairment of any right of the Company or its Subsidiaries with respect to any Company Permit. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any adverse modification, termination or revocation thereof and, to the knowledge of the Company, no suspension or cancellation of any such Company Permit is threatened.

(c) Since January 1, 2021, none of the Company, its Subsidiaries or, to the knowledge of the Company, any of their respective directors or officers or employees, agents or other persons acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to governmental officials or employees or to political parties or campaigns from funds of the Company or any of its Subsidiaries or (iii) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries or to influence any act or decision of a government official or other person, in each case of (i) – (iii) in violation of any applicable anti-corruption or anti-bribery Law.

Section 4.8 Sanctions and Export Control Laws. Since January 1, 2020:

(a) Neither the Company nor any of its Subsidiaries, directors, officers, employees or agents is or has been, a Sanctioned Person or a Restricted Person.

(b) Neither the Company nor any of its Subsidiaries has materially violated any Sanctions and Export Control Laws.

(c) The Company and its Subsidiaries have in place written policies, controls, and systems reasonably designed to ensure material compliance with applicable Sanctions and Export Control Laws.

(d) Neither the Company nor any of its Subsidiaries has (i) made any voluntary, directed or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any material non-compliance with any Sanctions and Export Control Laws, (ii) to the knowledge of the Company, been the subject of an investigation, inquiry or enforcement proceeding for a material violation of Sanctions and Export Control Laws, or (iii) received any notice, request, penalty or citation for any actual or potential material non-compliance with Sanctions and Export Control Laws.

Section 4.9 Investigations; Litigation. Except as has not had and would not reasonably be expected to (x) have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated by this Agreement: (a) there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries and (b) there are no Orders of, or before, any Governmental Entity against the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries is subject to ongoing obligations. As of the date hereof, there are not any (x) Legal Proceedings or (y) subpoenas, civil investigative demands or other written requests for information relating to potential violations of Law, in each case ((x) and (y)), that are pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries are, and since January 1, 2021, have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations and compliance with the terms and conditions thereof), (b) there have been no Releases of Hazardous Materials for which the Company or any of its Subsidiaries (or to the knowledge of the Company, their predecessors) is liable that have given rise to or would reasonably be expected to give rise to any unresolved or outstanding Liability under applicable Environmental Laws to the Company or its Subsidiaries, (c) none of the Company or its Subsidiaries is subject to any outstanding Order that would reasonably be expected to result in Liabilities to the Company and its Subsidiaries under applicable Environmental Laws or concerning Hazardous Materials or Releases and (d) since January 1, 2021, neither the Company nor any of its Subsidiaries has received any unresolved written claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged material noncompliance with or material Liability under applicable Environmental Laws or otherwise relating to Hazardous Materials (including any such Liability or obligation arising under, retained or assumed by Contract or by operation of law).

Section 4.11 Employee Benefit Plans; Employment Matters.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan for Company employees who are located within the United States, and, within thirty (30) Business Days after the date of this Agreement, the Company will update Section 4.11(a) of the Company Disclosure Schedule to set forth a correct and complete list of all remaining material Company Benefit Plans. With respect to each material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been, or within thirty (30) Business Days after the date of this Agreement will be, delivered or made available to Acquiror by the Company: (i) the Company Benefit Plan document, if written (including all amendments and attachments thereto), (ii) a written summary of the material terms thereof, if the Company Benefit Plan is not in writing, (iii) all related trust documents, (iv) all insurance Contracts or other funding arrangements, (v) the two (2) most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”), (vi) the most recent determination, opinion or advisory letter from the IRS, (vii) the most recent summary plan description and any summary of material modifications thereto, (viii) all related, non-routine material filings and communications received from or sent to any Governmental Entity since January 1, 2021 and (ix) the most recent audited financial statement and/or actuarial valuation report.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full, (ii) all reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed and (iii) there are no pending, anticipated or, to the knowledge of the Company and its Subsidiaries, threatened actions, disputes, suits, hearings or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan is, or since January 1, 2021, has been, the subject of an examination, investigation or audit by a Governmental Entity, or is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(c) The IRS has issued a favorable determination, opinion or advisory letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”), and such determination, advisory or opinion letter has not been revoked (nor has revocation been threatened), and, to the knowledge of the Company and its Subsidiaries, there are no existing circumstances and no events have occurred that would or would reasonably be expected to, individually or in the aggregate, adversely affect the qualified status of any Qualified Plan or its related trust.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate, currently has, or has had during any period within the preceding six (6) years during which any such ERISA Affiliate has been a member of the same “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) with the Company, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code (a “Multiemployer Plan”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan is a “multiple employer plan” that is subject to Section 413(c) of the Code or Sections 4063 or 4064 of ERISA, or a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Benefit Plan that is subject to Title IV of ERISA (each, a “Title IV Plan”), (i) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full and, to the knowledge of the Company, no condition exists that, individually or in the aggregate, presents or would reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any liability under Title IV or Section 302 of ERISA other than any liability for premiums due the Pension Benefit Guaranty Corporation (“PBGC”) (which premiums have been paid when due), (ii) the minimum funding standards under Section 302 of ERISA and Section 412 of the Code have been satisfied in all material respects and no waiver of any minimum funding standard or extension of any amortization period has been requested or granted and (iii) no proceedings have been commenced or threatened by the PBGC to terminate any Title IV Plan.

(f) With respect to each Multiemployer Plan, (i) neither the Company nor any ERISA Affiliate has made or suffered a “complete withdrawal” or a “partial withdrawal” as such terms are respectively defined in sections 4203 and 4205 of ERISA, from a Multiemployer Plan (or any liability resulting therefrom has been satisfied in full) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) neither the Company nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) the withdrawal liability of the Company and its ERISA Affiliates under Subtitle E of Title IV of ERISA, computed as if a complete withdrawal by the Company and the ERISA Affiliates had occurred under each Multiemployer Plan on the date hereof, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries or sponsors has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement medical or death benefits (whether or not insured) with respect to former or current directors or employees, or their respective beneficiaries or dependents, beyond their retirement or other separation from service, except as required by Section 4980B of the Code or comparable U.S. state Laws or applicable non-U.S. Laws.

(h) With respect to each Company Benefit Plan, (i) neither the Company nor its Subsidiaries have engaged in, and, to the knowledge of the Company, no other person has engaged in, any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) and (ii) none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan that, in the case of (i) or (ii) above, either individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have incurred any material liability for any Tax or civil penalty imposed under Chapter 43 of the Code or Sections 409 or 502 of ERISA that has not been satisfied in full.

(j) Except as set forth in Section 4.11(j) of the Company Disclosure Schedule (or as made available by the Company to Acquiror within fifteen (15) Business Days of this Agreement) or as otherwise expressly provided in this Agreement or as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the execution of this Agreement and the consummation of the Merger will not, either alone or in combination with another event, (i) entitle any current or former officer, employee, director or individual consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or accrued pension benefit or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due or payable to any current or former officer, employee, director or individual consultant of the Company or any of its Subsidiaries, (iii) trigger any funding obligation under any Company Benefit Plan, (iv) result in the forgiveness of Indebtedness for the benefit of any such Company Associate or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, or would reasonably be expected to, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(k) Except as set forth in Section 4.11(k) of the Company Disclosure Schedule, no Company Benefit Plan provides for, and neither the Company nor any of its Subsidiaries otherwise has any obligation to provide, a gross-up, or reimbursement of Taxes imposed under Sections 4999, 409A(a)(1)(B) or 457A of the Code, or otherwise.

(l) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code.

(m) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan subject to the Laws of any jurisdiction outside of the United States: (i) has been maintained in all respects in accordance with all applicable requirements; (ii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iii) that is intended to be funded and/or book-reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iv) if required to be registered or approved by a non-U.S. governmental entity, has been registered or approved and has been maintained in good standing with the applicable regulatory authorities, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred since the date of the most recent approval or application therefor relating to any such plan that would reasonably be likely to adversely affect any such approval or good standing.

(n) The Company will make available to Acquiror, within fifteen (15) Business Days of this Agreement, a correct and complete list (for U.S. arrangements) and/or description (for non-U.S. arrangements) of each Contract that is a collective bargaining agreement, labor union contract, trade union agreement or works council agreement (each, a “Collective Bargaining Agreement”) to which the Company or any of its Subsidiaries are a party to and/or bound by. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2021, (i) to the knowledge of the Company, there have been no labor union organizing activities with respect to any employees of the Company or any of its Subsidiaries, (ii) there have been no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority (iii) there has been no pending, or to the knowledge of the Company, threatened, strikes, lockouts, slowdowns, work stoppages, grievances, arbitrations, labor disputes or unfair labor practice complaints against the Company or any of its Subsidiaries, and (iv) no employees of the Company or any of its Subsidiaries are represented by any labor union, labor organization or works council with respect to such employment.

(o) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance in all respects with and have since January 1, 2021 complied in all respects with all Laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and independent contractors, and equitable pay practices) and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims, grievances or charges or complaints by the National Labor Relations Board or any comparable Governmental Entity relating to such non-compliance with the foregoing are pending or, to the knowledge of the Company, threatened.

(p) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company or its Subsidiaries, no employee of the Company or its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(q) Within fifteen (15) Business Days following the date of this Agreement, the Company will provide Acquiror with a correct and complete list of any settlement agreements entered into by the Company or any of its Subsidiaries with a current or former officer, employee or independent contractor of the Company or its Subsidiaries since January 1, 2021 that involves allegations relating to sexual harassment or sexual misconduct by either (i) an officer of the Company or its Subsidiaries or (ii) a Company Associate. Since January 1, 2021, to the knowledge of the Company, no material allegations of sexual harassment or sexual misconduct have been made to the Company or its Subsidiaries against (i) any officer of the Company or its Subsidiaries or (ii) any Company Associate, in each case, that the Company has failed to reasonably investigate and adequately address.

Section 4.12 Absence of Certain Changes or Events.

(a) Since December 31, 2023, through the date of this Agreement, except as expressly contemplated by this Agreement or as set forth on Section 4.12 of the Company Disclosure Schedule, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business.

(b) Since December 31, 2023, through the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13 Information Supplied; Proxy Statement. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, on the date that the Proxy Statement is first mailed to the stockholders of the Company, or on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Acquiror or any of its respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.14 Tax Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries has prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate.

(ii) Each of the Company and its Subsidiaries has timely paid in full all Taxes required to be paid by it (whether or not shown on any Tax Return).

(iii) The U.S. federal income Tax Returns of the Company and its Subsidiaries have been examined (or the applicable statute of limitations has expired) through the Tax year ending on or before December 31, 2022, and neither the Company nor any of its Subsidiaries has waived or extended, or requested any waiver or extension for, any statute of limitations with respect to Taxes or agreed to any extensions of time with respect to a Tax assessment or deficiency.

(iv) All assessments for Taxes due by the Company or any of its Subsidiaries with respect to completed and settled audits or examinations or any concluded litigation have been timely paid in full.

(v) No deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against or with respect to the income or assets of the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn.

(vi) There are no audits, examinations, investigations or other proceedings ongoing, pending or threatened in writing in respect of any Taxes or Tax matters (including Tax Returns) of the Company or any of its Subsidiaries.

(vii) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(viii) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to or received from any employee, independent contractor, creditor, stockholder, customer or other third party.

(ix) During the five (5) year period ending on the date of this Agreement, no written claim has been made by any Governmental Entity in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that any such entity is or may be subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay Taxes of such type.

(x) Neither the Company nor any of its Subsidiaries (A) is or has been a member of any affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company), (B) is a party to, bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar Contract or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely between or among the Company and/or its Subsidiaries) or (C) has any Liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Law), as transferee, successor, by Contract or otherwise.

(xi) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (A) change in or incorrect method of accounting pursuant to Section 481(c) of the Code (or any analogous or similar provision of state, local or non-U.S. Law) prior to the Closing, (B) installment sale, intercompany transaction, or open transaction made or entered into prior to the Closing, or any “excess loss account,” existing as of immediately prior to the Closing, (C) prepaid amount received on or prior to the Closing, (D) “closing agreement” within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local or non-U.S. Law) entered into prior to the Closing or (E) election pursuant to Section 965(h) of the Code (or any analogous or similar provision of state, local or non-U.S. Law).

(xii) During the five (5) year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries has or has ever had a permanent establishment and otherwise has not had an office or fixed place of business in a jurisdiction outside of the jurisdiction in which the Company or its Subsidiaries, respectively, are organized.

(b) Other than with respect to the Separation Transactions, none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) occurring during the two (2) year period ending on the date of this Agreement.

(c) None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or non-U.S. Law).

(d) Except as set forth on Section 4.14(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) sought a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act or (iv) elected to defer any payroll, employment or similar Taxes pursuant to any payroll tax Executive Order.

(e) Neither the Company nor any of its Subsidiaries knows of any fact, agreement, plan or other circumstance that would reasonably be expected to cause the Separation Transactions to fail to qualify for the Tax-Free Status of the Transactions to the Company and the holders of Company Common Stock that received SpinCo common stock in the Separation Transactions (except with respect to any cash received in lieu of fractional shares).

(f) As of the date hereof, the representations set forth in the Company Signing Tax Opinion Representation Letter are true, complete and accurate in all material respects.

(g) The Company and its Subsidiaries are not aware of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude the Company from delivering the Company Closing Tax Opinion Representation Letter immediately prior to the Closing.

(h) To the knowledge of the Company, all statements of fact contained in the Tax Matters Agreement and the Tax Materials are true, complete and accurate in all material respects. To the knowledge of the Company, (i) the Tax Matters Agreement has not been amended or modified as of the date hereof, and (ii) neither the Company nor SpinCo has submitted any supplemental requests relating to the IRS Ruling or any other ruling or determination from any Governmental Entity relating to the Separation Transactions.

(i) There has been no indemnification claim and, to the knowledge of the Company, there is no pending indemnification claim, and the Company is not aware of any fact which the Company believes will give rise to an indemnification obligation of the Company, in each case, relating to the Tax-Free Status of the Transactions, the basis for which claim exists or will exist prior to the Closing (it being agreed and understood that any fact related to the Company Organizational Documents, the Merger and the transactions contemplated by this Agreement shall not constitute a fact that violates this Section 4.14(i)).

(j) The Company is not and, to the knowledge of the Company, SpinCo is not in breach of the Tax Matters Agreement.

Section 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Company Registrations.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) the Company and its Subsidiaries solely and exclusively own the Company Registrations free and clear of all Liens other than Permitted Liens, and the Company Registrations are, to the knowledge of the Company, valid and enforceable (and there currently is no written complaint, claim or notice, or, to the knowledge of the Company, threat, and since January 1, 2021, there has been no written complaint, claim or notice, or, to the knowledge of the Company, threat challenging the ownership, validity or enforceability of the Company Registrations, in each case, other than ordinary course proceedings related to Company Registrations, none of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect);

(ii) each item of Company Intellectual Property will be owned (free and clear of all Liens other than Permitted Liens), and each item of Licensed IP and material Commercially Available Software will be available for use, by the Surviving Corporation and its Subsidiaries immediately following the Closing on substantially identical terms and conditions as it was owned or available for use by the Company and its Subsidiaries immediately prior to the Closing;

(iii) SpinCo and its Subsidiaries do not own any Intellectual Property used in the business of the Company and its Subsidiaries as currently conducted, other than the Intellectual Property expressly licensed to the Company and its Subsidiaries pursuant to (A) that certain Master Ownership and License Agreement Regarding Trademarks and Certain Related Intellectual Property, dated as of

September 29, 2023, by and between the Company and SpinCo and (B) that certain Master Ownership and License Agreement Regarding Patents, Trade Secrets and Certain Related Intellectual Property, dated as of September 29, 2023, by and between the Company and SpinCo;

(iv) the Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of trade secrets and other material proprietary or confidential information included in the Company Intellectual Property;

(v) except as set forth on Section 4.15(b)(v) of the Company Disclosure Schedule, (x) the conduct of the business of the Company and its Subsidiaries does not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any third party, and (y) since January 1, 2021, the Company and its Subsidiaries have not received in writing any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required) alleging any such infringement, violation or misappropriation;

(vi) each of the Company and its Subsidiaries complies in all material respects with (A) the Company’s or such Subsidiary’s applicable written privacy policies, if any, and (B) all applicable Laws relating to privacy, data protection and the collection, compilation, sharing, use, storage, transfer or security from unauthorized disclosure of personally identifiable information (including name, address, telephone number or email address) of its customers collected, used or held for use by the Company or the relevant Subsidiary;

(vii) except as set forth on Section 4.15(b)(vii) of the Company Disclosure Schedule, to the knowledge of the Company, no person (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing, violating or misappropriating any of the Company Intellectual Property, and, since January 1, 2021, the Company and its Subsidiaries have not sent to or made against any third party in writing any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required); and

(viii) no Company Intellectual Property is subject to any Legal Proceeding, nor is the Company Intellectual Property subject to any Order or Contract limiting, restricting, or affecting the use, exploitation, registration, attempted registration, enforceability, transfer, or licensing of the Company Intellectual Property.

Section 4.16 Property. With respect to the real property owned by the Company or any Subsidiary of the Company (the “Company Owned Real Property”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) either the Company or a Subsidiary of the Company has good, marketable and valid title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens and (b) neither the Company nor any Subsidiary of the Company has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and, to the knowledge of the Company, no such proceeding is threatened. Either the Company or a Subsidiary of the Company has a good, subsisting and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Real Property Lease (a) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, (b) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any such Company Real Property Lease and (c) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Company

Real Property Lease. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subleasing, licensing or otherwise granting any person any right to use or occupy a Company Owned Real Property or a Company Leased Real Property. No damage or destruction has occurred with respect to any of the Company Owned Real Property or the Company Leased Real Property that has not been repaired, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.17 Insurance. The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks reasonably consistent with customary and prudent industry practice for similar businesses. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, the Company and its Subsidiaries are in compliance with the terms and provisions of all such insurance policies, and neither the Company nor any of its Subsidiaries is in breach or default under, has received any written notice of, or has taken any action or failed to take action that would, or would reasonably be expected to, individually or in the aggregate, permit cancellation, termination or modification of, any such material insurance policies.

Section 4.18 Suppliers and Customers.

(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the Top Suppliers.

(b) Section 4.18(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the Top Customers.

Section 4.19 Material Contracts.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or any of their respective properties or assets) is bound (other than any Company Benefit Plan):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any Contract that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;

(ii) any Contract that provides for or governs the formation, creation, operation, management or control of any partnership, strategic alliance, joint venture or similar arrangement involving the sharing of profits or losses, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii) any Contract that provides for the license or other grant of rights by or to the Company or any of its Subsidiaries of any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, other than (a) non-exclusive licenses or sublicenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, including those entered into with customers, contractors, vendors, service providers, suppliers, resellers and distributors, (b) Contracts in which the licenses or grants of rights to use Intellectual Property are ancillary and incidental to the transaction contemplated in such Contract (including a sale of products or services to customers in the ordinary course of business), (c) licenses granted by the Company or any of its Subsidiaries to another Subsidiary, (d) licenses granted to the Company or any of its Subsidiaries of Commercially Available Software, (e) Contracts with officers, employees, or contractors of the Company or any of its Subsidiaries that assign to the Company or any of its Subsidiaries the rights in Intellectual Property developed by any such person in the scope of their employment or engagement with the Company or any of its Subsidiaries, and (f) nondisclosure agreements and confidentiality agreements, in each case of clause (a)-(f), that are entered into in the ordinary course of business;

(iv) any Contract that involves any settlement, conciliation or similar agreement (A) that is with any Governmental Entity or (B) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay consideration in excess of ten million dollars ($10,000,000);

(v) any loan agreement, credit agreement, note, debenture, bond, indenture, security agreement, guarantee or other Contract, in each case, pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries may be incurred or is outstanding, or any guarantees by the Company or any of its Subsidiaries of any Indebtedness for borrowed money, in each case, that constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount as of the date hereof greater than fifty million dollars ($50,000,000);

(vi) any Contract with respect to an acquisition by the Company of a third party or business that provides for payment of material “earn outs” by the Company or any of its Subsidiaries, other than those (A) with respect to which there are no outstanding obligations under such provisions or (B) involving total consideration less than ten million dollars ($10,000,000);

(vii) any Contract that (A) was entered into on or after January 1, 2021, and/or (B) has not yet been consummated, and involves the acquisition or Disposition, directly or indirectly (by merger or otherwise), of a business or all, or substantially all, of the capital stock or other equity interests of a person or all, or substantially all, of the material assets or properties of a person, other than any such acquisition for consideration (including any “earnouts” and contingent payments) that does not exceed twenty million dollars ($20,000,000); or

(viii) any Contract that expressly prohibits the payment of dividends or distributions in respect of, or the pledging of, any equity interest of, or the issuance of guarantees by, the Company or any of its Subsidiaries, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole.

Each Contract of the type described in clauses (i) through (viii) above (or set forth in Section 4.19(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents (other than any such Contract filed as an exhibit to the Company SEC Documents that, as of the date hereof, has expired pursuant to its terms or has been disclosed prior to the date hereof in the Company SEC Documents (without giving effect to the date limitation in the definition thereof) as having been terminated)), other than a Company Stock Plan, is referred to herein as a “Company Material Contract.” The Company has made available to Acquiror prior to the date of this Agreement, a complete and correct copy of each Company Material Contract as in effect on the date of this Agreement.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, (ii) no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the knowledge of the Company, through the action or inaction of any third party, that with or without notice or lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect (in each case, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity) and (iv) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the knowledge of the Company, is any such party threatening to do so.

Section 4.20 Opinion of Financial Advisor. The Company Board of Directors has received the opinions of Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC, each to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the $83.50 per share of Company Common Stock to be paid to the holders of Company Common Stock (other than Parent, Acquiror and their respective Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders.

Section 4.21 Finders or Brokers. Except for Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Merger who would be entitled to any fee or any commission in connection with or upon consummation of the Merger. Section 4.21 of the Company Disclosure Schedule sets forth a good faith estimated calculation, based on the Company’s fully diluted equity capitalization as of the Capitalization Date, of the aggregate amount of fees and commissions that are or would be payable to Goldman Sachs & Co. LLC and Lazard Frères & Co. LLC in connection with the consummation of the Merger (assuming the capitalization of the Company at the Closing is as set forth in Section 4.2(a)) (the “Broker Fees”). The Company has made available to Acquiror complete and correct copies of all agreements under which the Broker Fees are payable.

Section 4.22 State Takeover Statutes. Assuming the accuracy of the representation in the second sentence of Section 5.7, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement, the Voting Agreements and the transactions contemplated hereby (including the Merger) all potentially applicable state anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company Certificate or Company Bylaws.

Section 4.23 No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(a) Except for the representations and warranties expressly set forth in this Article IV or in a certificate delivered pursuant to this Agreement, neither the Company nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Acquiror, Merger Sub or any of their Affiliates or Representatives, including its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated hereby.

(b) The Company acknowledges and agrees that, except for the representations and warranties of Acquiror and Merger Sub expressly set forth in Article V and of Parent expressly set forth in Section 9.15(c), or in a certificate delivered pursuant to this Agreement, (a) none of Acquiror, Merger Sub or any of their Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of the Company or its Representatives is relying on any representation or warranty of Acquiror, Merger Sub or any of their Affiliates except for those expressly set forth in Article V and Section 9.15, and (b) no person has been authorized by Parent, Acquiror, Merger Sub or any of their Affiliates to make any representation or warranty relating to Parent, Acquiror, Merger Sub or any of their Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Acquiror is a Delaware limited liability company and Merger Sub is a Delaware limited liability company. Acquiror is duly formed, validly existing and in good standing under the Laws of the

State of Delaware. Merger Sub is duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Acquiror and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.2 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of Acquiror and Merger Sub has the requisite corporate or similar power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by Acquiror and Merger Sub and the consummation by each of them of the Merger have been duly and validly authorized by the Acquiror Board of Managers and the board of managers of Merger Sub, and, subject to the approval of the adoption of this Agreement by the sole member of Merger Sub, no other corporate or similar proceedings on the part of either Acquiror or Merger Sub or vote of Acquiror’s members is necessary to authorize the execution and delivery by Acquiror and Merger Sub of this Agreement and the consummation of the Merger. The board of managers of Merger Sub has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein; (ii) determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its sole member; (iii) resolved to submit this Agreement to the sole member of Merger Sub for its approval of the adoption hereof; and (iv) resolved to recommend the adoption of this Agreement by the sole member of Merger Sub.

(b) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities and “blue sky” laws, (v) the HSR Act and any other requisite or advisable clearances or approvals under any other applicable Antitrust Laws, and (vi) the adoption of this Agreement by the sole member of Merger Sub, which will occur immediately following the execution of this Agreement (collectively, the “Acquiror Approvals”), no Regulatory Filing or Consent is necessary, under applicable Law, for the consummation by Acquiror or Merger Sub of the Merger, except for such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger or that, if not obtained or made, have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(c) The execution and delivery by Acquiror and Merger Sub of this Agreement does not, and (assuming the Acquiror Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) conflict with or result in any violation of any provision of the Acquiror’s constituent documents or (ii) conflict with or violate any applicable Laws, except, in the case of clause (ii), for such conflicts or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.3 Information Supplied. The information supplied or to be supplied by or on behalf of Acquiror and Merger Sub in writing expressly for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Acquiror or Merger Sub with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion therein.

Section 5.4 Financing. Acquiror has delivered to the Company a true and complete copy of (x) the executed commitment letter (including all attachments thereto), dated as of the date hereof, from the Debt Financing

Sources party thereto (the “Debt Financing Commitment Letter”), pursuant to which and subject to the terms and conditions thereof such Debt Financing Sources have agreed to lend the amounts set forth therein (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement and the related fees and expenses and (y) the fee letter, redacted to remove fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms, related thereto (collectively, the “Fee Letter” and together with the Debt Financing Commitment Letter, the “Debt Financing Letters”); provided that, in each case, such redactions would not reasonably be expected to adversely affect the conditionality, enforceability or termination provisions of, or to reduce the aggregate principal amount of, the Debt Financing. As of the date hereof, the Debt Financing Letters have not been amended, restated, amended and restated, supplemented or otherwise modified, and the commitments contained in the Debt Financing Commitment Letter have not been withdrawn, modified or rescinded in any respect. As of the date hereof, each Debt Financing Letter is in full force and effect and constitutes the legal, valid and binding obligations of Parent and, to the knowledge of Acquiror, the other parties thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as expressly set forth in the Debt Financing Commitment Letter delivered to the Company pursuant to this Section 5.4, there are no side letters or other contracts, agreements, arrangements or understandings (written or oral) directly or indirectly related to the Debt Financing, which could affect the conditionality, enforceability or termination provisions of, or reduce the aggregate principal amount of, the Debt Financing. There are no conditions precedent (including pursuant to any “market flex” provisions) related to the funding of the Debt Financing, other than as expressly set forth in the Debt Financing Commitment Letter. Subject to the terms and conditions of the Debt Financing Letters, assuming satisfaction of the conditions in Sections 7.1 and 7.2, Acquiror and the Surviving Corporation will have, as of the Closing Date, sufficient funds to pay the aggregate Merger Consideration and all fees and expenses and other amounts payable by Acquiror in connection with the Merger and the other transactions contemplated by this Agreement (collectively, the “Required Amount”). As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Section 7.2(a), no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (x) constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Parent under the Debt Financing Letters or, to the knowledge of the Acquiror, any other party thereto under any term or condition of the Debt Financing Letters, (y) result in any of the conditions to the funding of the Debt Financing not being satisfied on a timely basis or (z) otherwise result in the Debt Financing not being available in accordance with the terms of the Debt Financing Letters on the Closing Date, and subject to the satisfaction of the conditions contained in Sections 7.1 and 7.2 herein, Acquiror does not have any reason to believe that Parent will be unable to satisfy any of the conditions to the Debt Financing to be satisfied by it on a timely basis with respect to the Debt Financing Commitment Letter or that the Debt Financing will not be available to Parent on the Closing Date. As of the date of this Agreement, no Debt Financing Source party to the Debt Financing Commitment Letter has notified Parent or the Acquiror of its intention to terminate any of the commitments in respect of the Debt Financing or not to provide all or any portion of the Debt Financing. As of the date hereof, Parent has fully paid (or caused to be paid) all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Debt Financing Letters.

Section 5.5 Merger Sub. Merger Sub is a wholly owned direct or indirect Subsidiary of Acquiror. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 5.6 Litigation. As of the date hereof, there are no (x) Legal Proceedings of any nature or (y) subpoenas, civil investigative demands or other requests for information relating to potential violations of Law, in each case ((x) and (y)) pending or, to the knowledge of Acquiror, threatened against or relating to Acquiror, Merger Sub or any of their Affiliates, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Merger in each case threatened against or relating to Acquiror, Merger Sub or any of their Affiliates.

Section 5.7 Stock Ownership. As of the date hereof, none of Parent, Acquiror, Merger Sub or any of their respective controlled Affiliates (other than pursuant to an employee benefit, pension or similar plan) owns any shares of Company Common Stock. Each of Parent, Acquiror, Merger Sub and any of their respective “Affiliates” or “Associates” (as such terms are defined in Section 203 of the DGCL) is not, and at no time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 5.8 Solvency. None of Acquiror, Parent or Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors, and immediately after giving effect to the Merger and the other transactions contemplated by this Agreement, including the payment of the Merger Consideration, then assuming (a) satisfaction of the conditions to Acquiror’s and Merger Sub’s obligation to consummate the Merger as set forth herein; (b) the accuracy of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to (x) any “Company Material Adverse Effect,” “materiality” or similar qualifiers and (y) the exclusion contained in clause (b) of Section 4.6); and (c) the preparation in good faith based upon assumptions that were and continue to be reasonable of any estimates, projections or forecasts of the Company and its Subsidiaries, (i) the Surviving Corporation will not have incurred debts beyond its ability to pay such debts as they become due, (ii) the then-present fair value of the assets of the Surviving Corporation and its Subsidiaries will exceed the amount that will be required to pay their existing debts (including the probable amount of all contingent liabilities) as such debts become due, (iii) the assets of the Surviving Corporation and its Subsidiaries shall have a fair value in excess of their debts (including the probable amount of all contingent liabilities) and (iv) the Surviving Corporation will not have unreasonably small capital to carry on its business as proposed to be conducted following the Closing Date.

Section 5.9 Tax Matters.

(a) As of the date hereof, the representations set forth in the Acquiror Signing Tax Opinion Representation Letter are true, complete and accurate in all material respects.

(b) Acquiror is not aware of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude Acquiror from delivering the Acquiror Closing Tax Opinion Representation Letter immediately prior to the Closing.

(c) Acquiror is not aware of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude Acquiror Tax Counsel from delivering the Closing Tax Opinion, assuming delivery to Acquiror Tax Counsel of the Closing Tax Opinion Representation Letters.

(d) Acquiror has received the opinion of Acquiror Tax Counsel, addressed to Acquiror and dated as of the date hereof, in form and substance reasonably satisfactory to Acquiror, to the effect that, based upon the Signing Tax Opinion Representation Letters and any other facts, assumptions and representations set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income Tax purposes, the Merger contemplated by this Agreement will not affect the qualification of (i) the Contribution and Distribution as a transaction qualifying for non-recognition of gain or loss to the Company pursuant to Sections 368, 355 and 361 of the Code, and (ii) the Distribution as a transaction qualifying for non-recognition of income, gain, or loss to the Company’s stockholders pursuant to Section 355 of the Code, except to the extent of cash received in lieu of fractional shares (the “Signing Tax Opinion”). Acquiror has delivered to the Company a copy of the Signing Tax Opinion and the Acquiror Signing Tax Opinion Representation Letter on the date hereof.

Section 5.10 No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(a) Except for the representations and warranties of Acquiror and Merger Sub expressly set forth in this Article V and of Parent expressly set forth in Section 9.15(c), or in a certificate delivered pursuant to this Agreement, none of Parent, Acquiror, Merger Sub or any other person on behalf of Parent, Acquiror or

Merger Sub makes any express or implied representation or warranty with respect to Parent, Acquiror or Merger Sub or with respect to any other information provided to the Company or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby.

(b) Acquiror and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article IV or in a certificate delivered pursuant to this Agreement, (a) none of the Company or any of its Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself (other than those made by the parties to the Voting Agreements solely with respect to themselves and their ownership of certain equity interests in the Company and not with respect to the Company or any other Affiliate of the Company) or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of Parent, Acquiror, Merger Sub or their respective Affiliates or Representatives is relying on any representation or warranty of the Company or any of its Affiliates except for those expressly set forth in Article IV and (b) no person has been authorized by the Company or any of its Affiliates to make any representation or warranty relating to the Company or any of its Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and if made, such representation or warranty has not been and shall not be relied upon by Parent, Acquiror or Merger Sub.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business of the Company.

(a) During the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as expressly required by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule and for any action taken reasonably and in good faith in response to COVID-19 or COVID-19 Measures or any other similar public health outbreak, or unless the prior written consent of Acquiror (which shall not be unreasonably withheld, conditioned or delayed) has been obtained, the Company shall, and shall cause each of its Subsidiaries to, (x) use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and preserve existing relationships with key employees, persons having significant business dealings with the Company or any of its Subsidiaries and any Governmental Entity that has jurisdiction over the Company or its Subsidiaries (it being agreed that no action by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of the immediately following sentence will be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of the immediately following sentence). Without limiting the generality of the foregoing, during the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as expressly required by this Agreement or as set forth in the corresponding subsection of Section 6.1 of the Company Disclosure Schedule, or unless the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Acquiror shall be permitted, in its sole discretion, to withhold, condition or delay consent with respect to Section 6.1(a)(vii)) has been obtained, the Company shall not, and shall cause its Subsidiaries not to:

(i) amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (except, in the case of Company Subsidiary Organizational Documents, amendments that would not reasonably be expected to, directly or indirectly, materially and adversely affect Acquiror or any of its Subsidiaries (after giving effect to the Merger)) or otherwise take any action to exempt any person from any provision of the Company Organizational Documents or, except as would not be material and adverse to the Company, the Company Subsidiary Organizational Documents;

(ii) (i) split, combine or reclassify any of its capital stock or (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exercisable or exchangeable for any shares of its capital stock except (A) pro rata dividends paid or pro rata distributions made by any Subsidiaries of the Company to the Company or to other wholly owned Subsidiaries of the Company in accordance with the applicable Company Subsidiary Organizational Documents, (B) (I) the acquisition by the Company of Company Shares in connection with the surrender of Company Shares by holders of Company Options in order to pay the exercise price of the Company Options, (II) the withholding of Company Shares to satisfy Tax obligations with respect to Company Options, Company Restricted Stock Units, Company Deferred Stock Units or Company Performance Stock Units in the ordinary course of business consistent with past practice or (III) the acquisition by the Company of Company Options, Company Restricted Stock Units, Company Deferred Stock Units or Company Performance Stock Units in connection with the forfeiture of such awards or (C) regular quarterly cash dividends on Company Common Stock declared and paid as set forth on Section 6.1(a)(ii) of the Company Disclosure Schedule;

(iii) (i) issue, sell, grant any right to acquire or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except (A) pursuant to the settlement or exercise of Company Options, Company Restricted Stock Units, Company Deferred Stock Units or Company Performance Stock Units in accordance with their terms, (B) pursuant to any purchases of shares of Company Common Stock pursuant to the Company ESPP in accordance with the terms of such plan and in accordance with Section 3.3(f), (C) as required to comply with any Company Benefit Plan or other written agreement as in effect on the date of this Agreement that has been made available to Acquiror or (D) as permitted by Section 6.1(a)(x) of the Company Disclosure Schedule, (ii) enter into any agreement, understanding or arrangement with respect to the voting of shares of Company Common Stock, or (iii) adopt or implement a shareholder rights plan or similar arrangement;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(v) (i) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) (x) borrowings under the Company Credit Agreements or any credit facility (other than the issuance of letters of credit) of the Company or any of its Subsidiaries existing as of the date hereof (and to the extent such Company Credit Agreements or credit facilities are replaced or refinanced, such replacement credit facility) in an amount, in the aggregate, not to exceed two hundred million dollars ($200,000,000), (y) the issuance of letters of credit under the Company Credit Agreements or any credit facility of the Company or any of its Subsidiaries existing as of the date hereof (and to the extent such Company Credit Agreements or credit facilities are replaced or refinanced, such replacement credit facility) in an aggregate face amount not to exceed one hundred million dollars ($100,000,000) or (z) borrowings under any commercial paper program of the Company or any of its Subsidiaries in an amount, in the aggregate, not to exceed six hundred million dollars ($600,000,000) (the “Commercial Paper Cap”) at any time outstanding (provided that, to the extent the Company decides to replace or refinance any of the Company Notes as they mature with borrowings under the Company or its Subsidiaries’ respective commercial paper programs, the Commercial Paper Cap shall be increased by the amount necessary to replace or refinance such Company Notes, as applicable), (B) any Indebtedness for borrowed money in the ordinary course of business consistent with past practice (I) among the Company and its Subsidiaries or (II) among Subsidiaries of the Company or (C) guarantees by the Company of Indebtedness for borrowed money of Subsidiaries of the Company or guarantees by Subsidiaries of the

Company of Indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case (I) in the ordinary course of business consistent with past practice and (II) which Indebtedness is incurred in accordance with this clause (v); (ii) incur or suffer to exist any Lien on any of its material property or assets (including, for the avoidance of doubt, material Company Intellectual Property), except for Permitted Liens; (iii) redeem, repurchase, prepay, defease, cancel or otherwise acquire any Indebtedness for borrowed money, any debt securities or any calls, options, warrants or other rights with respect to any debt securities other than (x) repayments and prepayments under the Company Credit Agreements or (y) in the ordinary course of business consistent with past practice with respect to working capital lines of credit; or (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person for Indebtedness (other than the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) for borrowed money;

(vi) other than in the ordinary course of business consistent with past practice, (i) sell, transfer, license, mortgage, encumber, abandon or otherwise dispose (collectively, “Dispositions”) of any of its material Intellectual Property rights, properties or assets, other than (x) sales of Inventory or of obsolete equipment or licenses of Intellectual Property that do not constitute a Company Material Contract under Section 4.19(a)(iii), (y) Dispositions of assets or properties (excluding material Intellectual Property rights) in an amount not to exceed twenty-five million dollars ($25,000,000) individually or fifty million dollars ($50,000,000) in the aggregate, or (z) under Permitted Liens or (ii) cancel, release or assign any Indebtedness of any person owed to it or any material claims (for the avoidance of doubt, this Section 6.1(a)(vi) shall not limit the ability of the Company or any of its Subsidiaries to compromise or settle any Legal Proceeding in accordance with Section 6.1(a)(xii)) held by it against any person in excess of ten million dollars ($10,000,000) in the aggregate;

(vii) (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business, excluding any acquisitions of supplies and Inventory in the ordinary course of business consistent with past practice, (B) make any material investment in any other person (other than a Subsidiary of the Company in the ordinary course of business consistent with past practice), (C) make any loans or advances to any other person, except for (I) loans among the Company and any of its Subsidiaries or among the Company’s Subsidiaries and other Subsidiaries of the Company, (II) loans or cash advances to employees and (III) extensions of credit to clients, in the case of each of clauses (I), (II) and (III), in the ordinary course of business consistent with past practice or (D) enter into any new material line of business;

(viii) make any capital expenditures other than capital expenditures not to exceed the aggregate amounts set forth in Section 6.1(a)(viii) of the Company Disclosure Schedule;

(ix) (A) other than in the ordinary course of business consistent with past practice, (x) terminate, amend (other than by renewing on terms not otherwise materially different), or waive, release or assign any right under, in a manner material and adverse to the Company and/or any of its Subsidiaries (as applicable), any Company Material Contract or any other Contract with consideration paid to or payable by the Company or any of the Company’s Subsidiaries of more than twenty-five million dollars ($25,000,000), in the fiscal year ended December 30, 2023 or in any single fiscal year thereafter or (y) enter into (1) any Contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement (or amend any Contract such that it would constitute a Company Material Contract if such Contract were in effect on the date of this Agreement) or (2) any other Contract with consideration paid to or payable by the Company or any of the Company’s Subsidiaries of more than twenty-five million dollars ($25,000,000), in the fiscal year ending December 28, 2024 or in any single fiscal year thereafter (or amend any such Contract) or (B) enter into any Contract that contains, or amend any Contract such that it would contain, terms that purport to be binding on Acquiror and its Affiliates (other than the Company and its Subsidiaries) after giving effect to the Merger and materially restrict the ability of Parent and its Affiliates (other than the Company and its Subsidiaries) to (x) compete in any business or with any person or in any geographic area (including any non-compete provisions) or (y) purchase or sell products or services from or to any person, which restrictions in each case would be material and adverse to Parent and its Subsidiaries (provided, however, that the restriction set forth in this clause (B) shall only apply to the extent that the Company “knows” that any such Contract or amendment thereto would reasonably be expected to result in such material restriction or effect on Parent and its Subsidiaries (where such “knowledge” would be based on the standard of what a reasonable person would know or would reasonably be expected to know based on information that is publicly available about Parent and its Subsidiaries));

(x) other than (i) as required by applicable Law or (ii) pursuant to the requirements of any written Contract (including any Company Benefit Plan) in existence as of the date hereof, (A) increase the compensation or benefits (including equity and equity-based awards) payable or that become payable to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, (B) grant any increase in severance or termination pay to any current or former employee or other service provider of the Company and/or any of its Subsidiaries or pay or award, or commit to pay or award, any bonuses or incentive compensation (including equity and equity-based awards) to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, (C) grant or award, or commit to grant or award, any equity or equity-based awards or incentives (including any Company Options, Company Restricted Stock Unit, Company Deferred Stock Unit or Company Performance Stock Unit) to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, (D) amend any existing written employment agreement or offer letter with any current or former employee or other service provider of the Company and/or any of its Subsidiaries who is a party to a written employment agreement or offer letter as of the date hereof, (E) amend or enter into any employment agreement or offer letter, (F) establish, adopt, enter into, amend, renew or terminate any Collective Bargaining Agreement or Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date hereof), (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee or other service provider of the Company and/or any of its Subsidiaries, other than as expressly provided by this Agreement, (H) amend the funding policy or contribution rate of any Company Benefit Plan or change any underlying actuarial assumptions used to calculate accrued benefit liabilities or benefits payable under any Company Benefit Plan, except as may be required by GAAP or applicable Law, (I) waive or modify any Restrictive Covenant, (J) terminate the employment or service of any employee or other service provider of the Company and/or any of its Subsidiaries, other than for cause, or (K) hire any person who would be an employee or other service provider of the Company and/or any of its Subsidiaries;

(xi) implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by GAAP or applicable Law;

(xii) settle or compromise any Legal Proceeding, except for settlements or compromises (x) in the ordinary course consistent with past practice or (y) involving amounts to be paid by the Company (net of insurance proceeds and indemnity or similar payments) in settlement of ten million dollars ($10,000,000) or less, in each case ((x) and (y)), that (i) do not impose any material restriction on its business or the business of its Subsidiaries or Affiliates, (ii) do not relate to any litigation by any of the Company’s stockholders in connection with this Agreement or the Merger and (iii) do not include an admission of liability or fault on the part of the Company or any of its Subsidiaries; provided that the foregoing shall not permit the Company or any of its Subsidiaries to settle or compromise any Legal Proceeding that is not permitted pursuant to Section 6.5 or Section 6.15;

(xiii) (i) make, change or revoke any material Tax election, (ii) change any annual Tax accounting period or change any method of Tax accounting, except as may be required by Law or GAAP, (iii) file any material amended Tax Return, (iv) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. Law), (v) request any Tax ruling from any Governmental Entity or submit any supplemental requests relating to the IRS Ruling or any other ruling or determination from any Governmental Entity relating to the Separation Transactions, (vi) settle or compromise any material Tax liability or any audit, examination or other proceeding relating to a material amount of Taxes or surrender any claim for a material refund of Taxes, (vii) file any material Tax Returns inconsistent with past practice, (viii) except in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, (ix) change or amend the Tax Matters Agreement or (x) take any action, or cause or otherwise permit any other person to take any action, outside the ordinary course of business which would reasonably be expected to (A) materially increase the Company’s or any of its Affiliates’ (which following the Closing shall include Acquiror and its Subsidiaries) liability for Taxes or (B) result in, or change the character of, any material amounts of income or gain (including any “subpart F income” as defined in Section 952 of the Code or “global intangible low-taxed income” as defined in Section 951A of the Code) that the Company or any of its Affiliates (which following the Closing shall include Acquiror and its Subsidiaries) must report on any Tax Return;

(xiv) other than in the ordinary course of business consistent with past practice, relinquish, abandon or permit to lapse, or fail to take any action necessary to maintain, any of its rights in any material Company Registrations;

(xv) except in the ordinary course of business consistent with past practice, make or forgive any loans to any employees, officers or directors of the Company or any of its Subsidiaries;

(xvi) close any plant or facility;

(xvii) take any action to cause any registration statement (other than a registration statement on Form S-8 that solely registers Company Common Stock) to be declared effective by the SEC or otherwise deemed to be effective (including by way of a Section 10(a)(3) update), or to issue, sell, transfer or offer to sell or transfer any securities pursuant to a registration statement other than pursuant to any registration statement on Form S-8 or pursuant to the Company Direct Stock Purchase and Dividend Reinvestment Plan pursuant to the registration statement on Form S-3 (File No. 333-277884); or

(xviii) authorize, offer to any third party, agree or commit (in writing or otherwise) to take any of the foregoing actions prohibited by this Section 6.1.

Section 6.2 Access; Integration Planning.

(a) The Company shall, and shall cause its Subsidiaries to, afford Acquiror and its employees, accountants, consultants, internal and external legal counsel, financial advisors, tax advisors and other Representatives reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the valid termination of this Agreement in accordance with Article VIII and the Effective Time, to its and its Subsidiaries’ personnel, properties, Contracts, commitments, books and records (including Tax Returns) and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Acquiror such other available information concerning its business, properties and personnel as Acquiror may reasonably request for the purpose of consummating the Merger and the other transactions contemplated hereby, for reasonable integration planning purposes, or for purposes of filing any Tax Returns required to be filed in connection with or as a result of the Merger and the other transactions contemplated hereby and shall instruct the Company’s (and its Subsidiaries’) independent accountants to provide access to their work papers and such other information (including Tax Returns and drafts of any U.S. federal income Tax Returns or other material state or non-U.S. income Tax Returns) as Acquiror may reasonably request. The foregoing notwithstanding, the Company shall not be required to provide access to or make available to any person any document or information if (i) doing so would, in the reasonable judgment of the Company and its outside counsel, violate any Law or the provisions of any Contract to which the Company or any of its Subsidiaries is a party, give rise to a material risk of jeopardizing the attorney-client privilege of the Company or any of its Subsidiaries, or result in the disclosure of any trade secrets of the Company or any of its Subsidiaries; provided that the Company will inform Acquiror of the general nature of the document or information being withheld and reasonably cooperate with Acquiror to provide such document or information in a manner that would not result in violation of Law or Contract, the loss or waiver of such privilege or the disclosure of any trade secret, or (ii) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, further, that any access or investigation pursuant to this Section 6.2(a) shall be conducted in such a manner as not to interfere unreasonably with the business and operations of the Company or any of the Company’s Subsidiaries and shall not extend to or include any sampling or testing of environmental media. No investigation by Acquiror or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement.

(b) Without limiting Section 6.2(a), prior to the Closing, and except as prohibited by Law, the Company shall, and shall cause each Company Subsidiary and their respective Representatives to, use commercially reasonable efforts to (x) as promptly as reasonably practicable after the date hereof provide to Acquiror any Contract of the Company and its Subsidiaries for the procurement of goods and services with consideration payable by the Company or any of the Company’s Subsidiaries of more than twenty-five million dollars ($25,000,000) in the twelve months ended August 1, 2024 or in any single fiscal year thereafter as may be reasonably requested by Acquiror; (y) as promptly as reasonably practicable after the date hereof, provide to Acquiror a copy of the primary loan agreement, credit agreement, note, debenture, bond or indenture, in each case, as in effect on the date of this Agreement, pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries may be incurred or is outstanding with a principal amount then-outstanding or commitments thereunder that is individually greater than one hundred million dollars ($100,000,000) as of the date of this Agreement, in each case, to the extent not previously provided to Acquiror prior to the date of this Agreement; and (z) cooperate with any reasonable due diligence requests and process regarding such Contracts as reasonably requested by Acquiror as contemplated by Section 6.2(a).

(c) The Parties agree to the covenants set forth on Section 6.2(c) of the Company Disclosure Schedule with respect to certain contracting policies of the Company and its Subsidiaries.

(d) The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Merger shall be governed in accordance with the confidentiality agreement, dated as of July 4, 2024, between the Company and Parent (as may be amended or supplemented, the “Confidentiality Agreement”), and the clean room agreement, dated as of August 3, 2024, between the Company and Parent (as may be amended or supplemented, the “Clean Room Agreement”).

(e) From and after the date hereof until the Effective Time, the Company and Acquiror shall, and shall cause their Subsidiaries and Representatives to, use their commercially reasonable efforts, subject to applicable Law, to cooperate with the other Party in connection with planning the integration of the business operations of the Surviving Corporation and Acquiror and their respective Subsidiaries following the Closing.

Section 6.3 No Solicitation by the Company.

(a) Except as expressly permitted by this Section 6.3, the Company shall, and shall cause each of its Subsidiaries, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives: (i) to immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with any persons (other than Parent and its Subsidiaries (including Acquiror) and their respective Representatives) that may be ongoing with respect to a Company Takeover Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with the intent of inducing the making of, or knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than (x) solely in response to an unsolicited inquiry, to refer the inquiring person to the terms of this Section 6.3 and to limit its communication exclusively to such referral or (y) upon receipt of a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a material breach of this Section 6.3, solely to the extent necessary to ascertain facts or clarify terms with respect to a Company Takeover Proposal for the Company Board of Directors to be able to have sufficient information to make the determination described in Section 6.3(c)), (C) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)), (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (including any transaction under, or a third-party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any person (other than Acquiror and its Affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal or (E) resolve or agree to do any of the foregoing. Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Company and its Subsidiaries shall be permitted to waive any rights under any “standstill” or similar covenants in confidentiality or non-disclosure agreements entered into in connection with or applicable to a Company Takeover Proposal to which the Company or any of its Subsidiaries is a party to allow a person to make, or to amend, a Company Takeover Proposal or make any related communications; provided, that the Company may only take such action if the Company Board of Directors determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that the failure of the Company Board of Directors to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. None of the Company or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits the Company or any of its Subsidiaries from (x) providing to Acquiror or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 6.3 or (y) otherwise complying with this Section 6.3. The Company and Acquiror hereby agree that all standstill or similar provisions in the Confidentiality Agreement shall, as of the date of this Agreement, terminate and be of no further force and effect.

(b) The Company shall, and shall cause its Subsidiaries to, promptly after the date hereof, request any person that has executed a currently in-effect confidentiality or non-disclosure agreement after January 1, 2021, and in connection with any actual or potential Company Takeover Proposal, to promptly after the date of such request return or destroy all confidential information in the possession of such person or its Representatives (other than from any person with which the Company has entered into an Acceptable Confidentiality Agreement and, prior to the date of the earlier of (x) the receipt of the Company Stockholder Approval and (y) the return or destruction of such information, enters into negotiations or discussions regarding any Company Takeover Proposal in accordance with this Section 6.3 other than as a result of any material breach of this Section 6.3 by the Company).

(c) Anything to the contrary contained in Section 6.3(a) notwithstanding, if at any time after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a material breach of this Section 6.3 and if the Company Board of Directors determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal, then the Company and its Representatives may, prior to the time the Company Stockholder Approval is obtained, but not after, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company and its Subsidiaries to the person who has made such Company Takeover Proposal and its Representatives; provided that the Company, to the extent permitted under applicable Law (including any applicable Antitrust Law), shall substantially concurrently with the delivery to such person provide to Acquiror any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Acquiror (which non-public information, for the avoidance of doubt, shall be subject to the Confidentiality Agreement and the Clean Room Agreement, and may, in order to comply with applicable Law, be restricted to certain designated Representatives of Acquiror) and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Acquiror if the Company Board of Directors makes a determination that a Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal or if the Company furnishes information or enters into discussions or negotiations as provided in this Section 6.3(c).

(d) Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within forty-eight (48) hours after receipt) notify Acquiror in the event that the Company or any of its Representatives receives a Company Takeover Proposal or a request for information relating to the Company or its Subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal and a description of the material terms and conditions thereof. The Company shall keep Acquiror reasonably informed, on a reasonably current basis, as to the status of (including any developments, discussions or negotiations) such Company Takeover Proposal (including by as promptly as practicable (and in any event within forty-eight (48) hours after receipt) providing to Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal).

(e) Except as expressly permitted by Section 6.3(f) or Section 6.3(g), the Company Board of Directors shall not (i) (A) fail to include the Company Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Acquiror, the Company Recommendation or (C) adopt, approve or recommend to stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)) (a “Company Acquisition Agreement”).

(f) Anything to the contrary set forth in this Agreement notwithstanding, prior to the time that the Company Stockholder Approval is obtained, but not after, the Company Board of Directors may, with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a material breach of this Section 6.3, make an Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 8.1(g) in order to substantially concurrently with such termination enter into a definitive agreement relating to such Company Takeover Proposal if and only if, prior to taking either such action, (i) the Company has complied, in all material respects, with its obligations under this Section 6.3, (ii) the Company Board of Directors has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Company Board of Directors determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Adverse Recommendation Change or effecting such termination (and prior to making the determination set forth in clause (iii)), (A) the Company has given Acquiror at least five (5) Business Days’ prior notice of its intention to take such action, specifying the reasons therefor, including the terms and conditions of, and the identity of the person making, any such Company Takeover Proposal and has contemporaneously provided to Acquiror a copy of the Company Takeover Proposal and a copy of any proposed Company Acquisition Agreements and a copy of any financing commitments relating thereto (or, in each case, if not provided in writing to the Company, a written summary of the material terms and conditions thereof), (B) the Company shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period (if, and to the extent, Acquiror has indicated its desire to negotiate to the Company) to enable Acquiror to propose revisions to the terms of this Agreement such that it would cause such Company Takeover Proposal to no longer constitute a Company Superior Proposal, (C) following the end of such notice period, the Company Board of Directors shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the Company Takeover Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed in writing by Acquiror (and not revoked) were to be given effect and (D) in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, the Company shall, in each case, have delivered to Acquiror an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the five (5) Business Day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (x) three (3) Business Days and (y) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 6.3(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.3(f) and Section 8.1(g) unless the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with such termination. Anything to the contrary contained herein notwithstanding, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been, or is substantially concurrently, terminated in accordance with its terms.

(g) Other than in connection with a Company Takeover Proposal, the Company Board of Directors may, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval has been obtained, but not after, make an Adverse Recommendation Change in response to a Company Intervening Event (a “Company Intervening Event Recommendation Change”) if (i) the Company has complied, in all material respects, with its obligations under this Section 6.3 and (ii) prior to taking such action, the Company Board of Directors has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Company Intervening Event Recommendation Change, (A) the Company has given Acquiror at least five (5) Business Days’ prior written notice of its intention to take such action, and specifying the reasons therefor, including specifying in reasonable detail the facts and circumstances relating to such Company Intervening Event that render a Company Intervening Event Recommendation Change necessary, (B) the Company shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period to enable Acquiror to propose revisions to the terms of this Agreement (if, and to the extent, Acquiror has indicated its desire to negotiate to the Company) and (C) following the end of such notice period, the Company Board of Directors shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make a Company Intervening Event Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(h) Nothing contained in this Section 6.3 shall prohibit the Company or the Company Board of Directors from complying with its disclosure obligations under United States federal or state Law with regard to a Company Takeover Proposal, including (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a)(2)-(3) or Rule 14d-9 promulgated under the Exchange

Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any legally required (based upon the advice of outside counsel) disclosure to stockholders with regard to the transactions contemplated by this Agreement or a Company Takeover Proposal, or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that, in the case of clauses (i), (ii) and (iii) of this Section 6.3(h), no such action or disclosure that would amount to an Adverse Recommendation Change shall be permitted, made or taken other than in compliance with this Section 6.3.

Section 6.4 Employee Matters.

(a) For a period of at least twelve (12) months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee), Acquiror shall, or shall cause the Surviving Corporation to, provide each employee of the Company or any of its Subsidiaries who continues as of the Effective Time to be employed by Acquiror, the Surviving Corporation or any Affiliate of Acquiror (each, a “Continuing Employee”) with (i) at least the same level of base salary or hourly wage rate, as the case may be, and target annual short-term cash incentive opportunities at rates that, in each case, were provided to such Continuing Employee immediately prior to the Effective Time, (ii) employee benefits (including employee car, transit and housing allowances provided in the ordinary course of business consistent with past practice (collectively, the “Employee Allowances”), employee leave policies and arrangements, post-retirement medical benefits and 401(k) matching and contribution levels, but excluding all cash and equity incentive compensation, Company ESPP, the Company’s executive corporate aircraft policy, severance, defined benefit pension plans and change in control, retention or other similar non-reoccurring compensation arrangements) that are substantially comparable in the aggregate to those provided to such Continuing Employee by the Company and any of its Subsidiaries immediately prior to the Effective Time (subject to the foregoing exclusions), (iii) no less favorable severance payments and benefits and garden leave and/or notice requirements (excluding any treatment in respect of equity awards granted after the Closing) to those that would have been provided to such Continuing Employee prior to the Effective Time consistent with the terms of the applicable Company Benefit Plan (provided that the calculation of such severance benefits, including with respect to including Employee Allowances, is taken into account in a manner that is consistent with past practice prior to the Closing) and (iv) no less favorable target long-term incentive opportunities to those provided to such Continuing Employee by the Company or any of its Subsidiaries immediately prior to the Effective Time.

(b) The Parties (i) acknowledge that the transactions contemplated by this Agreement constitute a “change in control” or “change of control” or such other similar term for purposes of all Company Benefit Plans that contain a definition of “change in control” or “change of control” or such other similar term, as applicable, and (ii) agree to take all actions set forth on Section 6.4(b) of the Company Disclosure Schedule.

(c) To the extent unpaid as of the Closing Date, in respect of each Company Employee’s annual bonus for the calendar year prior to the calendar year to which the Closing Date occurs (the “Prior Year Annual Bonus”), Acquiror shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee the Prior Year Annual Bonus in the ordinary course consistent with the Company’s past practice for paying Prior Year Annual Bonuses (including, for the avoidance of doubt, paying a Prior Year Annual Bonus to an employee who experiences an involuntary termination without “cause” following the end of the calendar year in which the Prior Year Annual Bonus relates but prior to the applicable payment date). For the avoidance of doubt, nothing in this Section 6.4(c) will impact the Company’s ability to make determinations in respect of Prior Year Annual Bonuses in accordance with Section 6.1(a)(x) of the Company Disclosure Schedule. In respect of each Continuing Employee’s annual bonus for the calendar year in which the Closing Date occurs (the “Closing Year Annual Bonus”), Acquiror shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee the Closing Year Annual Bonus in an amount no less than the product obtained by multiplying (1) such Continuing Employee’s full bonus entitlement under the applicable Company Benefit Plan, assuming the greater of (A) target performance for all company performance goals, and (B) actual performance, extrapolated through the end of the applicable calendar year based on actual performance through the Closing Date, as determined in good faith by the Compensation and Talent Management Committee of the Board of Directors of the Company prior to the Closing Date; provided, that, in each case, individual performance adjustments shall be determined in accordance with the terms set forth in Section 6.4(c)(i) of the Company Disclosure Schedule, by (2) a fraction, the numerator of which equals the number of days that have elapsed from the first day of the calendar year in which the Closing Date occurs through the Closing Date and the denominator of which equals the total number of calendar days in such calendar year (the “Closing Year Annual Bonus Payment”); provided, that, notwithstanding the terms of any applicable Company Benefit Plan, the Closing Year Annual Bonus Payment will be payable at the same time that annual bonuses would have been paid absent the Merger, subject to the Continuing Employee’s continued employment with the Company or its Affiliates though the applicable payment date, unless the Continuing Employee’s employment is terminated due to an Early Good Leaver Termination (as defined below). If any Continuing Employee (x) experiences a termination of employment by the Surviving Corporation without Cause, due to the Continuing Employee’s death or disability, or, solely for Continuing Employees who are participants in the Company’s Change in Control Severance Policy for Key Executives as of the date of this Agreement, by the Continuing Employee for Good Reason (as each such term is defined in Section 6.4(c)(ii) of the Company Disclosure Schedule) prior to the payment of his or her Closing Year Annual Bonus and (y) executes and does not revoke a customary general release of claims in favor of the Surviving Corporation and its Affiliates pursuant to a form with substantially similar terms as the Release (as defined in Section 6.4(c)(iii) of the Company Disclosure Schedule) (each an “Early Good Leaver Termination”), such terminated Continuing Employee shall be entitled to receive (I) such Closing Year Annual Bonus, payable at the same time that the annual bonus would have been paid absent the Early Good Leaver Termination or, (II) if greater, the payment that such Continuing Employee would otherwise be entitled in respect of the Closing Year Annual Bonus under the severance benefits protections set forth in Section 6.4(a) above.

(d) At the Effective Time, each Continuing Employee shall be given service credit for all purposes, including for eligibility to participate, benefit levels and eligibility for vesting under Acquiror employee benefit plans and arrangements (collectively, the “Acquiror Benefit Plans”) with respect to his or her length of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date; provided that the foregoing shall not result in the duplication of benefits; provided, further, that the foregoing shall not be recognized with respect to benefit accruals under any defined benefit pension plan or for any purpose under any post-employment health or welfare benefit plan.

(e) In addition, and without limiting the generality of the foregoing, after the Effective Time, Acquiror shall use its reasonable best efforts to (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Acquiror Benefit Plans to the extent coverage under such Acquiror Benefit Plan replaces coverage under a comparable Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) for purposes of each Acquiror Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee from and after the Effective Time, (A) cause all pre-existing condition limitations, exclusions, waiting periods and actively at work requirements of such Acquiror Benefit Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such pre-existing condition limitations, exclusions, waiting periods or actively at work requirements were waived or satisfied under the comparable Company Benefit Plan and (B) recognize, or cause to be recognized, any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Company Benefit Plan during the portion of the plan year prior to the date such Continuing Employee becomes eligible to participate in such Acquiror Benefit Plan to be taken into account under such Acquiror Benefit Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Acquiror Benefit Plan.

(f) Unless otherwise directed by Acquiror at least ten (10) Business Days prior to the Closing Date, the Company shall take all actions necessary to terminate each of the Company’s tax-qualified defined contribution 401(k) retirement plans that exclusively cover non-union employees (the “Company Non-Union 401(k) Plans”), or cause such plan to be terminated, effective as of no later than the day immediately preceding the Closing Date, and contingent upon the occurrence of the Closing, and provide that participants in the Company Non-Union 401(k) Plans shall become fully vested in any unvested portion of their Company Non-Union 401(k) Plan accounts as of the date such plan is terminated. If the Company Non-Union 401(k) Plans are terminated, the Company shall provide Acquiror with evidence that the Company Non-Union 401(k) Plans have been terminated (effective no later than immediately prior to the Closing Date and contingent on the Closing) pursuant to resolutions of the Company, which such resolutions shall be provided to Acquiror at least three (3) Business Days prior to the Closing Date and shall be subject to Acquiror’s review and comment. If the Company Non-Union 401(k) Plans are terminated, Acquiror shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Acquiror or one of its Subsidiaries (the “Acquiror 401(k) Plan”) that will cover such eligible Continuing Employees who had participated in a Company Non-Union 401(k) Plan effective as of the Closing Date, provided that the Company reasonably cooperates in facilitating administrative payroll and recordkeeping matters. In connection with the termination of the Company Non-Union 401(k) Plans, Acquiror shall cause the Acquiror 401(k) Plan to accept from the Company Non-Union 401(k) Plans the “direct rollover” of the account balance (including, subject to the next sentence, the in-kind rollover of promissory notes evidencing all outstanding loans) of each Continuing Employee who participated in a Company Non-Union 401(k) Plan as of the date such plans are terminated and who elects such direct rollover in accordance with the terms of the applicable Company Non-Union 401(k) Plan and the Code. The Parties shall cooperate in good faith to work with the Company Non-Union 401(k) Plans and Acquiror 401(k) Plan recordkeepers to develop a process and procedure for effecting the in-kind direct rollover of promissory notes evidencing participant loans from the Company Non-Union 401(k) Plans to the Acquiror 401(k) Plan. In the event that a process and procedure acceptable to the Company Non-Union 401(k) Plans and Acquiror 401(k) Plan recordkeepers for effecting the in-kind rollover of loan promissory notes is agreed upon, the Parties shall take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under a Company Non-Union 401(k) Plan as of the Closing Date to continue to make scheduled loan payments to the applicable Company Non-Union 401(k) Plan after the Closing, pending the distribution and in-kind rollover of such promissory notes evidencing such loans, so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

(g) Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any Continuing Employees covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law.

(h) The Parties hereto acknowledge and agree that all provisions contained in this Section 6.4 are included for the sole benefit of the Parties hereto, and that nothing in this Section 6.4, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other person, including any current or former employees or other service providers of the Company or any Affiliate of the Company, any Continuing Employee, or any dependent or beneficiary thereof, or (B) to continued employment with Acquiror or any of its Affiliates (including, following the Effective Time, the Surviving Corporation), (ii) shall be treated as an amendment or other modification of any Company Benefit Plan or Acquiror Benefit Plan, or (iii) shall limit the right of Acquiror or its Affiliates (including, following the Effective Time, the Surviving Corporation) to amend, terminate or otherwise modify any Company Benefit Plan or Acquiror Benefit Plan.

Section 6.5 Regulatory Approvals; Efforts.

(a) Subject to the other terms of this Agreement, including Section 6.5(b) and Section 6.5(d), Parent, Acquiror, Merger Sub and the Company shall (and shall cause their respective Affiliates to, if applicable) use their respective reasonable best efforts to (i) promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to submit all notifications to and obtain all clearances, authorizations, consents, Orders and approvals of all Governmental Entities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, Orders and approvals, and (iii) provide such other information to any Governmental Entity as such Governmental Entity may reasonably request in connection herewith including responding to any Request for Additional Information or Documentary Material under the Antitrust Laws as promptly as reasonably practicable. Each Party agrees to (i) make promptly its respective filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement no later than the date which is ten (10) Business Days after the execution of this Agreement, or such other later date determined by Acquiror reasonably and in good faith (consistent with its obligations in this Section 6.5 to use reasonable best efforts to promptly obtain the required approvals of Governmental Entities) and (ii) supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act. Each Party agrees to make as promptly as practicable its respective filings and notifications (initially in draft form where customary), if any, under any other applicable Antitrust Law and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to such applicable Antitrust Law.

(b) Without limiting the generality of Parent, Acquiror, Merger Sub and the Company’s undertakings pursuant to Section 6.5(a) but subject to Section 6.5(c), Section 6.5(d) and the proviso below, Parent, Acquiror and the Company (if requested by Acquiror or Parent) shall use their respective reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law or trade regulation Law that may be asserted by any Governmental Entity so as to enable the Parties hereto to close the Merger as promptly as practicable including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; provided that, notwithstanding anything in this Agreement to the contrary, none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation contemplated in Section 6.5(a) (to the extent relating to the obligations in this Section 6.5(b)) or this Section 6.5(b) (A) that is not conditioned upon the consummation of the Merger, (B) with respect to any of Parent’s, Acquiror’s or their respective Subsidiaries operations, divisions, businesses, product lines, contracts, licenses, relationships, contractual rights or obligations, customers or assets or (C) that would result in, or would be reasonably likely to result in, the sale, divestiture or disposition of assets, properties or businesses of the Company or any of its Subsidiaries and/or the termination of any business (in any jurisdictions(s)) of the Company or any of its Subsidiaries that generated more than seven hundred fifty million dollars ($750,000,000) of annual consolidated revenues of the Company and its Subsidiaries during the twelve (12)-month period ending as of December 31, 2023 (each of clause (A), (B) or (C), a “Burdensome Condition”). In addition, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity challenging the transactions contemplated by this Agreement, each of the Parties shall, and shall cause its respective Affiliates to, in each case in accordance with and subject to Section 6.5(c) and Section 6.5(d), cooperate with each other in all respects and to use their respective reasonable best efforts to contest and defend on the merits any claim asserted in court by any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing. Acquiror shall be responsible for all filing fees and other similar fees required to be paid in connection with obtaining any consent, approval, order or authorization of, or making any declaration or filing with, any Governmental Entity in connection with the discharge of the Parties’ obligations under this Section 6.5; provided that none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not, without the prior written consent of Acquiror, take any action under this Section 6.5 that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition.

(c) Each Party shall promptly notify the other Party of any substantive communication received from, or given by such Party or any of its Affiliates to, any Governmental Entity or person relating to the matters that are the subject of this Section 6.5 and shall permit the other Party (and its advisors) to review in advance any proposed substantive communication by such Party (and its advisors or Affiliates) to any Governmental Entity and shall consider in good faith the views of the other Party in connection with any such proposed communication. None of the Parties shall, and each Party shall cause its Affiliates not to, participate in any substantive meeting or conference, whether in person or by telephone, with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate at such meeting. The Parties shall, and shall cause their Affiliates to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. The Parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Representatives or Affiliates, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. Acquiror and the Company may, as each deems advisable and necessary, (i) redact or remove references concerning the valuation of the businesses of the Company and its Subsidiaries and (ii) reasonably designate any competitively sensitive or any confidential business material provided to the other under this Section 6.5(c) as “counsel only” or, as appropriate, as “outside counsel only.” This Section 6.5(c) shall not apply with regard to Tax matters.

(d) The Parties acknowledge and agree that Acquiror shall control and direct, and the Company will cooperate reasonably, subject to applicable Law, with such direction and control, all strategy and decisions with respect to obtaining all Regulatory Approvals, including all filings (including where to file and the timing of such filings) and any withdrawals and/or refiling thereof, strategies, processes, negotiation of settlements (if any), and related proceedings contemplated by this Section 6.5, including for the avoidance of doubt the marketing or sale of any part of the Company’s, the Acquiror’s or any of their respective Affiliates’ businesses or assets; provided that Acquiror shall consult with and consider in good faith the views of the Company regarding the form and content of any such filings, withdrawals, refilings, strategies, processes, negotiations and related proceedings.

(e) Prior to the Closing, none of Parent, Acquiror, the Company or any of their respective Subsidiaries shall acquire, or agree to acquire, any businesses, assets or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay satisfaction of the conditions set forth in Section 7.1(b) or Section 7.1(c).

(f) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Acquiror and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to cause the delisting of the Company Shares, the 1.250% Senior Notes due 2025, the 0.500% Senior Notes due 2029 and the 3.750% Senior Notes due 2034 from NYSE by the Surviving Corporation as promptly as practicable after the Effective Time and the deregistration of the Company Shares and the Company Notes under the Exchange Act as promptly as practicable after such delisting.

Section 6.6 Preparation of the Proxy Statement; Company Special Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form (and shall use its reasonable best efforts to do so within thirty (30) days of the date of this Agreement). Acquiror shall cooperate with the Company in the preparation of the Proxy Statement and furnish all information concerning Parent, Acquiror and Merger Sub that is required in connection with the preparation of the Proxy Statement. The Company will respond as promptly as practicable to any comments from the SEC or the staff of the SEC. No filing of, or amendment or supplement to, the Proxy Statement, will be made by the Company without providing Acquiror and its counsel a reasonable opportunity to review and comment thereon, and the Company shall reasonably consider all such comments in good faith. The Company shall notify Acquiror as promptly as practicable of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Acquiror with copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. If, at any time prior to the Company Special Meeting (or any adjournment or postponement thereof), any information relating to Acquiror or the Company, or any of their respective Affiliates, officers or directors, is discovered by Acquiror or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company will cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comments to, or further review of, the preliminary Proxy Statement by the SEC or the staff of the SEC) (such date, the “Clearance Date”) (and in any event no later than five (5) Business Days following the Clearance Date).

(b) Subject to Section 6.3(f), the Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Special Meeting”) as promptly as practicable following the Clearance Date. The Company shall, subject to Section 6.6(c), convene the Company Special Meeting on or around the twentieth (20th) Business Day following the commencement of the mailing of the Proxy Statement to its stockholders. Except as expressly permitted by Section 6.3, the Company Board of Directors (or any committee thereof) shall not make any Adverse Recommendation Change and, unless the Company shall have made an Adverse Recommendation Change if, and to the extent, permitted by this Agreement, shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Special Meeting.

(c) The Company shall cooperate with and keep Acquiror informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its stockholders. The Company may adjourn or postpone the Company Special Meeting only (i) if, as of the time which the Company Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Special Meeting or to the extent that at such time the Company has not received proxies sufficient to allow receipt of the Company Stockholder Approval, (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined, in good faith, after consultation with the Company’s outside legal counsel, is necessary or required to be filed and disseminated under applicable Law, the Company Certificate or the Company Bylaws or (iii) with the prior written consent of Acquiror; provided, however, that any such adjournment or postponement shall be for not more than the amount of time that, in the reasonable judgment of the Company (after consultation with its outside legal counsel and after reasonably consulting with Acquiror and its outside legal counsel), is necessary to comply with applicable Law or the Company Certificate or the Company Bylaws, and, in any event, without the prior written consent of Acquiror (which shall not be unreasonably withheld, conditioned or delayed), shall not be to a date that is later than fifteen (15) Business Days after the date for which the Company Special Meeting was originally scheduled. Any additional postponements or adjournments shall be by mutual agreement of Acquiror and the Company. In no event will the record date of the Company Special Meeting be changed without Acquiror’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), unless required by applicable Law. The Company shall, at the reasonable request of Acquiror, postpone or adjourn the Company Special Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for the purposes of obtaining the Company Stockholder Approval. During any such period of adjournment or postponement, the Company and Acquiror shall each continue to comply with their respective obligations under Section 6.3 and this Section 6.6. Without the prior written consent of Acquiror, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Special Meeting.

(d) The Company shall cooperate with and keep Acquiror informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement.

Section 6.7 Takeover Statutes. The Company shall not take any action that would cause the Merger to be subject to requirements imposed by any takeover statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger, the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.

Section 6.8 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Acquiror and the Company. The Parties shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the Merger and Acquiror and the Company shall not, and shall cause their respective Affiliates not to, issue any such public announcement, statement or disclosure prior to such consultation, except as may be required by Law, by the rules and regulations of NYSE or in connection with a Company Superior Proposal or Company Takeover Proposal or Adverse Recommendation Change or any action taken pursuant thereto. Anything in this Agreement to the contrary notwithstanding, (w) each of the Company and Acquiror may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Acquiror (or made by one Party after having consulted with the other Party), (x) no public announcement or statement or other disclosure shall be made in connection with a Company Superior Proposal, a Company Takeover Proposal or an Adverse Recommendation Change or any action taken pursuant thereto unless it is made in compliance with Section 6.3, (y) the Company may make any communication to employees of the Company and its Subsidiaries, so long as such statements are not inconsistent with previous statements made jointly by the Company and Acquiror and (z) this Section 6.8 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement.

Section 6.9 Indemnification and Insurance.

(a) All rights to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses, existing as of the date hereof in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company or any of the Company’s Subsidiaries or any of their respective predecessors (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) as provided in the Company Organizational Documents (or Company Subsidiary Organizational Documents) in effect as of the date hereof or any indemnification agreements in existence as of the date hereof (and provided to Acquiror as of the date hereof), shall survive the Merger and continue in full force and effect in accordance with their terms, and the Company Organizational Documents and the Company Subsidiary Organizational Documents shall not be amended, repealed or otherwise modified for a period of six (6) years from and after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of such Company Indemnified Parties except to the extent required by applicable Law. From and after the Effective Time, Acquiror shall cause the Surviving Corporation and its Subsidiaries to comply with and honor the foregoing obligations.

(b) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including reasonable and reasonably documented attorneys’ fees), judgments, fines, losses, damages or Liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer of the Company, any of the Company’s Subsidiaries or any of their respective predecessors or, while serving as a director or officer, and pertaining to matters existing or occurring or actions or omissions taken at or prior to the Effective Time, including with respect to this Agreement and the Merger, in each case, to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents) in effect as of the date hereof, and the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, also advance reasonable and reasonably documented expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents, as applicable) in effect as of the date hereof; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and non-appealable judicial determination that such Company Indemnified Party is not entitled to indemnification under this Section 6.9 or otherwise. The Surviving Corporation shall not, and Acquiror shall cause the Surviving Corporation not to, without the prior written consent of the applicable Company Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for which such Company Indemnified Party would reasonably be expected to be entitled to and sought indemnification hereunder, unless such settlement, compromise or consent (i) does not require such Company Indemnified Party to perform any covenant or refrain from engaging in any activity and (ii) does not include any statement as to, or an admission of, fault, violation, culpability, malfeasance or nonfeasance by, or on behalf of, such Company Indemnified Party. The Surviving Corporation shall provide the applicable Company Indemnified Party with the opportunity to reasonably participate in (but not control) the defense of any matter for which such Company Indemnified Party would reasonably be expected to be entitled to and sought indemnification hereunder. Acquiror’s and the Surviving Corporation’s obligations under this Section 6.9(b) shall continue in full force and effect for the period beginning upon the Effective Time and ending six (6) years from the Effective Time; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, asserted or made within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

(c) Prior to the Effective Time, at the Company’s option, the Company shall, or, if the Company does not, Acquiror shall, cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancelable extension of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), with respect to acts or omissions occurring at or prior to the Effective Time and for a claims reporting or discovery period of at least six (6) years from and after the Effective Time; provided, however, that the Company (or the Surviving Corporation, as applicable) shall not pay an amount for the D&O Insurance in excess of three hundred percent (300%) of the aggregate annual premium currently paid by the Company for such insurance for the policy period that includes the date of this Agreement. If the D&O Insurance has been obtained by either the Company or the Surviving Corporation prior to or as of the Effective Time, Acquiror shall cause the D&O Insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company or the Surviving Corporation for any reason fails to obtain the D&O Insurance as of the Effective Time, (i) the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the directors’ and officers’ insurance and fiduciary liability insurance of the Company in place as of the date of this Agreement with the Company’s current insurance carrier(s) or with an insurance carrier(s) with the same or better credit rating as the Company’s current insurance carrier(s) with respect to such insurance and with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing such insurance as of the date of this Agreement, or (ii) Acquiror will provide, or cause the Surviving Corporation to provide, for a period of not less than six (6) years after the Effective Time, the Company Indemnified Parties who are insured under the Company’s directors’ and officers’ insurance and fiduciary liability insurance with comparable such insurance that provides coverage for acts, omissions or events occurring at or prior to the Effective Time (including in connection with the approval of this Agreement and the consummation of the Merger) from an insurance carrier(s) with the same or better credit rating as the Company’s current insurance carrier(s) for such insurance, that is no less favorable than the existing insurance of the Company as of the date of this Agreement or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Acquiror and the Surviving Corporation shall not be required to pay an aggregate annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium currently paid by the Company for such insurance for the policy period that includes the date of this Agreement; provided, further, that if the aggregate annual premium of such insurance coverage exceeds such amount, Acquiror or the Surviving Corporation shall be obligated to obtain insurance with the greatest coverage available, with respect to matters occurring at or prior to the Effective Time (including in connection with the approval of this Agreement and the consummation of the Merger), for a cost not exceeding such amount.

(d) The provisions of this Section 6.9 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents (or Company Subsidiary Organizational Documents), by Contract or otherwise. Notwithstanding anything in this Agreement to the contrary, following the Effective Time, no Party shall amend, or seek to amend, this Section 6.9 (except to the extent such amendment permits the Company to provide broader indemnification rights on a retroactive basis to the Company Indemnified Parties).

(e) In the event that the Surviving Corporation or Acquiror or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Acquiror and/or the Surviving Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns or transferees of the Surviving Corporation or Acquiror, as the case may be, expressly assume or succeed to their respective obligations set forth in this Section 6.9.

Section 6.10 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Acquiror or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Acquiror shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 6.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company (including each director and officer of the Company) to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law. The Company shall provide Acquiror with a reasonable opportunity to review any resolutions or other documents in respect of the actions described in this Section 6.11 and will implement any reasonable comments that are timely provided by Acquiror in respect thereof.

Section 6.12 Tax Matters.

(a) Each of the Company and Acquiror shall use its reasonable best efforts to obtain the Closing Tax Opinion.

(b) Immediately prior to the Closing, the Company shall execute and deliver the Company Closing Tax Opinion Representation Letter to Acquiror Tax Counsel.

(c) Immediately prior to the Closing, Acquiror shall execute and deliver the Acquiror Closing Tax Opinion Representation Letter to Acquiror Tax Counsel and, to the extent reasonably requested by the Company, Kirkland & Ellis LLP in connection with any other Tax opinion received by the Company with respect to the matters addressed in the Signing Tax Opinion and Closing Tax Opinion.

(d) The Company shall make the Section 336(e) Election prior to the due date (including extensions) for filing such election and provide Acquiror with a copy of such timely filed Section 336(e) Election; provided, however, that if the Company determines prior to filing such election that it is not beneficial to do so, the Company shall consult with Acquiror as to whether or not such election should be filed and making any determinations with respect thereto under the Tax Matters Agreement.

(e) The Company shall keep Acquiror reasonably apprised regarding any significant developments, discussions or communications (whether written or otherwise), to the extent practical, in advance of such developments, discussions or communications related to the Separation Transactions, in connection with or as part of, any Tax compliance program, audit, examination or other proceeding that could be expected to relate to a substantial amount of Taxes.

Section 6.13 Financing Cooperation.

(a) The Company shall use its reasonable best efforts, and shall cause its Subsidiaries to use their respective reasonable best efforts, to provide, and the Company and its Subsidiaries shall use their respective reasonable best efforts to cause each of their respective Representatives to provide, at Acquiror’s sole cost and expense, to Parent, Acquiror and its Affiliates all customary cooperation that may be reasonably requested by Parent or Acquiror (including reasonable requests of the Debt Financing Sources) to assist Parent, Acquiror and its Affiliates in arranging, obtaining, syndicating and consummating the Debt Financing (or any issuance, sale or offering of debt securities and/or delayed draw term loans, in each case, in lieu thereof as contemplated in the Debt Financing Commitment Letter) or any Exchange Offer (collectively, the “Financing”) (it being understood that the arrangement or receipt of any such financing is not a condition to the Merger), including:

(i) furnishing Parent, Acquiror and its Affiliates with (A) the financial statements required by paragraph 2 of Annex II to Exhibit B to the Debt Financing Commitment Letter and (B) such other customary financial and other customary information regarding the Company and its Subsidiaries as Parent, Acquiror or its Affiliates may reasonably request in connection with any Financing, including customary historical financial and other information regarding the Company reasonably necessary to permit Parent or Acquiror to prepare pro forma financial statements customary for the Financing;

(ii) reasonably assisting Parent, Acquiror, its Affiliates and the Debt Financing Sources in the preparation of customary offering and syndication materials for any Financing, including by providing customary information for due diligence purposes (including records, data or other information reasonably necessary to support any statements or statistical information relating to the Company that are included in such materials) and customary letters authorizing the distribution of information relating to the Company and its Subsidiaries to the Debt Financing Sources (it being agreed that any such authorization letter shall not include any representation, warranty or certification as to projections, pro forma statements or similar information);

(iii) reasonably cooperating with the marketing efforts for any portion of the Financing;

(iv) reasonably cooperating with legal counsel to Parent, Acquiror, its Affiliates or any Debt Financing Sources;

(v) providing customary information with respect to the Company to assist Parent or Acquiror in obtaining any corporate, securities or facility ratings from any ratings agencies, in each case, to the extent reasonably requested in writing by the Acquiror or Parent in connection with the Financing;

(vi) furnishing any documentation and other information regarding the Company and its Subsidiaries that the Debt Financing Sources reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, at least four (4) Business Days prior to the Closing Date if requested by Acquiror in writing at least ten (10) Business Days prior to the Closing Date;

(vii) causing members of senior management of the Company to participate in a reasonable number of rating agency presentations, due diligence sessions, lender meetings, “road shows” and similar sessions and meetings or conference calls with prospective lenders, financing sources, investors, rating agencies and other Debt Financing Sources, in each case, that may be reasonably requested in writing by Parent, Acquiror or its Affiliates in connection with the arrangement of the Financing during normal business hours and with reasonable advance written notice to the Company;

(viii) using reasonable best efforts to cause the Company’s independent accountants to provide reasonable and customary assistance and cooperation to Parent, Acquiror and its Affiliates in connection with any Financing, including by obtaining customary “comfort letters” in connection with any Financing and participating in a reasonable number of accounting due diligence sessions during normal business hours;

(ix) provide or cause to be provided any customary certificates, or other customary closing documents as may reasonably be requested by Parent, Acquiror or its Affiliates in connection with the Financing (provided that no obligation under any document or agreement with respect thereto will take effect until the Closing); and

(x) facilitate the execution and delivery of definitive financing documentation as may be reasonably requested by Parent, Acquiror or its Affiliates in connection with the Financing (provided that no obligation under any document or agreement with respect thereto will take effect until the Closing).

(b) Notwithstanding any other provision set forth herein or in any other agreement between Acquiror or Parent, on the one hand, and the Company, on the other hand (or their respective Affiliates), the Company agrees that Acquiror and Parent may share confidential information with respect to the businesses of the Company and its Subsidiaries with the Debt Financing Sources, and that Parent, Acquiror and such Debt Financing Sources may share such information with potential financing sources in connection with any marketing efforts for the Financing; provided, however, that the recipients of such information and any other information contemplated to be provided by Parent, Acquiror or any of its Affiliates pursuant to this Section 6.13(b) agree to customary confidentiality arrangements, including confidentiality provisions contained in customary bank books and offering memoranda. The Company, on behalf of itself and its Subsidiaries, hereby consents to the use of their logos in connection with the Financing; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company, its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.

(c) For the avoidance of doubt, the Company shall not be required to provide, or to cause its Subsidiaries or its or their respective Representatives to provide, cooperation under this Section 6.13 that unreasonably interferes with the ongoing business of the Company or any of its Subsidiaries or provide any information that the Company does not otherwise already prepare in the ordinary course of its business that would be burdensome in any material respect for the Company to prepare. Nothing in this Section 6.13 shall require the Company or its Subsidiaries to (i) bear any out-of-pocket cost or expense or pay any fee in connection with the Financing, other than to the extent contingent upon the Closing or for which the Company shall be reimbursed by Parent, Acquiror or its Affiliates, (ii) incur any liability in connection with the Financing prior to the Effective Time, (iii) enter into any binding agreement or commitment that would be effective prior to the Effective Time (other than customary authorization and representation letters or auditor engagement letters for purposes of effecting the cooperation envisioned hereunder) and that does not terminate without liability to the Company and its Subsidiaries upon termination of this Agreement, (iv) provide or prepare any financial statements (x) not contemplated by Section 4.4(b) or (y) that the Company does not otherwise prepare in the ordinary course of its business, (v) pass resolutions or consents (except those that are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) to approve or authorize the execution of the Debt Financing or any definitive documentation related thereto that would be effective prior to the Closing Date, (vi) conflict with the Company Organizational Documents or any of the Company Subsidiary Organizational Documents, (vii) take any action that would result in the contravention of, or that could result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any material Contract to which the Company or any of its Subsidiaries is party or by which it is bound or applicable Law, (viii) provide any solvency or other similar certificate of its chief financial officer or similar representative prior to the Closing Date, (ix) provide or prepare any projections or pro forma financial statements, (x) deliver or cause to be delivered any opinion of counsel in connection with the Financing or (xi) take any action that would (A) reasonably be expected to cause any natural person serving as a director, manager, partner, officer, employee, accountant, advisor, consultant, auditor, agent or other representative of the Company or any of its Subsidiaries to incur any personal liability or (B) require the Company or any of its Subsidiaries to provide access to, or disclose, information that reasonably would be expected to result in the waiver of, or otherwise jeopardize, any attorney-client, work product or other applicable privilege or protection.

(d) Acquiror shall, promptly upon written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company and its Subsidiaries and its and their respective Representatives in connection with their respective obligations under this Section 6.13 and (ii) indemnify, defend and hold harmless the Company and its Subsidiaries and their respective Representatives to the fullest extent permitted by applicable Law from and against any and all Liability suffered, sustained or incurred by, or asserted against, any of them, directly or indirectly relating to, or arising out of, this Section 6.13, the arrangement of the Financing or providing any of the information utilized in connection therewith, whether in respect of direct claims, third-party claims or otherwise, other than to the extent any of the foregoing are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from (A) the Willful Breach of the obligations of the Company, its Subsidiaries and their respective Representatives under this Section 6.13 or any fraud, intentional misrepresentation, willful misconduct, bad faith or gross negligence of the Company, its Subsidiaries or their respective Representatives or (B) material misstatements or omissions in information provided by the Company, its Subsidiaries or their respective Representatives in connection with the Financing.

Section 6.14 Treatment of Certain Company Indebtedness.

(a) The Company shall, and shall cause the Company’s Subsidiaries to, deliver all notices and take all other actions reasonably requested by Acquiror that are required to, in accordance with the terms thereof, terminate all commitments outstanding under the Company Credit Agreements, repay in full all obligations, if any, outstanding thereunder, and facilitate the release of all Liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, on the Closing Date as of the Effective Time. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company’s Subsidiaries to, use reasonable best efforts to deliver to Acquiror at least three (3) Business Days prior to the Closing Date, and shall deliver to Acquiror on or prior to the Closing Date, a customary executed payoff letter with respect to each Company Credit Agreement (the “Payoff Letters”) (and drafts reasonably in advance thereof), from the applicable agent on behalf of the persons to whom such Indebtedness is owed, which Payoff Letters together with any related release documentation shall, among other things, include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company’s Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date, be automatically released and terminated.

(b) Parent, Acquiror or any of their Affiliates may, or may request the Company to, in which case the Company shall use its reasonable best efforts to, commence as promptly as practicable following receipt of such request, one or more consent solicitations regarding certain proposed amendments to the Company Indentures (any such consent solicitation, a “Consent Solicitation”) as reasonably requested by Parent, including to eliminate, waive or amend the change of control provisions and to amend the reporting covenants in such Company Indentures.

(i) Any Consent Solicitation shall be made on such terms and conditions as determined by Acquiror subject to the reasonable approval of the Company (other than with respect to the Reserved Terms of any such Consent Solicitation which shall be determined by Acquiror in its sole discretion) and subject to the proviso to this sentence, and the Company shall waive any of the conditions relating to any Consent Solicitation to be made by the Company (other than the terms and conditions set forth in the proviso to this sentence), as applicable, as may be reasonably requested by Acquiror in writing and shall not, without the written consent of Acquiror, waive any condition to any such Consent Solicitation or make any changes to any such Consent Solicitation other than as consented to or approved by Acquiror; provided that, each such Consent Solicitation shall include the following conditions: (x) such Consent Solicitation shall not conflict with or violate any applicable Laws, (y) the proposed amendments that are the subject of such Consent Solicitation shall only become operative substantially concurrently with the Effective Time (including the obtaining by Acquiror of financing or otherwise having cash sufficient, and providing such amount to the Company, to fund any consent fees and other related fees and expenses) and (z) receipt of the requisite consents in respect of any Consent Solicitation. Subject to the foregoing, the Company shall use its reasonable best efforts to promptly make any change to the terms and conditions of any Consent Solicitation reasonably requested by Acquiror.

(ii) Provided that the requisite consents in respect of any Consent Solicitation have been received with respect to the applicable Company Notes (which may be prior to the Effective Time), the Company shall execute (or cause to be executed) a supplemental indenture to the applicable Company Indenture reflecting the terms of such Consent Solicitation, and shall use commercially reasonable efforts to cause the trustee under such Company Indenture to enter into such supplemental indenture, as the case may be; provided that the proposed amendments therein shall only become operative substantially concurrently with the Effective Time.

(c) The Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to, use its and their respective reasonable best efforts to provide all cooperation reasonably requested by Parent or Acquiror in connection with the commencement and conduct of any Consent Solicitation, or any exchange offer to exchange all or a portion of the Company Notes for securities of Parent (any exchange offer, together with any Consent Solicitation, an “Exchange Offer”), including assistance with the preparation of one or more offering memorandums, offers to purchase and consent solicitation statements, letters of transmittal and consents (if required) and press releases. Any documents (including all amendments or supplements thereto) and all mailings to the holders of the Company Notes in connection with any Consent Solicitation conducted by the Company shall be subject to the prior review of, and comment by, the Company and Acquiror and shall be reasonably acceptable in form and substance to each of them; provided that, for the avoidance of doubt, the terms and conditions of any Consent Solicitation shall be subject to Section 6.14(b) above. If at any time prior to the completion of any Exchange Offer, any information should be discovered by Acquiror or the Company that Acquiror or the Company reasonably believes should be set forth in an amendment or supplement to the documentation relating thereto, so that such documentation shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto, and an appropriate amendment or supplement prepared by Acquiror (or at the reasonable request of Acquiror, prepared by the Company) describing such information (which amendment or supplement shall be reasonably satisfactory in form and substance to Acquiror) shall be disseminated to the holders of the applicable Company Notes.

(d) At or prior to the Effective Time, Acquiror shall provide (or cause to be provided) to the Company funds in an amount equal to the consent fee payable in connection with any Consent Solicitation pursuant to this Section 6.14.

(e) Acquiror shall, promptly upon written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ and accountants’ fees, fees of the trustees for the Company Notes and their counsel, and fees of any exchange agents, solicitation agents and other agents and their counsel) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.14 and (ii) indemnify, defend and hold harmless the Company and its Subsidiaries and their respective Representatives to the fullest extent permitted by applicable Law from and against any and all Liability suffered, sustained or incurred by, or asserted against, any of them, directly or indirectly relating to, or arising out of, the transactions contemplated by this Section 6.14 and any information used in connection therewith (other than (A) information furnished by or on behalf of the Company or its Subsidiaries expressly for use in connection with any Exchange Offer contemplated by this Section 6.14 or (B) the Willful Breach of the obligations of the Company, its Subsidiaries and their respective Representatives under this Section 6.14 or any fraud, intentional misrepresentation, willful misconduct, bad faith or gross negligence of the Company, its Subsidiaries or their respective Representatives (to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction)).

Section 6.15 Transaction Litigation. In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated hereby is brought by any stockholder or other holder of any Company Securities (whether directly or on behalf of the Company or otherwise) against the Company and/or its directors or officers, the Company shall (i) promptly notify Acquiror of such litigation, (ii) keep Acquiror reasonably informed with respect to the status thereof and (iii) give Acquiror the opportunity to participate, subject to a customary joint defense agreement, in the defense or settlement of any such litigation. Notwithstanding anything to the contrary contained herein, the Company shall not settle or enter into any negotiations for full or partial settlement of any such litigation, including, in each case, any payment of fees, without the prior written consent of Acquiror (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that Acquiror shall not be obligated to consent to any settlement that does not include a full release of Acquiror and its Affiliates or that imposes equitable relief upon Acquiror or its Affiliates (including, after the Effective Time, the Company and its Subsidiaries).

Section 6.16 Obligations of Merger Sub and Surviving Corporation. Acquiror shall cause Merger Sub or the Surviving Corporation, as applicable, to perform its obligations under this Agreement, and, prior to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in, or contemplated by, this Agreement. Acquiror shall, immediately following the execution and delivery of this Agreement, deliver or cause to be delivered the irrevocable written consent of the sole member of Merger Sub approving and adopting this Agreement in accordance with the DLLCA and the organizational documents of Merger Sub.

Section 6.17 Notification of Certain Matters.

(a) Each of the Company and Acquiror shall promptly notify the other of (i) any written notice or other communication received by such Party (or any of its controlled Affiliates or, to such Party’s knowledge, any of its other Affiliates or Representatives) from any person alleging that the consent of such person is or may be required in connection with the Merger, if the failure to obtain such consent would reasonably be expected to materially affect, impede or impair the consummation of the Merger and (ii) any Legal Proceedings commenced or, to such Party’s knowledge, threatened against, the Company or Acquiror or any of their respective Affiliates, that seek to materially impede or delay the consummation of the Merger, or that make allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

(b) The Company shall promptly notify Acquiror of (i) any inaccuracy of any representation or warranty of the Company contained herein in any material respect at any time during the term hereof and (ii) any failure of the Company (or its Subsidiaries) to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.17(a) shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of the Company set forth in this Agreement or the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.

(c) Acquiror shall promptly notify the Company of (i) any inaccuracy of any representation or warranty of Acquiror or Merger Sub contained herein in any material respect at any time during the term hereof and (ii) any failure of Acquiror or Merger Sub to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.17(c) shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of Acquiror or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.

Section 6.18 Financing Obligation.

(a) Each of Acquiror and Parent shall, and shall cause their applicable Subsidiaries to, use reasonable best efforts to obtain the Financing on or prior to the Closing Date in an amount, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger and the other transactions contemplated by this Agreement, sufficient to pay the Required Amount, including by (i) complying with its obligations under the Debt Financing Commitment Letter, (ii) maintaining in effect the Debt Financing Commitment Letter or the definitive financing agreements related to the Financing (the “Definitive Agreements”) in accordance with the terms and conditions thereof, (iii) negotiating and entering into Definitive Agreements on a timely basis on terms and conditions (including any “market flex” provisions) contained in the Debt Financing Commitment Letter or such other terms and conditions as Parent may determine, so long as such other terms and conditions would not constitute a Prohibited Modification, (iv) enforcing its rights under the Debt Financing Letters or the Definitive Agreements, (v) satisfying, or causing to be satisfied (or, if applicable, obtaining waivers of), on or prior to the Closing Date all conditions applicable to Acquiror, Parent and/or their Subsidiaries contained in the Debt Financing Commitment Letter (or any Definitive Agreements), including the payment of any commitment, engagement or placement fees required as a condition to the initial funding of the Financing and (vi) otherwise taking, or causing to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper and advisable to arrange and obtain the Financing; provided that, notwithstanding anything herein to the contrary, the documentation related to the bridge loan facility contemplated by the Debt Financing Commitment Letter and the funding thereunder shall not be required unless and until necessary to obtain funds sufficient to pay the Required Amount on the Closing Date. Acquiror shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing, including, for the avoidance of doubt, notifying the Company of any reduction in the aggregate principal amount of the Debt Financing in connection with Acquiror or Parent obtaining other Financing in lieu thereof as contemplated by the Debt Financing Commitment Letter and permitted hereby and thereby. Acquiror shall give the Company prompt written notice (A) upon having knowledge of any material violation, material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any material violation, material breach or material default) by any party to the Debt Financing Commitment Letter or the Definitive Agreements or any early termination of the commitments thereunder (other than any termination in accordance with the terms thereof), (B) of any written notice or other written communication from any Debt Financing Source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Debt Financing Commitment Letter or the Definitive Agreements of any provision thereof or (C) if for any reason Acquiror has determined in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms contemplated by the Debt Financing Commitment Letter or the Definitive Agreements in an amount sufficient, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger and the other transactions contemplated by this Agreement, to pay the Required Amount. As soon as reasonably practicable, Acquiror shall provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (A) through (C) of the immediately preceding sentence.

(b) Neither of Parent nor Acquiror shall, without the prior written consent of the Company, amend, modify, supplement, waive (or otherwise grant consent under) the Debt Financing Commitment Letter (or any Definitive Agreement) or replace (including via the issuance of New Company Notes (as defined in the Debt Financing Commitment Letter as in effect on the date hereof) or the incurrence of a Qualifying Loan Facility (as defined in the Debt Financing Commitment Letter as in effect on the date hereof)) all or any portion of the commitments in respect of the Debt Financing or, if applicable, provided under the Definitive Agreements, in each case, to the extent such amendment, modification, supplement, replacement or waiver would reasonably be expected to (u) reduce the amount of the Debt Financing to an amount that would result in Acquiror having insufficient funds, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger or the other transactions contemplated by this Agreement, to pay the Required Amount, (v) otherwise adversely affect the ability of Acquiror to consummate the transactions contemplated by this Agreement on the Closing Date, including the ability to pay the Required Amount in full, (w)(i) impose new or additional conditions precedent to the initial funding of the Debt Financing other than as contemplated by the Debt Financing Commitment Letter (as in effect on the date hereof) (or the Definitive Agreements, as applicable) or (ii) otherwise modify the conditions precedent to the initial funding of the Debt Financing (as in effect on the date hereof) in a manner reasonably expected to delay, prevent or impede the funding of the Debt Financing (or satisfaction of the conditions precedent to the Debt Financing) on the Closing Date or make such funding materially less likely to occur, (x) delay in any material respect the Closing, (y) adversely affect the termination provisions of the Debt Financing Commitment Letter (or the Definitive Agreements,

as applicable) or (z) adversely affect the ability of Acquiror to enforce its rights against the other parties to the Debt Financing Commitment Letter (or the Definitive Agreements, as applicable) (clauses (u) through (z), “Prohibited Modifications”); provided, however, subject to compliance with the other provisions of Section 6.18, Parent and Acquiror may amend, modify, supplement or waive any provision of the Debt Financing Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Financing Commitment Letter as of the date hereof, in each case, as contemplated by the Debt Financing Commitment Letter on the date hereof. As soon as reasonably practicable, Acquiror will provide the Company with true, correct and complete executed copies of any amendment or supplement to, or modification of or waiver under, the Debt Financing Letters (it being agreed that copies of any fee letters may be delivered in redacted form removing only the fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic terms therein). Notwithstanding anything to the contrary in the foregoing, to the extent that the Debt Financing contemplated by the Debt Financing Commitment Letter is replaced in whole or in part by the incurrence of a Qualifying Loan Facility (as defined in the Debt Financing Commitment Letter as in effect on the date hereof), the parties hereto acknowledge and agree that the definitive documentation with respect to such Qualifying Loan Facility shall constitute Definitive Agreements and such Qualifying Loan Facility shall constitute a Debt Financing for purposes of, and shall be subject to the provisions of, this Section 6.18(b) and Section 6.18(c).

(c) If all or any portion of the Debt Financing becomes unavailable on the terms and conditions of the Debt Financing Commitment Letter (except in accordance with its terms) (including the “market flex” provisions thereof), Acquiror shall (i) notify as soon as reasonably practicable (and in any event within three (3) Business Days) the Company of such event and (ii) use its reasonable best efforts to obtain, on or prior to the Closing Date, the alternative financing from the same or alternative sources, which may include one or more of a loan financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to any portion of the Debt Financing that is and will be available and cash on hand and other sources of available funds, to pay in cash the Required Amount on terms and conditions that would not constitute a Prohibited Modification; provided that nothing contained in this Section 6.18 shall require, and in no event shall the “reasonable best efforts” of Parent, Acquiror or any of their Subsidiaries be deemed or construed to require, Parent, Acquiror or any such Subsidiary to seek or accept such alternative financing on terms materially less favorable in the aggregate than the terms and conditions described in the Debt Financing Commitment Letter (including the exercise of “market flex” provisions) as in effect on the date of this Agreement, as determined in the reasonable judgment of Acquiror. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any such alternative debt financing, and the term “Debt Financing Commitment Letter” as used in this Agreement shall be deemed to include any commitment letter entered into in respect of any such alternative debt financing.

(d) Acquiror expressly acknowledges and agrees that (i) obtaining the Debt Financing is not a condition to the Closing and (ii) notwithstanding anything contained in this Agreement to the contrary, Acquiror’s obligations hereunder are not conditioned in any manner upon Acquiror obtaining the Debt Financing, or any other financing.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by each of the Company and Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Legal Prohibition. No Order by any Governmental Entity of competent jurisdiction shall have been entered and shall continue to be in effect, and no Law shall have been adopted or be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger (any of the foregoing, a “Legal Restraint”).

(c) Regulatory Approval. (i) The waiting period (and any extension thereof, including any timing agreement entered into with the relevant Governmental Entity) applicable to the Merger under the HSR Act shall have expired or been terminated; and (ii) all other clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on Section 7.1(c) of the Company Disclosure Schedule (collectively, “Regulatory Approvals”), shall have been obtained, or are deemed obtained, or the respective authority concluded in writing that the transactions contemplated hereby are not subject to its jurisdiction.

Section 7.2 Conditions to Obligations of Acquiror and Merger Sub. The respective obligations of Acquiror and Merger Sub to effect the Merger shall be subject to the fulfillment (or waiver by Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Article IV (other than in the Company Fundamental Representations, Section 4.2(a) (Capital Stock) and Section 4.12(b) (Absence of Certain Changes or Events)) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) the Company Fundamental Representations shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; (iii) Section 4.2(a) (Capital Stock) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies and (iv) Section 4.12(b) (Absence of Certain Changes or Events) shall be true and correct at and as of the date of this Agreement; provided that, in the case of clauses (i), (ii) and (iii) above, representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii) and (iii) above, as applicable) only as of such date or period.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all covenants required by the Agreement to be performed or complied with by it prior to the Closing.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement that is continuing.

(d) Closing Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e) Burdensome Condition. (i) No Burdensome Condition shall be a condition to receipt of any Regulatory Approval, (ii) there shall not be in effect at or upon the Closing any Order or Law resulting, individually or in the aggregate, in a Burdensome Condition and (iii) no Regulatory Approval shall contain, include or impose any Burdensome Condition.

(f) Closing Tax Opinion. Acquiror shall have received the opinion of Acquiror Tax Counsel, addressed to Acquiror and dated as of the Closing Date, in form and substance reasonably satisfactory to Acquiror, to the effect that, based upon the Closing Tax Opinion Representation Letters and any other facts, assumptions and representations set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for U.S. federal income Tax purposes, the Merger contemplated by this Agreement will not affect the qualification of (i) the Contribution and Distribution as a transaction qualifying for non-recognition of gain or loss to the Company pursuant to Sections 368, 355 and 361 of the Code, and (ii) the Distribution as a transaction qualifying for non-recognition of income, gain, or loss to the Company’s stockholders pursuant to Section 355 of the Code, except to the extent of cash received in lieu of fractional shares (the “Closing Tax Opinion”). Notwithstanding the foregoing, this Section 7.2(f) shall not apply (and will not be a condition to the obligations of Acquiror and Merger Sub to effect the Merger) if Acquiror Tax Counsel determines that it cannot render the Closing Tax Opinion, for reasons other than as a result of material changes in (x) Law or (y) facts, as set forth in either the Company Signing Tax Opinion Representation Letter or the Acquiror Signing Tax Opinion Representation Letter, since the date hereof.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Acquiror set forth in (i) Article V (other than in Section 5.1 (Organization) and Section 5.2 (Corporate Authority Relative to this Agreement; No Violation) (other than Section 5.2(c)(ii))) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Acquiror Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect and (ii) Section 5.1 (Organization) and Section 5.2 (Corporate Authority Relative to this Agreement; No Violation) (other than Section 5.2(c)(ii)) shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i) and (ii), as applicable) only as of such date or period.

(b) Performance of Obligations of Acquiror and Merger Sub. Each of Acquiror and Merger Sub shall have performed or complied with in all material respects all covenants required by the Agreement to be performed or complied with by it prior to the Closing.

(c) Closing Certificate. Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination or Abandonment. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, as follows:

(a) by the mutual written consent of the Company and Acquiror;

(b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or prior to August 13, 2025 (the “Outside Date”); provided that if on August 13, 2025 all of the conditions to Closing, other than the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(e) (in each case, as it relates to an Antitrust Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended by six (6) months (and all references to the Outside Date herein shall be as so extended); provided, further, that if on such extended Outside Date all of the conditions to Closing, other than the conditions set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(e) (in each case, as it relates to an Antitrust Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date will again be extended by six (6) months (and all references to the Outside Date herein shall be as so extended); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party if the failure of the Closing to have occurred on or before the Outside Date was primarily due to the failure of such Party to perform any of its obligations under this Agreement (which failure constitutes a material breach of this Agreement);

(c) by either the Company or Acquiror if, prior to the Effective Time, any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal the Merger or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have complied in all material respects with its obligations under Section 6.5 to contest, appeal and remove such Legal Restraint; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such Party to perform any of its obligations under this Agreement (which failure constitutes a material breach of this Agreement);

(d) by either the Company or Acquiror, if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting (or any adjournment or postponement thereof) at which a vote was taken on the matter;

(e) by the Company if (i) Acquiror or Merger Sub has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the conditions in Section 7.3(a) or Section 7.3(b) not being satisfied and (ii) which breach, failure to perform or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days following written notice from the Company to Acquiror; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(e) shall not be available to the Company if it is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.2(a) or Section 7.2(b) not being satisfied);

(f) by Acquiror (i) if the Company has breached any representation, warranty, covenant or other agreement contained in this Agreement (other than an intentional and material breach of Section 6.3), which breach would result in the conditions in Section 7.2(a) or Section 7.2(b) not being satisfied and (ii) which breach, failure to perform or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days following written notice from Acquiror to the Company; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(f) shall not be available to the Acquiror if it is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.3(a) or Section 7.3(b) not being satisfied);

(g) by the Company, prior to receipt of the Company Stockholder Approval, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal to the extent permitted by and subject to the terms of Section 6.3(f) so long as the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with, and as a condition to the effectiveness of, such termination; or

(h) by Acquiror, (i) at any time following an Adverse Recommendation Change or (ii) if the Company shall have intentionally and materially breached Section 6.3; provided that Acquiror’s right to terminate this Agreement pursuant to this Section 8.1(h) shall expire upon receipt of the Company Stockholder Approval.

The Party seeking to terminate this Agreement pursuant to this Section 8.1 shall give written notice of such termination to the other Parties in accordance with Section 9.7, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except that the Confidentiality Agreement, the Clean Room Agreement and the provisions of this Section 8.2, Section 8.3 and Article IX shall survive any termination), and there shall be no other Liability on the part of the Company, on the one hand, or Acquiror or Merger Sub, on the other hand, to the other except (a) as provided in Section 8.3 or (b) Liability arising out of or resulting from fraud or any Willful Breach of any provision of this Agreement occurring prior to termination (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity, including for the avoidance of doubt, in the case of the Company, damages based on the loss of premium offered to each holder of Company Common Stock, which the Company shall be entitled to retain).

Section 8.3 Termination Fees and Remedies.

(a) If (i) (A) Acquiror or the Company terminates this Agreement pursuant to Section 8.1(b) and the Company Stockholder Approval shall not have been obtained, (B) Acquiror or the Company terminates this Agreement pursuant to Section 8.1(d) or (C) Acquiror terminates this Agreement pursuant to Section 8.1(f) (or this Agreement is terminated under any other provision of Section 8.1, and at such time could have been terminated as described in clause (A), (B) or (C)), (ii) a Company Takeover Proposal shall have been made or publicly made known after the date of this Agreement and not, as applicable, (x) in the case of a Company Takeover Proposal that has not been publicly made known after the date of this Agreement, withdrawn in writing in good faith (with a copy of such written withdrawal having been delivered to Acquiror), or (y) in the case of a proposal made known publicly, publicly withdrawn, in each case ((x) and (y)), prior to such termination (in the case of a termination pursuant to Section 8.1(b) or Section 8.1(f)) or the later of the Company Special Meeting and any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(d)) and (iii) at any time on or prior to the first (1st) anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Company Takeover Proposal (provided that references in the definition of “Company Takeover Proposal” to twenty percent (20%) shall be deemed to be fifty percent (50%)) with any person (a “Company Takeover Transaction”), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, upon the earlier of entering into such definitive agreement with respect to any Company Takeover Transaction and the consummation of any Company Takeover Transaction.

(b) If Acquiror terminates this Agreement pursuant to Section 8.1(h), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, within three (3) Business Days after such termination.

(c) If this Agreement is terminated by the Company pursuant to Section 8.1(g), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, prior to or concurrently with, and as a condition to the effectiveness of, such termination.

(d) “Termination Fee” shall mean a cash amount equal to eight hundred million dollars ($800,000,000). Anything to the contrary in this Agreement notwithstanding, if the Termination Fee shall become due and payable in accordance with this Section 8.3, from and after such termination and payment of the Termination Fee in full pursuant to and in accordance with this Section 8.3, the Company shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.3 except in the case of fraud or Willful Breach and Acquiror agrees, on behalf of itself and its Affiliates and their respective Representatives, that, following payment by the Company to Acquiror of the Termination Fee, no person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, any of the transactions contemplated hereby or any matter forming the basis of this Agreement’s termination, except in each case for fraud or Willful Breach. In no event shall Acquiror or its designee be entitled to more than one (1) payment of the Termination Fee in connection with a termination of this Agreement pursuant to which such Termination Fee is payable.

(e) If this Agreement is terminated by (i) either Acquiror or the Company pursuant to Section 8.1(b) and at the time of such termination any of the conditions to the Closing set forth in Section 7.1(c), Section 7.1(b) (solely as a result of a Legal Restraint in respect of an Antitrust Law issued or entered after the date of this Agreement) or Section 7.2(e) shall not have been fulfilled (or waived to the extent permissible under applicable Law) but all other conditions to the Closing set forth in Article VII either have been waived or fulfilled or would be fulfilled if the Closing were to occur on such date or (ii) either Acquiror or the Company pursuant to Section 8.1(c) (solely as a result of a final and non-appealable Legal Restraint in respect of an Antitrust Law issued or entered after the date of this

Agreement), the Company shall become entitled to a cash amount equal to one billion two hundred fifty million dollars ($1,250,000,000), which shall be paid, or caused to be paid, by Acquiror to the Company or its designee, by wire transfer (to an account designated by the Company) in immediately available funds, within three (3) Business Days after the applicable termination (“Reverse Termination Fee”).

(f) Anything to the contrary in this Agreement notwithstanding, if the Reverse Termination Fee shall become due in accordance with this Section 8.3, from and after such termination and payment of the Reverse Termination Fee in full pursuant to and in accordance with this Section 8.3, none of Parent, Acquiror or Merger Sub shall have any further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.3, except in the case of fraud or Willful Breach and the Company agrees, on behalf of itself and its Affiliates and their respective Representatives, that, following payment by Acquiror to the Company of the Reverse Termination Fee, no person shall be entitled to bring or maintain any Legal Proceeding against Acquiror or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, any of the transactions contemplated hereby or any matter forming the basis of this Agreement’s termination, except in each case for fraud or Willful Breach. In no event shall the Company or its designee be entitled to more than one (1) payment of the Reverse Termination Fee in connection with a termination of this Agreement pursuant to which such Reverse Termination Fee is payable.

(g) Each of the Parties hereto acknowledges that the payment of the Termination Fee or the Reverse Termination Fee, as applicable, is not intended to be a penalty, but rather is a reasonable amount that will compensate the other Party in the circumstances in which the Termination Fee or Reverse Termination Fee, as applicable, is due and payable, and which do not involve fraud or Willful Breach of this Agreement, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Each of the Company and Acquiror acknowledges that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the other Party would not enter into this Agreement. Accordingly, if a Party fails to pay in a timely manner any amount due pursuant to this Section 8.3, then (i) such Party shall reimburse the payee Party or its designee for all reasonable costs and expenses (including reasonable disbursements and fees of outside legal counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced with respect thereto and (ii) such Party shall pay to the payee Party or its designee interest on such amount from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2.00%).

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time (including, for the avoidance of doubt, Section 6.9 (Indemnification and Insurance)).

Section 9.2 Expenses. Except as set forth in Section 6.5(b), Section 6.13, Section 6.14 and Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.4 Governing Law. This Agreement, and all claims or causes of action (whether at law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 9.5 Jurisdiction; Specific Enforcement.

(a) Each of the Parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, including the Merger, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, including the Merger, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.7 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, including the Merger.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the courts designated in Section 9.5(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 8.3. Nothing contained in this Section 9.5(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement.

Section 9.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY

IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent if sent by email to the Party to be notified (with notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

If to Acquiror, Parent or Merger Sub, to:

c/o Mars, Incorporated

6885 Elm Street

McLean, VA, 22101

Attention: Peter Seka, General Counsel, Corporate Development

Email:    [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Attention: Howard Ellin

Neil Stronski

June Dipchand

Email:    [***]

If to the Company, to:

Kellanova

One Kellogg Square

Battle Creek, MI 49017

Attention: Todd Haigh,

Senior Vice President, Chief

Legal Officer

Email:    [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Eric Schiele

Allison Wein

Emily Lichtenheld

Email:    [***]

or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Parties; provided that each of Merger Sub and Acquiror may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent upon prior written notice to the Company, but no such assignment shall relieve Parent, Acquiror or Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void.

Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the Confidentiality Agreement and the Clean Room Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the Parties hereto. Notwithstanding anything in this Agreement to the contrary, the Parties hereto acknowledge and agree that the Company Disclosure Schedule is not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL, but shall have the effects provided in this Agreement.

Section 9.11 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Acquiror, and Merger Sub; provided that, without the further approval of the stockholders of the Company and the sole member of Merger Sub, no such amendment or waiver shall be made or given after the Company Stockholder Approval that requires the approval of the stockholders of the Company or the sole member of Merger Sub under the DGCL or DLLCA, as applicable, unless the required further approval is obtained. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Acquiror and Merger Sub, on the other hand, may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Acquiror or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Acquiror and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 No Third-Party Beneficiaries. Except for (a) the right of the Company Indemnified Parties to enforce the provisions of Section 6.9 (Indemnification and Insurance), (b) at and after the Effective Time, the rights of the holders of shares of Company Common Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement and any dividends or other distributions declared in accordance with the terms of Section 6.1 with a record date prior to the Effective Time to which holders of shares of Company Common Stock as of such record date become entitled and that remain unpaid as of the Effective Time, (c) at and after the Effective Time, the rights of the holders of Company Options, Company Restricted Stock Units, Company Deferred Stock Units and Company Performance Stock Units to receive the payments contemplated by the applicable provisions of Section 3.3, in each case in accordance with the terms and conditions of this Agreement and (d) the rights of the Debt Financing Sources contemplated by Section 9.16, each of Acquiror, Merger Sub and the Company agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 9.14 Interpretation.

(a) It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Company Disclosure Schedule is or is not material for purposes of this Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 9.15 Guaranty.

(a) Parent, in order to induce the Company to execute and deliver this Agreement, hereby absolutely, unconditionally and irrevocably guarantees, as principal and not merely as surety (the “Guaranty”), to the Company, the Surviving Corporation and their successors and assigns, with respect to each and every covenant, agreement and other obligation of Acquiror and Merger Sub, including the due, punctual and full payment and performance of Acquiror’s and Merger Sub’s (including their permitted designees’ and assigns’) obligations hereunder when due (and including, for the avoidance of doubt, in connection with any breach of any of Acquiror’s and Merger Sub’s representations, warranties or covenants herein) (the “Guaranteed Obligations ”), subject to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder. Any breach or nonperformance of any such obligations of Acquiror or Merger Sub (or any of their successors or assigns) shall also be deemed to be a default of Parent. So long as this Section 9.15 is in effect, Parent shall not exercise any right or remedy arising by reason of its performance of the Guaranty (subject to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder), whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary described in Section 9.13 of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.

(b) This Guaranty is a guarantee of payment and performance, and not of collection, and Parent acknowledges and agrees that this Guaranty is full and unconditional, and no release or extinguishment of Acquiror’s and/or Merger Sub’s and/or their respective designees’ or assigns’ Liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this Guaranty. Parent hereby waives (i) any right to require the Company, as a condition of payment or performance by Parent of any obligations of Acquiror or Merger Sub hereunder, to proceed against Acquiror or Merger Sub or pursue any other remedy whatsoever in the event that Acquiror or Merger Sub fails to perform its obligations hereunder or that any other action be taken or not taken as a condition to Parent’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Parent, and (ii) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties. If and whenever Acquiror or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Parent shall, subject to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company, the Surviving Corporation, their successors and assigns and any third party beneficiary as such person would have received if the Guaranteed Obligations had been duly performed and satisfied by Acquiror and Merger Sub.

(c) Parent represents and warrants to the Company that (i) Parent is a Delaware corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority necessary to execute and deliver this Guaranty and to perform its obligations hereunder, (ii) the execution, delivery and performance by Parent of this Guaranty have been approved by all requisite corporate action and, assuming the due authorization, execution and delivery of this Agreement by the Company, the execution and delivery of this Guaranty by Parent constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, (iii) no other action on the part of Parent or any holder of capital stock of, or other equity or voting interest in, Parent is necessary to authorize the execution, delivery and performance by Parent of this Guaranty, (iv) Parent will have as of the Closing available funds sufficient to perform its obligations under this Section 9.15. Except for the representations and warranties of Parent expressly set forth in this Section 9.15(c) and of Acquiror and Merger Sub expressly set forth in Article V, or in a certificate delivered pursuant to this Agreement, none of Parent, Acquiror, Merger Sub or any other person on behalf of Parent, Acquiror or Merger Sub makes any express or implied representation or warranty with respect to Parent, Acquiror, Merger Sub or with respect to any other information provided to the Company or any of its Affiliates in connection with the transactions contemplated hereby.

(d) Without limiting in any way the foregoing Guaranty, but subject in all respects to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder, Parent agrees to cause, and to take all actions to enable, Acquiror and Merger Sub to adhere to each provision of the Agreement which requires an act or omission on the part of Acquiror or Merger Sub or any of their respective Affiliates to cause or enable Acquiror and Merger Sub to comply with their respective obligations under this Agreement.

(e) This Guaranty is to be a continuing guaranty and accordingly is to remain in force until all Guaranteed Obligations have been performed or satisfied. This Guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment and performance in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Acquiror or Merger Sub has under the specific terms of this Agreement.

(f) As a separate and independent stipulation, Parent acknowledges, confirms and agrees that any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Acquiror or Merger Sub by reason of any legal limitation, disability or incapacity on or of Acquiror or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from Parent as though the same had been incurred by Parent and Parent was the sole or principal obligor in respect of that Guaranteed Obligation. Without limiting the generality of the foregoing, (i) Parent hereby waives: (A) notice of acceptance of this Guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; and (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (ii) the liability of Parent under this Agreement and the Guaranty shall be irrevocable and enforceable irrespective of (subject to any and all limitations on Acquiror’s and Merger Sub’s covenants, agreements and other obligations hereunder): (A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary to exercise, in whole or in part, any right or remedy held by such person with respect to the Guaranteed Obligations unless and to the extent Parent is actually and materially prejudiced by such failure, omission, delay, waiver, or refusal; and (D) any change in the existence, structure, or ownership of Parent, Acquiror or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding.

(g) Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative or stockholders of Parent, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Legal Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative or stockholders of Parent under this Section 9.15 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Parent is agreeing to enter into this Section 9.15 in reliance on the provisions set forth in this Section 9.15(g) and that this

Section 9.15(g) shall survive the termination of this Agreement. For the avoidance of doubt, in no event shall the potential liability of Parent in connection with this Agreement or the transactions contemplated hereby exceed that of Acquiror in connection with this Agreement or the Merger and the transaction contemplated hereby.

(h) The provisions of Section 9.1 (No Survival), Section 9.2 (Expenses), Section 9.3 (Counterparts; Effectiveness), Section 9.4 (Governing Law), Section 9.5 (Jurisdiction; Specific Enforcement), Section 9.6 (Waiver of Jury Trial), Section 9.7 (Notices), Section 9.8 (Assignment; Binding Effect), Section 9.9 (Severability), Section 9.10 (Entire Agreement), Section 9.11 (Amendments; Waivers), Section 9.12 (Headings), Section 9.13 (No Third-Party Beneficiaries), Section 9.14 (Interpretation) and Section 9.16 (Financing Parties) of this Agreement will be deemed to be applicable to this Section 9.15, and for the purposes of such Sections, Parent shall be considered a “Party”.

Section 9.16 Financing Parties. Notwithstanding anything in this Agreement to the contrary, each of the Parties to this Agreement, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, suit, litigation, cross-claim or third-party claim or any proceeding, whether in law or in equity, whether in contract or in tort or otherwise against any Debt Financing Source, arising out of or relating to, this Agreement, the Financing or any of the agreements (including the Debt Financing Letters and definitive debt financing agreements) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the United States District Court for the Southern District of New York sitting in the County of New York, New York (and appellate courts thereof) or if such court does not have subject matter jurisdiction, the Supreme Court of the State of New York, County of New York, and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, and irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in such courts, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such person in any such proceeding shall be effective if notice is given in accordance with Section 9.7, (d) agrees that notwithstanding anything to the contrary contained herein, none of the Company, any of its Affiliates or any of their respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives shall have any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, the Financing, the Debt Financing Letters, any definitive debt financing agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, (e) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE FINANCING, THE DEBT FINANCING LETTERS, ANY DEFINITIVE DEBT FINANCING AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER and (f) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 9.16 (and such provisions (and the definitions used in such provisions (as used in such provisions)) shall not be amended, modified, waived or terminated in any respect that is adverse in any material respect to the Debt Financing Sources without the prior written consent of the applicable Debt Financing Sources (and any such amendment, modification, waiver or termination without such prior written consent shall be null and void)). This Section 9.16 shall not limit the rights of the parties to the Financing under the Debt Financing Letters or other definitive debt financing agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

KELLANOVA

By:	/s/ Steve Cahillane
Name: Steve Cahillane
Title: Chairman, President and Chief Executive Officer

ACQUIROR 10VB8, LLC

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christophe Roux
Title: Authorized Signatory

MERGER SUB 10VB8, LLC

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christophe Roux
Title: Authorized Signatory

MARS, INCORPORATED
(solely for the purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15)

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christophe Roux
Title: Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KELLANOVA

FIRST: The name of the Corporation is Kellanova (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of capital stock, consisting of 10,000 shares of common stock, each having a par value of $0.01 per share.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”).

(b) The directors shall have concurrent power with the stockholders to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

(c) The number of directors constituting the Board of Directors shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

SIXTH: The following provisions of this Article SIXTH shall apply with respect to matters arising prior to or on [•], 2024, whether asserted or claimed prior to, at or after such date, and shall continue in effect for such matters until [•], 2030:

(a) No person who is or was at any time a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (iv) for any transaction from which the director or officer derived an improper personal benefit, (v) for any action by or in the right of the Corporation, in the case of officers only, or (vi) for any act or omission occurring prior to the date this Article becomes effective.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation existing at the time of such repeal or modification shall not adversely affect any right or protection of a director or officer of the Corporation.

(c) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, where the basis of such proceeding is an alleged action or omission in an official capacity as such, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (d) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”).

(d) If a claim under paragraph (c) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

(e) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any director, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such or at the request of the Corporation, to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SEVENTH: The following provisions of this Article SEVENTH shall apply with respect to matters arising after [•], 2024:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director or officer for any transaction from which the director or officer derived an improper personal benefit; (iv) a director under Section 174 of the DGCL; or (v) an officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this Article SEVENTH shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, repeal or elimination. All references in this Article SEVENTH to an “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

Exhibit B

AMENDED AND RESTATED

BYLAWS

OF

KELLANOVA

A Delaware Corporation

Effective [•], 2024

AMENDED AND RESTATED BYLAWS

OF

KELLANOVA

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, Count of Newcastle.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.

Section 5. Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders, to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 4 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 4 of this Article II hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 11 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

Section 6. Quorum. Unless otherwise required by the DGCL or other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Amended and Restated Bylaws (these “Bylaws”), or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document (meaning (a) any tangible medium on which information is inscribed, and includes handwritten, typed, printed or similar instruments, and copies of such instruments; and (b) an electronic transmission) authorizing another person or persons to act for such stockholder as proxy.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii) The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228(d) of the DGCL. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 9 of this Article II within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9 of this Article II.

Section 10. List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 11 of this Article II.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 10 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if there shall be one, or in his or her absence, or there shall not be a Chairman of the Board of Directors or in his or her absence, the President. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman of the Board of Directors or the President is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. The number of directors may be determined thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation, or these Bylaws.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of this Article III shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 10 of this Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;

or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. Any officer may be removed, with or without cause, at any time by the Board of Directors.

Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5. President. The President shall, subject to the oversight and control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The

President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any

Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. The Corporation shall not have power to issue a certificate in bearer form.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’ electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 1 of this Article VI without obtaining the consent required by the second sentence of this Section 1 of this Article VI. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 2. Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section  3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification Provisions with Respect to Historic Matters. The following provisions of this Section 1 of this Article VIII shall apply with respect to matters arising prior to or on [•], 2024, whether asserted or claimed prior to, at or after such date, and shall continue in effect for such matters until [•], 2030:

(a) Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative (i) is or was a director or officer of the Corporation or (ii) is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such Proceeding is an alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 1(b) of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 1(a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that if the DGCL requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses under this Section 1(a) or otherwise (hereinafter an “Undertaking”).

(b) Right of Indemnitee to Bring Suit. If a claim under Section 1(a) of this Article VIII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i), any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section 1(b) or otherwise, shall be on the Corporation.

(c) Non-Exclusivity of Rights; Reliance. The rights to indemnification and to the Advancement of Expenses conferred in this Section 1 (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, the Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. The rights of an indemnitee to indemnification, advancement of expenses or otherwise under this Section 1 shall vest at the time such person is elected or appointed a director, officer, trustee, employee or agent, and no amendment, modification, alteration or repeal of this Section shall affect the rights of any indemnitee or his or her successors whose rights previously vested prior to the time of any such amendment modification, alternation or repeal without such person’s written consent.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trustor other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) Other Indemnification. The Corporation may, to the extent authorized from time-to-time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any director, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such, or at the request of the Corporation, to the fullest extent of the provisions of this Section 1 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Section 2. Indemnification Provisions with Respect to Future Matters. The following provisions of this Section 2 of this Article VIII shall apply with respect to matters arising after [•], 2024.

(a) Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 2(c) of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b) Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 2(c) of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Authorization of Indemnification. Any indemnification under this Section 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2(a) of this Article VIII or Section 2(b) of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d) Good Faith Defined. For purposes of any determination under Section 2(c) of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 2(d) of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 2(a) of this Article VIII or Section 2(b) of this Article VIII, as the case may be.

(e) Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 2(c) of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 2(a) of this Article VIII or Section 2(b) of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2(a) of this Article VIII or Section 2(b) of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 2(c) of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 2(e) of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(f) Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 2 of this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(g) Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 2 of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 2(a) of this Article VIII and Section 2(b) of this Article VIII shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred. The provisions of this Section 2 of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 2(a) of this Article VIII or Section 2(b) of this Article VIII but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 2 of this Article VIII.

(i) Certain Definitions. For purposes of this Section 2 of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 2 of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Section 2 of this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Section 2 of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 2 of this Article VIII.

(j) Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 2 of this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) Limitation on Indemnification. Notwithstanding anything contained in this Section 2 of this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 2(e) of this Article VIII), the Corporation shall not be obligated to, under this Section 2 of this Article VIII, indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

(l) Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Section 2 of this Article VIII to directors and officers of the Corporation.

ARTICLE IX

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Section 1. Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of Section 1 of this Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in Section 1 of this Article IX with respect to any current or future actions or claims.

ARTICLE X

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Section 2. Entire Board of Directors. As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of: [•], 2024

Annex B

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August 13, 2024, among Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), and the W.K. Kellogg Foundation Trust, a Michigan charitable trust for the sole benefit of the W.K. Kellogg Foundation (the “Foundation”) (“Stockholder”), a stockholder of Kellanova, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, the Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of public common stock of the Company, par value $0.25 (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Merger Sub 10VB8, LLC, a Delaware limited liability company and direct or indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), Mars, Incorporated, a Delaware corporation (for the purposes of specific sections only), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Special Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Company Takeover Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:

(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement; and

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement (clauses (a) through (d) of this Section 1.01, the “Required Votes”); provided that, notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement if such amendment (i) decreases the Merger Consideration, changes the form of the Merger Consideration or otherwise adversely affects the consideration payable to the holders of Company Common Stock, (ii) other than as contemplated by the Merger Agreement (as it exists on the date of this Agreement) including Section 7.1(c) of the Company Disclosure Schedule thereto, imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Merger Consideration to the Company’s stockholders or (iii) extends the Outside Date beyond the latest date to which the Merger Agreement (as it exists on the date of this Agreement) contemplates extension of the Outside Date (each such amendment, an “Adverse Amendment”).

(e) For the avoidance of doubt, except as expressly set forth in this Section 1.01, Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02 Solicitation. Stockholder further agrees that, until the termination of this Agreement, Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (b) subject to Section 5.15, initiate a stockholders’ vote with respect to a Company Takeover Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Takeover Proposal; provided that nothing herein (including Section 4.04) shall prohibit Stockholder or any of its Representatives from participating at the Company’s direction in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with any Company Takeover Proposal in the event that the Company becomes, and only while the Company is, permitted to take such actions pursuant to Section 6.3(c) or Section 6.3(f) of the Merger Agreement with respect to such Company Takeover Proposal.

Section 1.03 Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of its obligations set forth in Section 1.01 with respect to the Required Votes (and Stockholder shall give prompt written notice of such failure in accordance with Section 5.04 and, in any event, before the closing of the voting at the Company Special Meeting with sufficient time to allow Acquiror to exercise its rights under this Section 1.03), then Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, if it becomes effective, and except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(d) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Acquiror that:

Section 2.01 Authorization.

(a) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any further consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the creation of any Lien upon the Company Shares.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares), other than under the terms of the trust agreement of Stockholder.

Section 2.05 Ownership. As of the date hereof, Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A. Stockholder is a trust that, together with the Foundation, is the sole beneficial owner and has and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof or as provided in Section 4.02(c) (“Exempt Transfers”), will have at all times through the receipt of the Company Stockholder Approval such beneficial ownership, free and clear of all Liens (other than Permitted Liens (as defined below)). (a) Stockholder has and, other than in connection with Exempt Transfers, will have at all times through the receipt of the Company Stockholder Approval sole voting power (including the right to control such vote as contemplated herein) and sole power of disposition with respect to such Company Shares (and any New Company Shares), and sole power to issue instructions with respect to the matters set forth in Article 1 hereof and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts, Liens imposed pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, Liens imposed pursuant to the terms of a Rule 10b5-1 Trading Plan (as defined below) in effect as of the date of this Agreement or Liens imposed under the terms of any trust in effect as of the date of this Agreement (but none of the terms of any such trust or Lien will impede, restrict, delay or preclude performance by Stockholder of, or compliance by such Stockholder with, its obligations under this Agreement) (collectively, “Permitted Liens”)), (b) no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares as it relates to the matters covered by this Agreement, and (c) Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder, other than as provided in Section 4.02(c).

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission that would be payable by any Person other than Stockholder.

Section 2.07 Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to Stockholder that:

Section 3.01 Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Company Shares. Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Notwithstanding the foregoing, this Section 4.02 shall not apply to Transfers of Company Shares by Stockholder executed pursuant to the terms of a Rule 10b5-1 Trading Plan that is in existence as of the date of this Agreement and which has been made available to Acquiror prior to the date of this Agreement and which is attached hereto as Exhibit B.

(d) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(e) A “Permitted Transferee” means, with respect to Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only Stockholder and his or her family members (including the persons named in clause (ii)) (if Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), (v) if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and (vii) in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02. A “Rule 10b5-1 Trading Plan” means any written plan that meets the requirements of Rule 10b5-1 under the Exchange Act.

Section 4.03 Additional Company Shares. Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04 No Solicitation. Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 6.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take certain actions set forth in Section 6.3 of the Merger Agreement with respect to a Company Takeover Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05 Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement;

provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and its legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02 Further Assurances. Acquiror and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the entering into of any Adverse Amendment, (iii) the mutual written consent of Acquiror and Stockholder and (iv) the receipt of the Company Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any Willful Breach (with respect to this Agreement) prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with the terms of Section 9.7 of the Merger Agreement: to Acquiror or the Company in accordance with Section 9.7 of the Merger Agreement or to Stockholder at its address set forth in Exhibit A attached hereto, with a copy (which shall not constitute notice) to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10003, Attn: John A. Kupiec and Kyle A. Harris, Email: [***] and [***] (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of Acquiror and Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto (a) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the actions contemplated hereby, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (c) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any actions contemplated by this Agreement in any court other than any such Chosen Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action (“Legal Proceeding”) arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses in accordance with Section 5.04 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the actions contemplated hereby.

Section 5.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board of Directors has approved the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12 Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13 No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15 Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.

Section 5.16 No Liability. Stockholder (in its capacity as a stockholder of the Company) shall be not liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.

Section 5.17 Trust Acknowledgement. The parties hereto acknowledge and agree that Stockholder owns the Company Shares (and will own any New Company Shares) in trust for the benefit of its sole beneficiary, the Foundation.

Section 5.18 No Other Representations. Acquiror and Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Section 2 and Section 3 of this Agreement, neither Acquiror nor Stockholder makes, has made, or shall be deemed to have made, any representation or warranty in connection with this Agreement. Acquiror and Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Section 2 or Section 3, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACQUIROR 10VB8, LLC

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christophe Roux
Title: Authorized Signatory

TRUSTEES OF THE W.K. KELLOGG FOUNDATION TRUST

By: THE NORTHERN TRUST COMPANY, as corporate trustee

By:	/s/ Marina Jaudenes
Name: Marina Jaudenes
Title: Sr. Vice President

By:	/s/ La June Montgomery Tabron
Name: La June Montgomery Tabron, as Co-Trustee
Title: Co-Trustee

By:	/s/ Steven A. Cahillane
Name: Steven A. Cahillane, as Co-Trustee
Title: Co-Trustee

By:	/s/ Richard M. Tsoumas
Name: Richard M. Tsoumas, as Co- Trustee
Title: Co-Trustee

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Information

Stockholder	Company Shares	Notice Address
W.K. Kellogg Foundation Trust	50,830,838	[***]

Exhibit B

10b5-1 Plan Information

[***]

Annex C

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August 13, 2024 (the “Effective Date”), among (i) Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), (ii) each of (a) Gund Family Twelfth Investment Partnership, a New Jersey general partnership, (b) Gund Family Thirteenth Investment Partnership, a New Jersey general partnership, (c) G. Zachary Gund Article III, LLC, a Massachusetts limited liability company, (d) GCG Investments, LLC, a Massachusetts limited liability company, (e) Dionis Trust by and through the trustees of Dionis Trust, solely in their capacities as such, and (f) the Marital Trust for Gordon Gund by and through the trustees of the Marital Trust for Gordon Gund, solely in their capacities as such (each of (a) through (f), a “Stockholder,” and, collectively, the “Stockholders”), in such Stockholder’s capacity as a stockholder of Kellanova, a Delaware corporation (the “Company”).

WHEREAS, as of the date hereof, each Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of public common stock of the Company, par value $0.25 per share (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Merger Sub 10VB8, LLC, a Delaware limited liability company and direct or indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), Mars, Incorporated, a Delaware corporation (for the purposes of specific sections only), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, each Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested each Stockholder, and such Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by such Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, each Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Special Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Company Takeover Proposal or

any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by such Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by such Stockholder:

(a) with respect to each meeting at which a vote of such Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by such Stockholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.01, the “Required Votes”).

Section 1.02 Solicitation. Without limiting the generality of Section 5.15, such Stockholder further agrees that, until the termination of this Agreement, such Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (b) initiate a stockholders’ vote with respect to a Company Takeover Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Takeover Proposal.

Section 1.03 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted by such Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. By entering into this Agreement, such Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as such Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by such Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by such Stockholder pursuant to this Section 1.03, except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Stockholder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder, severally and not jointly, represents and warrants to Acquiror that:

Section 2.01 Authorization.

(a) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by such Stockholder of his, her or its covenants and obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder (to the extent such Stockholder is not a natural person), and no additional proceedings or actions on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by such Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of such Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Stockholder or (iii) result in the creation of any Lien upon the Company Shares.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of such Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, such Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares).

Section 2.05 Ownership. As of the date hereof, each Stockholder, severally and not jointly, represents and warrants as to such Stockholder that (a) such Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite such Stockholder’s name on Exhibit A and Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times through the Closing) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares, and (c) such Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by such Stockholder.

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of such Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.

Section 2.07 Acknowledgement. Each Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to each Stockholder that:

Section 3.01 Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by any Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees, severally and not jointly, that:

Section 4.01 No Proxies for or Encumbrances on Company Shares. Such Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent such Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, such Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of such Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, such Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of such Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to any Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder (if such Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) (if such Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if such Stockholder is a natural person), (v) if such Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and (vii) in the event that such Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03 Additional Company Shares. Such Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by such Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04 No Solicitation. Such Stockholder hereby agrees that, during the term of this Agreement, such Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 6.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, without limiting the generality of Section 5.15 hereof, to the extent the Company is permitted to take certain actions set forth in Section 6.3 of the Merger Agreement with respect to a Company Takeover Proposal, such Stockholder in his or her capacity as an officer or director of the Company, if such Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05 Disclosure. Such Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of such Stockholder’s identity and ownership, this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that Acquiror shall (with respect to any of its disclosures) give such Stockholder and his legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, such Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, such Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Such Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02 Further Assurances. Acquiror and each Stockholder agrees to each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) any amendment of (or waiver with respect to) the Merger Agreement (as in effect as of the Effective Date) that has the effect of reducing the per share Merger Consideration, (iii) the mutual written consent of Acquiror and each Stockholder and (iv) the receipt of the Company Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of each Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiror in accordance with Section 9.7 of the Merger Agreement and to any Stockholder at its address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice). Each Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of any Stockholder set forth in this Agreement that would prevent or delay the performance by such Stockholder of its obligations under this Agreement in any material respect.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of law principles. Each of Acquiror and each Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto (a) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the actions contemplated hereby, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (c) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any actions contemplated by this Agreement in any court other than any such Chosen Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action (“Legal Proceeding”) arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses in accordance with Section 5.04 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the actions contemplated hereby.

Section 5.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO OR IN

CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by any Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, such Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12 Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13 No Third-Party Beneficiaries. Each of Acquiror and each Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by each Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to each Stockholder, and the Acquiror shall not have any authority to direct such Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15 Capacity. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by such Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict any Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising such Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACQUIROR 10VB8, LLC

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christopher
Title: Authorized Signatory

STOCKHOLDERS:

GUND FAMILY TWELFTH INVESTMENT PARTNERSHIP

By:	/s/ G. Zachary Gund
G. Zachary Gund, Manager

By:	/s/ Grant A. Gund
Grant A. Gund, Manager

GUND FAMILY THIRTEENTH INVESTMENT PARTNERSHIP

By:	/s/ G. Zachary Gund
G. Zachary Gund, Manager

By:	/s/ Grant A. Gund
Grant A. Gund, Manager

G. ZACHARY GUND ARTICLE III, LLC

By:	/s/ G. Zachary Gund
G. Zachary Gund, Manager

GCG INVESTMENTS, LLC

By:	/s/ G. Zachary Gund
G. Zachary Gund, Manager

[Signature Page to Voting Agreement]

STOCKHOLDERS (cont.):

DIONIS TRUST:

/s/ Gordon Gund
Gordon Gund, solely in his capacity as Trustee of the Dionis Trust

/s/ Grant A. Gund
Grant A. Gund, solely in his capacity as Trustee of the Dionis Trust

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the Dionis Trust

MARITAL TRUST FOR GORDON GUND:

/s/ Gordon Gund
Gordon Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

/s/ Grant A. Gund
Grant A. Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

/s/ G. Zachary Gund
G. Zachary Gund, solely in his capacity as Trustee of the Marital Trust for Gordon Gund

/s/ Alison Glover
Alison Glover, solely in her capacity as Trustee of the Marital Trust for Gordon Gund

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Information

Stockholder	Company Shares	Notice Address
Gund Family Twelfth Partnership	334,000	[***]
Gund Family Thirteenth Partnership	1,075,000	[***]
G. Zachary Gund Article III, LLC	34,296	[***]
GCG Investments, LLC	9,200	[***]
Dionis Trust	181,869	[***]
The Marital Trust for Gordon Gund	10,000	[***]

TOTAL	1,644,365

Annex D

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August 13, 2024 (the “Effective Date”), among Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), and KeyBank National Association solely in its capacity as Trustee of the trusts set forth in Exhibit A and not in its individual corporate capacity (“Stockholder”), a stockholder of Kellanova, a Delaware corporation (the “Company”). Despite any provision to the contrary, any Stockholder representations and assertions under this Voting Agreement shall be construed to solely refer to a stockholder that is a trustee bound to a trustee/beneficiary relationship and not a stockholder that is a corporation or individual.

WHEREAS, as of the date hereof, the Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of public common stock of the Company, par value $0.25 per share (“Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Merger Sub 10VB8, LLC, a Delaware limited liability company and direct or indirect, wholly owned subsidiary of Acquiror (“Merger Sub”), Mars, Incorporated, a Delaware corporation (for the purposes of specific sections only), and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Stockholder has determined to vote in favor of the Merger and the other transactions contemplated in the Merger Agreement and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, Acquiror has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all Company Shares, now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.03, Stockholder shall (x) appear at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Special Meeting) of the stockholders of the Company concerning proposals related to the Merger, Merger Agreement, any Company Takeover Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by Stockholder:

(a) with respect to each meeting at which a vote of Stockholder on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Stockholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e) of this Section 1.01, the “Required Votes”).

Section 1.02 Solicitation. Without limiting the generality of Section 5.15, Stockholder further agrees that, until the termination of this Agreement, Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal to approve the Merger Agreement and the Merger or any Company Takeover Proposal, (b) initiate a stockholders’ vote with respect to a Company Takeover Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Takeover Proposal.

Section 1.03 Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Company Shares owned (whether beneficially or of record) by it as of the date of this Agreement. By entering into this Agreement, Stockholder hereby irrevocably grants to, and appoints, Acquiror and any designee of Acquiror (determined in Acquiror’s sole discretion) as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.03) any Company Shares owned (whether beneficially or of record) by Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.03, except upon the termination of this Agreement in accordance with Section 5.03, is irrevocable and is granted in consideration of the Acquiror entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.03, to vote its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The parties agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Acquiror that:

Section 2.01 Authorization.

(a) Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Stockholder, the performance by Stockholder of his, her or its covenants and obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Stockholder (to the extent Stockholder is not a natural person), and no additional proceedings or actions on the part of Stockholder are necessary to authorize the execution and delivery of this Agreement, the performance by Stockholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the creation of any Lien upon the Company Shares.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of Stockholder, threatened against Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Acquiror of its rights under this Agreement or the ability of Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) deposited any of his, her or its Company Shares into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares).

Section 2.05 Ownership. As of the date hereof, (a) Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite Stockholder’s name on Exhibit A. Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times through the Closing) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, under the Company’s organizational documents, customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts or Liens listed on Exhibit B (collectively, “Permitted Liens”)), (b) no person other than Stockholder has any right to direct or approve the voting or disposition of any of the Company Shares, and (c) Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by Stockholder.

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement.

Section 2.07 Acknowledgement. Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

Acquiror represents and warrants to Stockholder that:

Section 3.01 Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror has been duly authorized by all necessary corporate action on the part of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Acquiror, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by Acquiror of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Acquiror or (iii) result in the creation of any Lien upon any of the properties or assets of Acquiror.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Acquiror, threatened against Acquiror or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Stockholder of its rights under this Agreement or the ability of Acquiror to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Company Shares. Stockholder shall not, without the prior written consent of Acquiror, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares in a voting trust, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Stockholder from voting the Company Shares owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.03, except as consented to in advance in writing by Acquiror, Stockholder agrees not to, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Company Shares or any New Company Shares, other than to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Company Shares or New Company Shares; provided, that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides Acquiror with the ability to enforce the obligations of Stockholder and the Permitted Transferee with respect to the Company Shares, including causing such Company Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Acquiror pursuant to Section 5.04.

(b) From and after the date of this Agreement through the term of this Agreement, Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any Company Shares or any certificate or uncertificated interest representing any of Stockholder’s Company Shares, except as permitted by, and in accordance with, this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Stockholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Stockholder (if Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only the beneficiaries identified in the trusts listed in Exhibit A and his or her family members (including the persons named in clause (ii)) (if Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Stockholder is a natural person), (v) if Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, (vii) in the event that Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement and (viii) any trust resulting from the trust division, split, merger or modification of the trusts identified in Exhibit A. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03 Additional Company Shares. Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that Stockholder purchases or with respect to which Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as the Company Shares currently owned by Stockholder (it being understood, for the avoidance of doubt, that any such

New Company Shares shall be subject to the terms of this Agreement as though owned by Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 4.04 No Solicitation. Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 6.3 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, without limiting the generality of Section 5.15 hereof, to the extent the Company is permitted to take certain actions set forth in Section 6.3 of the Merger Agreement with respect to a Company Takeover Proposal, Stockholder in his or her capacity as an officer or director of the Company, if Stockholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement.

Section 4.05 Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Acquiror and the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Stockholder’s identity and ownership, this Agreement and the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that Acquiror shall (with respect to any of its disclosures) give Stockholder and his legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby). As promptly as practicable after obtaining actual knowledge thereof, Stockholder shall notify the Acquiror and the Company of any required corrections with respect to such information previously supplied by Stockholder to Acquiror or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Company Shares or New Company Shares.

Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibits are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) provisions shall apply, when appropriate, to successive events and transactions; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; and (xv) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02 Further Assurances. Acquiror and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement and by the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) any amendment of (or waiver with respect to) the Merger Agreement (as in effect as of the Effective Date) that has the effect of reducing the per share Merger Consideration, (iii) an Adverse Recommendation Change, (iv) the mutual written consent of Acquiror and Stockholder and (v) the receipt of the Company Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Section 5.02) shall survive any termination of this Agreement. The representations, warranties and covenants of Stockholder contained herein shall not survive the termination of this Agreement.

Section 5.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to Acquiror in accordance with Section 9.7 of the Merger

Agreement and to Stockholder at its address set forth in Exhibit A attached hereto (or at such other address for a party as shall be specified by like notice). Stockholder shall be required to give Acquiror prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Stockholder set forth in this Agreement that would prevent or delay the performance by Stockholder of its obligations under this Agreement in any material respect.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Acquiror may transfer or assign its rights and obligations to any Affiliate of Acquiror.

Section 5.07 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflicts of law principles. Each of Acquiror and Stockholder agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto (a) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any of the actions contemplated hereby, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (c) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any actions contemplated by this Agreement in any court other than any such Chosen Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action (“Legal Proceeding”) arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses in accordance with Section 5.04 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the actions contemplated hereby.

Section 5.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 5.07.

Section 5.09 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance. The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Stockholder, on the one hand, or Acquiror, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Stockholder, on the one hand, and Acquiror, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

Section 5.12 Entire Agreement. This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.13 No Third-Party Beneficiaries. Each of Acquiror and Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.03) and to remedies hereunder.

Section 5.14 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to Stockholder, and the Acquiror shall not have any authority to direct Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 5.15 Capacity. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by Stockholder in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Stockholder, in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ACQUIROR 10VB8, LLC

By:	/s/ Peter Seka
Name: Peter Seka
Title: Authorized Signatory

By:	/s/ Jean-Christophe Roux
Name: Jean-Christophe Roux
Title: Authorized Signatory

KeyBank National Association solely in its capacity as Trustee of the trusts set forth in Exhibit A and not in its individual corporate capacity

By:	/s/ William Nottage
Name: William Nottage
Title: Family Wealth Office Director; SVP

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Information

Stockholder	Company Shares	Notice Address
KeyBank National Association, Successor Trustee u/a/w George Gund fbo George Gund III #7 dated 12-31-40	1,497,000	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund A dated 12-31-40	285,674	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund B dated 12-31-40	285,674	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund C dated 12-31-40	285,674	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Agnes Gund #8 Fund D dated 12-31-40	285,674	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Gordon Gund #9 dated 12-31-40	8,550,633	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Graham De C Gund #10 dated 12-31-40	3,989,289	[***]
KeyBank National Association, Successor Trustee u/a/w George Gund fbo Geoffrey De C Gund #11 dated 6-8-42	3,147,450	[***]
KeyBank National Association, Trustee u/a/w Agnes Gund #3 dated 11-21-68	250	[***]

TOTAL:	18,327,318

Exhibit B

Permitted Liens

[***]

Annex E

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

August 13, 2024

Board of Directors

Kellanova

412 N Wells Street

Chicago, IL 60654

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Mars, Incorporated (“Parent”), 10VB8, LLC, (“Acquiror”) and their respective affiliates) of the outstanding shares of common stock, par value $0.25 per share (the “Shares”), of Kellanova (the “Company”) of the $83.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 13, 2024 (the “Agreement”), by and among Parent, Acquiror, Merger Sub 10VB8, LLC, a wholly owned subsidiary of Acquiror, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, affiliates of W.K. Kellogg Foundation Trust (“Kellogg Foundation”), a significant shareholder of the Company, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to the Company in the spin-off of WK Kellogg Co. (“SpinCo”) completed on October 2, 2023 (the “Spin-Off”). We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Kellogg Foundation and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended January 1, 2022; the registration statement on Form 10, as amended, of SpinCo in connection with the Spin-Off; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain

Board of Directors

Kellanova

August 13, 2024

internal financial analyses and forecasts for the Company prepared by management of the Company, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the food industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent, Acquiror and their respective affiliates) of Shares, as of the date hereof, of the $83.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $83.50 in cash per Share to be paid to the holders (other than Parent, Acquiror and their respective affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Acquiror, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Acquiror or Parent or the ability of the Company, Acquiror or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Board of Directors

Kellanova

August 13, 2024

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $83.50 in cash per Share to be paid to the holders (other than Parent, Acquiror and their respective affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Annex F

August 13, 2024

The Board of Directors

Kellanova

412 North Wells Street

Chicago, IL 60654

Dear Members of the Board:

We understand that Kellanova, a Delaware corporation (“Company”), Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the purposes of Section 6.2(b), Section 6.5, Section 6.18 and Section 9.15 of the Agreement (as defined below), Mars, Incorporated, a Delaware corporation (“Parent”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Acquiror will acquire Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into Company and each issued and outstanding share of the common stock, par value $0.25 per share, of Company (“Company Common Stock”), other than shares of Company Common Stock (i) owned or held in treasury by Company, (ii) owned by any direct or indirect wholly owned subsidiary of Company or by Parent or any of its subsidiaries (including Acquiror and its subsidiaries) and (iii) held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive in cash $83.50 (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated August 13, 2024, of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to Company;

(iii)	Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company;

(iv)	Held discussions with members of the senior management of Company with respect to the business and prospects of Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or concerning the solvency or fair value of Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of Company, that they have been

The Board of Directors

Kellanova

August 13, 2024

reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We further note that volatility in the credit, commodities and financial markets may have an effect on Company or the Transaction and we are not expressing an opinion as to the effects of such volatility on Company or the Transaction. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction, including, without limitation, the Voting Agreements (as defined in the Agreement). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frčres & Co. LLC (“Lazard”) is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to Parent, for which we have received compensation, including, during the past two years, having advised Parent with respect to its acquisitions of Cerba Vet, SYNLAB Vet, and Heska. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

The Board of Directors

Kellanova

August 13, 2024

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By
Adam Taetle
Managing Director

KELLANOVA 412 N. WELLS STREET CHICAGO, IL 60654 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/K2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56776-S97062 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KELLANOVA The Board of Directors recommends a vote FOR Proposal 1. 1. The Merger Proposal – To adopt and approve the Agreement and Plan of Merger, dated as of August 13, 2024 (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Kellanova, a Delaware corporation (“Kellanova”), Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the limited purposes set forth therein, Mars, Incorporated, a Delaware corporation, pursuant to which, among other things, Merger Sub will merge with and into Kellanova, with Kellanova surviving as a wholly owned subsidiary of Acquiror (the “Merger”). The Board of Directors recommends a vote FOR Proposal 2. 2. The Advisory Compensation Proposal – To approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to Kellanova’s named executive officers that is based on or otherwise relates to the Merger. The Board of Directors recommends a vote FOR Proposal 3. 3. The Adjournment Proposal – To approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies if a quorum is not present or there are not sufficient votes cast at the special meeting to approve the Merger Proposal. NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

KELLANOVA INFORMATION ABOUT ATTENDING THE SPECIAL MEETING OF SHAREOWNERS You are cordially invited to attend the Special Meeting of Shareowners of Kellanova (“Special Meeting”) to be held on November 1, 2024 at Noon (Central Time). The Special Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2024SM. There will not be an option to attend the meeting in person. Attendance at the Special Meeting will be limited to Shareowners only. You are entitled to participate in the Special Meeting if you were a Shareowner as of the close of business on September 24, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/K2024SM (the “Special Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote the shares and submit your questions during the Special Meeting by following the instructions available on the Special Meeting Website during the meeting. If you do not have access to the internet and are interested in attending, please contact Kellanova Investor Relations at (269) 961-2800 or you can also call (844) 986-0822 (US) or (303) 562-9302 (International). IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREOWNERS TO BE HELD ON NOVEMBER 1, 2024: The Notice of the Special Meeting and the Proxy Statement are available at https://investor.kellanova.com. V56777-S97062 KELLANOVA PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREOWNERS, NOVEMBER 1, 2024 The undersigned appoints Steve Cahillane and Todd Haigh, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareowners of Kellanova to be held on November 1, 2024 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellanova as the undersigned would be entitled to vote if in attendance, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” proposals 1, 2 and 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof. IMPORTANT – This Proxy is continued and must be signed and dated on the reverse side.